As filed with the Securities and Exchange Commission on November 26, 2003
Registration No. 333-110266
333-110266-01
333-110266-02
333-110266-03
333-110266-04
333-110266-05
333-110266-06
333-110266-07
333-110266-08

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EaglePicher Incorporated

and the Guarantors Listed on
Schedule A
(Exact names of registrants as specified in their charters)

Ohio	3711	31-026870
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

11201 N. Tatum Blvd., Suite 110

Phoenix, Arizona 85028
(602) 652-9600
(Address, including zip code, and telephone number, including area code, of each of the registrants’ principal executive offices)

David G. Krall, Esq.

Senior Vice President and General Counsel
EaglePicher Incorporated
11201 N. Tatum Blvd., Suite 110
Phoenix, Arizona 85028
(602) 652-9600
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Christopher D. Johnson, Esq.
Squire, Sanders & Dempsey L.L.P.
40 North Central Avenue, Suite 2700
Phoenix, Arizona 85004-4498
(602) 528-4000

    Approximate date of commencement of proposed exchange offer: As soon as practicable after the effective date of this registration statement.

    If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Note(1)	Price(1)	Registration Fee

9 3/4% Senior Notes due 2013	$250,000,000	100%	$250,000,000	$20,225.00

Guarantees of the 9 3/4% Senior Notes due 2013	$250,000,000	N/A	N/A	(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act.

(2)	No additional registration fee is due for guarantees pursuant to Rule 457(n) under the Securities Act.

SCHEDULE A

GUARANTORS

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.

State or Other
	Jurisdiction of	I.R.S. Employer
	Incorporation or	Identification
Name of Registrant	Organization	Number

EaglePicher Holdings, Inc.	Delaware	13-3989553
Carpenter Enterprises Limited	Michigan	38-2752092
Daisy Parts, Inc.	Michigan	38-1406772
Eagle-Picher Far East, Inc.	Delaware	31-1235685
EaglePicher Filtration & Minerals, Inc.	Nevada	31-1188662
EaglePicher Technologies, LLC	Delaware	31-1587660
EaglePicher Automotive, Inc.	Michigan	38-0946293
EaglePicher Pharmaceutical Services, LLC.	Delaware	74-3071334

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 26, 2003

PROSPECTUS

EaglePicher Incorporated

Offer to Exchange

$250,000,000 principal amount of our outstanding 9 3/4% Senior Notes due 2013 for new 9 3/4% Senior Notes due 2013

       We are offering to exchange all of our outstanding 9 3/4% Senior Notes due 2013, or the “outstanding notes,” for new 9 3/4% Senior Notes due 2013, or the “exchange notes.” The exchange notes are substantially identical to the outstanding notes, except that the exchange notes will not bear any legend restricting their transfer. The exchange notes will represent the same debt as the outstanding notes, and we will issue the exchange notes under the same indenture.

      The exchange notes will be fully guaranteed by our parent, EaglePicher Holdings, Inc. In addition, the exchange notes will be guaranteed by substantially all of our domestic subsidiaries. If we cannot make scheduled payments on the exchange notes, the guarantors will be required to make them for us. The exchange notes and the guarantees will rank equal in right of payment to our current and future senior debt, but will be effectively subordinated to all of our and our guarantors’ senior secured indebtedness to the extent of the value of the assets securing such indebtedness, and will rank senior in right of payment to our current and future subordinated debt.

      The principal features of the exchange offer are as follows:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2003, unless extended.

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer.

•	You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

•	The exchange of outstanding notes for exchange notes pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	There is no existing public market for the exchange notes and we do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

      Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.

      Investing in the exchange notes involves risks similar to those associated with the outstanding notes. See “Risk Factors” beginning on page 9.

       Neither the U.S. Securities and Exchange Commission nor any other federal or state agency has approved or disapproved of these securities to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2003.

WHERE YOU CAN FIND MORE INFORMATION
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
RISK FACTORS
THE EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
SELECTED HISTORICAL FINANCIAL DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION
BUSINESS
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF CERTAIN INDEBTEDNESS AND PREFERRED STOCK
DESCRIPTION OF THE NOTES
MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
INDEX TO FINANCIAL STATEMENTS
SIGNATURES
EXHIBIT INDEX
EX-5.2

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the exchange offer registration statement is declared effective, we will make this prospectus available to any broker-dealer for use in connection with any such resale as discussed under the heading “Plan of Distribution.”

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which it relates, nor does this prospectus constitute an offer to sell or a solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

Where You Can Find More Information	ii
Disclosure Regarding Forward-Looking Statements	ii
Prospectus Summary	1
Risk Factors	9
The Exchange Offer	17
Use of Proceeds	25
Capitalization	26
Selected Historical Financial Data	27
Management’s Discussion and Analysis of Financial Condition and Results of Operation	29
Business	60
Management	74
Principal Stockholders	81
Description of Certain Indebtedness and Preferred Stock	83
Description of Notes	85
Material United States Federal Tax Considerations	123
Plan of Distribution	124
Legal Matters	125
Experts	125
Index to Financial Statements	F-1

      In this prospectus, unless the context requires otherwise,

•	“Parent” refers to EaglePicher Holdings, Inc.

•	“Company,” “We,” “Us,” and “Our” refer to EaglePicher Incorporated and its subsidiaries; and

•	“Outstanding notes” refers to the 9 3/4% Senior Notes due 2013, of which $250 million principal amount were originally issued on August 7, 2003. “Exchange notes” refers to the 9 3/4% Senior Notes due 2013 offered pursuant to this prospectus. We sometimes refer to the outstanding notes and the exchange notes collectively as the “note or notes.”

i

WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the U.S. Securities and Exchange Commission, or the “SEC,” a registration statement on Form S-4, the “exchange offer registration statement,” which term encompasses all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act of 1933, as amended, and the rules and regulations thereunder, which we refer to collectively as the Securities Act, covering the exchange notes being offered. This prospectus does not contain all the information in the exchange offer registration statement. For further information with respect to our parent, the company and its subsidiaries and the exchange offer, reference is made to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits.

      The indenture governing the outstanding notes provides that we will furnish or make available to the holders of the notes copies of the periodic reports required to be filed by us or our parent with the SEC under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, which we refer to collectively as the Exchange Act. Even if neither we nor our parent is subject to the periodic reporting and informational requirements of the Exchange Act, we or our parent will make such filings to the extent that such filings are accepted by the SEC. From time to time, we will also furnish or make available such other information as is required to be contained in Form 8-K promulgated by the Exchange Act. If the filing of such information is not accepted by the SEC or is prohibited by the Exchange Act, we will then provide promptly upon written request copies of such reports to prospective purchasers of the notes.

      You may read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

      You may request a copy of these filings, at no cost, by writing or telephoning us at EaglePicher Incorporated, 11201 N. Tatum Blvd., Suite 110, Phoenix, AZ 85028, (602) 652-9000, Attention: Investor Relations. You may also obtain copies of these filings, at no cost, by accessing our website at http://www.eaglepicher.com; however, the information found on our website is not considered part of this prospectus. To obtain timely delivery of any copies of filings requested, please write or telephone no later than December      , 2003, five days prior to the expiration of the exchange offer.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      Certain of the matters discussed in this prospectus may constitute forward-looking statements. Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these terms or other comparable words, or by discussions of strategy, plans or intentions. Statements in this prospectus which are not historical facts are forward-looking statements. Without limiting the generality of the preceding statement, all statements in this prospectus concerning or relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. Such forward-looking statements are necessarily estimates reflecting our judgment based upon current information and involve a number of risks and uncertainties. Other factors may affect the accuracy of these forward-looking statements and our actual results may differ materially from the results anticipated in these forward-looking statements. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include, but are not limited to, those factors or conditions described under “Risk Factors” and general conditions in the economy and capital markets.

ii

PROSPECTUS SUMMARY

      This summary highlights selected information about us and the exchange notes offered by this prospectus. This summary is not complete and does not contain all of the information that is important to you. To understand the offer of the exchange notes fully and for a more complete description of the legal terms of the exchange notes, you should carefully read this entire prospectus, especially the risks discussed under the heading “Risk Factors.”

The Exchange Offer

Notes offered	$250,000,000 aggregate principal amount of new 9 3/4% Senior Notes due 2013, all of which will have been registered under the Securities Act.

The terms of the exchange notes offered in the exchange offer are substantially identical to those of the outstanding notes, except that certain transfer restrictions, registration rights and liquidated damages provisions relating to the outstanding notes do not apply to the registered exchange notes.

Outstanding notes	$250,000,000 aggregate principal amount of 9 3/4% Senior Notes due 2013.

The exchange offer	We are offering to issue registered exchange notes in exchange for a like principal amount and like denomination of our outstanding notes. We are offering to issue these registered exchange notes to satisfy our obligations under a registration rights agreement that we entered into with the initial purchasers of the outstanding notes when we sold the outstanding notes in a transaction that was exempt from the registration requirements of the Securities Act. You may tender your outstanding notes for exchange by following the procedures described under the heading “The Exchange Offer.”

Tenders; Expiration date; Withdrawal	The exchange offer will expire at 5:00 p.m., New York City time, on December , 2003, which is days after the commencement of the exchange offer, unless we extend it. If you decide to exchange your outstanding notes for the exchange notes, you must acknowledge you are not engaging in, and do not intend to engage in, a distribution of the exchange notes. You may withdraw any outstanding notes that you tender for exchange at any time prior to the expiration of the exchange offer. If we decide for any reason not to accept any outstanding notes you have tendered for exchange, those outstanding notes will be returned to you without cost promptly after the expiration or termination of the exchange offer, as described in more detail under the heading “The Exchange Offer — Terms of the Exchange Offer.”

Conditions to the exchange offer	The exchange offer is subject to customary conditions, some of which we may waive.

U.S. federal income tax considerations	Your exchange of outstanding notes for exchange notes to be issued in the exchange offer will not result in any gain or loss to you for U.S. federal income tax purposes.

Use of proceeds	We will not receive any cash proceeds from the exchange offer.

Exchange agent	Wells Fargo Bank, National Association.

Consequences of failure to exchange your outstanding notes	Outstanding notes that are not tendered or that are tendered but not accepted will continue to be subject to the restrictions on transfer that are described in the legend on those notes. In general, you may offer to sell your outstanding notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. If you do not participate in the exchange offer, the liquidity of your outstanding notes could be adversely affected.

Consequences of exchanging your outstanding notes	Based on interpretations of the staff of the SEC, we believe that you may offer for resale, resell or otherwise transfer the exchange notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

• acquire the exchange notes issued in the exchange offer in the ordinary course of your business;

• are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

• are not an “affiliate” of our company as defined in Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for outstanding notes which it acquired through market-making or other trading activities, must acknowledge that it will deliver a prospectus when it resells or transfers any exchange notes issued in the exchange offer as described in more detail under the heading “Plan of Distribution.”

The Exchange Notes

      The terms of the exchange notes we are issuing in this exchange offer and the outstanding notes are identical in all material respects, except the exchange notes offered in the exchange offer:

•	will have been registered under the Securities Act;

•	will not contain transfer restrictions and registration rights that relate to the outstanding notes; and

•	will not contain provisions relating to the payment of liquidated damages to be made to the holders of the outstanding notes under circumstances related to the timing of the exchange offer.

      A brief description of the materials terms of the exchange notes follows:

Issuer	EaglePicher Incorporated

Securities Offered	$250,000,000 aggregate principal amount of 9 3/4% Senior Notes due 2013.

Maturity Date	September 1, 2013.

Interest Rate and Payment Dates	The exchange notes will accrue interest from the date of their issuance at the rate of 9 3/4% per year. Interest on the exchange notes will be payable semi-annually in arrears on each March 1 and September 1, commencing on March 1, 2004.

Optional Redemption	We may redeem the exchange notes, in whole or in part, at any time on or after September 1, 2008 at a redemption price equal to 100% of the principal amount thereof plus a premium declining ratably to par, plus accrued and unpaid interest, if any.

In addition, prior to September 1, 2006, we may redeem up to 35% of the aggregate principal amount of the exchange notes with the proceeds of qualified equity offerings at a redemption price equal to 109.75 % of the principal amount, plus accrued and unpaid interest, if any.

Change of Control	If we experience a change of control, we may be required to offer to purchase the exchange notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

Ranking; Guarantees	The exchange notes will be our senior unsecured obligations. The exchange notes will be guaranteed on a senior unsecured basis by our parent and substantially all of our domestic subsidiaries.

The exchange notes and the guarantees will rank equally with all of our and the guarantors’ existing and future senior unsecured debt, but will be effectively subordinated to all of our and the guarantors’ senior secured indebtedness to the extent of the value of the assets securing that indebtedness.

The exchange notes and the guarantees will rank senior to all of our and the guarantors’ debt that is expressly subordinated to the exchange notes and the guarantees.

Restrictive Covenants	The indenture governing the exchange notes will contain covenants that will limit our ability and the ability of our restricted subsidiaries to, among other things:

• incur additional indebtedness;

• make certain restricted payments;

• pay dividends, make other distributions or repurchase or redeem our stock or our parent’s stock;

• make investments;

• sell assets;

• incur liens;

• issue capital stock of restricted subsidiaries;

• enter into agreements restricting our subsidiaries’ ability to pay dividends;

• enter into sale/leaseback transactions;

• enter into transactions with affiliates; and

• consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described in more detail under the heading “Description of the Notes.”

Absence of a Public Market	The exchange notes are a new issue of securities and there is currently no established public market for them. If issued, the exchange notes will generally be freely transferable but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers have advised us that they currently intend to make a market for the exchange notes as permitted by applicable laws and regulations. However, they are not obligated to do so and may discontinue any such market making activities at any time without notice.

The Company

      We are a diversified manufacturer of advanced technology and industrial products that are used in the automotive, defense, aerospace, environmental testing, medical implant devices, pharmaceutical services, nuclear energy and food and beverage industries, in addition to other industrial arenas. Our long history of innovation in technology and engineering has helped us become a leader in certain markets in which we compete. Headquartered in Phoenix, Arizona, we have domestic operations throughout the United States and international operations in Mexico, Germany, Canada and Asia.

      Our business consists of three operating segments: the Automotive Segment, the Technologies Segment and the Filtration and Minerals Segment.

•	Our Automotive Segment is operated under two separate business units, the Hillsdale division and the Wolverine division. The Hillsdale division produces noise, vibration and harshness (“NVH”) dampers for engine crankshafts and drivelines, driveline yokes, flanges, transmission and engine pumps, automatic transmission filtration products, chassis corners and knuckle assemblies and other precision machined components. The Wolverine division produces rubber-coated materials and gaskets for automotive and non-automotive applications.

•	Our Technologies Segment develops and commercializes advanced power systems for defense, aerospace and commercial applications; produces boron isotopes for nuclear radiation containment; supplies ultra-clean scientific containers for pharmaceutical and environmental testing; and provides contract pharmaceutical services.

•	Our Filtration and Minerals Segment mines, processes and markets diatomaceous earth for use as a filtration aid, absorbent, performance additive and soil amendment.

      We generated $668.1 million of net sales for the fiscal year ended November 30, 2002 and $504.9 million of net sales in the first nine months of fiscal 2003. Our Automotive Segment, Technologies Segment and Filtration and Minerals Segment generated approximately 63%, 25% and 12% of our net sales, respectively, for the fiscal year ended November 30, 2002.

      For further information with respect to our business and products, we refer you to the “Business” section of this prospectus.

Business Strategy

      A key component of implementing our business strategy involves recruiting highly qualified leadership to operate our business segments autonomously. Each of our business segments has developed its own business strategy for capitalizing on growth opportunities for its existing markets, as well as penetrating new markets. Our overall business strategy involves:

Expanding our strong technological capabilities and customer relationships

      We plan to take advantage of our strong positions in certain markets, our long established customer relationships and our strong technology capabilities as a means of further penetrating existing markets that we serve and penetrating new markets for our technologies. We believe there are growth opportunities in each of our business segments.

•	Automotive Segment. Our Hillsdale division plans to rely on its strong proprietary damper technology and new design and predictive software to identify and resolve customer NVH problems. This initiative has already led to significant new business for its damper products. In addition, our Hillsdale division has introduced new micro bypass filtration technology for transmission, engine and power steering filtration applications that will improve filtration performance, which we expect to significantly reduce warranty issues for customers. Our Hillsdale division seeks to implement these new problem-solving technologies as a means of generating additional business from existing customers.

Our Wolverine division has a strong market position in rubber-coated metal technology in the automotive OEM market and in certain non-automotive applications. It has recently penetrated the brake aftermarket and the small engines market (e.g. motorcycles). We believe there are significant additional opportunities for further penetration of these new markets, as well as expansion into other high performance applications in non-automotive markets, such as compressor applications.

•	Technologies Segment. The Power Group, within our Technologies Segment, has a long history of successfully implementing leading-edge technology for demanding battery and power applications. The Power Group often licenses this technology from government entities. The Power Group’s strategy involves leveraging its reputation with customers in this field into increased penetration of existing defense and aerospace markets. The Power Group also plans to develop new commercial applications through joint ventures, licenses, alliances and other technology initiatives. The Power Group has entered into, or agreed in principle to enter into, new joint ventures or licenses for technology in high performance, low weight specialty lead acid batteries, fast battery recharging technology and nano-material medical battery technology. We believe the potential for high sales growth in these markets will be one of the main contributors to growth in this segment.

•	Filtration and Minerals Segment. Our Filtration and Minerals Segment’s core strategy involves moving into certain higher margin segments of its current markets. We also believe there are significant opportunities to penetrate new markets where our filtration technologies can add significant value, including potable drinking water, industrial and pharmaceutical filtration applications, as well as to increase sales of diatomaceous earth for soil amendments and paper industry processing.

Focusing on operating efficiency and optimal capital utilization

      Another key element of our business strategy involves improving our cost structure. We believe our continual focus on improving our profit margins and cost effectiveness will provide a competitive advantage in all aspects of our business. Our gross margin improved from 19.0% in fiscal year 2001 to 21.9% in fiscal year 2002, and is expected to improve in fiscal year 2003.

      Examples of our commitment to improving our cost structure include:

•	Applying lean manufacturing and six sigma programs across our business segments;

•	Implementing low cost production in Mexico and sourcing from China and Southeast Asia; and

•	Improving factory automation to reduce costs and improve quality.

Divesting non-core business divisions

      We continually evaluate the profitability, competitive strength, market trends and conditions and future prospects for our various businesses. An outcome of this process is that we have sold or exited marginal businesses that we did not believe would appropriately contribute to our goal of sustained improvement in our financial performance.

Recent Transactions and Events

      In August 2003, we entered into a new $275.0 million senior secured credit facility and sold $250.0 million of the outstanding notes. We sold all of the outstanding notes in a transaction exempt from the registration requirements of the Securities Act to the following initial purchasers: UBS Securities, LLC, ABN AMRO Incorporated, Banc One Capital Markets, Inc., Harris Nesbitt Corp. and PNC Capital Markets, Inc. We sold the outstanding notes to the initial purchasers at 99.2% of par, resulting in an effective yield of 9 7/8%. We used a portion of the proceeds from these transactions to refinance our then-existing senior secured credit facility and to purchase $209.5 million, or approximately 95%, of our 9 3/8% Senior Subordinated Notes due 2008 pursuant to a cash tender offer that we initiated in July 2003.

      Our new senior secured credit facility consists of a $150.0 million term loan that matures in August 2009 and a $125.0 million revolving credit facility that terminates in 2008, in each case subject to termination in mid-2007 if greater than $5.0 million of our parent’s 11.75% Cumulative Redeemable Exchangeable Preferred Stock or our 9 3/8% Senior Subordinated Notes due 2008 is then outstanding. Concurrent with these transactions, we also extended the maturity date of our asset-backed accounts receivable securitization facility to the earlier of January 2008 or 90 days prior to the termination of our new senior secured credit facility.

      During the second quarter of fiscal year 2003, our parent restated its historical consolidated financial information to reflect the treatment of our Hillsdale UK Automotive operation, which was sold on June 11, 2003, as a discontinued operation.

      During the third quarter of fiscal year 2003, our parent restated its historical consolidated financial information to reflect the treatment of a portion of our Germanium-based business in our Technologies Segment, which was sold in July 2003, as a discontinued operation.

Other Information

      Founded in 1843, we are currently a wholly-owned subsidiary of EaglePicher Holdings, Inc., which is controlled by Granaria Holdings, B.V. of The Netherlands. Our headquarters are located at 11201 North Tatum Blvd., Suite 110, Phoenix, Arizona 85028. Our telephone number is (602) 652-9600. Our internet address is www.eaglepicher.com. Information on our website does not constitute a part of this prospectus.

Risk Factors

      Investing in the exchange notes involves substantial risks similar to those associated with the outstanding notes, which risks are described in more detail under the heading “Risk Factors” of this prospectus beginning on page 9.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

      The following summary consolidated financial information is derived from our parent’s historical consolidated financial statements. This table does not include the obligations of our unconsolidated accounts receivable asset-backed securitization. The following table should be read in connection with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the historical financial statements and related notes of our parent included elsewhere in this prospectus.

Year Ended	Nine Months Ended
November 30,	August 31,

2000	2001	2002	2002	2003

Statements of Income (Loss) Data
Net sales(1)	$724,676	$657,324	$668,143	$499,742	$504,930
Costs of products sold (exclusive of depreciation)	570,796	532,165	521,821	390,330	387,605

Gross profit	153,880	125,159	146,322	109,412	117,325
Selling and administrative	57,654	49,343	60,348	50,424	45,836
Depreciation and amortization	39,974	41,601	46,510	34,321	34,798
Goodwill amortization	15,437	15,385	15,392	11,538	—
Restructuring	—	14,163	5,898	2,998	—
Losses (gains) from divestitures	(3,149)	2,105	6,497	6,131	—
Management compensation — special(2)	1,560	3,125	3,383	—	—
Insurance (gains) losses(3)	(16,000)	—	3,100	3,100	(8,510)

Operating income (loss)	58,404	(563)	5,194	900	45,201
Interest expense(4)	(38,739)	(35,406)	(36,812)	(28,596)	(25,941)
Other income, net	624	3,566	1,516	1,331	(527)
Write-off of deferred financing costs	—	—	—	—	(6,327)

Income (loss) from continuing operations before taxes	20,289	(32,403)	(30,102)	(26,365)	12,406
Income tax (provision) benefit	(9,325)	10,171	(1,938)	(1,955)	(2,850)

Income (loss) from continuing operations	10,964	(22,232)	(32,040)	(28,320)	9,556
Discontinued operations, net(5)	(5,354)	(31,739)	(4,792)	(3,426)	(4,928)

Net income (loss)	$5,610	$(53,971)	$(36,832)	$(31,746)	$4,628

Basic and Diluted Net Loss Per Share Available to Common Shareholders	$(6.26)	$(68.51)	$(53.60)	$(44.22)	$(7.95)

Balance Sheet Data (at end of period):
Cash and cash equivalents	$7,467	$24,620	$31,522	N/A	$23,981
Working capital	83,730	62,776	21,124	N/A	114,620
Property, plant and equipment, net	216,072	206,144	173,658	N/A	154,416
Total assets	767,699	728,934	613,041	N/A	627,757
Total debt(6)	456,118	440,989	373,725	N/A	424,982
Other Data and Selected Ratios:
Earnings to fixed charges and preferred stock dividends	1.16	x	N/A	N/A	N/A	1.00	x

(1)	Net sales includes $56.2 million in the year ended November 30, 2000; $10.2 million in the year ended November 30, 2001; and $3.4 million in the year ended November 30, 2002 and the nine months ended August 31, 2002, which is attributed to certain divested or sold businesses.

(2)	Management compensation — special expense consists of payments to former officers upon their separation from employment.

(3)	In 2000, we received $16.0 million from insurance companies as a result of the settlement of certain claims relating primarily to environmental remediation. In the second quarter of 2002, we recorded a provision of $3.1 million primarily related to a dispute with an insurance carrier over the coverage on a fire which occurred at one of our facilities during 2001. During the third quarter of 2003, we recorded a $2.8 million gain related to the settlement of this claim. In the second quarter of 2003, we recorded a $5.7 million gain primarily related to the settlement of a claim with our insurance carrier over the coverage on a fire during 2002 at a non-operating facility.

(4)	Interest expense excludes $8.6 million in the year ended November 30, 2000; $8.0 million in the year ended November 30, 2001; $4.3 million in the year ended November 30, 2002; $3.4 million in the nine months ended August 31,2002 and $2.3 million in the nine months ended August 31, 2003, which has been allocated to discontinued operations (see footnote 5).

(5)	In 2001, we discontinued the operations of our former Construction Equipment Division, which represented our entire former Machinery Segment. We completed this sale on December 14, 2001, effective November 30, 2001, In addition, during the second quarter of 2003, we discontinued the operations of our Hillsdale UK automotive operation. We sold our Hillsdale UK automotive operation on June 11, 2003. Finally, in the third quarter of 2003, we discontinued the operations of certain assets of our Germanium-based business in our Technologies Segment. We sold this business in July 2003.

(6)	Total debt excludes $1.8 million at November 30, 2000 and $2.1 million at November 30, 2001, which has been allocated to discontinued operations (see footnote 5). In addition, total debt excludes $46.5 million at November 30, 2002 and $0 at August 31, 2003, which represents amounts advanced under our unconsolidated accounts receivable asset-backed securitization.

(7)	For purposes of determining the ratio of earnings to fixed charges and preferred stock dividends, “earnings” consist of income from continuing operations before provision (benefit) for income taxes and fixed charges. “Fixed charges” consist of interest expense (including amortization of deferred financing costs) and approximately 30% of our rental expense, representing that portion of interest expense deemed to be representative of the interest factor. Earnings were insufficient to cover fixed charges and preferred stock dividends by $45.7 million in the year ended November 30, 2001; $45.0 million in the year ended November 30, 2002; and $37.3 million in the nine months ended August 31, 2002.

RISK FACTORS

      You should carefully consider the information set forth in this section, as well as the other information contained in this prospectus, in deciding whether to invest in the exchange notes.

Risks Related To Our Business

We have a significant level of indebtedness that could adversely affect our financial condition and prevent us from making principal and interest payments on our debt obligations, including the exchange notes.

      We have a significant level of indebtedness. As of August 31, 2003, our aggregate outstanding indebtedness equaled $425.0 million.

      Our significant level of indebtedness could have important consequences to you. For example, it may:

•	make it more difficult for us to satisfy our obligations with respect to the exchange notes and our other debt;

•	limit our ability to obtain additional financing for capital expenditures, acquisitions, joint ventures, strategic alliances, research and development, working capital or other purposes;

•	require us to dedicate a material portion of our operating cash flow to fund interest payments on our indebtedness, thereby reducing funds available for capital expenditures, acquisitions, joint ventures, strategic alliances, research and development, working capital or other purposes;

•	reduce our flexibility in responding to changing business and economic conditions;

•	increase our vulnerability to adverse economic and industry conditions; and

•	place us at a competitive disadvantage compared to our competitors that may have less debt.

A substantial portion of our revenue comes from customers in a limited number of industries, particularly the automotive, aerospace and defense industries.

      Although we manufacture numerous products for use in many different applications, approximately 79% of our fiscal year 2002 net sales came from our Automotive Segment and our Power Group within our Technologies Segment which supply products primarily to the automotive, aerospace and defense industries. An economic downturn in one or more of these industries or any other adverse change that could affect these industries such as increased government regulation or decreased military spending could have a material adverse effect on us.

      In addition, a majority of the net sales generated by the Technologies Segment in fiscal year 2002 was attributable, directly or indirectly, to the United States government. Although we do not foresee government spending on defense applications incorporating our products decreasing in the short term, changes in the domestic or international political climate could lead to decreases in federal military spending, which could have a material adverse effect on us.

Our business is very competitive and increased competition could reduce our sales.

      Markets for our products are highly competitive. We compete based on quality, service, price, performance, timely delivery and technological innovation. Many of our competitors are more diversified and have greater financial and other resources than we do. In addition, with respect to certain of our products, some of our competitors are divisions of our OEM customers. We cannot assure you that our business will not be adversely affected by competition or that we will be able to maintain our profitability if the competitive environment changes.

Our Automotive Segment faces intense competition for its products and services and automotive manufacturers are increasingly using a smaller number of suppliers to satisfy their manufacturing requirements.

      The motor vehicle components industry is highly competitive and we believe this competition will intensify in the future. Our Automotive Segment faces competition from both domestic and international suppliers, as well as the automotive manufacturers themselves. In order to simplify vehicle designs and assembly processes and reduce their costs, automotive manufacturers are increasingly expecting their suppliers to provide fully engineered, pre-assembled combinations of components in systems and modules rather than individual components. Many suppliers do not have the technological or economic resources to satisfy these increasingly demanding standards. As a result, automotive manufacturers are increasingly relying on a smaller number of suppliers who can satisfy their more demanding manufacturing requirements. In addition, the automotive manufacturers have increasingly demanded price decreases from their suppliers, which forces suppliers like us to continually search for ways to reduce our manufacturing costs to preserve our operating margins. Our inability to achieve the cost savings and technological innovation necessary to comply with the increasingly demanding requirements of one or more of the automotive manufacturers to whom we supply our products could have a material adverse effect on us.

Our Automotive Segment is dependent on a small number of principal customers for a significant percentage of its net sales.

      In fiscal year 2002, Honda accounted for 13% of our net sales. The loss of any significant portion of our sales to this customer or any other significant customers would have a material adverse affect on us. The programs we have entered into with many of our automotive customers provide for supplying the customers’ requirements for a particular model, rather than for manufacturing a specific quantity of products. Therefore, the loss of a program for a major model or a significant decrease in demand for certain key models or a group of related models sold by any of our major customers could have a material adverse effect on us.

Demand for our automotive products depends upon the overall condition of the global automotive industry.

      Our financial performance depends on the economic conditions in the global automotive industry, as well as in the North American and European economies. Sales of our automotive products represented more than 60% of our net sales in fiscal year 2002. Demand in the automotive industry fluctuates in response to overall economic conditions and is particularly sensitive to changes in interest rate, consumer confidence and fuel costs. Any sustained weakness in demand or continued downturn in the global automotive industry or North American or European economies could have a material adverse effect on us.

We may not be successful in implementing our strategy of developing new applications for our existing technologies and penetrating new markets for our existing products.

      One of the key elements of our business strategy is to develop new applications for our existing technologies outside of our core automotive, aerospace and defense markets. We plan to enter into new markets through joint ventures, acquisitions, strategic alliances, licensing arrangements and other technology initiatives in an effort to diversify and grow our revenue base. Successful implementation of this strategy will depend upon a number of factors including, without limitation, our ability to:

•	identify new industries, applications and markets for our technologies;

•	successfully integrate any acquired businesses into our operations;

•	negotiate and execute favorable joint venture, strategic alliance, licensing and other technology arrangements for these new applications;

•	manufacture products for these new applications in a cost efficient and profitable manner;

•	develop effective marketing, sales and distribution networks for these new applications; and

•	obtain necessary financing consents to implement this strategy.

      Our failure to implement one or more elements of this strategy may have a material adverse effect on us. In addition, we may incur additional indebtedness to implement this strategy, which may increase our leverage.

We may not be able to keep pace with technological advances in the industries in which we compete or fund the capital investments necessary to upgrade our facilities and enhance our processes necessary in order to keep pace with such advances.

      Our business divisions and the markets for their products are subject to technological advances, evolving industry standards, changing customer requirements and improvements in and expansion of product offerings. Advances in technologies may make certain of our products and processes obsolete. Although we attempt to explore and develop new technologies in the industries in which we compete, we cannot assure you that our technologies and products will remain competitive or that we will be able to fund the capital investments necessary to upgrade our facilities and enhance our processes necessary to keep pace with such advances. Our failure to keep pace with technological changes in the industries in which we compete could have a material adverse effect on us.

If we are unable to protect our intellectual property adequately, we could lose our competitive advantage in many of the industries in which we compete.

      Our ability to compete effectively in the technology sectors in which we operate will depend, in part, on our ability to protect our current and future proprietary technologies, product designs and testing and manufacturing processes under existing and future patent, copyright, trademark, trade secret and unfair competition laws. We may not be able to adequately protect our intellectual property from misappropriation or infringement and may need to defend our intellectual property against the infringement claims of others, either of which could result in the loss of our competitive advantage in our markets and materially harm us. We face the following risks in protecting our intellectual property:

•	we cannot be certain that our pending United States and foreign patent applications will result in issued patents or that any patents issued will be sufficiently broad to protect our technologies or processes;

•	third parties may design around our patented technologies or seek to challenge or invalidate our patented technologies;

•	we may incur significant costs and diversion of management resources in prosecuting or defending patent infringement suits;

•	we may not be successful in prosecuting or defending patent infringement suits and, as a result, may be forced to seek to enter into costly royalty or licensing agreements; however, such royalty or licensing agreements may not be available to us or may not be available to us on commercially reasonable terms; and

•	the contractual provisions we rely on to protect our trade secrets and proprietary information, such as our confidentiality and non-disclosure agreements with our employees, consultants and other third parties, may be breached and our trade secrets and proprietary information may be disclosed to our competitors or the public.

      Moreover, the laws of certain foreign countries do not protect intellectual property rights to the same extent as the laws of the United States. Although we implement protective measures and intend to defend and enforce our proprietary rights, there can be no assurance that these efforts will succeed. We may be forced to litigate within the United States or abroad to enforce our issued or licensed patents, to protect our trade secrets and know-how or to determine the enforceability, scope and validity of our proprietary rights and the proprietary rights of others. Enforcing or defending our proprietary rights may be expensive and may fail to result in timely and effective relief.

We may not have sufficient insurance coverage or funds available to cover all potential product liability and warranty claims.

      The failure of our products to perform as expected could give rise to product liability, warranty or recall claims, or claims for personal injury, property or other damages. We do not carry insurance for warranty or product recall claims. Although we believe we maintain adequate product liability insurance and a comprehensive quality control program, we cannot give any assurance that our products will not suffer from defects or other deficiencies or that we will not experience material warranty or products liability related costs, including product recalls in the future. Defects and deficiencies may result in additional development costs, diversion of technical and economic resources and the loss of credibility with our current and prospective customers. We also may incur material losses and significant costs in excess of anticipated amounts as a result of our customers returning products to us as a result of warranty-related issues. A successful claim against us may force us to incur significant costs which could result in a reduction of our working capital available for other uses, and have a material adverse effect on us.

Environmental regulations that affect each of our business segments may lead to significant, unforeseen expenses.

      Our operations and properties are subject to a wide variety of increasingly complex and stringent federal, state, local and international environmental laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of materials, substances and wastes, the remediation of contaminated soil and groundwater and the health and safety of our employees. Some environmental laws, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, impose strict, and in certain circumstances, joint and several liability for remediation of hazardous substances at contaminated sites which may include facilities presently or formerly owned or operated by us or our predecessors, as well as at properties to which wastes we or our predecessors generated have been sent or otherwise come to be located. The nature of our operations exposes us to the risk of claims with respect to such matters, and we can give no assurance that violations of such laws have not occurred or will not occur or that material costs or liabilities will not be incurred in connection with such claims. Future events, such as new information, changes in existing environmental laws or their interpretation, or more vigorous enforcement policies of regulatory agencies, may have a material adverse effect on us.

      Complying with environmental and safety requirements has added and will continue to add to our cost of doing business, and has increased the capital-intensive nature of our business. We believe that we are in compliance in all material respects with these laws and regulations and have set aside reserves for known remediation and corrective measures projects. However, we cannot assure you that our reserves will not be exceeded, or that we will not be adversely impacted by costs, liabilities or claims with respect to our operations under existing laws or those that may be adopted.

As a government contractor and subcontractor, we are subject to potentially adverse effects of government contract provisions and audits.

      As a contractor and subcontractor to the United States government, we are subject to various laws and regulations that are more restrictive than those applicable to non-government contractors. The majority of our Technologies Segment’s fiscal year 2002 net sales were made directly or indirectly to the United States government. Contracts directly or indirectly with the United States government are governed by rules favoring the government’s or the prime contractors’ contractual position. As a consequence, such contracts may be subject to protest or challenge by unsuccessful bidders or to termination, reduction or modification in the event of changes in government requirements, reductions in federal spending or other factors. The accuracy and appropriateness of certain costs and expenses used to substantiate our direct and indirect costs for the United States government under both cost-plus and fixed-price contracts are subject to extensive regulation and audit by the Defense Contract Audit Agency, an agency of the United States Department of Defense.

We face increasingly stringent United States and foreign government regulations and policies, and have exposure to certain other risks associated with our foreign operations.

      Domestic and foreign political developments and government regulations and policies directly affect our products and services in the United States and abroad. We currently have manufacturing and distribution relationships in North America, Germany, Asia and Mexico. The modification of existing laws, regulations or policies, or the adoption of new laws, regulations or policies could have a material adverse effect us. Our failure to comply with these laws and regulations could subject us to civil and criminal penalties which also could have a material adverse effect on us.

      In addition, our foreign operations are subject to certain risks which could have a material adverse effect on us. These risks include, but are not limited to:

•	currency exchange rate fluctuations;

•	tax rates in certain foreign countries potentially exceeding those in the United States and the potential subjection of foreign earnings to withholding requirements or the imposition of tariffs, exchange controls or other restrictions; and

•	general economic and political conditions in countries where we operate and/or sell our products, including inflation.

We may be unable to obtain certain parts, raw materials and natural gas at favorable prices.

      Generally, our raw material requirements are obtainable from various sources and in the desired quantities. However, our suppliers may be unable to provide parts at prices acceptable to us, on schedules or at the quality we require, and obtaining alternative parts could slow or stop production of our products and impair our ability to generate revenues. The principal raw materials which we require to manufacture our products are rubber, steel, zinc, nickel, boron and aluminum. The prices of these raw materials are subject to fluctuation. Similarly, the price of natural gas is subject to fluctuation. Our Wolverine division and the Filtration and Minerals Segment use a substantial amount of natural gas in connection with certain of their manufacturing operations. If we were forced to find alternate suppliers or if the price of one or more of the commodities rose substantially, we may be forced to expend unforeseen resources, which could have a material adverse effect on us.

We depend on the services of key individuals and relationships, the loss of which would materially harm us.

      Our success will depend, in part, on the efforts of our executive officers and other key employees. In addition, our future success will depend on, among other factors, our ability to attract and retain other qualified personnel. The loss of the services of any of our key employees or the failure to attract or retain employees could have a material adverse effect on us. In addition, the controlling shareholder of our parent, Granaria Holdings B.V., provides us with valuable strategic, operational and financial support, the loss of which could have a material adverse effect on us.

We may be subject to work stoppages at our facilities or our customers may be subjected to work stoppages.

      As of August 31, 2003, approximately 30% of our work force was unionized. If our unionized workers were to engage in strikes, work stoppages or other slowdowns in the future, we could experience a significant disruption of our operations, which could have a material adverse effect on us. In addition, if a greater percentage of our work force becomes unionized, our business and financial results could be materially adversely affected. Many of our direct or indirect customers have unionized work forces. Strikes, work stoppages or slowdowns experienced by these customers or their suppliers could result in slowdowns or closures of assembly plants where our products are sold. Any interruption in the delivery of our customers’ products could reduce demand for our products and could have a material adverse effect on us.

We are controlled by a small number of shareholders whose interests may conflict with the interests of the holders of the notes.

      We are a wholly-owned subsidiary of our parent whose only asset is our stock. Granaria Holdings B.V., indirectly owns 45.8% of the common stock of our parent and controls 62.5% of the common stock of our parent. ABN AMRO Participaties B.V. and Residex Capital IV, C.V. indirectly own 37.5% and 15.0%, respectively, of the common stock of our parent. Circumstances may occur in which the interests of Granaria Holdings B.V., ABN AMRO Participaties B.V. and Residex Capital IV, C.V. could be in conflict with the interests of the holders of the notes. If we encounter financial difficulties, or are unable to pay certain of our debts as they mature, the interests of our parent’s shareholders (whether or not as holders of our equity securities) might conflict with those of the holders of the notes. In addition, our parent’s shareholders may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the holders of the notes.

Risks Related to the Exchange Offer and the Exchange Notes

You may have difficulty selling the outstanding notes that you do not exchange and any outstanding notes that you do not exchange could experience a significant diminution in value compared to the value of the exchange notes.

      If you do not exchange your outstanding notes for the exchange notes offered in this exchange offer, you will continue to be subject to the restrictions on the transfer of your outstanding notes. Those transfer restrictions are described in the indenture governing the outstanding notes and in the legend contained on the outstanding notes, and arose because we originally issued the outstanding notes under an exemption from, and in transactions not subject to, the registration requirements of the Securities Act.

      In general, you may offer to sell your outstanding notes only if they are registered under the Securities Act and applicable state securities laws, or if they are offered and sold under an exemption from those requirements.

      If a large number of outstanding notes are exchanged for exchange notes issued in the exchange offer, it may be more difficult for you to sell your outstanding notes. Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for the outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes.

Not all of our subsidiaries are guarantors and assets of the non-guarantor subsidiaries may not be available to make payments on the notes.

      Not all of our subsidiaries will guarantee the notes. Unrestricted subsidiaries, foreign subsidiaries and receivables subsidiaries will not be guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. The non-guarantor subsidiaries generated approximately 17.2% of our net sales for the nine-month period ended August 31, 2003 and held approximately 21.4% of our total assets as of August 31, 2003.

Your right to receive payments on the exchange notes will be subordinated to the rights of our and the guarantors’ existing and future secured creditors. Assets of our non-guarantor subsidiaries may not be available to make payments on the exchange notes.

      Holders of our secured indebtedness and the secured indebtedness of the guarantors will have claims that are senior to the claims of holders of the exchange notes to the extent of the value of the assets securing such secured indebtedness. We expect we and our subsidiaries will be parties to a new senior secured credit facility, which is secured by substantially all of our assets, all of our capital stock, and all of the equity interests in our domestic subsidiaries. Our industrial revenue bonds will be secured by letters of credit issued under our new senior secured credit facility. The exchange notes will be effectively subordinated to the debt obligations under our new senior secured credit facility and our industrial revenue bonds. If we are declared bankrupt or insolvent, or are liquidated, holders of our secured debt and the secured debt of our subsidiaries will be entitled to be paid from our assets before any payment may be made with respect to the exchange notes. In addition, in that circumstance, holders of debt of our non-guarantor subsidiaries would be entitled to be paid from the assets of those subsidiaries before the proceeds of those assets could be applied to pay the exchange notes. If any of the foregoing events occur, we cannot assure you that we will have sufficient assets to pay amounts due on our secured debt, the secured debt of the guarantors, the debt of our non-guarantor subsidiaries, and the exchange notes. As a result, holders of the exchange notes may receive less, ratably, than holders of our and the guarantors’ secured debt and the holders of the debt of our non-guarantor subsidiaries. As of August 31, 2003, we had approximately $166.5 million of senior secured indebtedness outstanding and $84.6 million of additional senior secured indebtedness available to be borrowed under our new senior secured credit facility.

Our existing debt agreements currently include, and our new senior secured credit facility, will include restrictive and financial covenants that limit or may in the future limit our operating flexibility.

      The agreements governing our indebtedness obligations relating to our new senior secured credit facility, the notes and our industrial revenue bonds, as well as our unconsolidated accounts receivable asset-backed securitization, contain covenants that, among other things, restrict our ability to take specific actions in certain situations, even if we believe them to be in our best interest. These include restrictions on our ability to:

•	incur additional debt, pay dividends or distributions on, or redeem or repurchase, our capital stock;

•	permit liens on our assets to secure debt;

•	merge, consolidate or enter into other business combination transactions;

•	issue and sell capital stock of our subsidiaries;

•	enter into certain transactions with affiliates;

•	enter into sale and leaseback transactions;

•	transfer or sell assets; and

•	make certain investments, including investments in joint ventures.

      In addition, the agreements governing our new senior secured credit facility and our unconsolidated accounts asset-backed receivable securitization, contain financial covenants which require us to comply with specified financial ratios and tests relating to leverage and fixed charge coverage ratios, among others.

      These restrictions could limit our ability to obtain future financings, make needed capital expenditures, withstand a future downturn in our business or the economy in general, or otherwise conduct necessary corporate activities. We may also be prevented from taking advantage of business opportunities that arise because of the limitations that these restrictive covenants impose on us.

      Our ability to comply with our covenants may be affected by events beyond our control, including prevailing economic, financial, and industry conditions. A breach of any of these covenants would result in a default under the applicable agreement. A default, if not waived, could result in acceleration of the obligations outstanding under, or termination of, the applicable agreement and in a default with respect to, and acceleration of the debt outstanding under, or termination of, the other agreements. If that should occur, we may not be able to pay all such debt or to borrow sufficient funds to refinance it. Even if new financing were then available, it may not be on terms that are acceptable to us.

We may not be able to repurchase the notes or repay debt under our senior secured credit facility upon a change in control.

      Upon the occurrence of a “change of control,” as defined in the indenture, holders of the notes may require us to offer to repurchase all or any part of their notes. We may not have sufficient funds at the time of the change of control to make the required purchases, or restrictions under our senior secured credit facility may not allow such repurchases. Additionally, such a change of control may constitute a default under the terms of our senior secured credit facility. In such event, the lenders under our senior secured credit facility may accelerate the outstanding indebtedness thereunder, causing an event of default under the indenture. If the change of control were to cause a default under our senior secured credit facility, we would be required to repay our outstanding indebtedness and cash collateralize our outstanding letters of credit under our revolving credit facility. As a result, in the event of a change of control, we may not have or be able to raise sufficient funds to repurchase the notes, repay outstanding indebtedness under our senior secured credit facility and cash collateralize our outstanding letters of credit under our revolving credit facility. Furthermore, using available cash to fund the potential consequences of a change of control may impair our ability to obtain additional financing in the future.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.

      The notes will be guaranteed by our parent and substantially all of our domestic subsidiaries. The guarantees may be subject to review under United States bankruptcy law and comparable provisions of state fraudulent conveyance laws if a bankruptcy or reorganization case or lawsuit is commenced by or on behalf of our or one of a guarantor’s unpaid creditors. Under these laws, if a court were to find in such a bankruptcy or reorganization case or lawsuit that, at the time any guarantor issued a guarantee of the notes:

•	it issued the guarantee to delay, hinder or defraud present or future creditors; or

•	it received less than reasonably equivalent value or fair consideration for issuing the guarantee at the time it issued the guarantee; and

•	it was insolvent or rendered insolvent by reason of issuing the guarantee; or

•	it was engaged, or about to engage, in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital to carry on its business; or

•	it intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature;

then the court could void the obligations under the guarantee, subordinate the guarantee of the notes to that guarantor’s other debt or take other action detrimental to holders of the notes and the guarantees of the notes.

      The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law of the jurisdiction applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if, at the time it incurred the debt:

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

      We cannot be sure as to the standard that a court would use to determine whether or not a guarantor was solvent at the relevant time, or, regardless of the standard that the court uses, that the issuance of the guarantees would not be voided or the guarantees would not be subordinated to the guarantors’ other debt. If such a case were to occur, the guarantees of our domestic subsidiaries could also be subject to the claim that, since the guarantees were incurred for our benefit and only indirectly for the benefit of such guarantors, the obligations of such guarantors were incurred for less than fair consideration.

There is no established public trading market for the notes, and you may not be able to sell them quickly or at the price that you paid.

      The notes are a new issue of securities for which there is no established public market. The initial purchasers have advised us that they intend to make a market in the notes as permitted by applicable laws and regulations. However, the initial purchasers are not obligated to make a market in the notes, and they may discontinue their market-making activities at any time without notice. We cannot assure you that an active market for the notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that the market, if any, for the notes will be free from similar disruptions or that any such disruptions may not adversely affect the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. We do not intend to apply for listing of the notes on any securities exchange.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

      We sold $250.0 million of outstanding notes, which were issued on August 7, 2003, to the initial purchasers. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act. In connection with the issuance of the outstanding notes, we, our parent and the subsidiary guarantors entered into a registration rights agreement with the initial purchasers of the outstanding notes. The registration rights agreement requires us to register the exchange notes under the federal securities laws and offer to exchange the outstanding notes for the exchange notes. The exchange notes will be issued without a restrictive legend and generally may be resold without registration under the federal securities laws. We are effecting the exchange offer to comply with the registration rights agreement.

      The registration rights agreement requires our parent, the subsidiary guarantors and us to:

•	file a registration statement for the exchange offer and the exchange notes within 90 days after the issue date of the outstanding notes;

•	use our respective reasonable best efforts to cause the registration statement to become effective under the Securities Act within 150 days after the issue date of the outstanding notes;

•	use our respective reasonable best efforts to consummate the exchange offer within 180 days after the issue date of the outstanding notes; and

•	file a shelf registration statement for the resale of the outstanding notes under certain circumstances and use best efforts to cause such registration statement to become effective under the Securities Act.

      If we fail to meet any of these requirements or the shelf registration statement has not been declared effective within the time period required by the registration rights agreement, we must pay additional interest on the outstanding notes at the rate of 0.25% per year until the applicable requirement has been met. We must pay an additional 0.25% per year for each 90 days that a requirement has not been met. However, we will not be required to pay more than 1.0% per year in additional interest on the outstanding notes. Immediately following the completion of a requirement, any additional interest with respect to that particular requirement will cease to accrue.

      Under certain circumstances specified in the registration rights agreement, we may be required to file a “shelf” registration statement for a continuous offer in connection with the outstanding notes pursuant to Rule 415 under the Securities Act.

      This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the registration statement for the exchange offer and the exchange notes.

Transferability of the Exchange Notes

      Based on an interpretation of the Securities Act by the staff of the SEC in several no-action letters issued to third parties unrelated to us, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such notes without complying with the registration and prospectus delivery requirements of the federal securities laws, if:

•	you, or the person or entity receiving such exchange notes, is acquiring such notes in the ordinary course of business;

•	neither you nor any such person or entity is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

•	neither you nor any such person or entity has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

•	neither you nor any such person or entity is an “affiliate” of our parent, the subsidiary guarantors or us, as such term is defined under Rule 405 under the Securities Act; and

•	you are not acting on behalf of any person or entity who could not truthfully make these statements.

      To participate in the exchange offer, you must represent as the holder of outstanding notes that each of these statements is true.

      Any holder of outstanding notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

•	will not be able to rely on the interpretation of the staff of the SEC set forth in the no-action letters described above; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

      Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities may not rely on this interpretation by the SEC. Such broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act and must therefore acknowledge, by signing the letter of transmittal, that they will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. The SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. As described above, under the registration rights agreement, we have agreed to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes as described in detail under the heading “Plan of Distribution” section of this prospectus.

Terms of the Exchange Offer; Acceptance of Tendered Notes

      Upon the terms and subject to the conditions in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on December      , 2003. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000 in principal amount.

      The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

•	the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer; and

•	the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offer.

      The exchange notes will evidence the same debt as the outstanding notes. Holders of exchange notes will be entitled to the benefits of the indenture.

      As of the date of this prospectus, $250.0 million in aggregate principal amount of outstanding notes was outstanding. We have fixed December      , 2003 as the date on which this prospectus and the letter of transmittal will be mailed initially. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC under the Exchange Act.

      We shall be deemed to have accepted validly tendered outstanding notes when and if we have given oral or written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted notes, at our expense, to the tendering holder as promptly as practicable after the expiration of the exchange offer.

      Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees with respect to the exchange of notes. Tendering holders will also not be required to pay transfer taxes in the exchange offer. We will pay all charges and expenses in connection with the exchange offer as described under the subheading “— Solicitation of Tenders; Fees and Expenses.” However, we will not pay any taxes incurred in connection with a holder’s request to have exchange notes or non-exchanged notes issued in the name of a person other than the registered holder as described under the subheading “— Transfer Taxes.”

Expiration Date; Extensions; Amendment

      The exchange offer will expire at 5:00 p.m., New York City time, on December      , 2003, or the “Expiration Date,” unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m. New York City time, on the next business day after the previously scheduled Expiration Date. We reserve the right to extend the exchange offer, delay accepting any tendered notes or, if any of the conditions described below under the subheading “— Conditions to the Exchange Offer” have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of such delay, extension, termination or amendment to the exchange agent.

Procedures for Tendering Outstanding Notes

      Only a holder of outstanding notes may tender notes in the exchange offer. To tender in the exchange offer, you must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•	have the signatures guaranteed if required by the letter of transmittal; and

•	mail or otherwise deliver the letter of transmittal or such facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date.

      To tender outstanding notes effectively, you must complete the letter of transmittal and other required documents and the exchange agent must receive all the documents prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. The exchange agent must receive confirmation of book-entry transfer prior to the Expiration Date.

      By executing the letter of transmittal, you will make to us the representations set forth in the first paragraph under the subheading “— Transferability of the Exchange Notes.”

      All tenders not withdrawn before the Expiration Date and the acceptance of the tender by us will constitute agreement between you and us under the terms and subject to the conditions in this prospectus and in the letter of transmittal including an agreement to deliver good and marketable title to all tendered notes prior to the Expiration Date free and clear of all liens, charges, claims, encumbrances, adverse claims and rights and restrictions of any kind.

      The method of delivery of outstanding notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, you should use an overnight or hand delivery service. In all cases, you should allow for sufficient time to ensure delivery to the exchange agent before the expiration of the exchange offer. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you. You should not send any note, letter of transmittal or other required document to us.

      If your notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you desire to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. We refer you to the “Instruction to Registered Holders and/or DTC Participants from Beneficial Owner” included with the letter of transmittal.

      The exchange of notes will be made only after timely receipt by the exchange agent of certificates for outstanding notes, a letter of transmittal and all other required documents, or timely completion of a book-entry transfer. If any tendered notes are not accepted for any reason or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the exchange agent will return such unaccepted or non-exchanged notes to the tendering holder promptly after the expiration or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer, the exchange agent will credit the non-exchanged notes to an account maintained with The Depository Trust Company.

Guarantee of Signatures

      Holders must obtain a guarantee of all signatures on a letter of transmittal or a notice of withdrawal unless the outstanding notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an “eligible guarantor institution.”

      Signature guarantees must be made by a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an “eligible guarantor institution” within the meaning of Rule l7Ad-15 promulgated under the Securities Exchange Act (namely, banks; brokers and dealers; credit unions; national securities exchanges; registered securities associations; learning agencies; and savings associations).

Signature on the Letter of Transmittal; Bond Powers and Endorsements

      If the letter of transmittal is signed by a person other than the registered holder of the outstanding notes, the registered holder must endorse the outstanding notes or provide a properly completed bond power. Any such endorsement or bond power must be signed by the registered holder as that registered holder’s name appears on the outstanding notes. Signatures on such outstanding notes and bond powers must be guaranteed by an “eligible guarantor institution.”

      If you sign the letter of transmittal or any outstanding notes or bond power as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, fiduciary or in any other representative capacity, you must so indicate when signing. You must submit satisfactory evidence to the exchange agent of your authority to act in such capacity.

Book-Entry Transfer

      We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes by causing DTC to transfer the notes into the exchange agent’s account in accordance with DTC’s procedures for such transfer. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at DTC, the letter of transmittal (or a manually signed facsimile of the letter of transmittal) with any required signature guarantees, or an “agent’s message” in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent, or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the Expiration Date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

      The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. Accordingly, the DTC participants may electronically transmit their acceptance of the exchange offer by causing the DTC to transfer outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. Upon receipt of such holder’s acceptance through the Automated Tender Offer Program, DTC will edit and verify the acceptance and send an “agent’s message” to the exchange agent for its acceptance. Delivery of tendered notes must be made to the exchange agent pursuant to the book-entry delivery procedures set forth above, or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

      The term “agent’s message” means a message transmitted by DTC, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

•	DTC has received an express acknowledgment from the participant in DTC tendering notes subject to the book-entry confirmation;

•	the participant has received and agrees to be bound by the terms of the letter of transmittal; and

•	we may enforce such agreement against such participant.

      In the case of an agent’s message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.

Determination of Valid Tenders; Our Rights Under the Exchange Offer

      All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We expressly reserve the absolute right, in our sole discretion, to reject any or all outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive or amend any conditions of the exchange offer or to waive any defects or irregularities of tender for any particular note, whether or not similar defects or irregularities are waived in the case of other notes. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured by the tendering holder within such time as we determine.

      Although we intend to notify holders of defects or irregularities in tenders of outstanding notes, neither we, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities in such tenders or will incur any liability to holders for failure to give such notification. Holders will be deemed to have tendered outstanding notes only when such defects or irregularities have been cured or waived. The exchange agent will return to the tendering holder, after the expiration of the exchange offer, any outstanding notes that are not properly tendered and as to which the defects have not been cured or waived.

Guaranteed Delivery Procedures

      If you desire to tender outstanding notes pursuant to the exchange offer and (1) certificates representing such outstanding notes are not immediately available, (2) time will not permit your letter of transmittal, certificates representing such outstanding notes and all other required documents to reach the exchange agent on or prior to the Expiration Date, or (3) the procedures for book-entry transfer (including delivery of an agent’s message) cannot be completed on or prior to the Expiration Date, you may nevertheless tender such notes with the effect that such tender will be deemed to have been received on or prior to the Expiration Date if all the following conditions are satisfied:

•	you must effect your tender through an “eligible guarantor institution,” which is defined above under the subheading “— Guarantee of Signatures;”

•	a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us with this prospectus, or an agent’s message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the Expiration Date as provided below; and

•	the certificates for the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above), together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent’s message, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

      The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

Withdrawal Rights

      Except as otherwise provided in this prospectus, you may withdraw tendered outstanding notes at any time before 5:00 p.m., New York City time, on December      , 2003. For a withdrawal of tendered outstanding notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent on or prior to the expiration of the exchange offer. For DTC participants, a written notice of withdrawal may be made by electronic transmission through DTC’s Automated Tender Offer Program. Any notice of withdrawal must:

•	specify the name of the person having tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of such outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which such outstanding notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of such outstanding notes into the name of the person withdrawing the tender and a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder; and

•	specify the name in which any such outstanding notes are to be registered, if different from that of the registered holder.

      Any permitted withdrawal of outstanding notes may not be rescinded. Any outstanding notes properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. The exchange agent will return any withdrawn outstanding notes without cost to the holder promptly after withdrawal of the outstanding notes. Holders may retender properly withdrawn outstanding notes at any time before the expiration of the exchange offer by following one of the procedures described above under the subheading “— Procedures for Tendering Outstanding Notes.”

Conditions to the Exchange Offer

      Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or issue any exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if we determine that the exchange offer violates any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

      These conditions are for the sole benefit of us, our parent and the subsidiary guarantors and may be asserted or waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of these rights at any time will not be deemed a waiver of such rights and each of such rights shall be deemed an ongoing right which may be asserted by us at any time and from time to time, prior to the expiration of the offer.

      In addition, we will accept for exchange any outstanding notes tendered, and no exchange notes will be issued in exchange for those outstanding notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes or the qualification of the indenture under the Trust Indenture Act of 1939. In any such event, we must use our respective best efforts to obtain the withdrawal or lifting of any stop order at the earliest possible moment.

Effect of Not Tendering

      To the extent outstanding notes are tendered and accepted in the exchange offer, the principal amount of outstanding notes will be reduced by the amount so tendered and a holder’s ability to sell untendered outstanding notes could be adversely affected. In addition, after the completion of the exchange offer, the outstanding notes will remain subject to restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. The holders of outstanding notes not tendered will have no further registration rights, except for the limited registration rights described above under the subheading “— Purpose of the Exchange Offer.”

      Accordingly, the notes not tendered may be resold only:

•	to us, our parent or our subsidiaries;

•	pursuant to a registration statement which has been declared effective under the Securities Act;

•	for so long as the notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person the seller reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

•	pursuant to any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the trustee and us), subject in each of the foregoing cases to any requirements of law that the disposition of the seller’s property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws.

      Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes.

Regulatory Approvals

      Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Solicitation of Tenders; Fees and Expenses

      We will bear the expenses of soliciting tenders. We are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitation by telegraph, telecopy, telephone or in person.

      We have not retained any dealer-manager in connection with the exchange offer. We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we may pay the exchange agent reasonable and customary fees for its services and may reimburse it for its reasonable out-of-pocket expenses.

      We will pay the cash expenses incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

      The exchange notes will be recorded at the same carrying value as the outstanding notes. The carrying value is face value. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the exchange notes.

Transfer Taxes

      We will pay all transfer taxes, if any, required to be paid by us in connection with the exchange of the outstanding notes for the exchange notes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted for exchange be returned to, a person other than the registered holder will be responsible for the payment of any transfer tax arising from such transfer.

The Exchange Agent

      Wells Fargo Bank, National Association is serving as the exchange agent for the exchange offer. ALL EXECUTED LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE EXCHANGE AGENT AT THE ADDRESS LISTED BELOW. Questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address or telephone number listed below.

By Registered or Certified Mail	Wells Fargo Bank, National Association 707 Wilshire Blvd., 17th Floor Los Angeles, California 90017 Attention: Jeannie Mar
By Overnight Courier or By Hand	Wells Fargo Bank, National Association 707 Wilshire Blvd., 17th Floor Los Angeles, California 90017 Attention: Jeannie Mar
Confirm by Telephone	(213) 614-3349

      Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service.

      DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

USE OF PROCEEDS

      We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer.

      We issued and sold $250.0 million of outstanding notes on August 7, 2003. We sold the outstanding notes to the initial purchasers at 99.2% of par, resulting in a yield of 9 7/8%. The net proceeds from the sale of the outstanding notes were approximately $241.0 million after deducting the expenses of the offering and the initial purchasers’ discount. We used a portion of the net proceeds from the sale of the outstanding notes to repurchase $209.5 of the $220.0 million of our 9 3/8% Senior Notes due 2008, and to repay $26.2 million in outstanding obligations under our unconsolidated accounts receivable asset-backed securitization entity.

CAPITALIZATION

      The following table sets forth, as of August 31, 2003, our parent’s consolidated capitalization on a historical basis. This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes of our parent included elsewhere in this prospectus.

August 31, 2003
Actual

(In thousands)
Long-term debt (including current portion):
Senior secured credit facility	$150,000
Industrial revenue bonds	15,300
9 3/4% senior notes due 2013.	248,013
9 3/8% senior subordinated notes due 2008.	10,500
Other	1,169

424,982
11 3/4% Cumulative Redeemable Exchangeable Preferred Stock(1)	150,247
Shareholder’s equity (deficit)	(89,189)

$486,040

(1)	Refers to our parent’s 11 3/4% cumulative redeemable exchangeable preferred stock.

SELECTED HISTORICAL FINANCIAL DATA

      The following selected historical financial data is derived from our parent’s historical consolidated financial statements. The financial information as of November 30, 2001 and 2002 and for the years ended November 30, 2000, 2001 and 2002 has been derived from our parent’s audited consolidated financial statements included elsewhere in this Prospectus. The financial information as of November 30, 1998, 1999 and 2000 and February 28, 1998 and for the year ended November 30, 1999 and the periods ended November 30, 1998 and February 28, 1998 have been derived from our parent’s or predecessor’s audited consolidated financial statements not included in this Prospectus. The financial information as of August 31, 2003 and for the nine months ended August 31, 2002 and 2003 have been derived from our parent’s unaudited condensed consolidated financial statements included elsewhere in this Prospectus. The unaudited condensed consolidated financial statements reflect all adjustments (consisting of normal and recurring adjustments), which, in our opinion are necessary to fairly state the results of operations for the nine month periods ended August 31, 2002 and 2003. Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year. This table does not include the obligations of our unconsolidated accounts receivable asset-backed securitization entity. The following table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes of our parent included elsewhere in this prospectus. Data and ratios relating to preferred stock refer to our parent’s 11 3/4% cumulative redeemable exchangeable preferred stock.

	Three Months	Nine Months					Nine Months Ended
	Ended	Ended	Year Ended November 30,				August 31,
	February 28,	November 30,
	1998	1998	1999	2000	2001	2002	2002	2003

	(Predecessor)
		(In thousands except ratios)
Statements of Income (Loss) Data:
Net sales(1)	$177,795	$549,497	$797,152	$724,676	$657,324	$668,143	$499,742	$504,930
Costs of products sold (exclusive of depreciation)	140,521	427,159	625,184	570,796	532,165	521,821	390,330	387,605

Gross profit	37,274	122,338	171,968	153,880	125,159	146,322	109,412	117,325
Selling and administrative	14,938	52,670	66,665	57,654	49,343	60,348	50,424	45,836
Depreciation and amortization	8,140	26,374	43,300	39,974	41,601	46,510	34,321	34,798
Goodwill amortization	3,679	11,578	15,437	15,437	15,385	15,392	11,538	—
Restructuring	—	—	—	—	14,163	5,898	2,998	—
Losses (gains) from divestitures	—	—	21,407	(3,149)	2,105	6,497	6,131	—
Management compensation — special(2)	2,056	26,808	556	1,560	3,125	3,383	—	—
Insurance (gains) losses(3)	—	—	—	(16,000)	—	3,100	3,100	(8,510)

Operating income (loss)	8,461	4,908	24,603	58,404	(563)	5,194	900	45,201
Interest expense(4)	(4,530)	(28,921)	(40,462)	(38,739)	(35,406)	(36,812)	(28,596)	(25,941)
Other income, net	872	1,839	3,893	624	3,566	1,516	1,331	(527)
Write-off of deferred financing costs	—	—	—	—	—	—	—	(6,327)

Income (loss) from continuing operations before taxes	4,803	(22,174)	(11,966)	20,289	(32,403)	(30,102)	(26,365)	12,406
Income tax (provision) benefit	(4,255)	4,711	56	(9,325)	10,171	(1,938)	(1,955)	(2,850)

Income (loss) from continuing operations	548	(17,463)	(11,910)	10,964	(22,232)	(32,040)	(28,320)	9,556
Discontinued operations, net(5)	259	3,099	(5,677)	(5,354)	(31,739)	(4,792)	(3,426)	(4,928)

Net income (loss)	$807	$(14,364)	$(17,587)	$5,610	$(53,971)	$(36,832)	$(31,746)	$4,628

Basic and Diluted Net Loss Per Share Available to Common Shareholders	$0.08	$(21.75)	$(28.16)	$(6.26)	$(68.51)	$(53.60)	$(44.22)	$(7.95)

	Three Months		Nine Months						Nine Months Ended
	Ended		Ended	Year Ended November 30,					August 31,
	February 28,		November 30,
	1998		1998	1999	2000		2001	2002	2002	2003

	(Predecessor)
			(In thousands except ratios)
Balance Sheet Data (at end of period):
Cash and cash equivalents	N/A		$13,681	$10,071	$7,467		$24,620	$31,522	N/A	$23,981
Working capital	N/A		126,129	124,795	83,730		62,776	21,124	N/A	114,620
Property, plant and equipment, net	N/A		221,435	214,825	216,072		206,144	173,658	N/A	154,416
Total assets	N/A		807,307	833,947	767,699		728,934	613,041	N/A	627,757
Total debt(6)	N/A		484,095	540,275	456,118		440,989	373,725	N/A	424,982
Preferred stock	N/A		87,387	97,956	109,804		123,086	137,973	N/A	150,247
Shareholders’ equity (deficit)	N/A		80,612	49,311	39,197		(33,655)	(87,578)	N/A	(89,189)
Other Data and Selected Ratios:
Earnings to fixed charges and preferred stock dividends(7)	1.98	x	N/A	N/A	1.16	x	N/A	N/A	N/A	1.00	x

(1)	Net sales includes $40.1 million in the three months ended February 28, 1998; $121.6 million in the nine months ended November 30, 1998; $146.1 million in the year ended November 30, 1999; $56.2 million in the year ended November 30, 2000; $10.2 million in the year ended November 30, 2001; and $3.4 million in the year ended November 30, 2002 and the nine months ended August 31, 2002, which is attributed to certain divested or sold businesses.

(2)	Management compensation — special expense consists of payments to former officers upon their separation from employment.

(3)	In 2000, we received $16.0 million from insurance companies as a result of the settlement of certain claims relating primarily to environmental remediation. In the second quarter of 2002, we recorded a provision of $3.1 million primarily related to a dispute with an insurance carrier over the coverage on a fire which occurred at one of our facilities during 2001. During the third quarter of 2003, we recorded a $2.8 million gain related to the settlement of this claim. In the second quarter of 2003, we recorded a $5.7 million gain primarily related to the settlement of a claim with our insurance carrier over the coverage on a fire during 2002 at a non-operating facility.

(4)	Interest expense excludes $2.4 million in the three months ended February 28, 1998; $7.4 million in the nine months ended November 30, 1998; $8.6 million in the year ended November 30, 1999; $8.6 million in the year ended November 30, 2000; $8.0 million in the year ended November 30, 2001; $4.3 million in the year ended November 30, 2002; $3.4 million in the nine months ended August 31, 2002; and $2.3 million in the nine months ended August 31, 2003, which has been allocated to discontinued operations (see footnote 5).

(5)	In 2001, we discontinued the operations of our former Construction Equipment Division, which represented our entire former Machinery Segment. We completed this sale on December 14, 2001, effective November 30, 2001. In addition, during the second quarter of 2003, we discontinued the operations of our Hillsdale UK automotive operation. We sold our Hillsdale UK automotive operation on June 11, 2003. Finally, in the third quarter of 2003, we discontinued the operations of certain assets of our Germanium-based business in our Technologies Segment. We sold this business in July 2003.

(6)	Total debt excludes $0.3 million at November 30, 1998; $3.8 million at November 30, 1999; $1.8 million at November 30, 2000; and $2.1 million at November 30, 2001, which has been allocated to discontinued operations (see footnote 5). In addition, total debt excludes $46.5 million at November 30, 2002 and $0 at August 31, 2003, which represents amounts advanced under our unconsolidated accounts receivable asset-backed securitization.

(7)	For purposes of determining the ratio of earnings to fixed charges and preferred stock dividends, “earnings” consist of income from continuing operations before provision (benefit) for income taxes and fixed charges. “Fixed charges” consist of interest expense (including amortization of deferred financing costs) and approximately 30% of our rental expense, representing that portion of interest expense deemed to be representative of the interest factor. Earnings were insufficient to cover fixed charges and preferred stock dividends by $29.6 million in the nine months ended November 30, 1998; $22.5 million in the year ended November 30, 1999; $45.7 million in the year ended November 30, 2001; $45.0 million in the year ended November 30, 2002; and $37.3 million in the nine months ended August 31, 2002.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATION

      For purposes of this section, company, we, us and our refer to our parent, EaglePicher Holdings, Inc.

Critical Accounting Policies

      Our financial statements are prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires the use of estimates, judgments, and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the periods presented. We believe that our critical accounting policies, which involve a higher degree of judgments, estimates and complexity, are as follows:

Environmental Reserves

      We are subject to extensive and evolving Federal, state and local environmental laws and regulations. Compliance with such laws and regulations can be costly. Governmental authorities may enforce these laws and regulations with a variety of enforcement measures, including monetary penalties and remediation requirements. We have policies and procedures in place to ensure that our operations are conducted in compliance with such laws and regulations and with a commitment to the protection of the environment.

      We are involved in various stages of investigation and remediation related to environmental remediation projects at a number of sites as a result of past and present operations, including currently-owned and formerly-owned plants. Also, we have received notice that we may have liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as a potentially responsible party at a number of sites (“Superfund Sites”).

      The ultimate cost of site remediation is difficult to predict given the uncertainties regarding the extent of the required remediation, the interpretation of applicable laws and regulations and alternative remediation methods. Based on our experience with environmental remediation matters, we have accrued reserves for our best estimate of remediation costs, and we do not believe that remediation activities will have a material adverse impact on our financial condition, results of operations or cash flows. In addition, in the course of our bankruptcy described in Note M of our November 30, 2002 consolidated financial statements included elsewhere in this prospectus, we obtained an agreement with the U.S. Environmental Protection Agency and the states of Arizona, Michigan and Oklahoma whereby we are limited in our responsibility for environmental sites not owned by us that allegedly arise from pre-bankruptcy activities. We retain all of our defenses, legal or factual, at such sites. However, if we are found liable at any of these sites, we would only be required to pay as if such claims had been resolved in our bankruptcy and therefore our liability is paid at approximately 37%.

      We had total expenditures for environmental compliance and remediation of $11.3 million in 2000, $9.1 million in 2001 and $10.0 million in 2002. We estimate that we will spend $12.8 million during 2003 on environmental compliance and remediation. We do not expect our environmental compliance and remediation costs for fiscal year 2004 to be materially different than fiscal year 2003.

      As of November 30, 2002, we had $17.7 million accrued primarily for sold divisions or businesses related to legal and environmental remediation matters, and $2.4 million recorded in other accrued liabilities related to environmental remediation matters for our on-going businesses. As of August 31, 2003, we had $10.5 million accrued primarily for sold divisions or businesses related to legal and environmental remediation matters, and $1.7 million recorded in other accrued liabilities related to environmental remediation matters for our on-going businesses. We believe such reserves to be adequate under the current circumstances.

Impairment of Long-Lived Assets, including Goodwill

      We review for impairment the carrying value of our long-lived assets held for use and assets to be disposed of. For all assets excluding goodwill, the carrying value of a long-lived asset is considered impaired if the sum of the undiscounted cash flows is less than the carrying value of the asset. If this occurs, an impairment charge is recorded for the amount by which the carrying value of the long-lived assets exceeds its fair value. Effective December 1, 2002, we adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” Under this new accounting standard, we no longer amortize our goodwill and we are required to complete an annual impairment test. We have determined that we have six reporting units, as defined in SFAS No. 142, within our three reportable business segments. We have completed our initial impairment test required by this accounting standard and have determined there was no impairment charge related to the adoption of this accounting standard on December 1, 2002. These impairment tests require us to forecast our future cash flows, which require significant judgment. As of November 30, 2002 and August 31, 2003, we had recorded $159.6 million of goodwill. In addition as of November 30, 2002, we had recorded $173.7 million of property, plant, and equipment, net (our primary long-lived asset), and as of August 31, 2003 we had recorded $154.4 million of property, plant, and equipment, net.

Revenue Recognition

      We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, and collectibility is reasonably assured. These conditions are met at the time we ship our products to our customers. Net Sales and Cost of Products Sold include transportation costs. For certain products sold under fixed-price contracts and subcontracts with various United States Government agencies and aerospace and defense contractors, we utilize the percentage-of-completion method of accounting. When we use the percentage-of-completion method, we measure our percent complete based on total costs incurred to date as compared to our best estimate of total costs to be incurred.

      Under the percentage-of-completion method, contract costs include direct material, labor costs, and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. Selling and administrative expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes to job performance, job conditions, and estimated profitability may result in revisions to contract revenue and costs and are recognized in the period in which the revisions are made. We provided for estimated losses on uncompleted contracts of $0.5 million at November 30, 2002 and $0.4 million at August 31, 2003. The percentage of completion method requires a higher degree of judgment and use of estimates than other revenue recognition methods. The primary judgments and estimates involved include our ability to accurately estimate the contracts’ percent complete and the reasonableness of the estimated costs to complete as of each financial reporting period.

Pension and Postretirement Benefit Plan Assumptions

      We sponsor pension plans covering substantially all employees who meet certain eligibility requirements. We also sponsor postretirement benefit plans that make health care and life insurance benefits available for certain employees. Several statistical and other factors that attempt to anticipate future events are used in calculating the expense and liability related to these plans. These factors include key assumptions, such as discount rate, expected return on plan assets, rate of increase of health care costs and rate of future compensation increases. In addition, our actuarial consultants also use subjective factors such as withdrawal and mortality rates to estimate these factors. The actuarial assumptions we use may differ materially from actual results due to changing market and economic conditions, higher or lower withdrawal rates or longer or shorter life spans of participants. These differences may result in a significant impact to the amount of pension or postretirement benefits expenses we have recorded or may record in the future. Assuming a constant employee base, the most important estimate associated with our post retirement plan is the assumed health care cost trend rate. As of November 30, 2002, a 100 basis point increase in this estimate would increase the annual expense by approximately $0.2 million. A similar analysis for the expense associated with our pension plans is more difficult due to the variety of assumptions, plan types and regulatory requirements for these plans around the world. However, for example, our United States plans, which represent approximately 90% of the consolidated projected benefit obligation at November 30, 2002, a 25 basis point change in the discount rate, would change the annual pension expense by approximately $0.8 million, and the annual post-retirement expense by approximately $0.1 million. Additionally, a 25 basis point change in the expected return on plan assets would change the annual pension expense by approximately $0.6 million.

      We are currently evaluating our assumptions regarding discount rates and rates of investment return to be used to determine the funded status of our pension plans as of November 30, 2003 and the related pension expense for 2004. Based on the significant decline in interest rates since November 2002, our discount rate, used to calculate the present value of pension liabilities, will decrease from 6.95% at November 30, 2002 to a currently estimated range of 6.00% to 6.25% as of November 30, 2003. This decrease in discount rates will increase our pension benefit obligation amounts as of November 30, 2003 and may result in the plan being underfunded, as opposed to our overfunded position as of November 30, 2002.

      If the plan is determined to be underfunded by any amount, we will be required to write-off approximately 95% of our intangible prepaid pension asset of $55.6 million as of August 31, 2003 by a non-cash charge to other comprehensive income (“OCI”), resulting in an increased deficit in our stockholders’ equity. There is also a potential that we may need to record a non-cash charge to OCI to establish a pension liability for the underfunded amount. In addition, at the recommendation of our actuary, we are considering whether to adopt a more recently issued actuarial mortality table, which would also have the impact of increasing our unfunded liability by approximately $13.0 million.

      The write-off to OCI of the prepaid pension asset, the accrual for the unfunded liability, and the accrual for the potential additional liability relating to the new mortality table are all non-cash items that are required under United States generally accepted accounting principles (“GAAP”). The accounting treatment under GAAP is different from the funding requirements mandated by the Employee Retirement Income Security Act of 1974 (“ERISA”). Accordingly, we do not expect these non-cash charges to OCI to impact the need for potential cash contributions to our pension plans for the next several years. Under the pension funding assumptions currently being evaluated, we do not anticipate a requirement for any cash contributions during the next several years. However, at our discretion, we may make voluntary contributions from time to time, based on our cash position and overall financial status, and the potential to further strengthen the funded status of the plans over the long term.

Deferred Stripping Costs

      In our Filtration and Minerals Segment, we generally charge our mining costs to Cost of Products Sold as sales occur. However, we defer and amortize certain mining costs on a units-of-production basis over the estimated life of the particular section of a mine, based on estimated recoverable cubic yards of ore in that section. These mining costs, which are commonly referred to as “deferred stripping” costs, are incurred in mining activities that are normally associated with the removal of waste rock. The deferred stripping accounting method is generally accepted in the mining industry where mining operations have diverse grades and waste-to-ore ratios; however industry practice does vary. By deferring stripping costs, we match the costs of production when the sale of diatomaceous earth occurs with an appropriate amount of waste removal cost. If we were to expense deferred stripping costs as incurred, there could be greater volatility in our period-to-period operating results. Deferred stripping costs are included in Other Assets, net in our accompanying balance sheets and totaled $3.7 million at November 30, 2002 and $5.8 million at August 31, 2003.

Legal Contingencies

      We are a defendant in numerous litigation and regulatory matters including those involving environmental law, employment law and patent law, as discussed in Notes H and L of our August 31, 2003 condensed consolidated financial statements included elsewhere in this offering memorandum. As required by SFAS No. 5, we determine whether an estimated loss from a loss contingency should be accrued by assessing whether a loss is deemed probable and can be reasonably estimated. We analyze our litigation and regulatory matters based on available information to assess potential liability. We develop our views on estimated losses in consultation with outside counsel and environmental experts handling our defense in these matters, which involves an analysis of potential results, assuming a combination of litigation and settlement strategies. Should these matters result in an adverse judgment or be settled for significant amounts, they could have a material adverse effect on our results of operations, cash flows and financial position in the period or periods in which such judgment or settlement occurs.

Estimates Used Relating to Restructuring, Divestitures and Asset Impairments

      Over the last several years we have engaged in significant restructuring actions and divestitures, which have required us to develop formalized plans as they relate to exit activities. These plans have required us to utilize significant estimates related to salvage values of assets that were made redundant or obsolete. In addition, we have had to record estimated expenses for severance and other employee separation costs, lease cancellation and other exit costs. Given the significance and the timing of the execution of such actions, this process is complex and involves periodic reassessments of estimates made at the time the original decisions were made. Our policies, as supported by current authoritative guidance, require us to continually evaluate the adequacy of the remaining liabilities under our restructuring initiatives. As we continue to evaluate the business, there may be supplemental charges for new plan initiatives as well as changes in estimates to amounts previously recorded as payments are made or actions are completed.

Income Taxes and Tax Valuation Allowances

      We record the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in our balance sheets, as well as operating loss and tax credit carryforwards. We follow very specific and detailed guidelines in each tax jurisdiction regarding the recoverability of any tax assets recorded on the balance sheet and provide necessary valuation allowances as required. We regularly review our deferred tax assets for recoverability based on historical taxable income, projected future taxable income, the expected timing of the reversals of existing temporary differences and tax planning strategies. If we continue to operate at a loss in certain jurisdictions, as we have in the United States, or are unable to generate sufficient future taxable income, or if there is a material change in the actual effective tax rates or time period within which the underlying temporary differences become taxable or deductible, we could be required to increase the valuation allowance against all or a significant portion of our deferred tax assets resulting in a substantial increase in our effective tax rate and a material adverse impact on our operating results.

Risk Management Activities

      We are exposed to market risk including changes in interest rates, currency exchange rates and commodity prices. We use derivative instruments to manage our interest rate and foreign currency exposures. We do not use derivative instruments for speculative or trading purposes. Generally, we enter into hedging relationships such that changes in the fair values or cash flows of items and transactions being hedged are expected to be offset by corresponding changes in the values of the derivatives. Accounting for derivative instruments is complex, as evidenced by the significant interpretations of the primary accounting standard, and continues to evolve. As of November 30, 2002 we had a notional amount of $13.5 million and at August 31, 2003 we had a notional amount of $15.6 million of foreign forward exchange contracts. In addition, at November 30, 2002 and August 31, 2003, we had notional amounts of $90.0 million of interest rate swap contracts to hedge our interest rate risks. The impact of a 1.0% increase in interest rates would result in additional interest expense of approximately $0.7 million on an annual basis.

Other Significant Accounting Policies

      Other significant accounting policies, not involving the same level of uncertainties as those discussed above, are nevertheless important to an understanding of our financial statements. See Note B to the consolidated financial statements, Summary of Significant Accounting Policies, included elsewhere in this prospectus for the year ended November 30, 2002 which discusses accounting policies that must be selected by us when there are acceptable alternatives.

Results of Operations

Nine months ended August 31, 2003 compared to 2002

      The following summary financial information about our industry segment data is presented to gain a better understanding of the narrative discussion below about our business segments. See Note M in our August 31, 2003 condensed consolidated financial statements included elsewhere in this prospectus for additional financial information by segment.

	Nine Months Ended August 31,

	2002	2003	Variance	%

Net Sales
Hillsdale Division	$257,072	$239,597	$(17,475)	(6.8)
Wolverine Division	58,552	66,864	8,312	14.2

Automotive	315,624	306,461	(9,163)	(2.9)

Power Group	75,568	104,187	28,619	37.9
Precision Products — divested July 17, 2002	3,435	—	(3,435)	(100.0)
Specialty Materials Group	33,526	29,534	(3,992)	(11.9)
Pharmaceutical Services (formerly ChemSyn)	10,278	6,690	(3,588)	(34.9)

Technologies	122,807	140,411	17,604	14.3

Filtration and Minerals	61,311	58,058	(3,253)	(5.3)

	$499,742	$504,930	$5,188	1.0

Operating Income (Loss)
Automotive	$9,166	$16,165	$6,999	76.4
Technologies	(3,425)	28,855	32,280	N/A
Filtration and Minerals	6,706	3,439	(3,267)	(48.7)
Divested Divisions	(6,131)	—	6,131	N/A
Corporate/Intersegment	(5,416)	(3,258)	2,158	39.8

	$900	$45,201	$44,301	4,922.3

Automotive Segment

      Sales in our Automotive Segment decreased $9.1 million, or 2.9%, from $315.6 million in the first nine months of 2002 to $306.5 million in the first nine months of 2003.

      In the first nine months of 2003, our Wolverine division’s sales increased $8.3 million, or 14.2%. This increase is due to year over year volume increases (7.0% in the first nine months of 2003) despite lower overall North American automotive production levels and favorable foreign currency as a result of the strengthening of the Euro. Approximately 38% of our Wolverine division’s sales are European. The volume increase in the nine-month period was driven by increased gasket material sales, the penetration of the aftermarket and small engine markets, and new programs with original equipment manufacturers.

      Offsetting our Wolverine division’s sales increase was a decrease in our Hillsdale division’s sales during the first nine months of 2003 of $17.5 million, or 6.8%. The lower Hillsdale sales are attributed to the decrease in overall North American light vehicle production levels in 2003 and the phase-out of three programs. The decision to not select Hillsdale on the successor platforms for these three programs was made well before the current management team joined in 2002.

      The overall North American light vehicle production levels are estimated to have decreased approximately 4% in the first nine months of 2003. The sales decreases for the three program phase-outs were $9.6 million in the first nine months of 2003 for a Ford Motor Company transmission pump, $8.6 million in the first nine months of 2003 for a General Motors connecting rod program, and $9.0 million in the first nine months of 2003 for an Acura knuckle program. In total, these three programs resulted in decreased sales of $27.2 million in the first nine months of 2003 (10.6% of net sales). Partially offsetting the above program losses were $10.1 million in the first nine months of 2003, primarily related to a new technology transmission filter program ($4.4 million in the first nine months of 2003) and a Mitsubishi knuckle program ($3.2 million in the first nine months of 2003).

      Hillsdale’s favorable customer/platform mix compared to the industry composite sales performance also contributed to partially offsetting the approximate 4% overall North American light vehicle production decrease. Approximately 35% of Hillsdale sales are to U.S. operations of Japanese automakers and 18% are related to General Motors light trucks and SUVs, which continue to outperform the overall industry growth rate.

      Operating income increased $7.0 million, or 76.4%, from $9.2 million in the first nine months of 2002 to $16.2 million in the first nine months of 2003. In the first nine months of 2003, the $7.0 million improvement in operating income was primarily due to the following favorable/(unfavorable) items:

a. $6.9 million reduction in costs due to productivity and cost improvements;

b. $(2.2) million in price decreases;

c. $(0.4) decrease in margin associated with the volume changes discussed above, partially offset by favorable sales mix and favorable foreign currency as a result of the strengthening of the Euro;

d. $(1.6) million of increased costs related to the power outage affecting the Midwest and East Coast of the United States in August 2003, a supplier related quality issue, and start-up costs on a new Visteon program;

e. $6.0 million reduction in goodwill amortization expense in 2003 compared to 2002 (due to the adoption of SFAS No. 142, Goodwill and Other Intangible Assets, which no longer requires the amortization of goodwill);

f. $(1.7) million in higher operating costs, primarily related to higher energy, and wage and benefits expenses at our unionized facilities.

Technologies Segment

      Sales in our Technologies Segment increased $17.6 million, or 14.3%, from $122.8 million in the first nine months of 2003 to $140.4 million in the first nine months of 2003. Excluding sales from our Precision Products business, which we divested in July 2002, this segment’s sales increased $21.0 million, or 17.6%, in the first nine months of 2003.

      Sales in the Power Group increased $28.6 million, or 37.9%, in the first nine months of 2003. The increase in our Power Group sales is primarily related to new contracts, improved pricing, and increased defense spending. Particularly strong growth in the first nine months of 2003 were in batteries sales to Boeing Corporation, the CECOM (Communications Electronic Command) mobile communications program, and customer funded product development contracts.

      Partially offsetting the strong increase in our Power Group sales were declines in our Specialty Materials Group and our Pharmaceutical Services businesses. In our Specialty Materials Group, sales decreased $4.0 million, or 11.9%, in the first nine months of 2003 due to decreases in boron sales, which are generally larger value orders that are not consistent in timing. In our Pharmaceutical Services business, sales $3.6 million, or 34.9%, in the first nine months of 2003. A fire in third quarter of 2001 disrupted operations at our primary pharmaceutical facility and resulted in customer concerns as to the potential impact on quality and sourcing capability. This led to the non-renewal of some contracts and general softening in orders due to customer concerns. Recently, a Federal Drug Administration (“FDA”) quality audit was successfully completed with very favorable results, which have been communicated to our customers. We have recently seen new orders being placed by customers that were lost after the disruptive impact of the fire.

      Operating income improved $32.3 million to income of $28.9 million in the first nine months of 2003 from a loss of $3.4 million in the first nine months of 2002.

      Included in the 2002 amounts were the following unusual items, which impact the comparability of the 2002 and 2003 operating income by $12.0 million for the first nine months of 2003:

a. $5.7 million of legal expenses and legal settlement charges recorded in the first six months of 2002 in Selling and Administrative expenses as described in Note M of our November 30, 2003 consolidated financial statements included elsewhere in this prospectus;

b. $3.1 million loss for an insurance receivable recorded in the second quarter of 2002 primarily related to inventories damaged in a fire during the third quarter of 2001 at our Missouri bulk pharmaceutical manufacturing plant;

c. $5.5 million charge in restructuring expense recorded in the second quarter of 2002 associated with our decision to exit our Gallium-based specialty material business due to continued soft demand from customers in the telecommunications and semi-conductor markets. The $5.5 million restructuring charge included an inventory write-down of $2.9 million, representing the estimated loss incurred from the liquidation of current inventory. An additional $2.4 million was recorded in other accrued liabilities primarily related to the estimated loss of inventory to be purchased under a firm purchase commitment. Finally, a $0.2 million asset impairment charge was recorded against property, plant and equipment;

d. $0.4 million of officer severance compensation during the third quarter of 2002 included in Selling and Administrative expense;

e. $1.2 million of income recorded in the second quarter of 2002 related to the reversal of a portion of our fourth quarter 2001 Restructuring expense for severance payments made by our pension plan; and

f. $1.5 million of income from an inventory adjustment during the third quarter of 2002 to adjust inventory values to equal actual physical counts.

      Included in the 2003 amounts were the following unusual items, which impact the comparability of the 2002 and 2003 operating income by $10.6 million for the first nine months of 2003:

a. $1.8 million of expense for environmental and legal issues, primarily related to our Colorado Springs facility;

b. $2.1 million of depreciation expense as we accelerated our depreciation schedule for businesses that we are exiting or restructuring;

c. $0.4 million related to a reserve on receivables from Loral Corporation, a customer who has filed for bankruptcy;

d. $9.2 million of insurance gains in the first nine months of 2003 related to the settlement of fire insurance claims; and

e. $5.7 million in the first nine months of 2003 of less goodwill amortization expense due to our adoption of SFAS No. 142, Goodwill and Other Intangible Assets, on December 1, 2002.

      In addition, the following favorable/(unfavorable) items with a net favorable total of $9.7 million in the first nine months of 2003 contributed to the improvement in operating income:

a. $6.0 million in the first nine months of 2003 related to productivity initiatives;

b. $5.8 million in the first nine months of 2003 related to increased volumes and improved pricing;

c. $(1.6) million in the first nine months of 2003 for increased selling costs primarily related to infrastructure investments made to launch our commercial power products growth initiatives; and

d. $(0.5) in the first nine months of 2003 for other general net cost increases.

Filtration and Minerals Segment

      Sales in our Filtration and Minerals Segment decreased $3.3 million, or 5.3%, from $61.3 million in the first nine months of 2002 to $58.1 million in the first nine months of 2003. This decrease was due primarily to lower volumes, a change from acting as a principal to an agent for the sale of product to a large distributor, and a reduction in average selling prices. During the fourth quarter of 2002, we were, but are no longer exploring the possible sale of our Filtration and Minerals business. This potential sale diverted a significant amount of divisional management attention from operational focus, which has had a negative impact on 2003 performance. During 2003, a new divisional leadership team has been put in place, including a divisional president.

      Operating income decreased $3.3 million, or 48.7%, from $6.7 million in the first nine months of 2002 to $3.4 million in the first nine months of 2003. During the first nine months of 2003, decreased earnings were due to lower volumes and average selling prices, higher severance and recruiting costs related to restructuring the segment’s management team, and additional freight costs largely related to the resolution of disputed freight claims with a former carrier. These negative factors were partially offset by favorable foreign currency as a result of the strengthening of the Euro.

Company Discussion

      Net Sales. Net Sales increased $5.2 million, or 1.0%, from $499.7 million in the first nine months of 2002 to $504.9 million in the first nine months of 2003. Excluding sales from our Precision Products business within our Technologies Segment, which we divested in July 2002, net sales increased $8.6 million, or 1.7%, in the first nine months of 2003.

      In the first nine months of 2003, the increase was due to strong increases of 37.9% in our Technologies Segment’s Power Group and 14.2% in our Automotive Segment’s Wolverine business, partially offset by decreases of 6.8% in our Automotive Segment’s Hillsdale business and 5.3% in our Filtration and Minerals Segment. See above for a discussion of the individual segments’ results.

      Cost of Products Sold (exclusive of depreciation). Costs of products sold decreased $2.7 million, or 0.7%, from $390.3 million in the first nine months of 2002 to $387.6 million in the first nine months of 2003. Our gross margin increased $7.9 million from $109.4 million in the first nine months of 2002 to $117.3 million in the first nine months of 2003, and the gross margin percentage increased 1.3 points from 21.9% to 23.2%, despite an increase in energy costs. This margin rate improvement is primarily the result of productivity improvements in our Automotive and Technologies Segments, price increases in our Technologies Segment, improved sales mix in our Automotive Segment, and favorable foreign currency as a result of the strengthening of the Euro in the Automotive and Filtration and Minerals Segments.

      Selling and Administrative. Selling and administrative expenses of $50.4 million in the first nine months of 2002 decreased $4.6 million, or 9.1%, to $45.8 million in the first nine months of 2003. The decreased expenses during the first nine months of 2003 are primarily related to the following favorable/(unfavorable) items:

a. $4.2 million of deceased expenses related to environmental and legal matters;

b. $3.6 million in reduced officer severance costs and Supplemental Executive Retirement Plan expenses in 2003 compared to 2002;

c. $(1.5) million in increased compensation costs related to our long-term bonus plan;

d. $(1.6) million of increased investment in the development of our commercial power products growth initiatives within our Technologies Segment; and

e. $(0.1) million in higher other selling and administrative costs.

      Depreciation and Amortization. Depreciation and amortization expense was essentially flat. It increased $0.5 million, or 1.4%, from $34.3 million in the first nine months of 2002 to $34.8 million in the first nine months of 2003.

      Goodwill Amortization. Due to the adoption of SFAS No. 142, Goodwill and Other Intangible Assets, no goodwill amortization expense was recorded in 2003 while 2002 included $11.5 million in the first nine months of 2002. This new accounting standard required that we cease the amortization of goodwill, effective December 1, 2002, and complete an annual impairment test to determine if an impairment charge has occurred. We have completed our initial impairment test as required by this accounting standard and have determined that our goodwill was not impaired at the time we adopted this accounting standard.

      Restructuring. On May 31, 2002 we announced we would exit our Gallium business in our Technologies Segment due to the downturn in the fiber-optic, telecommunication and semiconductor markets. This resulted in a $5.5 million charge recorded in Restructuring expense during the second quarter of 2002. We also reduced the amounts previously expensed and accrued as Restructuring expense in 2001 by $2.5 million primarily to reflect severance payments made from our over-funded pension plan at November 30, 2001 to eligible employees.

      Insurance Related Losses/(Gains). During the second quarter of 2002, we recorded a $3.1 million loss for an insurance receivable primarily related to inventories damaged in a fire during the third quarter of 2001 at our Missouri bulk pharmaceutical manufacturing plant. We recorded this charge to fully reserve the receivable because the insurance underwriter was contesting the coverage on these assets. We were disputing the insurance carrier’s position and were vigorously pursuing efforts to collect on our claims. In the third quarter of 2003, we recorded a $2.8 million gain related to our final settlement with this insurance carrier. In addition, in the second quarter of 2003, we recorded a $5.7 million gain primarily related to the settlement of a claim with our insurance carrier over the coverage on a fire during 2002 at our Seneca, Missouri non-operating facility.

      Loss from Divestitures. During 2002, we recorded approximately $3.2 million in additional accruals for costs related to certain litigation issues and environmental remediation related to operations divested prior to November 30, 2001. In addition, during 2002 we signed a letter of intent to sell certain assets and liabilities of our Precision Products business in our Technologies segment to a group of employees and management personnel. We recorded a $2.8 million loss on sale, which was completed in July 2002.

      Interest Expense. Interest expense was $28.6 million in the first nine months of 2002 and $25.9 million in the first nine months of 2003 (not including $3.4 million in first nine months of 2002 and $2.3 million in first nine months of 2003 which was allocated to discontinued operations). Also included in the first nine months of 2002 was $1.5 million in fees and other costs, primarily related to establishing our accounts receivable asset-backed securitization. Our year over year reduced interest expense is due to lower interest rates and lower average debt levels.

      Other Income (Expense), Net. Other income (expense), net decreased $1.9 million from income of $1.3 million in the first nine months of 2002 to expense of $0.5 million in the first nine months of 2003. This decrease is primarily related to losses on foreign currency forward contract hedges in the Corporate Segment which are entered into to offset foreign currency exposures in the operating segments.

      Write-off of Deferred Financing Costs. During the third quarter of 2003, we wrote off $6.3 million of deferred financing costs in connection with the retirement of our former senior secured credit facility and the redemption of 95% of our senior subordinated notes.

      Income (Loss) from Continuing Operations Before Taxes. Income (Loss) from Continuing Operations Before Taxes improved $38.8 million from a loss of $26.4 million in 2002 to income of $12.4 million in 2003. This change were primarily the result of the following favorable/(unfavorable) unusual items in the first nine months of 2003 (in thousands of dollars):

a.	Lower officer severance and Supplemental Executive Retirement Plan expense in 2003	$3,579
b.	Loss from divestitures	6,131
c.	Restructuring	2,998
d.	Legal and environmental matters	4,150
e.	Insurance related gains in 2003 and losses in 2002	11,610
f.	Write-off of deferred financing costs in 2003	(6,327)
g.	Goodwill amortization expense (no longer amortized in 2003)	11,538

      Income Taxes. Income tax provision was $2.0 million in the first nine months of 2002 compared to $2.9 million in the first nine months of 2003 (not including a $0.6 million tax benefit in the second quarter of 2003 which was allocated to discontinued operations). The provision in 2002 and 2003 relates to the allocation of income and loss between the United States and foreign jurisdictions and primarily represents the estimated tax that will be due in certain jurisdictions where no tax benefit can be assured from utilizing previous losses. There is no U.S. Federal net tax benefit or provision recorded during 2002 and 2003.

      Discontinued Operations. During the second quarter of 2003, we accounted for our Hillsdale U.K. Automotive operation as a discontinued operation. During the third quarter of 2003, we accounted for the sale of certain assets of our Germanium-based business in our Technologies Segment as a discontinued operation. Accordingly, we have restated our prior period financial statements to conform to the discontinued operations presentation.

      Net Income (Loss). Net Income (Loss) improved $36.3 million from a Net Loss of $31.7 in the first nine months of 2002 to Net Income of $4.6 million in the first nine months of 2003 as a result of the items discussed above.

      Company Outlook. Projected sales for 2003 are estimated to be in the range of $665.0 million to $675.0 million compared to $668.1 million in 2002, which is restated to exclude our Hillsdale U.K. Automotive operation and certain operations of our Germanium-based business in our Technologies Segment, which have been divested and accounted for as discontinued operations during 2003. The sales estimate for 2003 reflects the current and continued decrease in Hillsdale revenues primarily related to program phase-outs, and reduced automotive builds in 2003 compared to 2002, partially offset by growth in our Power Group, primarily related to new contracts, improved pricing, and increased defense spending.

      We are projecting 2003 Operating Income to be in the range of $59.0 million to $61.0 million, which includes insurance gains of $8.5 million and expenses for environmental and legal matters of $2.1 million in the first nine months of 2003. This amount also includes $45.0 million of depreciation and amortization.

      The decreases in sales and operating income from our second quarter of 2003 outlook (excluding the income from insurance gains and incremental expenses associated with environmental and legal matters provided for in the third quarter of 2003) was primarily due to the sale of certain assets in our Germanium-based business in July 2003. The outlook has been restated to exclude the results of this divested business. Excluding this divestiture, the insurance gains, and the environmental and legal matter costs, our earnings outlook is consistent with our prior outlook.

      On the basis of these projections, we believe we will be in compliance with all covenants under our various credit facilities during 2003.

      We are currently evaluating our assumptions regarding discount rates and rates of investment return to be used to determine the funded status of our pension plans as of November 30, 2003 and the related pension expense for 2004. Based on the significant decline in interest rates since November 2002, our discount rate, used to calculate the present value of pension liabilities, will decrease from 6.95% at November 30, 2002 to a currently estimated range of 6.00% to 6.25% as of November 30, 2003. This decrease in discount rates will increase our pension benefit obligation amounts as of November 30, 2003 and may result in the plan being underfunded, as opposed to our overfunded position as of November 30, 2002.

      If the plan is determined to be underfunded by any amount, we will be required to write-off approximately 95% of our intangible prepaid pension asset of $55.6 million as of August 31, 2003 by a non-cash charge to other comprehensive income (“OCI”), resulting in an increased deficit in our stockholders’ equity. There is also a potential that we may need to record a non-cash charge to OCI to establish a pension liability for the underfunded amount. In addition, at the recommendation of our actuary, we are considering whether to adopt a more recently issued actuarial mortality table, which would also have the impact of increasing our unfunded liability by approximately $13.0 million.

      The write-off to OCI of the prepaid pension asset, the accrual for the unfunded liability, and the accrual for the potential additional liability relating to the new mortality table are all non-cash items that are required under United States generally accepted accounting principles (“GAAP”). The accounting treatment under GAAP is different from the funding requirements mandated by the Employee Retirement Income Security Act of 1974 (“ERISA”). Accordingly, we do not expect these non-cash charges to OCI to impact the need for potential cash contributions to our pension plans for the next several years. Under the pension funding assumptions currently being evaluated, we do not anticipate a requirement for any cash contributions during the next several years. However, at our discretion, we may make voluntary contributions from time to time, based on our cash position and overall financial status, and the potential to further strengthen the funded status of the plans over the long term.

Years ended 2002 compared to 2001, and 2001 compared to 2000

      The following summary financial information about our industry segment data is presented to gain a better understanding of the narrative discussion below about our business segments. See Note O in our November 30, 2002 consolidated financial statements included elsewhere in this prospectus. All references herein to years are to our fiscal year ending November 30 unless otherwise indicated (in thousands).

				2000 to 2001		2001 to 2002
	2000	2001	2002	Change	%	Change	%

Net Sales
Hillsdale	$356,130	$334,172	$342,678	$(21,958)	(6.2)	$8,506	2.5
Wolverine	82,300	74,100	79,367	(8,200)	(10.0)	5,267	7.1

Automotive	438,430	408,272	422,045	(30,158)	(6.9)	13,773	3.4

Power Group	90,600	100,788	104,620	10,188	11.2	3,832	3.8
Precision Products — divested July 17, 2002	13,400	10,214	3,435	(3,186)	(23.8)	(6,779)	(66.4)
Specialty Materials	50,267	43,132	42,714	(7,135)	(14.2)	(418)	(1.0)
Chemsyn	9,300	13,714	13,200	4,414	47.5	(514)	(3.7)

Technologies	163,567	167,848	163,969	4,281	2.6	(3,879)	(2.3)

Filtration and Minerals	80,579	82,004	82,129	1,425	1.8	125	0.2

Divested Divisions	42,800	—	—	(42,800)	(100.0)	—	—

Corporate/Intersegment	(700)	(800)	—	(100)	(14.3)	800	100.0

	$724,676	$657,324	$668,143	$(67,352)	(9.3)	$10,819	1.7

				2000 to 2001		2001 to 2002
	2000	2001	2002	Change	%	Change	%

Operating Income (Loss)
Automotive	$28,061	$7,487	$10,501	$(20,574)	(73.3)	$3,014	40.3
Technologies	11,274	(2,153)	(2,570)	(13,427)	N/A	(417)	(19.4)
Filtration and Minerals	4,837	4,730	8,078	(107)	(2.2)	3,348	70.8
Divested Divisions	976	(2,105)	(6,497)	(3,081)	N/A	(4,392)	(208.6)
Corporate/ Intersegment	13,256	(8,522)	(4,318)	(21,778)	N/A	4,204	49.3

	$58,404	$(563)	$5,194	$(58,967)	N/A	$5,757	N/A

2002 compared to 2001

Automotive segment

      Sales in our Automotive Segment increased $13.8 million, or 3.4%, to $422.0 million in 2002 from $408.3 million in 2001. Our Hillsdale division’s net sales increased $8.5 million, or 2.5%, to $342.7 million in 2002 from $334.2 million in 2001. This increase is a result of increased North American automotive builds in 2002 compared to 2001. Our Wolverine division’s sales increased $5.3 million, or 7.1%, to $79.4 million in 2002 from $74.1 million in 2001. This increase was a result of the increased North American automotive build in 2002 compared to 2001, as well as the initial penetration in the United States aftermarket business.

      Operating income increased $3.0 million, or 40.3%, to $10.5 million in 2002 from $7.5 million in 2001. This improved performance resulted primarily from slightly higher sales volumes, improved sales mix, and productivity improvements. Unusual expenses, totaling $1.8 million in 2002 were incurred for severance, recruiting and relocation related to strengthening the Automotive Segment’s management team and workforce-related consulting fees that further dampened our profitability. An additional $1.1 million in depreciation expense was recorded in the second quarter of 2002 related to adjustments to bring the estimated useful lives of certain equipment within this segment in line with estimated periods of active production.

Technologies segment

      Sales in our Technologies Segment decreased $3.9 million, or 2.3%, to $164.0 million in 2002 from $167.8 million in 2001. Excluding sales from our Precision Products business, which we divested in July 2002, this segment’s sales increased $2.9 million, or 1.8%. Sales in the Power Group increased $3.8 million, or 3.8%, during 2002 compared to 2001, which was offset by a decrease of $0.4 million, or 1.0%, in our Specialty Materials Group. Within the Specialty Materials Group, the demand for gallium-based products, was significantly impacted by the extremely weak demand which led to our decision to exit the business. The decrease in gallium sales was partially offset by an increase of $5.5 million, or 33.5%, in sales of enriched boric acid products sold to nuclear power reactor facilities.

      Operating results decreased $0.4 million to an operating loss of $2.6 million in 2002 from $2.2 million in 2001. The decrease in 2002 operating results included provisions of $15.7 million in special charges, detailed below, versus $8.7 million of restructuring charges recorded in our 2001 earnings. These 2002 special charges, detailed below, impact the comparability with 2001. The following items detail the $15.7 million of special charges in 2002:

•	$5.7 million of legal expenses and legal settlement charges recorded in Selling and Administrative expenses during the first half of 2002 as described in Note M of our November 30, 2002 consolidated financial statements included elsewhere in this prospectus;

•	$3.1 million loss for an insurance receivable primarily related to inventories damaged in a fire during the third quarter of 2001 at our Missouri bulk pharmaceutical manufacturing plant;

•	$1.4 million in expense for business consulting fees to develop a strategy for our Power Group business; and

•	$5.5 million charge in restructuring expense in the second quarter of 2002 associated with our decision to exit our gallium-based specialty material business due to continued soft demand from customers in the telecommunications and semi-conductor markets. The $5.5 million restructuring charge during the second quarter of 2002 included an inventory write-down of $2.9 million, representing the estimated loss incurred from the liquidation of current inventory. An additional $2.4 million was recorded in other accrued liabilities primarily related to the estimated loss of inventory to be purchased under a firm purchase commitment. Finally, a $0.2 million asset impairment charge was recorded against property, plant and equipment.

Filtration and minerals segment

      Sales in our Filtration and Minerals Segment increased $0.1 million, or 0.2%, to $82.1 million in 2002 from $82.0 million in 2001. The sales increase during 2002 was primarily the result of improved pricing and sales mix, partially offset by decreased volumes.

      Operating income increased $3.3 million, or 70.8%, to $8.1 million in 2002 from $4.7 million in 2001. Improved profitability was primarily attributable to lower energy costs, favorable product mix and pricing, improved production efficiencies and favorable foreign currency exchange rates due to the strengthening of the Euro during 2002.

Company discussion

      Net sales. Net sales of $668.1 million in 2002 increased $10.8 million, or 1.7%, from $657.3 million in 2001. Excluding the sale in July 2002 of our Precision Products business included in our Technologies Segment, our net sales increased $17.6 million, or 2.7% in 2002 compared to 2001.

      Cost of products sold (exclusive of depreciation). Our gross margins increased 2.9 points to 21.9% in 2002 from 19.0% in 2001. The improved sales mix primarily related to increased sales in our Technologies Segment’s Power Group and our Automotive Segment’s Wolverine operation, and productivity improvements in all our businesses contributed to the increased gross margins. Our Technologies Segment was also favorably impacted by the restructuring actions initiated in the fourth quarter of 2001, while our Filtration and Minerals Segment benefited from improved pricing and significantly lower energy costs, which were high in 2001 when the Western United States experienced an energy crisis.

      Selling and administrative. Selling and administrative expenses increased $11.0 million, or 22.3%, to $60.3 million in 2002 from $49.3 million in 2001. The increased costs in 2002 were primarily related to:

(i) $6.0 million of legal expenses and legal settlement charges recorded in Selling and Administrative expenses during the first half of 2002 as described in Note M of our November 30, 2002 consolidated financial statements included elsewhere in the prospectus;

(ii) $1.4 million in our Technologies Segment for business consulting fees to develop a strategy for our Power Group business;

(iv) $3.7 million in severance (excluding management compensation — special), recruiting, relocation costs, and workforce-related consulting fees as we continued our investment in restructuring and strengthening our leadership team; and

(v) $1.2 million in increased compensation costs related to a recently adopted long-term bonus plan for certain corporate and divisional management executives.

      Depreciation and amortization. Depreciation and amortization expenses increased $4.9 million, or 8.6%, to $61.9 million in 2002 from $57.0 million in 2001. The increase is primarily attributable to higher depreciation costs as a result of capital expenditures in 2001, primarily for new automotive programs, and an adjustment for an additional $1.1 million in expense in the second quarter of 2002 to bring the estimated useful lives of certain equipment in the Automotive Segment in line with estimated periods of active production on existing automotive programs.

      Restructuring. During 2002, we recorded $5.9 million of restructuring expense, which was primarily related to our announcement on May 31, 2002 to exit our Gallium business in our Technologies Segment due to the downturn in the fiber-optic, telecommunication and semiconductor markets. This resulted in a $5.5 million charge recorded in restructuring expense during the second quarter of 2002. This charge primarily represents the liquidation of existing inventories and an accrual for inventory to be purchased under firm purchase commitments.

      Loss from divestitures. All amounts recorded in divestitures expense relate to operations that were sold or that were divested prior to November 30, 2002. During 2002, we completed the sale of our Precision Products business in our Technologies Segment to a group of former employees and divisional management personnel. We recorded in the second quarter of 2002 a $2.8 million loss on this sale. Also, during the second quarter of 2002, we recorded $3.4 million in accruals related to costs for certain litigation issues and environmental remediation costs. The remaining amounts related to workmen’s compensation claims for employees of our sold divisions, and additional accruals related to litigation and environmental remediation costs. The amounts recorded in 2001 related to costs of divestitures in previous years.

      Management compensation — special. These expenses primarily relate to the separation of officer employment and the settlement with our former Chief Executive Officer. During 2002, we separated four officers (two in our Automotive Segment, one in our Corporate Segment and one in our Technologies Segment) at a cost of $1.3 million, and finalized a settlement with our former Chief Executive Officer as described in Note M of our November 30, 2002 consolidated financial statements included elsewhere in this prospectus. During 2001, we separated three officers in the Corporate Segment that aggregated $3.1 million.

      Insurance related losses. During the second quarter 2002, we recorded a $3.1 million loss for an insurance receivable primarily related to inventories damaged in a fire during the third quarter 2001 at our Missouri bulk pharmaceutical manufacturing plant. We have recorded this charge to fully reserve the receivable because the insurance underwriter is contesting the coverage on these assets. We are disputing the insurance carrier’s position and are vigorously pursuing efforts to collect on our claims, but the recovery of our claim is uncertain at this time.

      Interest expense. Interest expense was $36.8 million in 2002 and $35.4 million in 2001 (not including interest allocated to discontinued operations in 2002 of $4.3 million and in 2001 of $8.0 million). Also included in interest expense in 2002 are $1.5 million in fees and other costs, primarily related to our unconsolidated accounts receivable asset-backed securitization. Excluding these $1.5 million in fees and other costs and including the interest allocated to discontinued operations, our interest expense decreased due to lower interest rates and lower debt levels.

      Income (loss) from continuing operations before taxes. Loss from continuing operations before taxes decreased $2.3 million, or 7.1%, to $30.1 million in 2002 from $32.4 million in 2001. The following items represent charges by segment that affect the comparability between loss from continuing operations before taxes for 2001 and 2002 (in millions).

	2001	2002	Segment

Management compensation — special	$3.1	$2.3	Corporate
Management compensation — special	—	0.4	Technologies
Management compensation — special	—	0.7	Automotive
Loss from divestitures	2.1	6.5	Divested Divisions
Restructuring — exiting of the gallium business	—	5.5	Technologies
Restructuring	5.4	0.4	Corporate
Restructuring	8.7	—	Technologies
Selling and administrative — legal and settlement costs	—	5.7	Technologies
Selling and administrative — legal and settlement costs	—	0.3	Corporate
Insurance related losses	—	3.1	Technologies
Depreciation adjustment related to equipment useful lives	—	1.1	Automotive

	$19.3	$26.0

      In addition, during 2002, we incurred $1.4 million of expense in our Technologies Segment for business consulting fees to develop a strategy for our Power Group and $3.7 million in severance, recruiting, relocation and workforce-related consulting projects as we have continued our investment in strengthening our leadership team.

      Income taxes (benefit). Income tax provision was $1.9 million in 2002 compared to a benefit of $10.2 million in 2001. Differences in the income taxes recorded primarily relate to recording a tax benefit during 2001 on losses, to the extent those losses could be carried back to prior fiscal years, and a refund could be obtained from the taxing authority. For any amounts in excess of the carry back amounts, we have elected to provide a valuation allowance as it is more likely than not that some or all of the deferred tax assets will not be realized. Accordingly, there is no tax benefit recorded during 2002. The provision in 2002 relates to the allocation of income and loss between the United States and foreign jurisdictions and represents the estimated tax that will be due in certain jurisdictions where no tax benefit can be assured from utilizing our losses.

      Discontinued operations. Throughout 2001, we accounted for our former Machinery Segment as a discontinued operation and prior periods have been restated to conform to the discontinued operations presentation. On December 14, 2001, we completed the sale of our Machinery Segment as of November 30, 2001. Accordingly, there is no effect on our operations in 2002. In addition, the accompanying 2001 and 2002 financial information has been restated to reflect the accounting for the sale of our Hillsdale UK Automotive operation and the sale of certain assets in our Germanium-based business as discontinued operations. The Hillsdale UK Automotive operation was sold on June 11, 2003, and certain assets in our Germanium-based business were sold in July 2003.

      Net loss. The net loss decreased $17.1 million, or 31.8%, to $36.8 million in 2002 from $54.0 million in 2001. The decrease in net loss is the result of the items discussed above.

      Preferred stock dividend accretion of $14.9 million in 2002 increased our net loss of $36.8 million to a net loss applicable to common shareholders of $51.7 million. In 2001, preferred stock dividend accretion of $13.3 million increased the net loss of $54.0 million to a net loss applicable to common shareholders of $67.3 million.

2001 compared to 2000

Automotive Segment

      Sales in our Automotive Segment decreased 6.9% to $408.3 million in 2001 from $438.4 million in 2000 (excluding Divested Divisions). The decline in our sales was principally attributed to reduced demand for our products. North American car and light truck build for 2001 was reported at 15.9 million units, down more than 10% from the 2000 build, reported at 17.7 million units. The decline in volumes was partially offset by new product launches. In addition, North American production by the U.S.-based original equipment manufacturers (OEMs — General Motors, Ford and Chrysler) declined on a percentage basis more than North American production by non-U.S. based OEMs, and our Automotive Segment has a higher percentage of sales in North America to non-U.S. based OEMs than North American production in general.

      Operating income decreased $20.6 million to $7.5 million in 2001 from $28.1 million in 2000. Reduced profitability was primarily the result of lower volumes, $4.5 million in new program launch costs in our precision machined components business, an increase in depreciation of $3.3 million caused by capital expenditures placed in service during 2001 and 2000 primarily related to new programs, pricing reductions of $2.8 million, and higher workers compensation expense. Although in 2000 we had projected declining sales, offsetting cost reductions could not be achieved in a timely manner. In particular, high fixed costs in our Automotive Segment severely impact profitability in the event of a decrease in sales. Capital expenditures for the Automotive Segment were $27.2 million in 2001 compared to $33.7 million in 2000. These capital expenditures were related to a significant number of new product launches in our Hillsdale operation and the acquisition of a new rubber coating line in our Wolverine operation.

Technologies segment

      Sales in our Technologies Segment increased 2.6% to $167.8 million in 2001 from $163.6 million in 2000. Slightly more than half of the increase is attributable to the sales of EaglePicher Energy Products Corporation, which was acquired by us in June 2000. Other increases were attributable to sales of specialty materials applications along with certain aerospace battery programs. Additionally, volumes of bulk pharmaceutical products increased in 2001 resulting from added capacity at a recent plant expansion. These increases were offset by lower demands for lead based products sold as chemical agents and lead-acid batteries. A decline in orders from telecommunications customers also had a negative impact on our electronics assembly products. Additionally, we experienced a fire at our Harrisonville, Missouri bulk pharmaceutical chemical processing plant in August 2001. We estimate we lost sales in 2001 of approximately $1.5 million from the fire.

      Operating income decreased $13.4 million from income of $11.3 million in 2000 to a loss of $2.2 million in 2001. Reduced profitability was primarily a result of an $8.7 million restructuring charge taken in the fourth quarter of 2001. Three plants were impacted by this restructuring charge. They are located in Seneca, Missouri; Grove, Oklahoma and Colorado Springs, Colorado. These plants will be closed once final customer orders are completed and shipped. Asset impairment charges of approximately $3.6 million were recorded to bring these facilities to their estimated net realizable value. Approximately 100 employees, primarily manufacturing labor from these locations, will be provided severance based upon their length of service totaling approximately $1.6 million. Other shutdown costs, estimated to be $3.5 million, are primarily non-cash and relate to inventory. These charges are all included in the restructuring charge. Additionally, operating income decreased due to lower operating margins and increased reserves ($2.0 million) for bad debt and warranty costs. As mentioned above, we experienced a fire at one of our chemical plants which resulted in lost margins and incremental costs of approximately $0.9 million, which was offset by an equal amount of benefit from insurance coverage.

Filtration and minerals segment

      Sales in our Filtration and Minerals Segment increased 1.8% to $82.0 million in 2001 from $80.6 million in 2000 despite a decrease in the total volume of products sold. Volume decreases were due to the rationalization of existing business and general economic weakness. Revenue increased because of volume increases in higher value-added products, a general price increase, and an energy surcharge that was in effect for part of the year to defray a portion of the increase in natural gas and electricity costs experienced nationwide. At the end of 2001, we also implemented an aggressive price improvement program directed toward improving margins.

      Operating income decreased 2.2% to $4.7 million in 2001 from $4.8 million in 2000. This decrease was primarily caused by increased natural gas costs of $2.8 million and power cost increases of $0.4 million. The increases in energy costs were partially mitigated through the use of alternative fuels, energy conservation measures, and energy surcharges to our customers. Additionally, penalties of $0.5 million and legal and consultant costs of $0.4 million were incurred in the settlement of regulatory claims for violating gaseous emission permits in Nevada and Oregon. Settlements have been reached in both jurisdictions and we are in compliance with current permits and interim orders.

Company discussion

      Net sales. Sales decreased 9.3% to $657.3 million in 2001 from $724.7 million in 2000, or 3.6% or $24.6 million excluding sales from Divested Divisions. The decline in sales was principally attributed to reduced demand for our products in the Automotive Segment from automobile manufacturers. These decreases were partially offset by gains in our Technologies Segment.

      Cost of products sold (exclusive of depreciation). Gross margins decreased to 19.0% in 2001 from 21.2% in 2000 largely as a result of poor overhead absorption due to lower volumes, particularly in the Automotive Segment, as well as new product launch costs in the Automotive Segment.

      Selling and administrative. Selling and administrative expenses decreased 14.4% or $8.3 million from 2000 to 2001. The Divested Divisions accounted for $4.8 million of the reduction. As a percentage of sales, selling and administrative expenses declined from 8.0% in 2000 to 7.5% in 2001.

      Depreciation and amortization of intangibles. Depreciation and amortization of intangibles expense increased $1.6 million. The increase in depreciation expense is primarily attributable to capital expenditures in the Automotive Segment.

      Management compensation — special. Management compensation — special is severance primarily related to the separation from employment for officers. This aggregated $3.1 million in 2001 is for three senior executives and $1.6 million in 2000 is for one senior executive.

      Insurance related loss (gains). During 2000, we settled claims against a former insurer regarding environmental remediation costs for $16.0 million and received such proceeds in the first quarter of 2000.

      Restructuring. During the fourth quarter of 2001 we announced a restructuring of our Technologies Segment and a restructuring and relocation of our corporate headquarters to Phoenix, Arizona. We recorded a charge of $14.1 million. Approximately $5.4 million related to facilities, $5.0 million related to involuntary severance of approximately 165 employees and $3.7 million related to other costs to exit business activities.

      In the facilities charge, approximately $3.6 million is non-cash adjustments to write down the carrying value of the three Technologies plants to their estimated net realizable value and abandoning primarily machinery and equipment at these locations. The affected plants are located in Seneca, Missouri; Grove, Oklahoma and Colorado Springs, Colorado. Each plant will be closed once final customer orders are completed and shipped. Approximately $1.9 million represents an estimate of the total future lease commitments less estimated proceeds received from subleasing the various spaces, primarily at our former corporate headquarters in Cincinnati.

      Approximately 100 employees in our Technologies Segment will be provided approximately $1.6 million in severance based upon their length of service. Approximately 40 employees at our former corporate headquarters located in Cincinnati will be provided approximately $3.2 million in severance based upon length of service. The remaining 25 employees in various locations will be provided approximately $0.2 million in severance based upon length of service.

      The $3.7 million in other shutdown costs is primarily non-cash and relates to inventory.

      Loss (gain) from divestitures. During 2001, we incurred costs of $2.1 million related to Divested Divisions which were sold in prior years. During 2000, as part of our previously announced program to focus management, technical and financial resources on our core businesses, we completed the sale of our Ross Aluminum Foundries, Fluid Systems, MARCO, Rubber Molding and Cincinnati Industrial Machinery divisions for aggregate net proceeds of $85.0 million and realized an aggregate gain on the sale of these divisions of $17.1 million, which was reduced for provisions of $14.0 million for items relating to divisions sold in prior years, to a net gain of $3.1 million.

      Interest expense. Interest expense was $35.4 million in 2001 (not including interest allocated to discontinued operations of $8.0 million) and $38.7 million in 2000 (not including interest allocated to discontinued operations of $8.6 million), or a decrease of $3.3 million. The decrease in interest expense is due to lower interest rates in 2001 and lower debt balances in 2001 as a result of the application of proceeds from the sales of divisions and the insurance settlement received in 2000.

      Income (loss) from continuing operations before taxes. Income (loss) from continuing operations before taxes was $(32.4) million in 2001 and $20.3 million in 2000. The following items are significant differences between income (loss) from continuing operations before taxes for 2001 and 2000:

•	A restructuring charge of $14.1 million principally related to our Technologies Segment and Headquarters relocation during 2001;

•	Provisions for Management Compensation — Special of $3.1 million in 2001 versus $1.6 million in 2000;

•	Income of $16.0 million from an insurance settlement in 2000;

•	Gain on the sale of the Divested Divisions of $3.1 million in 2000;

•	In 2001, recognition of additional costs of $2.1 million related to environmental and litigation matters associated with divisions divested in prior years. See Note C in our November 30, 2002 consolidated financial statements included elsewhere in this prospectus;

•	An increase in Other Income of $2.9 million in 2001 primarily due to gains in foreign currency transactions of $0.5 million in 2001 versus a loss of $1.4 million in 2000 and an increase in royalty income of $0.9 million in 2001 versus 2000; and

•	Operating income decreases in 2001 of $13.4 million in our Technologies Segment and $20.6 million in our Automotive Segment.

      Income taxes (benefit). Income taxes (benefit) were $(10.2) million in 2001 and $9.3 million in 2000. The sale of the Divested Divisions and the income from the insurance settlement in 2000 affect comparability of income taxes and the effective tax rates. The income taxes (benefit) in 2000 are largely attributable to taxable gains resulting from divestitures.

      Discontinued operations. Throughout 2000 and 2001, we accounted for our former Machinery Segment as a discontinued operation and prior periods have been restated to conform to the discontinued operations presentation. On December 14, 2001, we completed the sale of our Machinery Segment as of November 30, 2001. In addition, the accompanying 2000 and 2001 financial information has been restated to reflect the accounting for the sale of our Hillsdale UK Automotive operation and the sale of certain assets in our Germanium-based business as discontinued operations. The Hillsdale UK Automotive operation was sold on June 11, 2003 and certain assets in our Germanium-based business were sold in July 2003.

      Net income (loss). Net income (loss) for 2001 was $(54.0) million and $5.6 million in 2000. The significant items are discussed in the income (loss) from continuing operations before taxes and discontinued operations sections above.

      Preferred stock dividend accretion of $13.3 million in 2001 increased net loss of $54.0 million to a net loss applicable to common shareholders of $67.3 million. In 2000, preferred stock dividend accretion of

$11.8 million reduced net income of $5.6 million to a net loss applicable to common shareholders of $6.2 million.

Liquidity and Capital Resources

      Our cash flows from operations and availability under our various credit facilities are considered adequate to fund our short-term and long-term capital needs. As of August 31, 2003, we had $123.9 million unused under our various credit facilities. However, due to various financial covenant limitations under our New Credit Agreement measured at the end of each quarter, on August 31, 2003, we could only incur an additional $47.3 million of indebtedness.

      In August 2003, we entered into the New Credit Agreement which provides for an original term loan of $150.0 million and a revolving credit facility of $125.0 million. The proceeds of the New Term Loan were used to repay our prior credit agreement. In addition, we issued $250.0 million of Senior Unsecured Notes due 2013 and completed a tender offer for 95% of our existing Senior Subordinated Notes due 2008. These refinancings are expected to provide us sufficient liquidity and capital resources to operate our business into the future.

      At August 31, 2003, we were in compliance with all of our debt covenants. We expect to remain in compliance with our debt covenants for the remainder of fiscal year 2003.

Cash Flows

Nine-Months Ended August 31, 2003 to August 31, 2002

      All references herein to years are to the nine-months ended August 31 unless otherwise indicated.

      Operating Activities. Operating activities used $55.8 million in cash during 2003 compared to providing $46.4 million in 2002. In 2002, cash flows from operating activities were impacted by our net loss of $31.7 million, which was offset by non-cash charges of $47.9 million from depreciation and amortization, $6.1 million from losses from divestitures, $0.8 million from deferred income tax adjustments, and $3.1 million from insurance related losses, which results in cash sources of $26.2 million compared to a similarly calculated amount in 2003 of $47.9 million. The 2003 amount of $47.9 million, an improvement of $21.7 million over 2002, is comprised of our net income of $4.6 million, and non-cash charges of $37.1 million from depreciation and amortization, $3.2 million from provisions from discontinued operations, and $6.3 million from the write-off of deferred financing costs, partially offset by non-cash insurance gains of $3.3 million.

      The cash flow for 2002 was also increased by $20.2 million due to changes in certain assets and liabilities, resulting in net cash provided by operating activities of $46.4 million, primarily due to $41.0 million of proceeds from the sale of receivables to our accounts receivable asset-backed securitization, which was partially offset primarily by decreases in accounts payable and uses of cash for other working capital needs.

      The cash flow for 2003 was reduced by $103.7 million due to changes in certain assets and liabilities, resulting in net cash used in operating activities of $55.8 million. This was primarily due to:

a. $37.1 million of payments to reduce the amounts outstanding under our accounts receivable asset-backed securitization;

b. approximately $14.0 million for payments on restructuring and legal matters which were expensed in 2002;

c. $22.7 million reduction in accounts payable, primarily to obtain discounts from vendors on early payment options and to shorten payment terms for two major suppliers, as a result of our increased liquidity from our August 2003 capital structure refinancing;

d. $5.2 million increase in an insurance receivable for an insurance claim that we expect to collect in the fourth quarter of 2003;

e. $8.1 million increase in production on long-term defense contracts where costs are incurred before shipments or milestone billings are made and collected; and

f. $4.5 million reduction in accrued interest expense due to the timing of the interest payments as a result of our August 2003 capital structure refinancing.

      Investing Activities. Investing activities used $9.7 million in cash during 2003 compared to using $11.2 million in 2002. These amounts primarily relate to capital expenditures. We expect our capital expenditures during 2003 will be approximately $15.0 million to $20.0 million.

      Financing Activities. Financing activities provided $41.3 million of cash during 2003 compared to using $63.7 million during 2002. During 2002, we used $40.8 million to reduce our revolving credit facility, primarily from proceeds associated with the sale of our receivables to our accounts receivable asset-backed securitization. Also during 2002, regularly scheduled debt payments and divestitures resulted in a $22.8 million decline in our long-term debt. During 2003, we completed a tender offer on our senior subordinated notes and issued new senior unsecured notes. In addition, we paid off our former credit agreement and issued a new credit agreement. For a detailed discussion of these transactions and the conditions of the new instruments, see the Capitalization section below. Accordingly, during 2003, we used $347.9 million of cash to redeem our senior subordinated notes and pay-off our former credit agreement, and we received $388.3 million, net of financing costs, of cash for the issuance of the new senior unsecured notes and the new credit agreement. In addition, during 2003, we sold to our controlling common shareholder, Granaria Holdings B.V., Bert Iedema, one of our directors and an executive officer of Granaria Holdings B.V., and two of our executive officers the 69,500 shares of common stock held in our Treasury for $13.00 per share, or $0.9 million.

Year ended 2002 compared to 2001

      Operating activities. Net cash provided by operating activities during 2002 was $73.6 million compared to $60.1 million during 2001, which includes $65.0 million of non-cash depreciation and amortization expense in 2002 and $60.7 million in 2001. The majority of the increase in reported cash from operating activities was $46.5 million which was received as a result of selling certain of our receivables to our unconsolidated accounts receivable asset-backed securitization. Our inventory used $1.5 million, accounts payable used $0.3 million and accrued liabilities used $6.1 million. The use of cash as a result of the decrease in accrued liabilities is primarily related to spending on restructuring and environmental activities. Also, during 2002 we received approximately $5.2 million of net operating loss tax refunds.

      Investing activities. Investing activities used $5.6 million in cash during 2002 compared to $34.4 million used in 2001. During 2002, $6.9 million was provided by proceeds from the sale of our Construction Equipment Division, which represented our former Machinery Segment, and $3.1 million was provided by proceeds from the sale of our Precision Products business. Capital expenditures amounted to $16.3 million during 2002 compared to $34.2 million during 2001.

      Financing activities. Financing activities used $67.4 million during 2002 compared to $15.8 million during 2001. During 2002, we used $32.5 million to reduce our revolving credit facility, primarily from proceeds associated with the sale of our receivables to our unconsolidated accounts receivable asset-backed securitization. Both regularly scheduled debt payments and the proceeds from the sale of our Construction Equipment Division and Precision Products resulted in a $34.7 million decline in our long-term debt during 2002.

Capitalization

      Our capitalization, which excludes the obligations of $46.5 million at November 30, 2002 and zero at August 31, 2003 of our accounts receivable asset-backed securitization, consisted of the following at November 30, 2002 and August 31, 2003 (in thousands of dollars):

	2002	2003

New Credit Agreement:
New revolving credit facility	$—	$—
New term loan	—	150,000
Former Credit Agreement:
Former revolving credit facility, paid off in August 2003	121,500	—
Former term loan, paid off in August 2003.	16,925	—
Senior Unsecured Notes, 9.75% interest, due 2013, net of $1.9 million discount	—	248,013
Senior Subordinated Notes, 9.375% interest, due 2008	220,000	10,500
Industrial Revenue Bonds, 1.8% to 2.2% interest, due 2005	15,300	15,300
Other	—	1,169

	373,725	424,982
Preferred Stock	137,973	150,247
Shareholders’ Deficit	(87,578)	(89,189)

	$424,120	$486,040

      New Credit Agreement. We have a syndicated senior secured loan facility (“New Credit Agreement”) providing an original term loan (“New Term Loan”) of $150.0 million and a $125.0 million revolving credit facility (“New Facility”). The New Facility and the New Term Loan bear interest, at our option, at a rate equal to (i) LIBOR plus 350 basis points or (ii) an Alternate Base Rate (which is equal to the highest of (a) the agent’s prime rate, (b) the Federal funds effective rate plus 50 basis points, or (c) the base CD rate plus 100 basis points) plus 250 basis points. Interest is generally payable quarterly on the New Facility and New Term Loan. We have entered into interest rate swap agreements to manage our variable interest rate exposure. The New Credit Agreement also contains certain fees. There are fees for letters of credit equal to 3.5% per annum for all issued letters of credit, and there is a commitment fee on the New Facility equal to 0.5% per annum of the unused portion of the New Facility. If we meet certain financial benchmarks, the interest rate spreads on the borrowing, the commitment fees and the fees for letters of credit may be reduced.

      The New Term Loan will mature upon the earlier of (i) August 7, 2009, (ii) 180 days prior to the maturity of our Senior Subordinated Notes if more than $5.0 million of aggregate principal amount of Senior Subordinated Notes are outstanding, or (iii) 180 days prior to the mandatory redemption of our 11.75% Cumulative Redeemable Exchangeable Preferred Stock (“Preferred Stock”) if more than $5.0 million of its aggregate liquidation preference remains outstanding. The New Facility will mature upon the earlier of (i) August 7, 2008, (ii) 180 days prior to the maturity of our Senior Subordinated Notes if more than $5.0 million of aggregate principal amount of Senior Subordinated Notes are outstanding, or (iii) 180 days prior to the mandatory redemption of our Preferred Stock if more than $5.0 million of its aggregate liquidation preference remains outstanding. Our Senior Subordinated Notes mature, and our Preferred Stock is scheduled for mandatory redemption on March 1, 2008.

      At August 31, 2003, we had $40.4 million in outstanding letters of credit under the New Facility, which together with borrowings of zero, made our available borrowing capacity $84.6 million. However, due to various financial covenant limitations under the New Credit Agreement, we could only incur an additional $47.3 million of indebtedness at August 31, 2003.

      The New Credit Agreement is secured by our capital stock, the capital stock of substantially all of our domestic United States subsidiaries, a certain portion of the capital stock of our foreign subsidiaries, and substantially all other assets of our United States subsidiaries. Additionally, the New Credit Agreement is guaranteed by us and certain of our United States subsidiaries.

      The New Credit Agreement contains covenants that restrict our ability to declare dividends or redeem capital stock, incur additional debt or liens, alter existing debt agreements, make loans or investments, form or invest in joint ventures, undergo a change in control or engage in mergers, acquisitions or asset sales. These covenants also limit the annual amount of capital expenditures and require us to meet certain minimum financial ratios. For purposes of determining outstanding debt under our New Credit Agreement, we include the outstanding obligations of EPFC, our off-balance sheet special purpose entity. We are in compliance with all covenants at August 31, 2003.

      In addition to regularly scheduled payments on the New Credit Agreement, we are required to make mandatory prepayments equal to 50.0% of annual excess cash flow, as defined in the New Credit Agreement, beginning with our fiscal year ending November 30, 2004. The net proceeds from the sale of assets (subject to certain conditions), the net proceeds of certain new debt issuance, and 50.0% of the net proceeds of any equity securities issuance are also subject to mandatory prepayments on the New Credit Agreement.

      Former Credit Agreement. We had a syndicated senior secured loan facility (“Former Credit Agreement”) which provided for an original term loan (“Former Term Loan”) of $75.0 million, as amended, and a $220.0 million revolving credit facility (“Former Facility”). We paid off the Former Credit Agreement with the proceeds from our New Credit Agreement and Senior Unsecured Notes in August 2003. The Former Facility and the Former Term Loan bore interest, at our option, at LIBOR plus 275 basis points, or the bank’s prime rate plus 150 basis points. Interest was generally payable quarterly on the Former Facility and Former Term Loan. The Former Credit Agreement also contained certain fees.

      Senior Unsecured Notes. In August 2003, we issued $250.0 million 9.75% Senior Unsecured Notes, due 2013, at a price of 99.2% of par to yield 9.875%. Accordingly, the net proceeds before issuance costs were $248.0 million. The discount is being amortized over the life of the Senior Unsecured Notes. The Senior Unsecured Notes require semi-annual interest payments on September 1 and March 1, beginning on March 1, 2004. The Senior Unsecured Notes are redeemable at our option, in whole or in part, any time after September 1, 2008 at set redemption prices. We are required to offer to purchase the Senior Unsecured Notes at a set redemption price should there be a change in control. The Senior Unsecured Notes contain covenants which restrict or limit our ability to declare or pay dividends, incur additional debt or liens, issue stock, engage in affiliate transactions, undergo a change in control or sell assets. We are in compliance with these covenants at August 31, 2003. The Senior Unsecured Notes are guaranteed by us and certain of our subsidiaries.

      Senior Subordinated Notes. Our Senior Subordinated Notes require semi-annual interest payments on September 1 and March 1. In connection with the issuance of the Senior Unsecured Notes in August 2003, as described above, we repurchased 95% of the outstanding senior subordinated notes at par and executed a supplemental indenture on our Senior Subordinated Notes which eliminated substantially all of the restrictive covenants in the Senior Subordinated Notes which remain outstanding. We continue to be required to make interest payments on the Senior Subordinated Notes and will be required to pay the remaining aggregate principal amount outstanding at maturity in 2008.

      Industrial Revenue Bonds. Our industrial revenue bonds require monthly interest payments at variable interest rates based on the market for similar issues and are secured by letters of credit issued under the New Facility described above.

      Preferred Stock. Our preferred stock increased $12.3 million during 2003 as a result of accretion of the liquidation preference and the accrual for preferred dividends. The liquidation preference of the Preferred Stock was fully accreted to $141.9 million in the aggregate at March 1, 2003. Commencing March 1, 2003, dividends on our Preferred Stock became cash payable at 11.75% per annum of the liquidation preference if and when declared by the Board of Directors; the first semiannual dividend payment of $8.3 million was due September 1, 2003. The New Credit Agreement and the Senior Unsecured Notes contain financial covenants that currently prohibit us from paying dividends on the preferred stock. Our Board of Directors did not declare a cash dividend as of September 1, 2003. If we do not pay cash dividends on the preferred stock, then holders of the preferred stock may become entitled to elect a majority of our Board of Directors. Dakruiter S.A. and Harbourgate B.V., both companies controlled by Granaria Holdings B.V., our controlling common shareholder, hold approximately 78% of our preferred stock, and therefore Granaria Holdings B.V. would continue to be able to elect our entire Board of Directors. The election of a majority of the directors is the only remedy of holders of the preferred stock for a failure to pay cash dividends. Unpaid dividends are cumulative but do not bear interest.

      Shareholders’ Deficit. Our shareholders’ deficit increased $1.6 million during 2003 primarily due to our comprehensive income of $9.8 million and the issuance of common shares from our Treasury of $0.9 million, which was more than offset by the accretion and accrual of preferred stock dividends of $12.3 million.

      We are currently evaluating our assumptions regarding discount rates and rates of investment return to be used to determine the funded status of our pension plans as of November 30, 2003 and the related pension expense for 2004. Based on the significant decline in interest rates since November 2002, our discount rate, used to calculate the present value of pension liabilities, will decrease from 6.95% at November 30, 2002 to a currently estimated range of 6.00% to 6.25% as of November 30, 2003. This decrease in discount rates will increase our pension benefit obligation amounts as of November 30, 2003 and may result in the plan being underfunded, as opposed to our overfunded position as of November 30, 2002.

      If the plan is determined to be underfunded by any amount, we will be required to write-off approximately 95% of our intangible prepaid pension asset of $55.6 million as of August 31, 2003 by a non-cash charge to other comprehensive income (“OCI”), resulting in an increased deficit in our stockholders’ equity. There is also a potential that we may need to record a non-cash charge to OCI to establish a pension liability for the underfunded amount. In addition, at the recommendation of our actuary, we are considering whether to adopt a more recently issued actuarial mortality table, which would also have the impact of increasing our unfunded liability by approximately $13.0 million.

      The write-off to OCI of the prepaid pension asset, the accrual for the unfunded liability, and the accrual for the potential additional liability relating to the new mortality table are all non-cash items that are required under United States generally accepted accounting principles (“GAAP”). The accounting treatment under GAAP is different from the funding requirements mandated by the Employee Retirement Income Security Act of 1974 (“ERISA”). Accordingly, we do not expect these non-cash charges to OCI to impact the need for potential cash contributions to our pension plans for the next several years. Under the pension funding assumptions currently being evaluated, we do not anticipate a requirement for any cash contributions during the next several years. However, at our discretion, we may make voluntary contributions from time to time, based on our cash position and overall financial status, and the potential to further strengthen the funded status of the plans over the long term.

Accounts Receivable Asset-Backed Securitization (Qualifying Special Purpose Entity)

      During the first quarter of 2002, we entered into an agreement with a major United States financial institution to sell an interest in certain receivables through an unconsolidated qualifying special purpose entity, EaglePicher Funding Corporation (“EPFC”). Initially $47.0 million of proceeds from this new facility were used primarily to payoff amounts outstanding under our prior Receivables Loan Agreement with our wholly owned subsidiary, EaglePicher Acceptance Corporation. This agreement provides for the sale of certain receivables to EPFC, which in turn sells an interest in a revolving pool of receivables to the financial institution. EPFC has no recourse against us for failure of the debtors to pay when due. In the third quarter of 2003, we amended this agreement to extend the receivables program until the earlier of (a) 90 days prior to the maturity of our New Credit Agreement or (b) January 2008.

      We account for the securitization of these sold receivables in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities — a Replacement of FASB Statement No. 125.” Under this guidance, at the time the receivables are sold, the balances are removed from our financial statements. For purposes of calculating our debt covenant compliance under our New Credit Agreement, we include the outstanding obligations of EPFC.

      In conjunction with the initial transaction during 2002, we sold $82.5 million of receivables to EPFC, and we incurred charges of $1.5 million, which were included in Interest Expense in the accompanying condensed consolidated statements of income (loss) for the nine-months ended August 31, 2002. We continue to service sold receivables and receive a monthly servicing fee from EPFC of approximately 1% per annum of the receivable pool’s average balance. As this servicing fee approximates our cost to service, no servicing asset or liability has been recorded at November 30, 2002 or August 31, 2003. We retain an interest in a portion of the receivables transferred, representing an over collateralization on the securitization. Our involvement with both this over collateralization interest and the transferred receivables is generally limited to the servicing performed. The carrying value of our interest in the receivables is recorded at fair value, which is estimated as its net realizable value due to the short duration of the receivables transferred. The net realizable value considers the collection period and includes an estimated provision for credit losses and returns and allowances, which is based on our historical results and probable future losses.

      At November 30, 2002, our interest in EPFC was $29.4 million and the revolving pool of receivables that we serviced totaled $77.5 million. At November 30, 2002, the outstanding balance of the interest sold to the financial institution recorded on EPFC’s financial statements was $46.5 million.

      As of August 31, 2003, we reduced the amount due to the financial institution by EPFC. Accordingly, our interest in EPFC was $66.5 million and the revolving pool of receivables that we serviced totaled $67.9 million. At August 31, 2003, the outstanding balance of the interest sold to the financial institution recorded on EPFC’s financial statements was zero. The effective interest rate for the nine month period ended August 31, 2003 in the securitization was approximately 2.58%.

Credit Agreement EBITDA

      In our New Credit Agreement, we have certain financial covenants, as discussed below in Credit Agreement and Accounts Receivable Asset-Backed Securitization Financial Covenants, which we believe are significant and material in the context of our capital structure. Credit Agreement EBITDA is defined as earnings before interest, income taxes, depreciation, amortization, and certain non-cash items, as defined in the New Credit Agreement. We believe these financial covenants are a material piece of information for the readers of our reports. To support our readers’ understanding of these financial covenants and our compliance with them, we have provided below a reconciliation from Generally Accepted Accounting Principles (GAAP) Net Income (Loss) to Credit Agreement EBITDA. For purposes of calculating our credit agreement financial covenants, Credit Agreement EBITDA is based on the last twelve months of operating results, which is summarized below.

      Credit Agreement EBITDA is also presented herein because we believe it is a useful supplement to net income. We use this measurement as part of our evaluation of core operating results and underlying trends and therefore believe it is a key measure of our performance. However, Credit Agreement EBITDA, which does not represent operating income or net cash provided by operating activities, as those items are defined by GAAP, should not be considered by readers as an alternative to operating income or cash flow from operations or indicative of whether cash flows will be sufficient to fund our future cash requirements. Funds depicted by Credit Agreement EBITDA are not available for our discretionary use to the extent they are required for debt service and other commitments. In addition, Credit Agreement EBITDA may differ from and may not be comparable to similarly titled measures used by other companies.

      The following is a reconciliation from Net Income (Loss) to our Credit Agreement EBITDA (in thousands of dollars):

	Quarter Ended

	November 30,	February 28,	May 31,	August 31,
	2002	2003	2003	2003

Net Income (Loss)	$(5,086)	$1,168	$7,686	$(4,226)
Loss from discontinued business, net	1,366	928	542	213
Loss on disposal of discontinued business, net	—	—	2,978	267
Income taxes	(17)	896	1,150	804
Interest expense	8,216	8,373	8,319	9,249
Depreciation and amortization	16,043	11,114	10,916	12,768
Restructuring expense	2,900	—	—	—
Loss from divestitures	366	—	—	—
Long-term bonus and share appreciation plans expense	420	600	700	700
Pension plan expense (income), net	(1,795)	177	505	(1,500)
Write-off of deferred financing costs	—	—	—	6,327
Other, net	(200)	—	—	(415)
EBITDA impact from discontinued operations	860	601	939	100

Quarterly Credit Agreement EBITDA	$23,073	$23,857	$33,735	$24,287

Last Twelve Months Credit Agreement EBITDA				$104,952

Credit Agreement and Accounts Receivable Asset-Backed Securitization Financial Covenants

      There are three financial covenants contained in our New Credit Agreement and the Accounts Receivable Asset-Backed Securitization, as amended. They are a leverage ratio (the ratio of total debt, including the obligations of our accounts receivable asset-backed securitization, to Credit Agreement EBITDA), an interest coverage ratio (the ratio of Credit Agreement EBITDA to interest expense) and a fixed charge coverage ratio (the ratio of Credit Agreement EBITDA minus capital expenditures to the sum of interest expense plus scheduled principal payments plus cash dividends paid plus income taxes paid), all as defined in the New Credit Agreement and the Accounts Receivable Asset-Backed Securitization, as amended. As of August 31, 2003, we were in compliance with the covenant calculations described above.

      The following table presents the required ratios under our New Credit Agreement and the actual ratios at August 31, 2003.

			Minimum Fixed
	Maximum	Minimum Interest	Charge Coverage
	Leverage Ratio	Coverage Ratio	Ratio
	(Not More Than)	(Not Less Than)	(Not Less Than)

August 31, 2003
Required	4.50	2.25	1.25
Actual	4.05	3.07	1.69
November 30, 2003
Required	4.50	2.25	1.25
February 28, 2004
Required	4.50	2.25	1.25
May 31, 2004
Required	4.50	2.25	1.25
August 31, 2004
Required	4.50	2.25	1.25
November 30, 2004
Required	4.25	2.35	1.25

      Based on our projections for 2003, which are described under the Company Outlook section under the Results of Operations above, we expect to remain in compliance with all covenants. However, any adverse changes in actual results from projections, along with the contractual tightening of the covenants under the New Credit Agreement, may place us at risk of not being able to comply with all of the covenants of the New Credit Agreement. In the event we cannot comply with the terms of the New Credit Agreement as currently written, it would be necessary for us to obtain a waiver or renegotiate our loan covenants, and there can be no assurance that such negotiations will be successful. In addition, EPFC would be in default under our accounts receivable asset-backed securitization, described above, and we may need to obtain a waiver. Any agreements to amend the covenants and/or obtain waivers may likely require us to pay a fee and increase the interest rate payable under the New Credit Agreement. The amount of such fee and increase in interest rate would be determined in the negotiations of the amendment.

Contractual obligations and other commercial commitments

      We have updated below our long-term debt commitments as a result of our August 2003 refinancing and our operating lease commitments. Accordingly, we have updated our Contractual Obligations table since the filing of our Form 10-K for the year ended November 30, 2002, filed on March 3, 2003.

		Payments by Fiscal Period End

							Beyond
	Total	2003	2004	2005	2006	2007	2007

Contractual Cash Obligations:
Long-term Debt	$425.0	$2.2	$3.6	$13.7	$1.9	$1.5	$402.1
Operating Lease Commitments	33.9	5.5	6.1	4.4	3.7	3.6	10.6
Preferred Stock	150.2	—	—	—	—	—	150.2
Advisory Agreement	9.4	1.8	1.8	1.8	1.8	1.8	0.4
GMAC Legal Settlement	5.4	3.6	0.9	0.9	—	—	—
Environmental Liability	5.6	2.7	1.7	0.4	0.4	0.4	—

	$629.5	$15.8	$14.1	$21.2	$7.8	$7.3	$563.3

      For a discussion of our long-term debt and its related provisions, see Note P in our August 31, 2003 condensed consolidated financial statements included elsewhere in this prospectus. In the above table, we have included only principal payments on long-term debt (interest expense is excluded).

      Our 11.75% Cumulative Redeemable Exchangeable Preferred Stock is scheduled for redemption on March 1, 2008. However, if we do not redeem the Preferred Stock, the only remedy of holders is to elect a majority of our board of directors. Holders of the Preferred Stock do not have a right to obtain a judgment against us for the redemption amount or to obtain equitable relief requiring us to redeem the Preferred Stock. We have included in the above table the current Preferred Stock balance on our balance sheet but have excluded any future dividend accruals or payments.

      We have an advisory and consulting agreement with a related party, Granaria Holdings B.V., our controlling common shareholder, which requires an annual management fee of $1.75 million. Included in the above table is the annual $1.75 million management fee.

      During 2002, we settled a lawsuit with GMAC and Eagle Trim, Inc. (a business we divested in 1998) whereby we are required to pay $5.4 million to GMAC, payable $1.7 million by December 5, 2002, $1.5 million, payable in monthly installments from January 2003 through June 2003, and $2.2 million payable in monthly installments from July 2003 through October 2005, plus interest at 4.5% per annum.

      We are involved in various stages of investigation and remediation related to environmental remediation projects at a number of sites as a result of past and present operations, including currently-owned and formerly-owned plants. Also, we have received notice that we may have liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as a Potentially Responsible Party at a number of sites (“Superfund Sites”). The ultimate cost of site remediation is difficult to predict given the uncertainties regarding the extent of the required remediation, the interpretation of applicable laws and regulations and alternative remediation methods. Based on our experience with environmental remediation matters, we have accrued $17.7 million in our Accrued Divestitures Reserve at November 30, 2002 ($10.5 million as of August 31, 2003) related to environmental remediation and legal matters for sold divisions or businesses, and $2.4 million ($1.7 million as of August 31, 2003) is recorded in Other Accrued Liabilities related to on-going businesses. There can be no assurances that environmental laws and regulations will not become more stringent in the future or that we will not incur significant costs in the future to comply with such laws and regulations. Accordingly, future information and developments will require us to continually reassess the expected impact of these environmental matters. We have included in the above table $5.6 million of contractual cash commitments based on our current remediation plans. The remaining commitments are not contractually committed and therefore not included in the above table.

      The following table lists our other commercial commitments as of November 30, 2002:

	Expiration by Period

							Beyond
Other Commercial Commitments:	Total	2003	2004	2005	2006	2007	2007

	(In millions)
Third-party guarantee — Transicoil	$4.0	$1.4	$1.4	$1.2	$—	$—	$—
Stand-by letters of credit	42.2	42.2	—	—	—	—	—

	$46.2	$43.6	$1.4	$1.2	$—	$—	$—

      We are the guarantor on the lease of a building of our former Transicoil subsidiary, which was sold in 1997. We believe the likelihood of being liable for the lease is remote. The original term of the lease expires in 2005; however, there are two five-year renewal terms that we have also guaranteed. The rent for the two five-year renewal terms is based upon the Consumer Price Index, at the time of renewal, should Transicoil not exercise its purchase option on the building. The amount of the guarantee for the current lease has been included in the table above; however, any potential commitments related to the two five-year renewals have not been disclosed in the table above as the buyer’s intent is unknown at this time.

      The stand-by letters of credit are required by various governmental regulatory agencies and support our obligations for certain environmental remediation, industrial revenue bonds, workers compensation and mining reclamation activities. Although the letters of credit expire by their terms within one year, the obligations they support extend into the future and it is expected that these letters of credit will be renewed annually.

      In addition, we are engaged in various litigation matters as further described in Note M of our November 30, 2002 consolidated financial statements included elsewhere in this prospectus. It is not possible to quantify an estimate of the cost of such litigation matters at this time and accordingly they have not been included as other commercial commitments.

Earnings to Fixed Charges and Preferred Stock Dividends

      During the first nine months of 2003, our ratio of earnings to fixed charges and preferred stock dividends was 1.00x, and during the first nine months of 2002, our earnings were sufficient to cover fixed charges and preferred stock dividends by $37.3 million. These improvements are primarily related to our improved operating performance, and our adoption of SFAS No. 142 on December 1, 2002.

Quantitative and Qualitative Disclosures About Market Risk

Risk Management Activities

      We are exposed to market risk including changes in interest rates, currency exchange rates and commodity prices. We use derivative instruments to manage our interest rate and foreign currency exposures. We do not use derivative instruments for speculative or trading purposes. Generally, we enter into hedging relationships such that changes in the fair values or cash flows of items and transactions being hedged are expected to be offset by corresponding changes in the values of the derivatives.

Interest Rate Management

      We use interest rate swap contracts to adjust the proportion of our total debt that is subject to variable interest rates. Under our interest rate swap contracts, we agree to pay an amount equal to a specified fixed-rate of interest for a certain notional amount and receive in return an amount equal to a variable-rate. The notional amounts of the contract are not exchanged. No other cash payments are made unless the contract is terminated prior to maturity. Although no collateral is held or exchanged for these contracts, interest rate swap contracts are entered into with a major financial institution in order to minimize our counterparty credit risk. These interest rate swap contracts are designated as cash flow hedges against changes in the amount of future cash flows associated with our interest payments on variable-rate debt. Accordingly, they are reflected at fair value in our balance sheets and the related changes in fair value on these contracts, net of tax, are recorded as a component of Accumulated Other Comprehensive Income (Loss) in our balance sheets. To the extent that any of these contracts are not considered to be effective in offsetting the change in the value of the interest payments being hedged, any changes in fair value relating to the ineffective portion of these contracts are immediately recognized in our income statement. The net effect of this accounting on our operating results is that interest expense on a portion of variable-rate debt being hedged is generally recorded based on fixed interest rates. At November 30, 2002, we had interest rate swap contracts to pay fixed-rates of interest (average rate of 5.68%) on $90.0 million notional amount of indebtedness. The $90.0 million notional amount of outstanding contracts will mature during fiscal year 2004. At November 30, 2001, we had interest rate swap contracts on $90.0 million notional amount of indebtedness. As of November 30, 2002, we had $4.5 million in unrealized losses under our interest rate swap agreements, and as of November 30, 2001 we had $4.8 million in unrealized losses which represent the fair values of the interest rate swap agreements as of those dates. The fair value of interest rate swap contracts is based on quoted market prices and third-party provided calculations, which reflect the present values of the difference between estimated future variable-rate receipts and future fixed-rate payments. The unrealized losses, net of tax, are recorded in Accumulated Other Comprehensive Income (Loss) in our balance sheets. As of November 30, 2002, the combined effect of a 1% increase in the applicable index rates would result in additional interest expense of approximately $1.1 million annually, assuming no change in the level of borrowings.

Currency Rate Management

      We use foreign currency forward exchange contracts to hedge the risk of cash flow fluctuations due to changes in exchange rates on sales denominated in foreign currencies. As part of our overall strategy to manage the level of exposure to the risk of foreign currency exchange rate fluctuations, we hedge a portion of our foreign currency exposures anticipated over the next twelve-months. To hedge this exposure, we used foreign currency forward exchange contracts that generally have maturities that approximate the timing of the forecasted transactions. Foreign currency forward exchange contracts are placed with a number of major financial institutions in order to minimize our counterparty credit risk. We record these foreign currency forward exchange contracts at fair value in our balance sheets and the related unrealized gains or losses on these contracts, net of tax, are recorded as a component of Accumulated Other Comprehensive Income (Loss) in our balance sheets. These unrealized gains and losses are recognized in the income statement in the period in which the related transactions being hedged are recognized in the income statement. However, to the extent that any of these contracts are not considered to be effective in offsetting the change in the value of the cash flows being hedged, any changes in fair value relating to the ineffective portion of these contracts are immediately recognized in our income statement. As of November 30, 2002, we had outstanding foreign currency forward exchange contracts with an aggregate notional amount of $13.5 million. Net unrealized losses on these contracts, based on prevailing financial market information, as of November 30, 2002, were $148,000 and were included in Accumulated Other Comprehensive Income (Loss), net of tax, in our balance sheets. As of November 30, 2001, we had outstanding foreign currency forward exchange contracts with an aggregate notional amount of $14.5 million. Net unrealized losses on these contracts, based on prevailing financial market information, as of November 30, 2001 were $149,000 and were included in Accumulated Other Comprehensive Income (Loss), net of tax, in our balance sheets. During 2002, we recognized $52,000 in gains from foreign currency hedge transactions, which were offset by losses of $1.2 million. The fair value of foreign currency contracts represents the amount required to enter into offsetting contracts with similar remaining maturities based on quoted market prices. During 2001, we recognized $693,000 in gains from foreign currency hedge transactions, which were offset by losses of approximately $186,000. During 2000, we recognized $314,000 in gains from foreign currency hedge transactions, which were offset by losses of $157,000.

Credit Risk

      Our concentrations of credit risk consist primarily of cash and cash equivalents, trade accounts receivable, retained interest in EPFC and sales concentrations with certain customers. As part of our ongoing control procedures, we monitor concentrations of credit risk associated with financial institutions with which we conduct business. Credit risk with financial institutions is considered minimal as we utilize only high quality financial institutions. We conduct periodic credit evaluations of our customers’ financial condition and generally do not require collateral. Our customer base includes all significant automotive manufacturers and their first tier suppliers in North America and Europe. Although we are directly affected by the well-being of the automotive industry, we do not believe significant credit risk existed at November 30, 2002. In addition, during 2002, we formed EPFC, a qualifying special-purpose entity, to sell an interest in certain receivables. See Note D in our November 30, 2002 financial statements and Note I in our August 31, 2003 condensed consolidated financial statements included elsewhere in this prospectus for a discussion of EPFC. We believe that EPFC assists in the management of our credit risk related to trade receivables as it permits us to sell an interest in our receivables on a non-recourse basis.

      As of August 31, 2003, there have been no material changes to our summary of Quantitative and Qualitative Disclosure About Market Risk provided above.

Recently Released or Adopted Accounting Standards

      In June 2001, the FASB issued SFAS No. 142, “Goodwill and Intangible Assets,” and effective December 1, 2002, we adopted this standard. This standard addresses goodwill and other intangible assets that have indefinite useful lives and, as such, prescribes that these assets will not be amortized, but rather tested, at least annually, for impairment. This standard also provides specific guidance on performing the annual impairment test for goodwill and intangibles with indefinite lives. Under this new accounting standard, we will no longer amortize our goodwill and will be required to complete an annual impairment test. We have had approximately $15.4 million of goodwill amortization per year that will no longer be recorded in fiscal 2003 and beyond. We have determined that we have six reporting units, as defined in SFAS No. 142, within our three reportable business segments. We have completed our initial impairment test required by this accounting standard and have determined we will not recognize an impairment charge related to the adoption of this accounting standard in 2003.

      In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations,” which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets and depreciated over their estimated useful life while the liability is accreted to its expected obligation amount upon retirement. We adopted SFAS No. 143 on December 1, 2002. The adoption of this statement did not have a material impact on our financial condition or results of operations.

      In September 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which superceded SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of.” The primary difference is that goodwill and certain intangibles with indefinite lives have been removed from the scope of SFAS No. 144, as they are covered by SFAS No. 142. It also broadens the presentation of discontinued operations to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can clearly be distinguished operationally and for financial accounting purposes from the rest of the entity. We adopted SFAS No. 144 on December 1, 2002 and accounted for the sale of our Hillsdale U.K. Automotive operation and the sale of certain assets of our Germanium-based business in our Technologies Segment in accordance with this statement.

      In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which is effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The adoption of this statement did not have a material impact on our financial condition or results of operations.

      On April 30, 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. This statement is effective for contracts entered into or modified after June 20, 2003, for hedging relationships designated after June 30, 2003, and to certain preexisting contracts. We adopted SFAS No. 149 on a prospective basis at its effective date on July 1, 2003. The adoption of this statement did not have a material impact on our financial condition or results of operations.

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, except for mandatorily redeemable financial instruments. Mandatorily redeemable financial instruments are subject to the provisions of this statement beginning on January 1, 2004. We have not completed our evaluation of the impact, if any, the adoption of this statement will have on our financial condition or results of operations.

      In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”) “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee. However, the provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations does not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. FIN 45 does not affect the accounting for guarantees issued prior to the effective date, unless the guarantee is modified subsequent to December 31, 2002. We adopted the disclosure requirements on December 1, 2002, and the initial recognition and measurement provisions in our February 28, 2003 financial statements. The adoption of this interpretation did not have a material impact on our financial condition or results of operations.

      In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”) “Consolidation of Variable Interest Entities.” Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns. FIN 46 applies to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest in after that date. A public entity with a variable interest in a variable interest entity created before February 1, 2003, shall apply the provisions of this interpretation (other than the transition disclosure provisions in paragraph 26) to that entity no later than the beginning of the first interim or annual reporting period beginning after December 15, 2003. The related disclosure requirements were effective immediately. The impact of this interpretation is not expected to have a material impact on our financial condition or results of operations.

      In November 2002, the EITF issued EITF 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF 00-21 prescribes a method to account for contracts that have multiple elements or deliverables. It provides guidance on how to allocate the value of a contract to its different deliverables, as well as guidance on when to recognize revenue allocated to each deliverable over its performance period. We are required to adopt EITF 00-21 for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. We are evaluating the impact EITF 00-21 will have on us, but do not expect it to have a material impact on our financial condition or results of operations.

BUSINESS

General

      We are a diversified manufacturer of advanced technology and industrial products that are used in the automotive, defense, aerospace, environmental testing, medical implant devices, pharmaceutical services, nuclear energy and food and beverage industries, in addition to other industrial arenas. Our long history of innovation in technology and engineering has helped us become a leader in certain markets in which we compete. Headquartered in Phoenix, Arizona, we have domestic operations throughout the United States and international operations in Mexico, Germany, Canada and Asia.

      Our business consists of three operating segments: the Automotive Segment, the Technologies Segment and the Filtration and Minerals Segment.

•	Our Automotive Segment is operated under two separate business units, the Hillsdale division and the Wolverine division. The Hillsdale division produces NVH dampers for engine crankshafts and drivelines, driveline yokes, flanges, transmission and engine pumps, automatic transmission filtration products, chassis corners and knuckle assemblies and other precision machined components. The Wolverine division produces rubber-coated materials and gaskets for automotive and non-automotive applications.

•	Our Technologies Segment develops and commercializes advanced power systems for defense, aerospace and commercial applications; produces boron isotopes for nuclear radiation containment; supplies ultra-clean scientific containers for pharmaceutical and environmental testing; and provides contract pharmaceutical services.

•	Our Filtration and Minerals Segment mines, processes and markets diatomaceous earth for use as a filtration aid, absorbent, performance additive and soil amendment.

      For the fiscal year ended November 30, 2002, we generated $668.1 million of net sales. Our Automotive Segment, Technologies Segment and Filtration and Minerals Segment generated 63%, 25%, and 12%, respectively, of our total net sales for the fiscal year ended November 30, 2002.

      The following table sets forth the primary product groups that each of our business segments develops and manufactures, the current markets for each of these product groups and major customers for each product group:

Business Segment	Products	Current Market(s)	Major Customers

Automotive Segment
Hillsdale Division	NVH dampers, driveline yokes, flanges, transmission and engine pumps, automatic transmission filtration products, chassis corners and knuckles and other precision machined components	Automotive OEMs and Tier 1 automotive parts suppliers	Allison, American Axle, DaimlerChrysler, Delphi, Ford, GM, Honda, Mitsubishi, Nissan, Toyota, Visteon
Wolverine Division	Rubber-coated materials and gaskets	Automotive OEMs and Tier 1 and Tier 2 automotive parts suppliers	Automotive aftermarket, industrial and consumer market, Tier 1 and Tier 2 automotive parts suppliers

Business Segment	Products	Current Market(s)	Major Customers

Technologies Segment
Power Group	Batteries and power systems	Defense, aerospace, medical, telecommunications, and other commercial industries	Boeing, CECom (US Army), Guidant, Lockheed Martin, Loral, Raytheon, TRW
Specialty Materials Group	Specialty materials such as boron isotopes and ultra-clean scientific containers	Nuclear energy, environmental testing and pharmaceutical testing	Dow Chemical, Fisher Scientific, Gemeinschaft, Transnuclear, VWR International, Westinghouse
Pharmaceutical Services Group	Drugs and drug active ingredients for clinical trials, low volume drugs and radioisotopic tagging	Pharmaceutical	Celegene, Elkins-Sinn, Immunogen, Phoenix Scientific, Wyeth
Filtration and Minerals Segment	Filter aid products, fine mineral additives, and chemical and moisture absorbents	Food and beverage and other miscellaneous industries	ADM, Bayshore, Canandaigua Wine, Cargill, Chevron, Roquette, Valspar

Business Strategy

      A key component of implementing our business strategy involves recruiting highly qualified leadership to operate our business segments autonomously. Each of our business segments has developed its own business strategy for capitalizing on growth opportunities for its existing markets as well as penetrating new markets. Our overall business strategy involves:

Expanding our strong technological capabilities and customer relationships

      We plan to leverage our strong positions in certain markets, our long established customer relationships and our strong technology capabilities as a means of further penetrating existing markets that we serve and penetrating new markets for our technologies. We believe there are growth opportunities in each of our business segments.

•	Automotive Segment. Our Hillsdale division plans to rely on its strong proprietary damper technology and new design and predictive software to identify and resolve customer NVH problems. This initiative has already led to significant new business for its damper products. In addition, our Hillsdale division has introduced new micro bypass filtration technology for transmission, engine and power steering filtration applications that will improve filtration performance, which we expect to significantly reduce warranty issues for customers. Our Hillsdale division seeks to implement these new problem-solving technologies and improved cost structure as a means of generating additional business from existing customers.

Our Wolverine division has a strong market position in rubber-coated metal technology in the automotive OEM market and in certain non-automotive applications. It has recently penetrated the brake aftermarket and the small engines market (e.g. motorcycles). We believe there are significant additional opportunities for further penetration of these new markets, as well as expansion into other high performance applications in non-automotive markets, such as compressor applications.

•	Technologies Segment. The Power Group, within our Technologies Segment, has a long history of successfully implementing leading-edge technology for demanding battery and power applications. The

Power Group often licenses this technology from government entities. The Power Group’s strategy involves leveraging its reputation in this field into increased penetration of existing defense and aerospace markets. The Power Group also plans to develop new commercial applications through joint ventures, licenses, alliances and other technology initiatives. The Power Group has entered into or agreed in principle to enter into, new joint ventures or licenses for technology in high performance, low weight specialty lead acid batteries, fast battery recharging technology and nano-material medical battery technology. We believe the potential for high sales growth in these markets will be one of the main growth drivers for this segment.

•	Filtration and Minerals Segment. Our Filtration and Minerals Segment’s core strategy involves moving into certain higher margin segments of its current markets. We also believe there are significant opportunities to penetrate new markets where our filtration technologies can add significant value, including potable drinking water, industrial and pharmaceutical filtration applications, as well as to increase sales of diatomaceous earth for soil amendments and paper industry processing.

Focusing on operating efficiency and optimal capital utilization

      Another key element of our business strategy involves improving our cost structure. We believe our continual focus on improving our profit margins and cost effectiveness will provide a competitive advantage in all aspects of our business. Our gross margin improved from 19.0% in fiscal year 2001 to 21.9% in fiscal year 2002, and is expected to improve in fiscal year 2003.

      Examples of our commitment to improving our cost structure include:

•	Applying lean manufacturing and six sigma programs across our business segments. Productivity improvements from applying these programs in our Hillsdale division and in our Technologies Segment are ahead of our expectations and we believe provide a basis for substantial future savings;

•	Implementing low cost production in Mexico and sourcing from China and Southeast Asia. In order to improve productivity, our Hillsdale division is increasing production in Mexico, where we believe available plant infrastructure capacity exists. The Technologies Segment has also begun sourcing commercial batteries from China and Southwest Asia, including a new enhanced lead acid battery from China; and

•	Improving factory automation to reduce costs and improve quality. Specific projects underway include automated defense battery production lines for which government funding is being negotiated, automated vision quality and coating line inspection systems at our Wolverine facilities, and automated packaging lines for our filtration and minerals products.

Divesting non-core business divisions

      We continually evaluate the profitability and competitive strength, market trends and conditions and future prospects for our various businesses. An outcome of this process is that we have sold or exited marginal businesses that we did not believe would appropriately contribute to our goal of sustained financial performance improvement.

      We sold certain assets of our Germanium-based business in July 2003 and our Hillsdale UK automotive operation in June 2003. In 2002, we sold our Precision Products business and exited our gallium-based business due to continued soft demand from customers in the telecommunications and semiconductor markets. In 2001, we sold our Construction Equipment division. In 2000, we sold five automotive and industrial businesses.

Business segments

Automotive Segment

General

      Our Automotive Segment, consisting of the Hillsdale and Wolverine divisions, supplies the global automotive market with a diverse range of products. Together these two divisions produce systems, components and materials for sport utility vehicles, trucks, vans and passenger cars. We sell these products to major automotive manufacturers and Tier 1 and Tier 2 suppliers in North America, Europe and Asia.

Hillsdale division

      The Hillsdale division provides NVH dampening solutions to the worldwide automotive market. The Hillsdale division also supplies complex machined components for engine, transmission, axle/driveline and chassis/suspension applications. The Hillsdale division has a diverse customer base with over 60% of its sales made directly to automotive vehicle manufacturers. The Hillsdale division utilizes its nine manufacturing facilities located throughout the United States and Mexico to produce its diverse product line. It employs complex manufacturing and quality control systems such as robotic material handling and assembly, lean manufacturing and six sigma methodologies to produce high quality and often custom automotive components and systems. The Hillsdale division will expand the use of low cost production in Mexico and sourcing from China and Southeast Asia to remain competitive across its product lines.

      For the nine months ended August 31, 2003, approximately 35% of the Hillsdale division’s sales were to Japanese operators in North America and approximately 18% to General Motors for use in large engine truck and SUV platforms. Sales to Honda represent approximately 25% of the Hillsdale division’s net sales and approximately 13% of our consolidated net sales in fiscal year 2002. We believe the Hillsdale division is North America’s leading torsional vibration damper manufacturer. Although competitive conditions are intense in the automotive parts industry, the Hillsdale division’s primary product groups are incorporated into automotive products that typically run for four to eight years. However, these programs are not contractually guaranteed, and generally customers have the right to re-source products at any time.

Major Products

•	Dampers. Dampers are vibration control devices which reduce the torsional stress vibrations caused by internal combustion engine systems, thereby alleviating the stress on shafts and relaxing the flex points. Dampers reduce fatigue and prevent cracking thereby enhancing the durability of engines and their components. We believe the Hillsdale division is widely recognized as North American’s leading manufacturer of torsional vibration damper devices for use in engine and drivetrain applications, with custom rubber compounding and manufacturing capabilities.

•	Precision Machined Components. The Hillsdale division also manufactures a wide array of precision machined metal components. These parts, made of iron, aluminum, steel and magnesium, include flanges, connecting rods, yokes, driveshaft support brackets, front engine covers and pump housings.

•	Chassis Corners and Knuckles. Corners and knuckles are structural components of vehicle chassis and suspension systems. The Hillsdale division’s corner and knuckle products include front and rear steering knuckles and damper forks.

•	Pumps. The Hillsdale division also designs and manufactures both fixed and variable pressure style pumps for engines and transmissions. Its products includes complete pump components and complete oil pump assemblies. Although one of its major pump programs with Ford is being phased out, the Hillsdale division believes that certain market trends present new business opportunities for its pump products. We believe that increased fuel efficiency requirements for motor vehicles will drive the market towards a larger demand for variable displacement pumps. To achieve improved fuel efficiency, vehicle manufacturers are developing vehicles that idle at lower revolutions per minute (RPMs)

requiring either a larger and more burdensome pump or a variable displacement pump. The Hillsdale division currently is exploring new technologies to address this market trend.

      Business strategy. Key elements of the Hillsdale division’s business strategy include:

•	Improving efficiency, cost structure and quality through lean manufacturing, six sigma and value added engineering design;

•	Expanding production at its Mexico operation and expanding the use of low cost sourcing from China, India and Southeast Asia;

•	Optimizing capital deployment by focusing on higher margin and lower capital intensive areas such as dampers, filtration and driveline components;

•	Continuing to invest in new high value technologies in damper design and predictive testing, and in micro bypass filtration for transmissions, engines and power steering, to solve customer problems and strengthen customer relationships, and leverage these technologies to drive additional penetration of other existing products to customers; and

•	Exploring promising concepts to develop new pump technologies that offer a unique competitive technical and value added advantage.

Wolverine division

      We believe our Wolverine division is among the world’s largest and most diversified suppliers of rubber-coated metal and gasket material, designed for superior performance under extreme conditions, for sealing, sound dampening and other applications in the automotive, industrial and consumer markets. The Wolverine division pioneered and perfected the technology to produce rubber-coated paper and metal using the line coating process. Typical applications include sealing systems (i.e., gaskets) for engines, transmissions and compressors. These materials are also used as an NVH suppressant for brakes, a product in which we believe Wolverine is the global market leader. The Wolverine division manufactures the rubber-coated materials in the United States. Certain sealing and insulating products, such as compressor gaskets for air conditioning units and brake noise insulators, are stamped out of the rubber-coated materials both in the United States and in Germany. Wolverine has installed additional manufacturing capacity and is focused on several growth initiatives, including new market opportunities in the brake aftermarket and small engines markets, as well as increased penetration of the global market.

      The Wolverine division sells primarily to Tier 1 and Tier 2 suppliers, with nearly 85% of its sales to the automotive end-market (OEM and OEM replacement parts). The Wolverine division has a diverse customer base with over 250 customers.

Major products

•	Brake products. The Wolverine division’s brake product segment focuses on the design, manufacture and sale of shims and sound damping materials for disc brakes and replacement part markets. The Wolverine division combines substrates, elastomer coatings, attachment options and adhesive layers in different formulations to arrive at economical products to meet a wide range of application demands. The Wolverine division’s aftermarket products now account for nearly 10% of its brake product sales and it plans to continue to penetrate this market to mitigate the impact of vehicle production cycles.

•	Gasket and gasket materials. The Wolverine division supplies a wide range of rubber-coated metals for sealing and sound damping and other applications in the automotive OEM and aftermarket, and industrial and consumer markets. The Wolverine division’s gaskets and gaskets materials are used in many automotive applications including cylinder head and various other engine gaskets, fuel system gaskets and transmission gaskets. The increased demand for more fuel efficient vehicles and reduced warranty expense has led to an increased demand for more sophisticated sealing applications. Aftermarket applications now account for nearly 10% of all of the Wolverine division’s gasket related sales.

•	Compressor gaskets. The Wolverine division’s compressor gaskets focus on the design, manufacture and sale of gaskets and gasket materials for industrial and consumer product applications including small engines, industrial air compressor systems, air power tools, commercial and residential air conditioning systems and fluid pumps and pneumatic applications. The Wolverine division plans to further penetrate these higher margin applications by leveraging its reputation and market leading position as a premier supplier of gasket products and materials.

      Business strategy. Key elements of the Wolverine division’s business strategy include:

•	Penetrating the brake aftermarket market to mitigate the impact of OEM production cycles;

•	Leveraging its strong technology position into new applications such as small engines, acoustic panels, and industrial gasket applications;

•	Expanding globally by replicating its success in developing Japan and Korea businesses into other emerging markets such as China, India and Southeast Asia; and

•	Leveraging existing availability capacity to realize the above opportunities.

Technologies Segment

General

      Our Technologies Segment consists of a diverse group of businesses with a broad spectrum of technologies and capabilities and operates these businesses through the following three divisions: the Power Group, the Specialty Materials Group, and the Pharmaceutical Services Group. These divisions provide innovative advanced technology products for aerospace, defense, and commercial power, nuclear energy, environmental and pharmaceutical applications.

Power group

      The Power Group supplies batteries and power systems for aerospace, defense, medical implant and other specialty commercial applications. It has been providing the aerospace and defense industries with high quality, reliable batteries for more than 50 years. Nickel hydrogen and other types of batteries manufactured by the Power Group provide power for commercial and government satellites and spacecraft, serve as launch batteries in booster rockets and support a variety of military applications, including missiles, “smart weapon” munitions and mobile radio communications.

      Our batteries power a significant number of the United States’ most advanced communications and surveillance satellites. Our batteries have been on every United States manned space flight, and our silver zinc batteries provided the power for the safe return to earth of the famed Apollo 13 flight crew.

      The Power Group also manufactures a line of batteries sold commercially for use in items such as medical implants, industrial fire and burglary alarm systems, telecommunications backup systems and remote global positioning units.

      Defense and space power products. Over 90% of the Power Group’s revenue comes from military or space applications. Major customers include Raytheon, Lockheed Martin, Boeing and the United States Army.

      Commercial power products. The Power Group, through its Commercial Power division, produces batteries for commercial applications in various high growth market segments. Its commercial line of batteries include Carefree® batteries and KeeperTM II batteries. Carefree® cells and batteries, based upon lead acid, nickel cadmium, nickel metal hydride and lithium-ion chemistries, are long-life rechargeable batteries. Common applications for these batteries include emergency lighting, fire and security systems, handheld power tools, telecommunications back-up systems and wheelchairs and scooters. KeeperTM II cells and batteries, based upon lithium thionyl chloride, lithium manganese dioxide and lithium sulfur dioxide chemistries, are non-rechargeable batteries. Common applications include automotive toll tags, memory back-up for computer servers and radio frequency transponders. The Power Group is looking to expand its presence in the commercial market through joint ventures, licensing, and other technology development initiatives. These new market opportunities presently include high performance lead-acid batteries, implantable medical device batteries, fast battery chargers, and long life batteries for remote applications, such as coastal buoys and remote monitoring stations.

Specialty materials group

      The Specialty Materials Group manufactures and markets high purity specialty material compounds for a wide range of services and products. The Specialty Materials Group supplies isotopically enriched boron and isotopically purified zinc, which are used in nuclear power plants for radioactive absorption and containment. The Specialty Materials Group also supplies ultra-clean containers for use in pharmaceutical and environmental testing.

      Boron and related products. The Specialty Materials Group uses sophisticated manufacturing processes to produce isotopically pure boron, which involves the separation of boron into its isotopes, and to produce high purity enriched boron compounds. The Specialty Materials Group maintains a strong commitment to delivering innovative products such as BondAidsTM, a ceramic concrete product based on technology licensed from the Argonne National Laboratory with radiation absorption qualities that is used in containers for radioactive and hazardous waste. This product is in the initial commercialization phase and the Specialty Materials Group has recently received a $3.0 million initial order from the United States Government. The Specialty Materials Group also produces depleted zinc and lithium products for nuclear containment applications.

      Environmental Sciences & Technology. Our Environmental Sciences & Technology (ESAT) division is the leading resource for glassware and plasticware cleaning and treating services. This division supports the pharmaceutical/biotech, semiconductor and environmental industries globally with off-the-shelf and customized solutions.

      ESAT offers the following products and services:

•	Ultra-high purity chemical filtration and packaging;

•	Low-particle/low-metals certified containers;

•	EPA certified products;

•	Chemical preservation and preservatives; and

•	Certificates of analysis — products & services.

Pharmaceutical services group

      The Pharmaceutical Services Group manufactures drug active ingredients for pharmaceutical companies principally in small batches for clinical trials and low volume prescription drugs. Our primary customers for these products are Wyeth, Immunogen and Celgene. The Pharmaceutical Services Group has manufactured hundreds of new drug candidates for use in pre-clinical studies, toxicology studies, clinical trials and commercial use. The manufacturing of these drugs requires specially designed facilities and operating systems to ensure safe handling and to prevent cross-contamination with other drugs. Our high level facility in Harrisonville, Missouri provides the rigorous controls necessary to develop and manufacture both new and existing anticancer drugs and other high potency compounds. We believe this facility is one of only a few facilities worldwide specifically designed to manufacture this class of drugs.

Business strategy

      Key elements of the Technologies Segment’s business strategy include:

•	Improving its efficiency and cost structure through lean manufacturing, low cost sourcing, factory automation and consolidation of its supply base;

•	Leveraging strengthened customer relationships with key defense customers, and their increased desire for a reliable United States based supplier, into an additional share of existing business;

•	Leveraging its strong reputation and technology development and commercialization capability to exploit significant commercial business development opportunities, including penetrating the following specialty markets:

•	Implantable medical devices;

•	Specialty transportation (forklifts, golf carts, trucking); and

•	Remote applications (coastal buoys, monitoring stations and telecom back-up).

•	Leveraging the Specialty Materials Group’s newly developed BondAidsTM product in helping to decommission aging nuclear reactors and storing spent fuel on a global basis.

Filtration and Minerals Segment

General

      Our Filtration and Minerals Segment mines, processes and markets diatomaceous earth and perlite products. The primary uses of its products are as a filtration aid for removing solids and impurities, as a fine mineral additive for enhancing the surface of products, and as a liquid absorbent. Filtration aids are used in processing food sweeteners (sugar and corn syrup), filtration of beer, wine and fruit juices, and in swimming pool filtration systems. Fine mineral additives are sold to the paint and plastics industries. Diatomaceous earth absorbents are used as chemical and moisture absorbents in industrial and chemical plants and as a soil enhancement in golf courses, sports fields and horticultural applications. The Filtration and Minerals Segment serves over 35 markets and more than 2,000 customers around the globe with its various products.

Major products

      Diatomaceous earth, or diatomite, is a silica material that is odorless, tasteless and highly stable. With its natural honeycomb structure, strength and low bulk density, diatomite is an ideal medium for filtration applications. Perlite is a mineral of volcanic origin, also with natural qualities that make it valuable as a filter aid. These products are used in a variety of industrial and commercial applications, including liquid solid separation in food and beverage, chemical, pharmaceutical and wastewater industries and as catalyst carriers and for liquid waste solidification. The Filtration and Minerals Segment sells its filter aid products under the trademark CELATOM® both directly and through distributors to many customers. The Filtration and Minerals Segment also sells absorbent products known as FLOOR DRYTM, as well as AXISTM and PLAY BALL!TM soil amendments and conditioners.

Business strategy

      Key elements of the Filtration and Minerals Segment’s business strategy include:

•	Improving its efficiency and cost structure through lean manufacturing and packaging line automation;

•	Using its existing technology and customer demand for a second source of supply to increase penetration of brewing and additives markets; and

•	Exploiting its technology position to expand into new markets, including potable drinking water filtration to meet new federally mandated water standards effective 2006, industrial and pharmaceutical filtration, soil amendments and paper industry processing aids.

Competition

      Our three business segments collectively manufacture hundreds of products for customers worldwide. The economic and competitive conditions at any given time in the markets we serve are likely to vary significantly from market to market. Our competitive position for our products varies substantially across product lines.

      Automotive Segment. Our Automotive Segment competes with other automotive parts suppliers as well as OEMs themselves. Competition in the automotive parts industry is intense on a global basis but varies along product lines. Generally, competitive conditions in the automotive parts industry are characterized by the decrease in the number of competitors, increased foreign competition, particularly from Asia, increased emphasis on quality and intense pricing pressures from automotive manufacturers.

      Technologies Segment. Our Technologies Segment competes in several industries and industry sub-segments. The Power Group’s battery and power products serve several industries including defense, aerospace and specialty commercial industries and competes with many different companies. The Power Group supplies batteries and power components for use in defense and aerospace applications in North America. SAFT, a subsidiary of Alcatel, is the Power Group’s leading competitor with respect to these products. The Specialty Materials Group supplies enriched boron, which is used in nuclear power plants for radioactive absorption and containment. Its enriched boron products compete primarily on the basis of cost versus natural boron, although there are a few smaller competitors in the enriched boron market. The Pharmaceutical Services Group has numerous small competitors in a highly fragmented, high margin market.

      Filtration and Minerals Segment. Our Filtration and Minerals Segment competes primarily on the basis of price in a market with relatively few competitors, one of which is significantly larger than us.

Raw Materials

      The prices of our raw materials are subject to volatility. Our principal raw materials consist of rubber, steel, zinc, nickel, boron, and aluminum. In addition, due to their manufacturing processes, our Filtration and Minerals Segment and our Wolverine division consume large amounts of natural gas. Generally, these raw materials are commodities that are widely available. Although we have alternate sources for these commodities, our policy is to establish arrangements with select vendors based upon price, quality and delivery terms. We also are looking to further diversify our supplier base and increase the percentage of our materials purchased in lower cost regions, such as Asia, Mexico, and Eastern Europe.

Intellectual Property

      We own or license a number of patents, primarily in the United States. Many of our products incorporate a wide variety of technological innovations, some of which are protected by individual patents. Many of these innovations are treated as trade secrets with programs in place to protect these trade secrets. No one patent or group of related patents is material to our business. We also have numerous trademarks, including the EaglePicher name.

Government Contracts

      Our Technologies Segment has contracts, directly or indirectly, with the United States government that have standard termination provisions permitting the United States government to terminate the contracts at its convenience. However, if contracts are terminated, we are entitled to be reimbursed for allowable costs and profits through the date of the contract termination. The United States government contracts are also subject to reduction or modification in the event of changes in Government requirements or budgetary constraints. During fiscal year 2002, a majority of our Technologies Segment’s sales were directly with the United States government or with other companies where the United States government was the end customer.

Research and Development

      We spent approximately $11.7 million in fiscal year 2000, $10.4 million in fiscal year 2001 and $9.8 million in fiscal year 2002 on research and development activities, primarily for the development of new products or the improvement of existing products. Included in these amounts are costs reimbursed by customers for customer sponsored research activities of $7.5 million in fiscal year 2000, $9.3 million in fiscal year 2001 and $8.8 million in fiscal year 2002.

Employees

      As of August 31, 2003, we employed approximately 4,100 persons. Approximately 30% of our employees are represented by labor organizations. We believe that our relations with our employees are generally good.

Environmental Matters

      We are subject to extensive and evolving Federal, state, local and international environmental laws and regulations. Compliance with such laws and regulations can be costly. Governmental authorities may enforce these laws and regulations with a variety of enforcement measures, including monetary penalties and remediation requirements. We have policies and procedures in place to ensure that our operations are conducted in compliance with such laws and regulations and with a commitment to the protection of the environment.

      We are involved in various stages of investigation and remediation of soil and groundwater at approximately 15 sites as a result of past and present operations, including currently owned and formerly owned plants. Also, we have received notice that we may have liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as a potentially responsible party at approximately 20 additional sites, but we believe that any potential liability would not be material.

      The ultimate cost of site remediation is difficult to predict given the uncertainties regarding the extent of the required remediation, the interpretation of applicable laws and regulations and alternative remediation methods. Based on our available information and experience with environmental remediation matters, we have accrued reserves for our best estimate of remediation costs, and we do not believe that remediation activities will have a material adverse impact on our financial condition, results of operations or cash flows. In addition, in the course of our bankruptcy described below, we obtained an agreement with the United States Environmental Protection Agency and Department of Interior and the states of Arizona, Michigan and Oklahoma whereby we have limited responsibility to them for response costs and natural resource damages for environmental contamination of sites not owned by us that is attributable to pre-bankruptcy activities. We retain all of our defenses, legal or factual, at such sites. However, if we are found liable for such contamination at any of these sites, our liability is capped at approximately 37%.

      We had total expenditures for environmental compliance and remediation of $11.3 million in fiscal year 2000, $9.1 million in the fiscal year 2001, and $10.0 million in the fiscal year 2002. We estimate that we will spend $12.8 million during 2003 on environmental compliance and remediation and that such expenditures will be in an approximately similar amount in fiscal year 2004.

      As of November 30, 2002, we had $17.7 million accrued, and as of August 31, 2003, we had $10.5 million accrued, primarily for sold divisions or businesses related to legal and environmental remediation matters. In addition, we had $2.4 million recorded at November 30, 2002, and $1.7 million recorded at August 31, 2003 in other accrued liabilities related to environmental remediation liabilities for our on-going businesses. While we believe these reserves are adequate based on current circumstances, we cannot guarantee that our actual losses will not exceed our reserves or be material.

Properties

      Our principal fixed assets consist of our manufacturing, processing and storage facilities, and our transportation and plant vehicles. We have pledged substantially all of our owned properties and assets as collateral under our existing senior secured credit agreement. The following table sets forth selected information regarding our manufacturing and processing facilities:

Description of
Business Segment	Location	Property Interest

Automotive
Domestic	Blacksburg, Virginia (2 plant locations)	owned
	Hillsdale, Michigan (4 plant locations)	owned
	Hamilton, Indiana	owned
	Inkster, Michigan	owned
	Jonesville, Michigan	owned
	Leesburg, Florida	owned
	Manchester, Tennessee	leased
	Mount Pleasant, Michigan	owned
	Traverse City, Michigan	owned
	Vassar, Michigan	leased
International	Ohringen, Germany	owned
	San Luis Potosi, Mexico	owned
	Tamworth, England	owned
Technologies
Domestic	Colorado Springs, Colorado	owned
	Galena, Kansas	owned
	Harrisonville, Missouri	owned
	Joplin, Missouri (6 plant locations)	owned & leased
	Lenexa, Kansas	owned
	Miami, Oklahoma (3 plant locations)	owned & leased
	Quawpaw, Oklahoma (2 plant locations)	owned
	Seneca, Missouri	owned
	Stella, Missouri	owned
International	Vancouver, Canada	leased
Filtration and Minerals(1)
Domestic	Clark Station, Nevada	owned
	Lovelock, Nevada	owned
	Vale, Oregon	owned
Other
Domestic	Lubbock, Texas	owned

(1)	In addition to the facilities listed, the Filtration and Minerals Segment has office space in Reno, Nevada, and mining locations in Nevada and Oregon.

      We own or lease additional office space, including our corporate headquarters in Phoenix, Arizona as well as our former corporate headquarters in Cincinnati, Ohio. We also have sales offices in Europe and Asia, and warehouse space for certain of our operations.

      We believe our properties are adequate and suitable for our business and generally have capacity for expansion of existing buildings on owned real estate. Plants range in size of floor space and generally are located away from large urban centers. Substantially all of our buildings have been well maintained, and are in sound operating condition.

Mining

      The Filtration and Minerals Segment owns and leases diatomaceous earth and perlite mining locations as well as numerous claims in Nevada and Oregon. Our owned and leased mining properties, including those not currently being mined, comprise a total of approximately 10,500 acres in Storey, Lyon, Pershing and Churchill Counties in Nevada and 5,000 acres in Malhuer and Harney Counties in Oregon, as well as rights on 2,500 acres not currently being mined in Siskiyou County in California. We continually evaluate potential mining properties, and additional mining properties may be acquired in the future. The Filtration and Minerals Segment extracts diatomaceous earth and perlite through open-pit mining using a combination of bulldozers, wheel type tractor scrapers, excavators and articulated trucks. We transport the extracted materials by truck to separate processing facilities. A total of approximately 374,000 tons of diatomaceous earth and perlite were extracted by our mining properties in Nevada and Oregon in 2002. On average, we have extracted a total of approximately 423,000 tons of diatomaceous earth and perlite from our Nevada and Oregon properties each year for the past six years. As ore deposits are depleted, we reclaim the land in accordance with plans approved by the relevant Federal, state and local regulators.

      The following mining properties are of major significance to our mining operations.

      Nevada. Our diatomaceous earth mining operations in Nevada commenced in 1945 in Storey County. We commenced perlite-mining operations in Churchill County in 1993. We extracted a total of approximately 223,000 tons of diatomaceous earth and perlite from our Nevada mining properties in 2002 and, on average, extracted a total of approximately 266,000 tons of diatomaceous earth and perlite from our Nevada mining properties each year for the past six years, or approximately 60% of our total diatomaceous earth and perlite production (and including 100% of our perlite production). Approximately 265 acres in Storey County, where mining activities commenced 57 years ago, and approximately 62 acres in the Counties of Lyon and Churchill are actively being mined by us for diatomaceous earth. Diatomaceous earth from Storey, Churchill and Lyon mining properties is processed at the Clark Station, Nevada facility. We believe our diatomaceous earth reserves in the Counties of Storey, Churchill and Lyon, including mining properties not actively being mined, are in excess of 30 years at current levels of extraction based upon estimates prepared by our mining and exploration personnel. Diatomaceous earth extractions from the Pershing mining properties, which commenced more than 42 years ago, are processed at the Lovelock, Nevada facility. Approximately 975 acres are actively being mined for diatomaceous earth in Pershing. We believe our diatomaceous earth reserves in Pershing, including mining properties not actively being mined, to be in excess of 15 years at the current level of extraction based on estimates prepared by our mining and exploration personnel. Beginning in 1993, we have actively mined approximately 25 acres in Churchill County for perlite, which is processed at the Lovelock, Nevada facility. We believe our perlite reserves in Churchill County, including mining properties not actively mined, are in excess of 30 years at the current level of extraction based upon estimates prepared by our mining and exploration personnel.

      Oregon. We commenced mining diatomaceous earth in Oregon in 1985 at our mining properties in Harney and Malhuer Counties. Approximately 88 acres in Harney County and 80 acres in Malhuer County are actively being mined. Diatomaceous earth extracted from these mines is processed at our Vale, Oregon facility. We extracted approximately 151,000 tons of diatomaceous earth from the Harney County and Malhuer County mining properties during 2002 and on average, have extracted approximately 158,000 tons of diatomaceous earth each year for the past six years from these mining properties, or approximately 40% of our total diatomaceous earth and perlite production. We believe our diatomaceous earth reserves in Harney County and Malhuer County, including mining properties not actively being mined, are in excess of 30 years at the current level of extraction based on estimates prepared by our mining and exploration personnel.

Legal Proceedings

      As a result of sales prior to 1971 of asbestos-containing insulation materials, EaglePicher Incorporated became the target of numerous lawsuits seeking damages for illness resulting from exposure to asbestos. By the end of 1990, we had paid hundreds of millions of dollars to asbestos litigation plaintiffs and their lawyers. In January 1991, we filed for protection under Chapter 11 of the United States Bankruptcy Code as a direct consequence of cash shortfalls attributable to pending asbestos litigation liabilities. On November 29, 1996, we emerged from bankruptcy as a reorganized company. Pursuant to Section 524 of the United States Bankruptcy Code, the bankruptcy court issued a permanent injunction that precludes holders of present and future asbestos-related personal injury claims from pursuing their claims against us. Although not expressly authorized by Section 524, the bankruptcy court’s permanent injunction also precludes holders of present and future lead-related personal injury claims from pursuing their claims against us. Consequently, we have no further liability in connection with such asbestos-related or lead-related personal injury claims. Instead, those claims will be channeled to the Eagle-Picher Industries Personal Injury Settlement Trust (the “PI Trust”), which is an independently administered qualified settlement trust established to resolve and satisfy those claims. Under the terms of our bankruptcy reorganization, all of our outstanding common stock was cancelled and our newly issued common stock, as a reorganized entity, was contributed to the PI Trust, together with certain notes and cash. On February 24, 1998, our parent acquired from the PI Trust for $702.5 million. A final distribution of approximately $10.9 million was made by us to the PI Trust and all other eligible unsecured claimants in June 2001.

      On January 25, 1996, Richard Darrell Peoples, a former employee, filed a lawsuit in the United States District Court for the Western District of Missouri claiming that we violated the federal False Claims Act based on alleged irregularities in testing procedures in connection with certain United States Government contracts. Mr. Peoples filed this lawsuit under a procedure which gives a private individual the right to file a lawsuit for a violation of a Federal statute and be awarded up to 30% of any recovery. The government has the right to intervene and take control of such a lawsuit. Following an extensive investigation, the United States Government declined the opportunity to intervene or take control of this suit. The allegations in the lawsuit are similar to allegations made by Mr. Peoples, and investigated by our outside counsel, prior to the filing of the lawsuit. Our outside counsel’s investigation found no evidence to support any of Mr. Peoples’ allegations, except for some inconsequential expense account matters. The case is in a discovery phase. Recently the court disqualified Mr. Peoples’ lawyer from the case after he read some of our attorney-client privileged documents that Mr. Peoples took from our lawyers’ offices without authorization. We intend to contest this suit vigorously and do not believe that the resolution of this lawsuit will have a material adverse effect on our financial condition, results of operations or cash flows.

      On May 8, 1997, Caradon Doors and Windows, Inc. (“Caradon”) filed a suit against us in the United States District Court for the Northern District of Georgia alleging breach of contract, negligent misrepresentation, and contributory infringement and seeking contribution and indemnification in the amount of approximately $20.0 million. This suit arose out of patent infringement litigation between Caradon and Therma-Tru Corporation extending over the 1989-1996 time period, the result of which was for Caradon to be held liable for patent infringement. In June 1997, we filed a motion with the United States Bankruptcy Court for the Southern District of Ohio, Western Division, seeking an order that Caradon’s claims had been discharged by our bankruptcy and enjoining Caradon from pursuing its lawsuit. On December 24, 1997, the Bankruptcy Court held that Caradon’s claims had been discharged and enjoined Caradon from pursuing its lawsuit. Caradon appealed the Bankruptcy Court’s decision to the United States District Court for the Southern District of Ohio, and on February 3, 1999, the District Court reversed on the grounds that the Bankruptcy Court had not done the proper factual analysis and remanded the matter back to the Bankruptcy Court. The Bankruptcy Court held a hearing on this matter on September 24 and 25, 2001, and on May 9, 2002 again held that Caradon’s claims had been discharged and enjoined Caradon from pursuing the Caradon Suit. Caradon has again appealed this decision to the District Court. We intend to contest this suit vigorously and do not believe that the resolution of this suit will have a material adverse effect on our financial condition, results of operations or cash flows.

      In March 2002, a purported class action on behalf of approximately 3,000 homeowners was filed in state court in Colorado against us and a company with a facility adjacent to our facility in Colorado Springs, Colorado seeking property damages, testing and remediation costs and punitive damages arising out of chlorinated solvents and nitrates in the groundwater alleged to arise out of activities at our facility and the adjacent facility. The case has been removed to federal court and there has been no decision whether to certify a class. In September 2002, as amended in May 2003, a trust purportedly the assignee of approximately 200 property owners filed suit against us and the same co-defendant in Colorado state court, which was subsequently removed to Federal District Court in Colorado. This lawsuit seeks unspecified damages to provide for remediation of the groundwater contamination as well as unspecified punitive damages. The owner of the adjacent facility, which is upgradient from our facility, is operating a remediation system aimed at chlorinated solvents in the groundwater originating from its facility under a compliance order on consent with the Colorado Department of Public Health and Environment (“CDPHE”). We are operating a remediation system for nitrates in the groundwater originating from our facility, also under a compliance order on consent with CDPHE. We do not believe that nitrates in groundwater materially affect any of the properties related to the plaintiffs in these lawsuits. Neither the United States Environmental Protection Agency nor the CDPHE has ever required us to undertake a cleanup for chlorinated solvents. We intend to contest these lawsuits vigorously and do not believe that these lawsuits will result in a material adverse effect on our financial position, results of operation or cash flows.

      In addition, we are involved in routine litigation, environmental proceedings and claims pending with respect to matters arising out of the normal course of our business. In our opinion, the ultimate liability resulting from all claims, individually or in the aggregate, will not materially affect our financial position, results of operations or cash flows.

MANAGEMENT

Directors and Executive Officers

      The following table sets forth information concerning our directors and executive officers:

Name	Age	Position

Dr. Joel P. Wyler	54	Chairman of the Board
Daniel C. Wyler	51	Director
John H. Weber	47	President, Chief Executive Officer and Director
Lloyd E. Cotsen	74	Director
Dr. Pierre J. Everaert	62	Director
Bert Iedema	43	Director
Dr. Wendelin Wiedeking	50	Director
Robert S. Baxter	51	Vice President and Chief Information Officer
David G. Krall	42	Senior Vice President, General Counsel and Secretary
Gerald T. Mills	51	Senior Vice President of Human Resources
Thomas R. Pilholski	48	Senior Vice President and Chief Financial Officer
Tom B. Scherpenberg	44	Vice President and Treasurer
John F. Sullivan	61	Vice President and Corporate Controller

      Dr. Joel P. Wyler has served as Chairman of the Board since our parent’s inception in December 1997. Dr. Wyler has also served as the Chairman of the Board of Granaria Holdings B.V. since 1982. In the 1980’s Dr. Wyler transformed Granaria from a grain trading company into its current position as a multinational investment and manufacturing company. Dr. Wyler currently serves as director for a number of companies, and received a royal decoration from Her Majesty the Queen of the Netherlands, as Officer in the Order of Orange Nassau in 2000, and an honorary doctorate from the University of Cincinnati on June 7, 2002. Prior to joining Granaria in 1976, Dr. Wyler held leadership positions in a Swiss international trading company and a hotel investment company.

      Daniel C. Wyler has served as a director since January 1999. Mr. Wyler is also Dr. Joel Wyler’s brother. When Granaria sold the international commodity trading activities in 1980, Mr. Wyler left to head this activity for the buyers. From his return in 1988, Mr. Wyler has concentrated on expanding Granaria in new activities such as food processing. Mr. Wyler has held directorships in Dutch and international companies in a wide variety of businesses involved in leisure, food processing, asset management and trading.

      John H. Weber has served as a director, as well as President and Chief Executive Officer, since July 2001. Prior to joining us, Mr. Weber served as the President of the Industrial Controls and Friction Materials Group of Honeywell International Inc. from July 2000 until July 2001 and President of the Friction Materials Group from March 1999 until July 2000. Mr. Weber’s previous business experience includes serving as President and Chief Operating Officer of KN Energy Inc. from 1997 to 1998, President of Vickers Inc. from 1994 to 1997 and employment with General Electric, Baxter Healthcare and McKinsey and Co.

      Lloyd E. Cotsen has served as a director since December 2002. Mr. Cotsen is currently serving as President of Cotsen Management Corporation. Mr. Cotsen previously served as Chairman of the Board and Chief Executive Officer of Neutrogena Corporation until 1995, when he retired.

      Dr. Pierre J. Everaert has served as a director since December 2002. Dr. Everaert serves on the boards of Banque Paribas PAI Group and Baltic Investment B.V. Dr. Everaert currently serves as Chairman of the Board of Interbrew SA and previously served as Vice Chairman and Executive Vice President of Philips Electronics NV.

      Bert Iedema has served as a director since September 2001. Mr. Iedema also served as our Senior Vice President and Chief Financial Officer in an interim capacity from October 2001 until February 2002. Additionally, Mr. Iedema has served as Executive Vice President and Chief Financial Officer of Granaria Holdings BV since September 2000. Mr. Iedema currently serves as a director for a number of companies. Mr. Iedema has previously been employed as Chief Financial Officer of SSM Coal B.V. in the Netherlands from 1996 until August 2000. Mr. Iedema is also a certified public accountant licensed in the Netherlands.

      Dr. Wendelin Wiedeking has served as a director since January 1999. Dr. Wiedeking also has served as Chairman of the Board of Directors, President and Chief Executive Officer of Porsche AG since 1993.

      Robert S. Baxter has served as Vice President and Chief Information Officer since March 2003. Mr. Baxter previously held a variety of positions at Honeywell International, including Automation and Controls Solutions IT integration leader, Vice President and Chief Information Officer of Industrial Controls, Vice President of Customer Logistics and Vice President of Services.

      David G. Krall has served as Senior Vice President, General Counsel and Secretary since November 2000. He joined our company as Vice President, General Counsel and Corporate Secretary in June 1998. Prior to employment with our company, Mr. Krall was a partner at the law firm of Taft, Stettinius & Hollister LLP in Cincinnati, Ohio.

      Gerald T. Mills has served as Senior Vice President of Human Resources since April 2002. Prior to joining us, he spent 27 years with Owens Corning in a number of plant, division and corporate human resources leadership positions. In his last position at Owens Corning, he was the Vice President of Human Resources for the Global Composites Systems Business from 1995 until 2002.

      Thomas R. Pilholski has served as Senior Vice President and Chief Financial Officer since February 2002. Prior to his employment with us, Mr. Pilholski was employed at Honeywell International Inc. as General Auditor from June 1998 until August 2001 and Vice President, Chief Financial Officer for Honeywell Consumer Products Group from August 2001 until January 2002. Mr. Pilholski was also previously employed as Senior Vice President and Chief Financial Officer of Inamed Corporation from November 1997 to March 1998, and as Vice President and Chief Financial Officer of the Zimmer Orthopedic Implant Division of Zimmer, Inc., a subsidiary of Bristol-Myers Squibb Co., from 1992 to 1997. Mr. Pilholski is also a certified public accountant.

      Tom B. Scherpenberg has served as Vice President and Treasurer since November 2000. Prior to his employment with us, he had been with Provident Financial Group as Vice President of Credit Administration from February 2000 until November 2000, and Vice President of Commercial Lending from September 1993 until May 1999. Mr. Scherpenberg also served as Chief Financial Officer of AEI Resources from May 1999 until November 1999. Mr. Scherpenberg is also a certified public accountant.

      John F. Sullivan has served as Vice President and Corporate Controller since October 2001. He has previously served as Vice President and Chief Financial Officer for Honeywell International Inc.’s Friction Material’s Division from 1999 until May 2001. Mr. Sullivan also held positions as Vice President — Operations Controller for KN Energy, Inc. from 1998 until 1999, and Vice President — Global Business Development and Control and Industrial Group Controller for Vickers, Incorporated from 1994 until 1998.

Compensation of Directors

      Directors who are not our employees receive an annual retainer of $50,000, payable quarterly, with no additional fees for attendance or committee membership, except for Dr. Wendelin Wiedeking, who was issued 2,500 shares of our parent’s common stock in 1999 in lieu of the retainer, and except for Mr. Bert Iedema, who was appointed without a retainer. Directors who are also our employees receive no fees for their services as directors.

      Our parent has an incentive stock plan for our outside directors. Under the incentive stock plan, non-employee directors may be awarded shares of our parent’s common stock in lieu of directors’ fees. The right to receive the shares is conditioned on the participant’s execution of a shareholders’ agreement, which, among other things, governs the transferability of the shares, and a voting trust agreement under which the shares are held of record and voted by Granaria Holdings B.V. Our parent awarded Dr. Wiedeking 2,500 shares, as of April 12, 1999, as consideration for Dr. Wiedeking joining our parent’s board of directors. If Dr. Wiedeking does not serve on our parent’s board of directors until April 12, 2004, he forfeits a portion of the shares (in accordance with a declining scale of 20% per year). The forfeiture provisions are not applicable in the event of Dr. Wiedeking’s death or incapacity or if a change of control occurs or if our parent commences an initial public offering of its shares. If Dr. Wiedeking is involuntarily removed from our parent’s board of directors, other than for cause, our parent will reimburse him for his tax liability relating to any forfeited shares.

      Dr. Joel P. Wyler and Mr. Daniel C. Wyler, as named directors of our parent and our board, provide services on behalf of Granaria Holdings B.V. All directors’ fees due as a result of their services as named directors are paid to Granaria Holdings B.V.

Compensation Committee

      Our compensation committee currently consists of Dr. Joel P. Wyler, Mr. Daniel C. Wyler, Mr. Bert Iedema and Mr. Lloyd E. Cotsen. Our compensation committee approves:

•	compensation to our directors, our officers and certain other of our employees;

•	annual targets and payments under an annual incentive compensation program for our officers and employees and our subsidiaries’ officers and employees;

•	awards of units and payments under a long term bonus program for officers and employees; and

•	benefit plans and programs for our officers and employees and our subsidiaries’ officers and employees, including pension benefit plans.

      Our compensation committee also appoints a retirement committee to administer pension benefit plans.

Audit Committee

      Our audit committee currently consists of Mr. Bert Iedema, Dr. Pierre J. Everaert and Mr. Lloyd E. Cotsen. Our audit committee recommends the selection of our outside auditor, discusses the scope of the audit proposed by the outside auditor and discusses our financial statements with the management and outside auditors, which typically includes a review of critical accounting policies, the status of significant accounting estimates and judgments, any proposed audit adjustments and any internal control recommendations.

Executive Compensation

      The following summary compensation table sets forth the total compensation paid to our Chief Executive Officer and our four other highest compensated executive officers during fiscal year 2000, 2001 and 2002, respectively, and any additional highly compensated officer that was not serving as an executive officer at the end of fiscal 2002.

		Annual Compensation

					All Other
					Compensation
Name	Title	Fiscal Year End	Salary($)	Bonus($)	($)(1)

John H. Weber(2)	President, Chief	November 30, 2002	600,000	600,000	6,100
	Executive Officer	November 30, 2001	225,000	—	4,182
David G. Krall	Senior Vice	November 30, 2002	240,000	137,450	6,100
	President, General	November 30, 2001	221,666	115,000	5,490
	Counsel, Secretary	November 30, 2000	200,000	—	5,466
Thomas R. Pilholski(3)	Senior Vice President, Chief Financial Officer	November 30, 2002	231,875	143,250	500
John F. Sullivan(4)	Vice President and	November 30, 2002	215,000	75,850	600
	Corporate Controller	November 30, 2001	31,009	30,000	100
Gerald T. Mills(5)	Senior Vice President of Human Resources	November 30, 2002	134,256	136,900	350
Philip F. Schultz(6)	Former Senior Vice	November 30, 2002	24,167	—	319,085
	President and Chief	November 30, 2001	290,000	125,000	5,490
	Financial Officer	November 30, 2000	265,000	—	903

(1)	For fiscal 2002, this column includes the following distributions.

	Contribution to	Value of Paid
	Company	Life Insurance	Severance/Other
Executive Officer	401(k) Plan($)	Premiums($)	Payment(s)($)	Total($)

John H. Weber	5,500	600	—	6,100
David G. Krall	5,500	600	—	6,100
Thomas R. Pilholski	—	500	—	500
John F. Sullivan	—	600	—	600
Gerald T. Mills	—	350	—	350
Philip F. Schultz	—	600	318,485	319,085

(2)	We appointed Mr. Weber President and Chief Executive Officer, effective July 12, 2001.

(3)	We appointed Mr. Pilholski Senior Vice President and Chief Financial Officer, effective February 18, 2002.

(4)	We appointed Mr. Sullivan Vice President and Corporate Controller, effective October 15, 2001.

(5)	We appointed Mr. Mills Senior Vice President of Human Resources, effective April 22, 2002.

(6)	Mr. Schultz served as an officer of our company until October 8, 2001 and as an employee through December 31, 2001. Pursuant to a Separation Agreement between Mr. Schultz and us, we agreed to pay Mr. Schultz a monetary severance package consisting of one year’s salary, one week’s pay for each year of service to us, accrued but unused vacation pay, group medical and life insurance coverage for up to one year and other miscellaneous benefits. Additionally, as partial consideration for Mr. Schultz’s assistance in a financing transaction for us in January 2002, we purchased 1,250 shares of our common stock from him for $255,575.

Long-Term Incentive Plan Awards

      In June 2002, we adopted the “Long-Term Bonus Program,” effective December 1, 2001. This program provides for the grant of units to eligible members of management. Individuals are rewarded based on the growth of a unit’s value from the time of the award to the time of exercise. The unit value is determined based upon a multiple of earnings before interest, taxes, depreciation and amortization (“EBITDA”) less net debt and preferred stock, all as defined and as adjusted for certain items as provided in the terms of the program. We made the initial grant of approximately 500,000 units effective retroactive to December 1, 2001. The units vest ratably over three years and can be redeemed by the individuals after the vesting period and up to five years, which is when the units expire. No award payments can be made until the earlier of September 2004, or when Dakruiter S.A., a company controlled by Granaria Holdings B.V., our parent’s controlling common stockholder, sells all the shares of our parent’s preferred stock owned by it. Additionally, the potential annual payment of any vested units is limited to certain conditions to prevent any undue financial stress.

      The following long-term incentive program awards table sets forth the units granted to the following executive officers:

	Number of	Maturity or	Threshold	Target	Maximum
Executive Officer	Units	Payout	($)	($)(1)	($ or #)

John H. Weber	150,000	5 years	N/A	3,111,505	N/A
David G. Krall	27,950	5 years	N/A	579,784	N/A
Thomas R. Pilholski	34,175	5 years	N/A	708,624	N/A
John F. Sullivan	12,525	5 years	N/A	259,695	N/A
Gerald T. Mills	22,200	5 years	N/A	531,468	N/A

(1)	Target value represents the projected payout assuming we achieve a 10% year over year EBITDA (as defined in the Long-Term Bonus Program) growth rate from December 1, 2001 and meet our projected net debt (as defined in the Long-Term Bonus Program) targets.

      We have adopted a program to pay a bonus to certain executive officers if and when either (a) 90% of the 11 3/4% Cumulative Redeemable Exchangeable Preferred Stock issued by our Parent is redeemed for cash or (b) 90% of the preferred stock (or any other security for which the preferred stock is exchanged) is sold for cash, in either case at a price equal to at least 75% of its liquidation preference, by the persons who owned it on October 15, 2003. As of October 15, 2003, Granaria Holdings, Inc., our parent’s controlling common shareholder, controlled 78% of the preferred stock. The following table sets forth the amount of the bonuses:

Executive Officer	Bonus

John H. Weber	$400,000
Thomas R. Pilholski	$150,000
Gerald T. Mills	$150,000
John F. Sullivan	$100,000
David G. Krall	$50,000

Retirement Benefits

      We have a salaried pension plan that is a non-contributory defined benefit pension plan in which certain of the executive officers participate. The salaried plan provides benefits after retirement based on the highest average monthly compensation during five consecutive years of the last ten years preceding retirement. A percentage, based on years of service, of any employee’s expected Social Security benefits is used as an offset in the formula. For 2002 retirements, the Social Security benefit is $19,920. In December 2002 our board authorized us to change from a “final average pay plan,” to a cash-balance pension plan effective January 1, 2004. All benefits earned through December 31, 2003 will be unchanged. In addition, our board authorized adding a non-qualified restoration plan effective December 1, 2002 that reproduces the same benefits as the Salaried Plan for pay received in excess of IRS limits ($200,000 in 2002). Our Board also approved the termination of a Supplemental Executive Retirement Plan effective November 30, 2002. Only David Krall was a participant in that plan. All the named executives will participate in a newly established Supplemental Executive Retirement Plan effective December 1, 2002. The new plan will be a defined contribution plan and be reported in future years in the Summary Compensation Table under “all other compensation”. As of the end of the 2002 fiscal year, no contributions have been made under the new plan to any of our executives. For purposes of the Supplemental Executive Retirement Plan, compensation includes base salary, bonuses, commissions and severance payments. These payments are reported in the Summary Compensation Table.

      The following pension plan table shows the estimated total combined annual benefits payable to the named executive officers upon retirement at age 65 under our salaried plan and nonqualified restoration plan, computed on the basis of a straight-life annuity:

	Years of Service

Final Average Pay	10	15	20	25	30	35+

$250,000	$48,409	$72,613	$96,817	$103,538	$115,040	$115,040
300,000	59,161	88,742	118,323	126,387	140,040	140,040
350,000	69,914	104,871	139,828	149,237	165,040	165,040
400,000	80,667	121,000	161,333	172,086	190,040	190,040
450,000	91,419	137,129	182,839	194,935	215,040	215,040
500,000	102,172	153,258	204,344	217,785	240,040	240,040
550,000	112,925	169,387	225,849	240,634	265,040	265,040
600,000	123,677	185,516	247,355	263,484	290,040	290,040
650,000	134,430	201,645	268,860	286,333	315,040	315,040
700,000	145,183	217,774	290,366	309,183	340,040	340,040
750,000	155,935	233,903	311,871	332,032	365,040	365,040
800,000	166,688	250,032	333,376	354,882	390,040	390,040
850,000	177,441	266,161	354,882	377,731	415,040	415,040
900,000	188,194	282,290	376,387	400,581	440,040	440,040
950,000	198,946	298,419	397,892	423,430	465,040	465,040
1,000,000	209,699	314,548	419,398	446,280	490,040	490,040
1,050,000	220,452	330,677	440,903	469,129	515,040	515,040
1,100,000	231,204	346,806	462,409	491,978	540,040	540,040
1,150,000	241,957	362,935	483,914	514,828	565,040	565,040
1,200,000	252,710	379,065	505,419	537,677	590,040	590,040
1,250,000	263,462	395,194	526,925	560,527	615,040	615,040
1,300,000	274,215	411,323	548,430	583,376	640,040	640,040
1,350,000	284,968	427,452	569,935	606,226	665,040	665,040
1,400,000	295,720	443,581	591,441	629,075	690,040	690,040
1,450,000	306,473	459,710	612,946	651,925	715,040	715,040
1,500,000	317,226	475,839	634,452	674,774	740,040	740,040

      The estimated credited years of service for a named executive officer at age 65 will be as follows:

John H. Weber	20
David G. Krall	28
Thomas R. Pilholski	18
John F. Sullivan	5
Gerald T. Mills	14
Tom B. Scherpenberg	24
Robert S. Baxter	13

Employment Agreements

      Mr. Weber has an employment agreement with us, effective as of December 1, 2002, whereby he has agreed to serve as our president and chief executive officer. Under his employment agreement, Mr. Weber receives a base salary of $650,000 per year and is further entitled to an annual incentive bonus based on the achievement of agreed-upon objectives for the year. If Mr. Weber meets these agreed upon objectives for fiscal year 2003, he will receive a bonus equal to 80% of his base salary. His employment agreement also entitles Mr. Weber to the following:

•	participation in all pension, health, welfare and other benefit plans in effect for executives;

•	miscellaneous perquisites, including the use of an automobile (and a tax gross-up for related payments made by us), payment of club dues and payment of apartment rental expenses in Cincinnati, Ohio;

•	participation in our 2002 Long-Term Bonus Program; and

•	a cash bonus if certain preferred stock of our parent currently held by Dakruiter SA, an entity controlled by Granaria Holdings B.V., is refinanced by a transfer to our parent or a third party for cash or other liquid assets, with the amount of the bonus being a percentage of Dakruiter’s profit (as defined) from the transaction but not less than $2.5 million if the refinancing completed at 100% or the face value of the shares.

      We may terminate Mr. Weber’s employment agreement for “cause,” or Mr. Weber may terminate the employment agreement for “good reason”. Either party may terminate by giving 90 days’ written notice of its intention. If we terminate Mr. Weber’s employment agreement without “cause,” Mr. Weber will be entitled to severance pay equal to 18 months of his then-current base salary, 150% of his annual bonus for the preceding year and to a pro-rata portion of the prior years’ annual bonus for the portion of the year in which employment terminates, as well as to continuation of his benefits and perquisites for the 18-month severance period and rights as a participant under our 2002 Long-Term Bonus Program.

Severance Plan

      We adopted a severance plan for our executive officers. Under the terms of the severance plan, if a participant is terminated other than for “cause,” the executive is entitled to salary continuation for a period of one year plus one week for each completed year of service and continued group medical and group life insurance benefits for the same period. Benefits will not be paid if a participant voluntarily leaves our employ following a change of control. Insurance benefits will be discontinued if comparable benefits are offered by a new employer.

Indemnification Provisions of Our Officers and Directors

      Pursuant to Article 5 of our Regulations and our parent’s bylaws, we and our parent will indemnify our respective its officers and directors to the fullest extent permitted by law against all expenses, liability, loss or costs (including attorneys fee) in connection with any action, lawsuit or other proceedings brought or threatened against such officer or director by reason of the fact that he or she is an officer or director. We have purchased directors and officers liability insurance in favor of our parent and its officers and directors, including any indemnity payment made by our parent to an officer or director, for a wrongful act of an officer or director.

PRINCIPAL STOCKHOLDERS

      All of our outstanding capital stock is owned by our parent. The following table sets forth certain information regarding the beneficial ownership of our parent’s common stock as of October 31, 2003, by our officers, directors and each person known by us to own 5% or more of the outstanding shares of our parent’s common stock, which currently is its only outstanding voting security:

Shares Beneficially Owned

	Number of	Percentage of
Name	Shares	Shares

Granaria Holdings B.V.(1),(2),(3),(4),(5),(6)	625,001	62.5%
Lange Voorhout 16 2501 CE The Hague The Netherlands
Dr. Joel P. Wyler (1),(2),(3),(4),(5),(6)	625,001	62.5%
c/o EaglePicher Incorporated 11201 North Tatum Blvd. Suite 110 Phoenix, AZ 85028
Daniel C. Wyler (1),(2),(3),(4),(5),(6)	625,001	62.5%
c/o EaglePicher Incorporated 11201 North Tatum Blvd. Suite 110 Phoenix, AZ 85028
Granaria Industries B.V.	424,001	42.4%
Lange Voorhout 16 2501 CE The Hague The Netherlands
ABN AMRO Participaties N.V.(7)	374,999	37.5%
P.O. Box 283 AA4140 Amsterdam 1000EA The Netherlands
Harbourgate B.V.	101,000	10.1%
Lange Voorhout 16 2501 CE The Hague The Netherlands
Dakruiter SA	101,000	10.1%
46A, Avenue JF Kennedy L2014 Luxembourg Belgium
Dr. Wendelin Wiedeking	2,500	*
c/o EaglePicher Incorporated 11201 North Tatum Blvd. Suite 110 Phoenix, AZ 85028
John H. Weber	2,000	*
c/o EaglePicher Incorporated 11201 North Tatum Blvd. Suite 110 Phoenix, AZ 85028
Bert Iedema	6,000	*
c/o EaglePicher Incorporated 11201 North Tatum Blvd. Suite 110 Phoenix, AZ 85028

Shares Beneficially Owned

	Number of	Percentage of
Name	Shares	Shares

Thomas R. Pilholski	1,000	*
c/o EaglePicher Incorporated 11201 North Tatum Blvd. Suite 110 Phoenix, AZ 85028
All directors and executive officers	625,001	62.5%

*	Less than 1%

(1)	Granaria Holdings B.V. is 100% owned by Wyler Holding N.V., a Dutch Antilles company, 50.1% of which is owned by Dr. Joel P. Wyler and 49.9% of which is owned by Daniel C. Wyler.

(2)	Includes 424,001 shares held by Granaria Industries B.V., which is majority owned by Granaria Holdings B.V.

(3)	Includes 101,000 shares held by Harbourgate B.V., a Dutch corporation, which is controlled by Granaria Holdings B.V.

(4)	Includes 16,000 shares held by Granaria Holdings B.V. as voting trustee for certain directors, officers and former executives of the Company.

(5)	Includes 11,000 shares held by Dakruiter SA, a Luxembourg corporation, of which Granaria Holdings has the right to direct voting.

(6)	Includes 1,000 shares held by Bert Iedema which Mr. Iedema has agreed to vote at the direction of Granaria Holdings B.V.

(7)	Includes 284,999 shares held by Lange Voorhout Investments B.V., a subsidiary of ABN AMRO Participaties N.V., and 90,000 shares held by Dakruiter SA, a Luxembourg corporation, for which ABN AMRO Participaties N.V. has the right to direct voting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On February 24, 1998 we entered into an advisory and consulting agreement with Granaria Holdings B.V., our controlling common stockholder, pursuant to which we pay Granaria Holdings B.V. (or such of its affiliates as it may direct) an annual management fee of $1.75 million. The agreement terminates on the earlier of February 24, 2008 or the end of the fiscal year in which Granaria Holdings B.V. and its affiliates, in the aggregate, beneficially owns less than 10% of our outstanding common stock. Fees relating to these services, and travel expenses related to Dr. Wyler and Messrs. Daniel Wyler and Bert Iedema’s services as directors amounted to $2.2 million in fiscal year 2002, and $2.1 million in fiscal year 2001 and fiscal year 2000.

      During 2002, we paid $800,000, which is included in Other Assets, in our balance sheets to a start-up technology manufacturing company for the exclusive right to manufacture the start-up company’s battery technology. During the third quarter of 2003, we converted this exclusive right to manufacture into a 6.0% interest in such start-up company. In addition, an entity affiliated with Granaria Holdings, B.V., our controlling common shareholder, invested $1,975,000 (including $75,000 from Mr. Bert Iedema, one of our directors) for a 14.8125% interest, and Thomas R. Pilholski, our Senior Vice President and Chief Financial Officer invested $200,000 for a 1.5% interest. In addition, John H. Weber, our President and Chief Executive Officer, invested $20,000 and David G. Krall, our Senior Vice President and General Counsel, invested $5,000. Mr. Weber and Mr. Krall received less than 1% interest for their investments. In September 2003, we paid an additional $426,667 to this start-up technology manufacturing company for an incremental 2.7560% interest (our total interest in this entity is 8.7560%). Granaria Holdings B.V. through an affiliate invested an additional $1,053,333 for an incremental 6.8038% interest (including $36,744 from Mr. Iedema), and Mr. Pilholski invested an additional $106,667 for an incremental 0.6890% interest. Mr. Weber invested an additional $10,667 and Mr. Krall invested an additional $2,667. Mr. Weber and Mr. Krall continue to own less than 1%. We, the affiliates of Granaria Holdings B.V., and Messrs. Weber, Pilholski and Krall will also receive a priority distribution of 60% of the any cash distributed until they have received three times their total investment. In addition, Noel Longuemare, a director of our wholly-owned subsidiary, EaglePicher Technologies, LLC, holds a 4.2687% interest in this start-up company.

      Granaria Holdings, B.V., our controlling common shareholder, controls approximately 78% of our outstanding 11 3/4% Cumulative Redeemable Exchangeable Preferred Stock.

      On August 31, 2003, Bert Iedema, one of our directors and an executive officer of Granaria Holdings, B.V., our controlling common shareholder, purchased 5,000 shares of our common stock from one of our former officers.

      Certain of our directors and current and former officers have entered into a voting trust agreement with Granaria Holdings, B.V., our controlling common shareholder, pursuant to which Granaria Holdings B.V. is the voting trustee and holder of record of the shares of our common stock that are beneficially owned by these directors and officers. These directors and officers also have executed a shareholders agreement, which, among other things, contains transfer restrictions regarding the directors’ and officers’ ability to transfer their beneficial interests in our common stock.

DESCRIPTION OF CERTAIN INDEBTEDNESS AND PREFERRED STOCK

      The following is a summary of certain of our indebtedness that is currently outstanding. This summary does not purport to be complete and is qualified in its entirety to the documents governing such indebtedness, copies of which we will provide upon request.

New Senior Secured Credit Facility

General

      In August 2003, we entered into a new $275.0 million senior secured credit facility with a syndicate of lenders. Our new senior secured credit facility refinanced our then-existing senior secured credit facility, which was scheduled to mature in February 2004. Our new senior secured credit facility consists of a $125.0 million revolving credit facility and a $150.0 million term loan facility.

      The revolving credit facility includes a $10.0 million swingline and $60.0 million letter of credit sub-facility. All amounts under the revolving credit facility will mature upon the earlier of:

•	August 7, 2008;

•	180 days prior to the maturity date of our 9 3/8% senior subordinated notes due 2008 (provided that more than $5.0 million of such notes remain outstanding on such date); and

•	180 days prior to the mandatory redemption date of our parent’s 11 3/4% cumulative redeemable exchangeable preferred stock (provided that more than $5.0 million in aggregate liquidation preference of the 11 3/4% preferred stock remains outstanding on such date).

      The term loan facility required us to draw the entire $150.0 million on the effective date of our new senior secured credit facility, which was August 7, 2003. Amounts that we repay or prepay under the term loan facility may not be reborrowed by us. The term loan amortizes in equal quarterly principal installments subject to certain adjustments. All amounts owing under the term loan will mature upon the earlier of:

•	August 7, 2009;

•	180 days prior to the maturity date of our 9 3/8% senior subordinated notes due 2008 (provided that more than $5.0 million of such notes remain outstanding on such date); and

•	180 days prior to the mandatory redemption date of our parent’s 11 3/4% cumulative redeemable exchangeable preferred stock (provided that more than $5.0 million in aggregate liquidation preference of the 11 3/4% preferred stock remains outstanding on such date).

Interest Rates

      Amounts outstanding under the revolving credit facility bear interest, at our option, at a rate equal to:

•	Adjusted LIBOR plus a margin ranging from 3.00% to 3.50% based on our leverage ratio; or

•	An alternate base rate equal to the highest of the agent’s prime rate, the Federal funds effective rate plus 0.50% or the base CD rate plus 1.00, plus a margin ranging from 2.00% to 2.50% based on our leverage ratio.

      Amounts under the term loan facility bear interest, at our option, at either adjusted LIBOR plus 3.50% or the alternate base rate plus 2.50%.

Security and Guarantees

      All of our obligations under our new senior secured credit facility are secured by substantially all of our assets, the assets of our parent and the assets of domestic subsidiaries that are guarantors under the senior secured credit facility. In addition, all our obligations are guaranteed by our parent, and substantially all of our domestic subsidiaries (other than Eagle-Picher Funding Corporation, any joint venture entity in which we have a 70% or less ownership interest and any Inactive Subsidiaries, as such term is defined in the senior secured credit facility).

Covenants

      The new senior secured credit facility contains customary financial covenants, including a maximum leverage ratio, a minimum interest expense coverage ratio, and a minimum fixed charge coverage ratio. In addition, the new senior secured credit facility contains customary negative covenants including, without limitation, restrictions on our ability to pay dividends, redeem or repurchase our capital stock, incur additional debt or liens, enter into mergers, acquisitions, recapitalizations and asset sales, and enter into sale-leaseback and affiliate transactions.

Events of Defaults

      The new senior secured credit facility contains customary event of default provisions, including the failure to pay principal or interest when due, breaches of material representations and warranties, a default in the performance of any financial or negative covenants, certain insolvency events, certain change of control events and cross-defaults to other indebtedness, including the notes.

9 3/8% Senior Subordinated Notes Due 2008

      In August 2003, we completed a cash tender offer with respect to our 9 3/8% Senior Subordinated Notes due 2008. Pursuant to the tender offer, we repurchased $209.5 million of our 9 3/8% Senior Subordinated Notes due 2008, or 95% of the then outstanding 9 3/8% Senior Subordinated Notes due 2008. As of August 2003, $10.5 million of our 9 3/8% Senior Subordinated Notes due 2008 were outstanding.

      In connection with the tender offer, we executed a supplemental indenture, which eliminated substantially all of the restrictive covenants imposed upon us in connection with our 9 3/8% senior subordinated notes due 2008, including, without limitation, covenants relating to limitations on incurring additional indebtedness, issuing additional stock, granting additional liens and selling our assets. We pay interest on our 9 3/8% Senior Subordinated Notes due 2008 semi-annually on March 1 and September 1.

Industrial Revenue Bond Obligations

      We have incurred obligations under certain tax-exempt industrial revenue bond financings totaling $15.3 million at August 31, 2003 for development projects relating to our facility at Vale, Oregon and one of our Michigan facilities. The industrial revenue bonds for these facilities are floating rate notes that are collateralized by letters of credit. Our industrial revenue bond obligations mature at various dates through 2005.

Unconsolidated Accounts Receivable Asset-Backed Securitization

      During the first quarter of 2002, we entered into an agreement with a major United States financial institution to sell an interest in certain receivables through an unconsolidated qualifying special purpose entity, Eagle-Picher Funding Corporation, which we refer to as “EPFC” . Initially $47.0 million of proceeds from this new facility were used primarily to payoff amounts outstanding under our existing Receivables Loan Agreement with our wholly owned subsidiary, EaglePicher Acceptance Corporation. This agreement provides for the sale of certain receivables to EPFC, which in turn sells an interest in a revolving pool of receivables to the financial institution. EPFC has no recourse against us for failure of the debtors to pay when due. The agreement, as amended, provides for the continuation of the program on a revolving basis until the earlier of January 7, 2008 or 90 days prior to the maturity date of our new senior secured credit facility.

      We account for the securitization of these sold receivables in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities — a Replacement of FASB Statement No. 125.” Under this guidance, at the time the receivables are sold, the balances are removed from our financial statements. For purposes of calculating our debt covenant compliance under our Credit Agreement, we include the obligations outstanding on EPFC.

      In conjunction with the initial transaction during 2002, we sold $82.5 million of receivables to EPFC, and we incurred charges of $1.5 million, which were included in interest expense. We continue to service sold receivables and receive a monthly servicing fee from EPFC of approximately 1% per annum of the receivable pool’s average balance. As this servicing fee approximates our cost to service, no servicing asset or liability has been recorded. We retain an interest in a portion of the receivables transferred, representing an over collateralization on the securitization. Our involvement with both this over collateralization interest and the transferred receivables is generally limited to the servicing performed. The carrying value of our interest in the receivables is recorded at fair value, which is estimated as its net realizable value due to the short duration of the receivables transferred. The net realizable value considers the collection period and includes an estimated provision for credit losses and returns and allowances, which is based on our historical results and probable future losses.

11.75% Cumulative Redeemable Exchangeable Preferred Stock

      Our parent has outstanding 14,191 shares of 11.75% Cumulative Redeemable Exchangeable Preferred Stock. The preferred stock had an initial liquidation preference at February 24, 1998 of $5,637.70 per share which accreted during the first five years after issuance at 11.75% per annum, compounded semiannually, ultimately reaching $10,000 per share on March 1, 2003. Commencing March 1, 2003, dividends on our parent’s preferred stock became cash payable in arrears, semiannually, at 11.75% per annum of the liquidation preference if and when declared by the Board of Directors; the first semiannual dividend payment of $8.3 million was due September 1, 2003. Our new senior secured credit facility and the notes contain financial covenants that currently prohibit us from paying dividends on the preferred stock. Our parent’s Board of Directors did not declare a cash dividend as of September 1, 2003. If our parent does not pay cash dividends on the preferred stock, then holders of the preferred stock may become entitled to elect a majority of our parent’s Board of Directors. Dakruiter S.A. and Harbourgate B.V., both companies controlled by Granaria Holdings B.V., our parent’s controlling common shareholder, hold approximately 78% of our parent’s preferred stock, and therefore Granaria Holdings B.V. would continue to be able to elect our parent’s entire Board of Directors. The election of a majority of the directors is the only remedy of holders of the preferred stock for a failure to pay cash dividends. Unpaid dividends are cumulative but do not bear interest.

DESCRIPTION OF THE NOTES

      As used below in this “Description of the Notes” section, the “Issuer” means EaglePicher Incorporated, an Ohio corporation, and its successors, but not any of its subsidiaries. The Issuer will issue the exchange notes described in this prospectus under an indenture, dated as of August 7, 2003 (the “Indenture”), among the Issuer, the Guarantors and Wells Fargo Bank, N.A., as trustee (the “Trustee”). The terms “note” or “Notes” refer to both outstanding notes and the exchange notes to be issued in the exchange offer. The terms of the

Notes include those set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. Copies of the Indenture and the Registration Rights Agreement (as defined below) are available from the Issuer and have been filed as exhibits to the registration statement of which this prospectus is a part.

      The following is a summary of the material terms and provisions of the Notes. The following summary does not purport to be a complete description of the Notes and is subject to the detailed provisions of, and qualified in its entirety by reference to, the Indenture. You can find definitions of certain terms used in this description under the heading “— Certain Definitions.”

General

      The Issuer issued $250.0 million in aggregate principal amount of the outstanding notes on August 7, 2003. The terms of the exchange notes are identical in all material respects to the outstanding notes. However, the exchange notes will not contain transfer restrictions, registration rights (subject to certain exceptions), and provisions relating to the payment of liquidated damages under certain circumstances relating to the timing of the exchange offer.

Principal, Maturity And Interest

      The Notes will mature on September 1, 2013. The Notes will bear interest at the rate shown on the cover page of this prospectus, payable on March 1 and September 1 of each year, commencing on March 1, 2004, to Holders of record at the close of business on February 15 or August 15, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

      The Notes will be issued in registered form, without coupons, and in denominations of $1,000 and integral multiples of $1,000.

Methods Of Receiving Payments On The Notes

      If a Holder has given wire transfer instructions to the Trustee at least ten Business Days prior to the applicable payment date, the Trustee will make all payments on such Holder’s Notes on behalf of the Issuer by wire transfer of immediately available funds to the account specified in those instructions. Otherwise, payments on the Notes will be made at the office or agency of the paying agent (the “Paying Agent”) and registrar (the “Registrar”) for the Notes within the City and State of New York unless the Trustee on behalf of the Issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Ranking

      The Notes will be general unsecured obligations of the Issuer. The Notes will rank senior in right of payment to all future obligations of the Issuer that are, by their terms, expressly subordinated in right of payment to the Notes and pari passu in right of payment with all existing and future unsecured obligations of the Issuer that are not so subordinated. Each Note Guarantee (as defined below) will be a general unsecured obligation of the Guarantor thereof and will rank senior in right of payment to all future obligations of such Guarantor that are, by their terms, expressly subordinated in right of payment to such Note Guarantee and pari passu in right of payment with all existing and future unsecured obligations of such Guarantor that are not so subordinated.

      The Notes and each Note Guarantee will be effectively subordinated to secured Indebtedness of the Issuer and the applicable Guarantor to the extent of the value of the assets securing such Indebtedness. The New Credit Agreement will be secured by substantially all of the assets of the Issuer and its Subsidiaries other than its Foreign Subsidiaries.

      The Notes will also be effectively subordinated to all existing and future obligations, including Indebtedness, of any Unrestricted Subsidiaries. Claims of creditors of these Subsidiaries, including trade creditors, will generally have priority as to the assets of these Subsidiaries over the claims of the Issuer and the holders of the Issuer’s Indebtedness, including the Notes.

      As of August 31, 2003, the Issuer had approximately $166.5 million aggregate principal amount of secured Indebtedness and $84.6 million of undrawn borrowings available under the New Credit Agreement. Although the Indenture contains limitations on the amount of additional secured Indebtedness that the Issuer and the Restricted Subsidiaries may incur, under certain circumstances, the amount of this Indebtedness could be substantial. See “— Certain Covenants — Limitations on Additional Indebtedness” and “— Limitations on Liens.”

Note Guarantees

      The Issuer’s obligations under the Notes and the Indenture will be jointly and severally guaranteed (the “Note Guarantees”) by Parent and each Restricted Subsidiary (other than any Foreign Subsidiary, or any Receivables Subsidiary).

      Not all of our Subsidiaries will guarantee the Notes. Unrestricted Subsidiaries, Foreign Subsidiaries and Receivables Subsidiaries will not be Guarantors. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, these non-guarantor Subsidiaries will pay the holders of their debts and their trade creditors before they will be able to distribute any of their assets to us. The non-guarantor Subsidiaries generated approximately 17.2% of our net sales for the nine month period ended August 31, 2003 and held approximately 21.4% of our total assets as of August 31, 2003.

      As of the date of the Indenture, substantially all of our domestic Subsidiaries will be “Restricted Subsidiaries.” Under the circumstances described below under the subheading “— Certain Covenants — Designation of Unrestricted Subsidiaries,” the Issuer will be permitted to designate some of our Subsidiaries as “Unrestricted Subsidiaries.” The effect of designating a Subsidiary as an “Unrestricted Subsidiary” will be:

•	an Unrestricted Subsidiary will not be subject to many of the restrictive covenants in the Indenture;

•	any Subsidiary that has previously been a Guarantor and that is designated an Unrestricted Subsidiary will be released from its Note Guarantee; and

•	the assets, income, cash flow and other financial results of an Unrestricted Subsidiary will not be consolidated with those of the Issuer for purposes of calculating compliance with the restrictive covenants contained in the Indenture.

      The obligations of each Subsidiary Guarantor under its Note Guarantee will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, without limitation, any guarantees under the New Credit Agreement permitted under clause (I) of “— Certain Covenants — Limitations on Additional Indebtedness”) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Note Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Subsidiary Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Guarantor that makes a payment for distribution under its Note Guarantee is entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on adjusted net assets of each Subsidiary Guarantor.

      In the event of a sale or other disposition of all of the assets of any Subsidiary Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Equity Interests of any Subsidiary Guarantor then held by the Issuer and the Restricted Subsidiaries, then that Subsidiary Guarantor will be released and relieved of any obligations under its Note Guarantee; provided, however, that the Net Available Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, to the extent required thereby. See “— Certain Covenants — Limitations on Asset Sales.” In addition, the Indenture provides that any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary or that otherwise ceases to be a Subsidiary Guarantor, in each case in accordance with the provisions of the Indenture, will be released from its Note Guarantee upon effectiveness of such designation or when it first ceases to be a Restricted Subsidiary, as the case may be.

Optional Redemption

      Except as set forth below, the Notes may not be redeemed prior to September 1, 2008. At any time on or after September 1, 2008, the Issuer, at its option, may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below, together with accrued and unpaid interest thereon, if any, to the redemption date, if redeemed during the 12-month period beginning September 1 of the years indicated:

Optional
Year	Redemption Price

2008	104.875%
2009	103.250%
2010	101.625%
2011 and thereafter	100.000%

Redemption With Proceeds From Equity Offerings

      At any time prior to September 1, 2006, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 109.75% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided however, that (1) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption and (2) the redemption occurs within 90 days of the date of the closing of any such Qualified Equity Offering.

      The Issuer may acquire Notes by means other than a redemption, whether pursuant to an issuer tender offer, open market purchase or otherwise, so long as the acquisition does not otherwise violate the terms of the Indenture.

Selection And Notice of Redemption

      In the event that less than all of the Notes are to be redeemed at any time pursuant to an optional redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not then listed on a national security exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided, however, that no Notes of a principal amount of $1,000 or less shall be redeemed in part. In addition, if a partial redemption is made pursuant to the provisions described under “— Optional Redemption — Redemption with Proceeds from Equity Offerings,” selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a pro rata basis or on as nearly a pro rata basis as is practicable (subject to the procedures of The Depository Trust Company), unless that method is otherwise prohibited.

      Notice of redemption will be mailed by first-class mail at least 30 but not more than 60 days before the date of redemption to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in a principal amount equal to the unredeemed portion of the Note will be issued in the name of the Holder of the Note upon cancellation of the original Note. On and after the date of redemption, interest will cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the Indenture.

Change Of Control

      Upon the occurrence of any Change of Control, each Holder will have the right to require that the Issuer purchase that Holder’s Notes for a cash price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Within 30 days following any Change of Control, the Issuer will mail, or caused to be mailed, to the Holders a notice:

(1) describing the transaction or transactions that constitute the Change of Control;

(2) offering to purchase, pursuant to the procedures required by the Indenture and described in the notice (a “Change of Control Offer”), on a date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is mailed) and for the Change of Control Purchase Price, all Notes properly tendered by such Holder pursuant to such Change of Control Offer, and

(3) describing the procedures that Holders must follow to accept the Change of Control Offer. The Change of Control Offer is required to remain open for at least 20 Business Days or for such longer period as is required by law.

The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the date of purchase.

      If a Change of Control Offer is made, there can be no assurance that the Issuer will have available funds sufficient to pay for all or any of the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In addition, we cannot assure you that in the event of a Change of Control the Issuer will be able to obtain the consents necessary to consummate a Change of Control Offer from the lenders under agreements governing outstanding Indebtedness which may prohibit the offer.

      If a Change of Control occurs which also constitutes an event of default under the New Credit Agreement, the lenders under the New Credit Agreement are entitled to exercise the remedies available to a secured lender under applicable law and pursuant to the terms of the New Credit Agreement. Accordingly, any claims of such lenders with respect to the assets of the Issuer and its Subsidiaries will be prior to any claim of the Holders of the Notes with respect to such assets.

      The provisions described above that require us to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer purchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

      The Issuer’s obligation to make a Change of Control Offer will be satisfied if a third party makes the Change of Control Offer in the manner and at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.

      In addition, we will not be required to make a Change of Control Offer, as provided above, if, in connection with or in contemplation of any Change of Control, we have made an offer to purchase (an “Alternate Offer”) any and all Notes validly tendered at a cash price equal to or higher than the Change of Control Purchase Price and have purchased all Notes properly tendered in accordance with the terms of such Alternate Offer, provided, however, that the terms and conditions of such contemplated Change of Control are described in reasonable detail to the Holders in the notice delivered in connection with such Change of Control Offer.

      With respect to any disposition of assets, the phrase “all or substantially all” as used in the Indenture (including as set forth under “— Certain covenants — Limitations on Mergers, Consolidations, Etc.” below) varies according to the facts and circumstances of the subject transaction, has no clearly established meaning under New York law (which governs the Indenture) and is subject to judicial interpretation. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Issuer to purchase Notes.

      The Issuer will comply with applicable tender offer rules, including the requirements of Rule l4e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Change of Control” provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Change of Control” provisions of the Indenture by virtue of this compliance.

Certain Covenants

      The Indenture will contain, among others, the following covenants:

Limitations On Additional Indebtedness

      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness; provided, however, that the Issuer or any Guarantor may incur additional Indebtedness if, after giving effect thereto on the date of incurrence of such additional indebtedness, the Consolidated Interest Coverage Ratio would be at least 2.00 to 1.00 (the “Coverage Ratio Exception”).

      Notwithstanding the above, each of the following shall be permitted (“Permitted Indebtedness”):

(1) Indebtedness of the Issuer and any Guarantor under the New Credit Agreement in an aggregate amount at any time outstanding not to exceed (a) under the Senior Secured Term Loan Facility, $150.0 million, less the amount thereof that has been repaid under the covenant described under “— Limitations on Asset Sales,” and (b) under the Revolving Loan Facility $125.0 million, less the amount thereof that has been repaid under the covenant described under “— Limitation on Asset Sales,” to the extent such repayment results in a permanent reduction of future borrowing ability under the Revolving Loan Facility;

(2) the Notes issued on the Issue Date and the Note Guarantees;

(3) Indebtedness of the Issuer and the Restricted Subsidiaries to the extent outstanding on the Issue Date, including, without limitation, any of Issuer’s existing senior subordinated notes due 2008 that remain outstanding on the Issue Date (other than Indebtedness referred to in clauses (1) and (2) above, and after giving effect to the intended use of proceeds of the Notes);

(4) Indebtedness under Hedging Obligations entered into in the ordinary course of business for bona fide hedging purposes and not for the purpose of speculation; provided, however, that with respect to Hedging Obligations related to interest rates (a) such Hedging Obligations relate to payment obligations on Indebtedness otherwise permitted to be incurred by this covenant, and (b) the notional principal amount of such Hedging Obligations at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relate;

(5) Indebtedness of the Issuer owed to a Restricted Subsidiary and Indebtedness of any Restricted Subsidiary owed to the Issuer or any other Restricted Subsidiary; provided, however, that (i) with respect to Indebtedness of the Issuer, such Indebtedness shall be unsecured and contractually subordinated to the Issuer’s obligations under the Notes; and (ii) upon any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or such Indebtedness being owed to any Person other than the Issuer or a Restricted Subsidiary, the Issuer or such Restricted Subsidiary, as applicable, shall be deemed to have incurred Indebtedness not permitted by this clause (5);

(6) Indebtedness in respect of bid, performance or surety bonds issued for the account of the Issuer or any Restricted Subsidiary in the ordinary course of business, including guarantees or obligations of the

Issuer or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety obligations (in each case other than for an obligation for money borrowed);

(7) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided. however, that such Indebtedness is extinguished within five Business Days of incurrence;

(8) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(9) Refinancing Indebtedness with respect to Indebtedness incurred pursuant to the Coverage Ratio Exception, clauses (2) or (3) above or this clause (9);

(10) Indebtedness in respect of Non-Recourse Purchase Money Indebtedness incurred by the Issuer or any Restricted Subsidiary; and

(11) Indebtedness, in addition to Indebtedness incurred pursuant to the foregoing clauses of this definition, with an aggregate principal face or stated amount (as applicable) at any time outstanding for all such Indebtedness incurred pursuant to this clause not in excess of $35.0 million; provided, however, that (A) Indebtedness under letters of credit and performance bonds issued for the account of a Foreign Subsidiary pursuant to this clause to finance trade activities or otherwise in the ordinary course of business, and not to support borrowed money or the obtaining of advances or credit, may not exceed $10.0 million in an aggregate stated or face amount for all such letters of credit and performance bonds and (B) the aggregate principal amount at any time outstanding for all other Indebtedness incurred by all Foreign Subsidiaries pursuant to this clause may not exceed $25.0 million.

      For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, the Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described, except that Indebtedness incurred under the New Credit Agreement on the Issue Date shall be deemed to have been incurred under clause (1) above. Accrual of interest, accretion or amortization of original issue discount or the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this covenant, provided, however, in each such case, that the amount thereof is included in fixed charges of the Issuer as accrued.

      Notwithstanding the foregoing, no Foreign Subsidiary of the Issuer may incur any Indebtedness if, after giving effect thereto on the date of the incurrence thereof, the aggregate amount of outstanding Indebtedness of the Foreign Subsidiaries of the Issuer would exceed $50.0 million.

Limitations On Layering Indebtedness

      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Issuer or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes or the Note Guarantee of such Restricted Subsidiary, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Issuer or such Restricted Subsidiary, as the case may be.

Limitations On Restricted Payments

      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(1) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(2) the Issuer cannot incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(3) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clause (3)(b), (4), (5), (6), (8) or (12) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(a) 50% of Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the first full fiscal quarter commencing after the Issue Date to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(b) 100% of the aggregate net cash proceeds received by the Issuer either (x) as contributions to the common equity of the Issuer after the Issue Date or (y) from the issuance and sale of Qualified Equity Interests after the Issue Date, other than any such proceeds which are used to redeem Notes in accordance with “— Optional Redemption — Redemption with Proceeds From Equity Offerings,” plus

(c) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Restricted Subsidiary subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests (less the amount of any cash, or the Fair Market Value of assets, distributed by the Issuer or any Restricted Subsidiary upon such conversion or exchange), plus

(d) in the case of the disposition or repayment of or return on any Investment that was treated as a Restricted Payment made after the Issue Date, an amount (to the extent not included in the computation of Consolidated Net Income) equal to the lesser of (i) the return of capital with respect to such Investment and (ii) the amount of such Investment that was treated as a Restricted Payment, in either case, less the cost of the disposition of such Investment and net of taxes, plus

(e) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the lesser of (I) the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation, and (ii) the aggregate amount of the Issuer’s Investments in such Subsidiary to the extent such Investments previously reduced the Restricted Payments Basket and were not previously repaid or otherwise reduced.

      The foregoing provisions will not prohibit:

(1) the payment by the Issuer or any Restricted Subsidiary of any dividend within 60 days after the date of declaration thereof, if on the date of declaration the payment would have complied with the provisions of the Indenture;

(2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(3) the redemption of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary (a) in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of Qualified Equity Interests or (b) in exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted to be incurred under the “Limitations on Additional Indebtedness” covenant and the other terms of the Indenture;

(4) purchases of or payments to Parent to permit Parent, and which are used by Parent, to redeem Equity Interests of Parent held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates), upon their death, disability, retirement, severance or termination of employment or service; provided, however, that the aggregate cash consideration paid for all such purchases or redemptions shall not exceed $2.0 million during any calendar year (with unused amounts in any calendar year being usable, without duplication, in subsequent calendar years);

(5) payments to Parent permitted pursuant to clauses (3) and (4) of the covenant described under “— Limitations on Transactions with Affiliates”;

(6) repurchases of Equity Interests deemed to occur upon the exercise of stock options if the Equity Interests represent a portion of the exercise price thereof;

(7) the making of Investments in Joint Ventures or Unrestricted Subsidiaries out of the proceeds of the substantially concurrent issue and sale of Equity Interests of the Issuer (other than (x) Disqualified Equity Interests, (y) Equity Interests sold to a Subsidiary of the Issuer and (z) Equity Interests purchased with the proceeds of loans from the Issuer or any of its Subsidiaries);

(8) payments of up to $1.75 million plus reasonable out-of-pocket expenses to Granaria Holdings or any of its Affiliates in the aggregate in any fiscal year pursuant to any Related Party Agreement entered into between Granaria Holdings or any of its Affiliates and the Issuer or its Subsidiaries to provide management and similar services to any such Persons or to Parent;

(9) the repurchase, redemption or retirement after the Issue Date of any of the Issuer’s outstanding 9.375% Senior Subordinated Notes due 2008;

(10) The payment of dividends or distributions to Parent in such amounts and at such times as are sufficient to enable Parent to purchase or redeem shares of Parent Preferred Stock at a price per share no greater than the then applicable optional redemption price set forth in the certificate of designations for the Parent Preferred Stock in effect on the Issue Date or to pay regularly scheduled cash dividends on the Parent Preferred Stock provided, however, that (A) Parent is the direct parent of the Issuer owning 100% of the Equity Interests of the Issuer and (B) at such time the Consolidated Leverage Ratio is no greater than 3.50 to 1.00;

(11) Investments in Unrestricted Subsidiaries and Joint Ventures having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (11) that are at that time outstanding, not to exceed $15.0 million at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(12) The issuance or grant of shares, equity interests, options or warrants, stock appreciation rights or units, or other similar payments of Parent issued or granted pursuant to the Issuer’s “Long-Term Bonus Program,” effective December 1, 2002 or “Share Appreciation Plan,” effective May 5, 1998.

provided, however, that in the case of any Restricted Payment pursuant to clause (3), (5), (7), (9) or (10) above, no Default shall have occurred and be continuing or occur as a consequence thereof.

Limitations On Dividend And Other Restrictions Affecting Restricted Subsidiaries

      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) pay dividends or make any other distributions on or in respect of its Equity Interests;

(b) make loans or advances or pay any Indebtedness or other obligation owed to the Issuer or any other Restricted Subsidiary, or

(c) transfer any of its assets to the Issuer or any other Restricted Subsidiary;

      except for

(1) encumbrances or restrictions existing under or by reason of applicable law,

(2) encumbrances or restrictions existing under the Indenture, the Notes and the Note Guarantees;

(3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business;

(4) encumbrances or restrictions existing under agreements existing on the date of the Indenture (including, without limitation, the New Credit Agreement) as in effect on that date;

(5) restrictions on the transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;

(6) restrictions on the transfer of assets imposed under any agreement to sell such assets permitted under the Indenture to any Person pending the closing of such sale;

(7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired

(8) any other agreement governing Indebtedness entered into after the Issue Date that contains encumbrances and restrictions that arc not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date;

(9) customary provisions in partnership agreements, limited liability company organizational governance documents, Joint Venture agreements and other similar agreements entered into in the ordinary course of business that restrict the transfer of ownership interests in such partnership, limited liability company, Joint Venture or similar Person,

(10) Non-Recourse Purchase Money Indebtedness incurred in compliance with the covenant described under “— Limitations on Additional Indebtedness” that imposes restrictions of the nature described in clause (c) above on the assets acquired; and

(11) any encumbrances or restrictions imposed by any amendments or refinancings of the contracts, instruments or obligations referred to in clauses (I) through (10) above; provided. however, that such amendments or refinancing are, in the good faith judgment of the Issuer’s Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing.

Limitations On Transactions With Affiliates

      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or a series of related transactions, sell, lease, transfer or otherwise dispose of any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time on an arm’s-length basis by the Issuer or that Restricted Subsidiary from a Person that is not an Affiliate of the Issuer or that Restricted Subsidiary, and

(2) the Issuer delivers to the Trustee:

(a) with respect to any Affiliate Transaction involving aggregate value in excess of $2.0 million, an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (I) above and a Secretary’s Certificate which sets forth and authenticates a resolution that has been adopted by the Independent Directors approving such Affiliate Transaction; and

(b) with respect to any Affiliate Transaction involving aggregate value of $10.0 million or more, the certificates described in the preceding clause (a) and a written opinion as to the fairness of such Affiliate Transaction to the Issuer or such Restricted Subsidiary from a financial point of view issued by an Independent Financial Advisor.

      The foregoing restrictions shall not apply to:

(1) transactions exclusively between or among (a) the Issuer and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided however, in each case, that no Affiliate of the Issuer (other than another Restricted Subsidiary) owns Equity Interests of any such Restricted Subsidiary;

(2) reasonable director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements;

(3) the entering into of a tax sharing agreement, or payments pursuant thereto, between the Issuer and/or one or more Subsidiaries, on the one hand, and any other Person with which the Issuer or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Issuer or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by the Issuer and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;

(4) payments by the Issuer to or on behalf of Parent in an amount sufficient to pay out-of-pocket legal, accounting, administrative and filing costs of Parent actually incurred by Parent, in any case in an aggregate amount not to exceed $750,000 in any calendar year

(5) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries in respect of commissions, business expenses, travel and relocation and other similar expenses in the ordinary course of business;

(6) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries to purchase Equity Interests of the Issuer not in excess of $2.0 million at any one time outstanding;

(7) Restricted Payments of the type described in and which are made in accordance with clauses (1), (2), (4). (6), (8), (10) and (12) of the definition of “Restricted Payment” and which are made in accordance with the covenant described under “— Limitations on Restricted Payments”;

(8) any transaction with an Affiliate where the only consideration paid by the Issuer or any Restricted Subsidiary is Qualified Equity Interests;

(9) arrangements with ABN AMRO Bank N.V. or any of its Affiliates or their respective successors (x) under the New Credit Agreement or the Notes or in connection therewith, (y) in connection with the offering of the Notes or (z) pursuant to other banking, financing or underwriting activity entered into in the ordinary course of business; or

(10) Qualified Receivables Transactions.

Limitations On Liens

      The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit or suffer to exist any Lien of any nature whatsoever against (other than Permitted Liens) any assets of the Issuer or any Restricted Subsidiary (including Equity Interests of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom, which Lien secures indebtedness, unless contemporaneously therewith:

(1) in the case of any Lien securing an obligation that ranks pari passu with the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, at least equally and ratably with or prior to such obligation with a Lien on the same collateral; and

(2) in the case of any Lien securing an obligation that is subordinated in right of payment to the Notes or a Note Guarantee, effective provision is made to secure the Notes or such Note Guarantee, as the case may be, with a Lien on the same collateral that is prior to the Lien securing such subordinated obligation, in each case, for so long as such obligation is secured by such Lien.

Limitations On Asset Sales

      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:

(1) the Issuer or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets included in such Asset Sale; and

(2) at least 80% of the total consideration received at the closing of such Asset Sale consists of cash or Cash Equivalents and at least 80% of the total consideration received after taking into account all final purchase price adjustments and/or contingent payments (such as working capital adjustment or earn-out provisions) expressly contemplated by the Asset Sale transaction documents, when received, consists of cash or Cash Equivalents.

For purposes of clause (2), the following shall be deemed to be cash:

(a) the amount (without duplication) of any Indebtedness (other than Subordinated Indebtedness) of the Issuer or such Restricted Subsidiary that is expressly assumed by the transferee in such Asset Sale and with respect to which the Issuer or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness,

(b) the amount of any obligations received from such transferee that are within 30 days converted by the Issuer or such Restricted Subsidiary to cash (to the extent of the cash actually so received), and

(c) the Fair Market Value of any assets (other than securities) received by the issuer or any Restricted Subsidiary to be used by it in the Permitted Business.

      If at any time any non-cash consideration received by the Issuer or any Restricted Subsidiary of the Issuer, as the case may be, in connection with any Asset Sale is repaid or converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion or disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this covenant.

      If the Issuer or any Restricted Subsidiary engages in an Asset Sale, the Issuer or such Restricted Subsidiary shall, no later than 360 days following the consummation thereof, apply all or any of the Net Available Proceeds therefrom to:

(1) make payments under the New Credit Agreement; provided, however, that such payments result in a permanent reduction in commitments thereunder.

(2) repay any Indebtedness which was secured by the assets sold in such Asset Sale; and/or

(3) invest all or any part of the Net Available Proceeds thereof in the purchase of assets to be used by the Issuer or any Restricted Subsidiary in the Permitted Business or the purchase of an entity engaged in a Permitted Business that becomes a Restricted Subsidiary.

      The amount of Net Available Proceeds not applied or invested as provided in this paragraph will constitute “Excess Proceeds,”

      When the aggregate amount of Excess Proceeds equals or exceeds $10.0 million, the Issuer will be required to make an offer to purchase from all Holders and, if applicable, redeem (or make an offer to do so) any Pari Passu Indebtedness of the Issuer the provisions of which require the Issuer to redeem such Indebtedness with the proceeds from any Asset Sales (or offer to do so), in an aggregate principal amount of Notes and such Pari Passu Indebtedness equal to the amount of such Excess Proceeds as follows:

(1) the Issuer will (a) make an offer to purchase (a “Net Proceeds Offer”) to all Holders in accordance with the procedures set forth in the Indenture, and (b) redeem (or make an offer to do so)

any such other Pari Passu indebtedness, pro raw in proportion to the respective principal amounts of the Notes and such other Indebtedness required to be redeemed, the maximum principal amount of Notes and Pari Passu Indebtedness that may be redeemed out of the amount (the “Payment Amount”) of such Excess Proceeds;

(2) the offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes tendered pursuant to a Net Proceeds Offer, plus accrued and unpaid interest thereon, if any, to the date such Net Proceeds Offer is consummated (the “Offered Price”), in accordance with the procedures set forth in the Indenture and the redemption price for such Pari Passu Indebtedness (the “Pari Passu Indebtedness Price”) shall be as set forth in the related documentation governing such Indebtedness;

(3) if the aggregate Offered Price of Notes validly tendered and not withdrawn by Holders thereof exceeds the pro rata portion of the Payment Amount allocable to the Notes, Notes to be purchased will be selected on a pro rata basis; and

(4) upon completion of such Net Proceeds Offer in accordance with the foregoing provisions, the amount of Excess Proceeds with respect to which such Net Proceeds Offer was made shall be deemed to be zero.

      To the extent that the sum of the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer and the aggregate Pari Passu Indebtedness Price paid to the holders of such Pari Passu Indebtedness is less than the Payment Amount relating thereto (such shortfall constituting a “Net Proceeds Deficiency”), the Issuer may use the Net Proceeds Deficiency, or a portion thereof, for general corporate purposes or any other purpose permitted under the Indenture.

      The Issuer will comply with applicable tender offer rules, including the requirements of Rule 14e-l under the Exchange Act and any other applicable laws and regulations in connection with the purchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the “Limitations on Asset Sales” provisions of the Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the “Limitations on Asset Sales” provisions of the Indenture by virtue of this compliance.

Limitations On Designation Of Unrestricted Subsidiaries

      The Issuer may designate any Subsidiary of the Issuer as an Unrestricted Subsidiary under the Indenture (a “Designation”) only if:

(1) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation; and

(2) the Issuer would be permitted to make, at the time of such Designation, (a) a Permitted Investment or (b) an Investment pursuant to the first paragraph of “— Limitations on Restricted Payments” above, in either case, in an amount (the “Designation Amount”) equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary on such date.

      No Subsidiary Shall Be Designated As An “Unrestricted Subsidiary” Unless Such Subsidiary:

(I) has no Indebtedness other than Non-Recourse Debt;

(2) is not a party to any agreement, contract, arrangement or understanding with the Issuer or any Restricted Subsidiary unless the terms of the agreement, contract, arrangement or understanding are no less favorable to the Issuer or the Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates;

(3) is a Person with respect to which neither the Issuer nor any Restricted Subsidiary has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve the Person’s financial condition or to cause the Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any Restricted Subsidiary, except for any guarantee given solely to support the pledge by the Issuer or any Restricted Subsidiary of the Equity Interests of such Unrestricted Subsidiary, which guarantee is not recourse to the Issuer or any Restricted Subsidiary, and except to the extent the amount thereof constitutes a Restricted Payment permitted pursuant to the covenant described under “— Limitations On Restricted Payments.”

      If, at any time, any Unrestricted Subsidiary fails to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of the Subsidiary and any Liens on assets of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of the date and, if the indebtedness is not permitted to be incurred under the covenant described under “— Limitations On Additional Indebtedness” or the Lien is not permitted under the covenant described under “— Limitations on liens,” the Issuer shall be in default of the applicable covenant.

      The Issuer may redesignate an Unrestricted Subsidiary as a Restricted Subsidiary (a “Redesignation”) only if:

(1) no Default shall have occurred and be continuing at the time of and after giving effect to such Redesignation; and

(2) all Liens, Indebtedness and Investments of such Unrestricted Subsidiary outstanding immediately following such Redesignation would, if incurred or made at such time, have been permitted to be incurred or made for all purposes of the Indenture.

      All Designations and Redesignations must be evidenced by resolutions of the Board of Directors of the Issuer, delivered to the Trustee certifying compliance with the foregoing provisions.

Limitations On Sale And Leaseback Transactions

      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into any Sale and Leaseback Transaction; provided, however, that the Issuer or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:

(1) the Issuer or such Restricted Subsidiary could have (a) incurred the Indebtedness attributable to such Sale and Leaseback Transaction pursuant to the covenant described under “— Limitations On Additional Indebtedness” and (b) incurred a Lien to secure such Indebtedness without being required to equally and ratably secure the Notes pursuant to the covenant described under “— Limitations On Liens”;

(2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and

(3) the transfer of assets iii such Sale and Leaseback Transaction is permitted by, and the Issuer or the applicable Restricted Subsidiary applies the proceeds of such transaction in accordance with, the covenant described under “— Limitations On Asset Sales.”

Limitations On The Issuance Or Sale Of Equity Interests Of Restricted Subsidiaries

      The Issuer will not, and will not permit any Restricted Subsidiary to, directly or indirectly, sell or issue any shares of Equity Interests of any Restricted Subsidiary except (1) to the Issuer, a Restricted Subsidiary or the minority stockholders of any Restricted Subsidiary, if any, on a pro rata basis, at Fair Market Value, or (2) to the extent such shares represent directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Wholly-Owned Restricted Subsidiary. The sale of all the Equity Interests of any Restricted Subsidiary is permitted by this covenant but is subject to the covenant described under “— Limitations On Asset Sales.”

Limitations On Mergers, Consolidations, Etc.

      The Issuer will not, directly or indirectly, in a single transaction or a series of related transactions,

      (a) consolidate or merge with or into (other than a merger with a Wholly-Owned Restricted Subsidiary solely for the purpose of changing the Issuer’s jurisdiction of incorporation to another State of the United States), or sell, lease, transfer, convey or otherwise dispose of or assign all or substantially all of the assets of the Issuer or the Issuer and the Restricted Subsidiaries (taken as a whole) or (b) adopt a Plan of Liquidation unless, in either case:

(1) either:

(a) the Issuer will be the surviving or continuing Person; or

(b) the Person formed by or surviving such consolidation or merger or to which such sale, lease, conveyance or other disposition shall be made (or, in the case of a Plan of Liquidation, any Person to which assets are transferred) (collectively, the “Successor”) is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia, and the Successor expressly assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of the Issuer under the Notes, the Indenture and the Registration Rights Agreement;

(2) immediately prior to and immediately after giving effect to such transaction and the assumption of the obligations as set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, no Default shall have occurred and be continuing; and

(3) immediately after and giving effect to such transaction and the assumption of the obligations set forth in clause (1)(b) above and the incurrence of any Indebtedness to be incurred in connection therewith, and the use of any net proceeds therefrom on a pro forma basis, (a) the Consolidated Net Worth of the Issuer or the Successor, as the case may be, would be at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction and (b) the Issuer or the Successor, as the case may be, could incur $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception.

For purposes of this covenant, any Indebtedness of the Successor which was not Indebtedness of the Issuer immediately prior to the transaction shall be deemed to have been incurred in connection with such transaction.

Except as provided in the fourth paragraph under the subheading “— Note Guarantees,” no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, whether or not affiliated with such Guarantor, unless:

      (1) either:

(a) such Guarantor will be the surviving or continuing Person; or

(b) the Person formed by or surviving any such consolidation or merger assumes, by supplemental indenture in form and substance satisfactory to the Trustee, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor, the Indenture and the Registration Rights Agreement, and, in the case of a consolidation or merger with Parent, is a corporation organized and existing under the laws of any State of the United States of America or the District of Columbia; and

      (2) immediately after giving effect to such transaction, no Default shall have occurred and be continuing.

      For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries, the Equity Interests of which constitute all or substantially all of the properties and assets of the Issuer, will be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

      Upon any consolidation, combination or merger of the Issuer or a Guarantor, or any transfer of all or substantially all of the assets of the Issuer in accordance with the foregoing, in which the Issuer or such Guarantor is not the continuing obligor under the Notes or its Note Guarantee, the surviving entity formed by such consolidation or into which the Issuer or such Guarantor is merged or to which the conveyance, lease or transfer is made will succeed to, and be substituted for, and may exercise every right and power of, the Issuer or such Guarantor under the Indenture, the Notes and the Note Guarantees with the same effect as if such surviving entity had been named therein as the Issuer or such Guarantor and, except in the case of a conveyance, transfer or lease, the Issuer or such Guarantor, as the case may be, will be released from the obligation to pay the principal of and interest on the Notes or in respect of its Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under the Notes, the Indenture and its Note Guarantee, if applicable.

      Notwithstanding the foregoing, any Restricted Subsidiary may merge into the Issuer or another Restricted Subsidiary.

Additional Note Guarantees

      If, after the Issue Date, (a) the Issuer or any Restricted Subsidiary shall acquire or create another Subsidiary (other than (i) a Subsidiary that has been designated an Unrestricted Subsidiary, (ii) any Foreign Subsidiary (unless such Foreign Subsidiary shall have guaranteed any Indebtedness of the Issuer or any Subsidiary of the Issuer (other than a Foreign Subsidiary)) or (iii) an Immaterial Subsidiary or (b) any Unrestricted Subsidiary is redesignated a Restricted Subsidiary), then, in each such case, the Issuer shall cause such Restricted Subsidiary to:

(1) execute and deliver to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture and (b) a notation of guarantee in respect of its Note Guarantee; and

(2) deliver to the Trustee one or more opinions of counsel that such supplemental indenture (a) has been duly authorized, executed and delivered by such Restricted Subsidiary and (b) constitutes a valid and legally binding obligation of such Restricted Subsidiary in accordance with its terms.

Conduct Of Business

      The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Reports

      Whether or not required by the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Holders of Notes, within the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms l0-Q and 10-K if the Issuer were required to file these Forms, including a “Management’s discussion and analysis of financial condition and results of operations” and, with respect to the annual information only, a report on the annual financial statements by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file these reports.

      In addition, whether or not required by the SEC, the Issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept the filing) and make the information available to securities analysts and prospective investors upon request. The Issuer and the

Guarantors have agreed that, for so long as any Notes remain outstanding, the Issuer will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      If the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and the Consolidated Cash Flow of all Unrestricted Subsidiaries exceeds 10% of the Consolidated Cash Flow of the Issuer calculated as if such Unrestricted Subsidiaries were Restricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will include or be accompanied by a reasonably detailed presentation of the financial condition and results of operations of the Issuer and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Issuer.

Events Of Default

      Each of the following is an “Event of Default”:

(1) failure by the Issuer to pay interest on any of the Notes when it becomes due and payable and the continuance of any such failure for 30 days;

(2) failure by the Issuer to pay the principal of any of the Notes when it becomes due and payable, whether at stated maturity, upon redemption, upon purchase, upon acceleration or otherwise;

(3) failure by the Issuer to comply with any of its agreements or covenants described above under “— Certain Covenants — Limitations on Mergers, Consolidations, etc.,” or in respect of its obligations to make a Change of Control Offer as described above under “— Change of Control”;

(4) failure by the Issuer to comply with any other agreement or covenant in the Indenture and continuance of this failure for 60 days after notice of the failure has been given to the Issuer by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Notes then outstanding;

(5) default under any mortgage, indenture or other instrument or agreement under which there may be issued or by which there may be secured or evidenced Indebtedness of the Issuer or any Restricted Subsidiary, whether such Indebtedness now exists or is incurred after the Issue Date, which default:

(a) is caused by a failure to pay when due principal on such Indebtedness within the applicable express grace period,

(b) results in the acceleration of such Indebtedness prior to its express final maturity or

(c) results in the commencement of judicial proceedings to foreclose upon, or to exercise remedies under applicable law or applicable security documents to take ownership of, the assets securing such Indebtedness, and in each case, the principal amount of such Indebtedness, together with any other Indebtedness with respect to which an event described in clause (a), (b) or (c) has occurred and is continuing, aggregates $10.0 million or more;

(6) one or more judgments or orders that exceed $10.0 million in the aggregate (net of amounts covered by insurance or bonded) for the payment of money have been entered by a court or courts of competent jurisdiction against the Issuer or any Restricted Subsidiary and such judgment or judgments have not been satisfied, stayed, annulled or rescinded within 60 days of being entered;

(7) the Issuer or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(a) commences a voluntary case,

(b) consents to the entry of an order for relief against it in an involuntary case,

(c) consents to the appointment of a Custodian of it or for all or substantially all of its assets, or

(d) makes a general assignment for the benefit of its creditors;

(8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(a) is for relief against the Issuer or any Significant Subsidiary as debtor in an involuntary case,

(b) appoints a Custodian of the Issuer or any Significant Subsidiary or a Custodian for all or substantially all of the assets of the Issuer or any Significant Subsidiary, or

(c) orders the liquidation of the Issuer or any Significant Subsidiary, and the order or decree remains unstayed and in effect for 60 days; or

(9) any Note Guarantee of any Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and the Note Guarantee).

      If an Event of Default (other than an Event of Default specified in clause (7) of (8) above with respect to the Issuer) shall have occurred and be continuing under the Indenture, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer and the Trustee, may declare all amounts owing under the Notes to be due and payable immediately. Upon such declaration of acceleration, the aggregate principal of and accrued and unpaid interest on the outstanding Notes shall immediately become due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of such outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal and interest, have been cured or waived as provided in the Indenture. If an Event of Default specified in clause (7) or (8) with respect to the Issuer occurs, all outstanding Notes shall become due and payable without any further action or notice.

      The Trustee shall, within 30 days after the occurrence of any Default with respect to the Notes, give the Holders notice of all uncured Defaults thereunder known to it; provided, however, that, except in the case of an Event of Default in payment with respect to the Notes or a Default in complying with “— Certain Covenants — Limitations On Mergers, Consolidations, Etc.,” the Trustee shall be protected in withholding such notice if and so long as a committee of its trust officers in good faith determines that the withholding of such notice is in the interest of the Holders.

      No Holder will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless the Trustee:

(1) has failed to act for a period of 60 days after receiving written notice of a continuing Event of Default by such Holder and a request to act by Holders of at least 25% in aggregate principal amount of Notes outstanding;

(2) has been offered indemnity satisfactory to it in its reasonable judgment; and

(3) has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request.

      However, such limitations do not apply to a suit instituted by a Holder of any Note for enforcement of payment of the principal of or interest on such Note on or after the due date therefor (after giving effect to the grace period specified in clause (1) of the first paragraph of this “— Events of default” section).

      In the case of an Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding payment of the premium that the Issuer would have had to pay if the Issuer then had elected to redeem the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, upon the acceleration of the

Notes. If an Event of Default occurs prior to September 1, 2008 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Issuer with the intention of avoiding the prohibition on redemption of the Notes prior to September 1, 2008, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable, to the extent permitted by law, in an amount equal to 10.0%.

      The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture and, upon any Officer of the Issuer becoming aware of any Default, a statement specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Legal Defeasance And Covenant Defeasance

      The Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes (“Legal Defeasance”). Legal Defeasance means that the Issuer and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Notes and the Note Guarantees, and the Indenture shall cease to be of further effect as to all outstanding Notes and Note Guarantees, except as to

(1) rights of Holders to receive payments in respect of the principal of and interest on the Notes when such payments are due from the trust funds referred to below,

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trust, duties and immunities of the Trustee, and the Issuer’s obligation in connection therewith, and

(4) the Legal Defeasance provisions of the Indenture.

      In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to most of the covenants under the Indenture, except as described otherwise in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default. In the event Covenant Defeasance occurs, certain Events of Default (not including nonpayment and, solely for a period of 91 days following the deposit referred to in clause (1) of the next paragraph, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Covenant Defeasance will not be effective until such bankruptcy, receivership, rehabilitation and insolvency events no longer apply. The Issuer may exercise its Legal Defeasance option regardless of whether it previously exercised Covenant Defeasance.

      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, U.S. legal tender, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient (without reinvestment) in the opinion of a nationally recognized firm of independent public accountants selected by the Issuer, to pay the principal of and interest on the Notes on the stated date for payment or on the redemption date of the principal or installment of principal of or interest on the Notes, and the Holders must have a valid, perfected, exclusive security interest in such trust,

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(a) the Issuer has received from, or there has been published by the Internal Revenue Service, a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon this opinion of counsel shall confirm that, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred,

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred,

(4) no Default shall have occurred and be continuing on the date of such deposit (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing),

(5) the Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound,

(6) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by it with the intent of preferring the Holders over any other of its creditors or with the intent of defeating, hindering, delaying or defrauding any other of its creditors or others, and

(7) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an opinion of counsel, each stating that the conditions provided for in, in the case of the Officers’ Certificate, clauses (1) through (6) and, in the case of the opinion of counsel, clauses (1) (with respect to the validity and perfection of the security interest), (2) and/or (3) and (5) of this paragraph have been complied with.

      If the funds deposited with the Trustee to effect Covenant Defeasance are insufficient to pay the principal of and interest on the Notes when due, then our obligations and the obligations of Guarantors under the Indenture will be revived and no such defeasance will be deemed to have occurred.

Satisfaction And Discharge

      The Indenture will be discharged and will cease to be of further effect (except as to rights of registration of transfer or exchange of Notes which shall survive until all Notes have been canceled) as to all outstanding Notes when either:

(1) all the Notes that have been authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from this trust) have been delivered to the Trustee for cancellation, or

(2) (a) all Notes not delivered to the Trustee for cancellation otherwise have become due and payable or have been called for redemption pursuant to the provisions described under “— Optional Redemption,” and the Issuer has irrevocably deposited or caused to be deposited with the Trustee trust funds in trust in an amount of money sufficient to pay and discharge the entire Indebtedness (including all principal and accrued interest) on the Notes not theretofore delivered to the Trustee for cancellation,

(b) the Issuer has paid all sums payable by it under the Indenture,

(c) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or on the date of redemption, as the case may be, and

(d) the Holders have a valid, perfected, exclusive security interest in this trust.

      In addition, the Issuer must deliver an Officers’ Certificate and an opinion of counsel stating that all conditions precedent to satisfaction and discharge have been complied with.

Transfer And Exchange

      A Holder will be able to register the transfer of or exchange Notes only in accordance with the provisions of the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Without the prior consent of the Issuer, the Registrar is not required (1) to register the transfer of or exchange any Note selected for redemption, (2) to register the transfer of or exchange any Note for a period of 15 days before a selection of Notes to be redeemed or (3) to register the transfer or exchange of a Note between a record date and the next succeeding interest payment date.

      The Notes will be issued in registered form and the registered Holder will be treated as the owner of such Note for all purposes.

Amendment, Supplement And Waiver

      Subject to certain exceptions, the Indenture or the Notes may be amended with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default in the payment of the principal or interest on the Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding; provided, however, that:

(a) no such amendment may, without the consent of the Holders of two-thirds in aggregate principal amount of Notes then outstanding, amend the obligation of the Issuer under the heading “— Change Of Control” or the related definitions that could adversely affect the rights of any Holder; and

(b) without the consent of each Holder affected, the Issuer and the Trustee may not

(1) change the maturity of any Note;

(2) reduce the amount, extend the due date or otherwise affect the terms of any scheduled payment of interest on or principal of the Notes;

(3) reduce any premium payable upon optional redemption of the Notes, change the date on which any Notes are subject to redemption or otherwise alter the provisions with respect to the redemption of the Notes;

(4) make any Note payable in money or currency other than that stated in the Notes;

(5) modify or change any provision of the Indenture or the related definitions to affect the ranking of the Notes or any Note Guarantee in a manner that adversely affects the Holders;

(6) reduce the percentage of Holders necessary to consent to an amendment or waiver to the Indenture or the Notes;

(7) impair the rights of Holders to receive payments of principal of or interest on the Notes;

(8) release any Guarantor from any of its obligations under its Note Guarantee or the Indenture, except as permitted by the Indenture; or

(9) make any change in these amendment and waiver provisions.

      Notwithstanding the foregoing, the Issuer and the Trustee may amend the Indenture, the Note Guarantees or the Notes without the consent of any Holder, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Issuer’s obligations to the Holders in the case of a merger or acquisition, to release any Guarantor from any of its obligations under its Note Guarantee or the Indenture (to the extent permitted by the Indenture), to make any change that does not materially adversely affect the rights of any Holder or, in the case of the Indenture, to maintain the qualification of the Indenture under the Trust Indenture Act.

No Personal Liability Of Directors, Officers, Employees And Stockholders

      No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor will have any liability for any obligations of the Issuer under the Notes or the Indenture or of any Guarantor under its Note Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the SEC that this type of waiver is against public policy.

Concerning the Trustee

      Wells Fargo Bank, N.A. is the Trustee under the Indenture and has been appointed by the Issuer as Registrar and Paying Agent with regard to the Notes. The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Indenture), it must eliminate such conflict or resign.

      The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default occurs and is not cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in similar circumstances in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee.

Governing Law

      The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

      Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms.

      “Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary that was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (2) with respect to the Issuer or any Restricted Subsidiary, any Indebtedness of a Person (other than the Issuer or a Restricted Subsidiary) existing at the time such Person is merged with or into the Issuer or a Restricted Subsidiary, or Indebtedness expressly assumed by the Issuer or any Restricted Subsidiary in connection with the acquisition of an asset or assets from another Person, which

Indebtedness was not, in any case, incurred by such other Person in connection with, or in contemplation of, such merger or acquisition.

      “Additional Interest” has the meaning set forth in the Registration Rights Agreement.

      “Affiliate” of any Person means any other Person which directly or indirectly controls or is controlled by, or is under direct or indirect common control with, the referent Person. For purposes of the covenant described under “— Certain Covenants — Limitations on Transactions with Affiliates,” Affiliates shall be deemed to include, with respect to any Person, any other Person (1) which beneficially owns or holds, directly or indirectly, 10% or more of any class of the Voting Stock of the referent Person, (2) of which 10% or more of the Voting Stock is beneficially owned or held, directly or indirectly, by the referenced Person or (3) with respect to an individual, any immediate family member of such Person. For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

      “amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

      “asset” means any asset or property.

      “Asset Acquisition” means

(1) an Investment by the Issuer or any Restricted Subsidiary of the Issuer in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the Issuer, or shall be merged with or into the Issuer or any Restricted Subsidiary of the Issuer, or

(2) the acquisition by the Issuer or any Restricted Subsidiary of the Issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

      “Asset Sale” means any sale, issuance, conveyance, transfer, lease, assignment or other disposition by the Issuer or any Restricted Subsidiary to any Person other than the Issuer or any Restricted Subsidiary (including by means of a Sale and Leaseback Transaction or a merger or consolidation) (collectively, for purposes of this definition, a “transfer”), in one transaction or a series of related transactions, of any assets of the Issuer or any of its Restricted Subsidiaries other than in the ordinary course of business. For purposes of this definition, the term “Asset Sale” shall not include:

(1) transfers of cash or Cash Equivalents;

(2) transfers of assets (including Equity Interests) that are governed by, and made in accordance with, the covenant described under “— Certain Covenants — Limitations On Mergers, Consolidations, etc.”;

(3) Permitted Investments and Restricted Payments permitted under the covenant described under “— Certain Covenants — Limitations On Restricted Payments”;

(4) the creation or realization of any Permitted Lien;

(5) transfers of damaged, worn-out or obsolete equipment or assets that, in the Issuer’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Restricted Subsidiaries;

(6) any transfer or series of related transfers that, but for this clause, would be Asset Sales, if after giving effect to such transfers, the aggregate Fair Market Value of the assets transferred in such transaction or any such series of related transactions does not exceed $500,000; and

(7) any transfer by the Issuer or any of its Subsidiaries of Receivables to a Receivables Subsidiary in connection with a Qualified Receivables Transaction.

      “Attributable Indebtedness”, when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Issuer’s then-current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-

annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

      “Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

      “Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

      “Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York are authorized or required by law to close.

      “Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

      “Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

      “Cash Equivalents” means:

(1) marketable obligations with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof);

(2) demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500.0 million and is assigned at least a “B” rating by Thomson Financial BankWatch;

(3) commercial paper maturing no more than 180 days from the date of creation thereof issued by a corporation that is not the Issuer or an Affiliate of the Issuer, and is organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by S&P or at least P-1 by Moody’s;

(4) repurchase obligations with a term of not more than ten days for underlying securities of the types described in clause (1) above entered into with any commercial bank meeting the specifications of clause (2) above; and

(5) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (1) through (4) above.

      “Change of Control” means the occurrence of any of the following events:

(1) Parent shall cease to own beneficially and of record all of the Equity Interests of the Issuer;

(2) prior to a Public Equity Offering after the Issue Date, the Control Group Members cease to own, or to have the power to vote or direct the voting of, Voting Stock representing 40% or more of the voting power of the total outstanding Voting Stock of Parent;

(3) following a Public Equity Offering after the Issue Date, any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Control Group Members, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause that person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing more than 40% of the voting power of the total outstanding Voting Stock of Parent; provided, however, that such event shall not be deemed to be a Change of Control so long as the Control Group Members own Voting Stock representing in the aggregate a greater percentage of the total voting power of the Voting Stock of Parent than such other person or group;

(4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to such Board of Directors or whose nomination for election by the stockholders of Parent or the Issuer was approved by a vote of the majority of the directors of Parent or the Issuer then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Parent or the Issuer;

(5) (a) all or substantially all of the assets of the Issuer and the Restricted Subsidiaries are sold or otherwise transferred to any Person other than a Wholly-Owned Restricted Subsidiary or one or more Permitted Holders or (b) Parent or the Issuer consolidates or merges with or into another Person or any Person consolidates or merges with or into Parent or the Issuer, in either case under this clause (5), in one transaction or a series of related transactions in which immediately after the consummation thereof Persons owning Voting Stock representing in the aggregate a majority of the total voting power of the Voting Stock of Parent or the Issuer immediately prior to such consummation do not own Voting Stock representing a majority of the total voting power of the Voting Stock of Parent or the Issuer or the surviving or transferee Person; or

(6) Parent or the Issuer shall adopt a plan of liquidation or dissolution or any such plan shall be approved by the stockholders of Parent or the Issuer.

      “Consolidated Amortization Expense” for any period means the amortization expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

      “Consolidated Cash Flow” for any period means, without duplication, the sum of the amounts for such period of

(1) Consolidated Net Income, plus

(2) in each case only to the extent (and in the same proportion) deducted in determining Consolidated Net Income and with respect to the portion of Consolidated Net Income attributable to any Restricted Subsidiary only if a corresponding amount would be permitted at the date of determination to be distributed to the Issuer by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders,

(a) Consolidated Income Tax Expense,

(b) Consolidated Amortization Expense (but only to the extent not included in Consolidated Interest Expense),

(c) Consolidated Depreciation Expense,

(d) Consolidated Interest Expense, and

(e) all other non-cash items reducing the Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period,

in each case determined on a consolidated basis in accordance with GAAP, minus

(3) the aggregate amount of all non-cash items, determined on a consolidated basis, to the extent such items increased Consolidated Net Income for such period.

      “Consolidated Depreciation Expense” for any period means the depreciation expense of the Issuer and the Restricted Subsidiaries for such period, including, without limitation, the amount of any impairment charge required in such period in respect of any assets, all determined on a consolidated basis in accordance with GAAP.

      “Consolidated Income Tax Expense” for any period means the provision for taxes of the Issuer and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

      “Consolidated Interest Coverage Ratio” means the ratio of Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (for purposes of this definition, the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (for purposes of this definition, the “Transaction Date”) to Consolidated Interest Expense for the Four-Quarter Period. For purposes of this definition, Consolidated Cash Flow and Consolidated Interest Expense shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any asset sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

      If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

      In calculating Consolidated Interest Expense for purposes of determining the denominator (but not the numerator) of this Consolidated Interest Coverage Ratio:

(1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on this Indebtedness in effect on the Transaction Date;

(2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period; and

(3) notwithstanding clause (1) or (2) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of these agreements.

      “Consolidated Interest Expense” for any period means the sum, without duplication, of the total interest expense of the Issuer and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP and including without duplication,

(1) imputed interest on Capitalized Lease Obligations and Attributable Indebtedness,

(2) commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings,

(3) the net costs associated with Hedging Obligations,

(4) accretion of original issue discount and amortization of debt issuance costs, debt discount or premium and other financing fees and expenses,

(5) the interest portion of any deferred payment obligations,

(6) all other non-cash interest expense,

(7) capitalized interest,

(8) the amount of any Grossed-Up Preferred Dividends paid,

(9) all interest payable with respect to discontinued operations, and

(10) all interest on any Indebtedness of any other Person guaranteed by the Issuer or any Restricted Subsidiary.

      “Consolidated Leverage Ratio” means the ratio of consolidated Indebtedness of the Issuer and its Restricted Subsidiaries (excluding Hedging Obligations) as of the date of the transaction giving rise to the need to calculate the Consolidated Leverage Ratio (for purposes of this definition, the “Transaction Date”) to Consolidated Cash Flow during the most recent four consecutive full fiscal quarters for which financial statements are available (for purposes of this definition, the “Four-Quarter Period”) ending on or prior to the Transaction Date. For purposes of this definition, consolidated Indebtedness and Consolidated Cash Flow shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

(1) the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Restricted Subsidiary (and the application of the proceeds thereof) and any repayment of other Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period; and

(2) any asset sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of the Issuer or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such Asset Acquisition) incurring Acquired Indebtedness and also including any Consolidated Cash Flow (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X under the Exchange Act) associated with any such Asset Acquisition) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such asset sale or Asset Acquisition or other disposition (including the incurrence of, or assumption or liability for, any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four-Quarter Period.

      If the Issuer or any Restricted Subsidiary directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if the Issuer or such Restricted Subsidiary had directly incurred or otherwise assumed such guaranteed Indebtedness.

      “Consolidated Net Income” for any period means the net income (or loss) of the Issuer and the Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, however, that there shall be excluded from such net income (to the extent otherwise included therein), without duplication:

(1) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person other than the Issuer and the Restricted Subsidiaries has an ownership interest, except to the extent that cash in an amount equal to any such income has actually been received by the Issuer or any of its Wholly-Owned Restricted Subsidiaries during such period;

(2) except to the extent includible in the consolidated net income of the Issuer pursuant to the foregoing clause (1), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged into or consolidated with the Issuer or any Restricted Subsidiary or (b) the assets of such Person are acquired by the Issuer or any Restricted Subsidiary;

(3) the net income of any Restricted Subsidiary during such period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary during such period, except that the Issuer’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining Consolidated Net Income;

(4) for the purposes of calculating the Restricted Payments Basket only, in the case of a successor to the Issuer by consolidation, merger or transfer of its assets, any income (or loss) of the successor prior to such merger, consolidation or transfer of assets;

(5) other than for purposes of calculating the Restricted Payments Basket, any gain (or loss), together with any related provisions for taxes on any such gain (or the tax effect of any such loss), realized during such period by the Issuer or any Restricted Subsidiary upon (a) the acquisition of any securities, or the extinguishment of any Indebtedness, of the Issuer or any Restricted Subsidiary or (b) any asset sale by the Issuer or any Restricted Subsidiary;

(6) other than for purposes of calculating the Restricted Payments Basket, any extraordinary gain (or extraordinary loss), together with any related provision for taxes on any such extraordinary gain (or the tax effect of any such extraordinary loss), realized by the Issuer or any Restricted Subsidiary during such period; and

(7) the net effect of the write off of any deferred financing charges resulting from the application of the proceeds of this offering and the New Credit Agreement.

      In addition any return of capital with respect to an Investment that increased the Restricted Payments Basket pursuant to clause (3)(d) of the first paragraph under “— Certain Covenants — Limitations on Restricted Payments” or decreased the amount of Investments outstanding pursuant to clause (13) of the definition of “Permitted Investments” shall be excluded from Consolidated Net Income for purposes of calculating the Restricted Payments Basket.

      “Consolidated Net Worth” means, with respect to any Person as of any date, the consolidated stockholders’ equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) (1) any amounts thereof attributable to Disqualified Equity Interests of such Person or its Subsidiaries or any amount attributable to Unrestricted Subsidiaries and (2) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within twelve months after the acquisition of such business) subsequent to the Issue Date in the book value of any asset owned by such Person or a Subsidiary of such Person.

      “Control Group Members” means (i) the natural person or persons who are the ultimate beneficial owners of Granaria Holdings B.V. on the Issue Date, as disclosed under “Security Ownership and Certain Beneficial Owners and Management of Parent,” and members of their immediate families and any spouse, parent or descendant of any such person, or a trust the beneficiaries of which include only any of the foregoing, and any corporation or other entity all of the Capital Stock of which (other than directors’ qualifying shares) is owned by any of the foregoing or (ii) any corporation or other entity at least 51% of the Voting Stock of which is owned by any of the Persons referred to in clause (i).

      “Coverage Ratio Exception” has the meaning set forth in the proviso in the first paragraph of the covenant described under “— Certain Covenants — Limitations on Additional Indebtedness.”

      “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

      “Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

      “Designation” has the meaning given to this term in the covenant described under “— Certain Covenants — Limitations On Designation Of Unrestricted Subsidiaries.”

      “Designation Amount” has the meaning given to this term in the covenant described under “— Certain covenants — Limitations On Designation Of Unrestricted Subsidiaries.”

      “Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that are not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity Interests upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change in control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “— Change of control” and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “— Change of Control.”

      “Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other equity interests in such Person.

      “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

      “Fair Market Value” with respect to any asset or item not involving an Affiliate Transaction means the Fair Market Value of such asset or item as determined in good faith by the Board of Directors of the Issuer and evidenced by a Board resolution delivered to the Trustee. The “Fair Market Value” of any asset or item in excess of $2.0 million and involving an Affiliate Transaction means the Fair Market Value of any asset or item as determined by a majority of the Independent Directors and as evidenced by a resolution of the Independent Directors delivered to the Trustee; provided, however, that with respect to any asset or item in excess of $10.0 million and involving an Affiliate Transaction, the Issuer shall obtain and deliver to the Trustee a written opinion as to the fairness of such valuation to the Issuer from a financial point of view issued by an Independent Financial Advisor.

      “Foreign Subsidiary” means any Restricted Subsidiary of the Issuer which (i) is not organized under the laws of (x) the United States or any state thereof or (y) the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

      “Granaria Holdings” means Granaria Holdings B.V., a Dutch corporation, and its successors.

      “Grossed-Up Preferred Dividends” means the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Preferred Stock of any Restricted Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Wholly-Owned Restricted Subsidiary), multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Restricted Subsidiaries, expressed as a decimal.

      “guarantee” means a direct or indirect guarantee by any Person of any Indebtedness of any other Person and includes any obligation, direct or indirect, contingent or otherwise, of such Person: (1) to purchase or pay (or advance or supply funds for the purchase or payment of) Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm’s-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “guarantee,” when used as a verb, and “guaranteed” have correlative meanings.

      “Guarantors” means Parent and each Restricted Subsidiary of the Issuer (other than, subject to the provisions of clause (a) of the first paragraph of the covenant “Certain Covenants — Additional Note Guarantee, Foreign Subsidiaries”) on the Issue Date, and each other Person that is required to become a Guarantor by the terms of the Indenture after the Issue Date, in each case, until such Person is released from its Note Guarantee.

      “Hedging Obligations” of any Person means the obligations of such Person pursuant to (1) any interest rate swap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in interest rates, (2) agreements or arrangements designed to protect such Person against fluctuations in foreign currency exchange rates in the conduct of its operations, or (3) any forward contract, commodity swap agreement, commodity option agreement or other similar agreement or arrangement designed to protect such Person against fluctuations in commodity prices.

      “Holder” means any registered holder, from time to time, of the Notes.

      “Immaterial Subsidiary” means any Subsidiary of the Issuer which does not own assets in excess of $50,000.

      “incur” means, with respect to any Indebtedness or Obligation, incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to such Indebtedness or Obligation; provided, however, that (1) the Indebtedness of a Person existing at the time such Person became a Restricted Subsidiary shall be deemed to have been incurred by such Restricted Subsidiary and (2) neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness.

      “Indebtedness” of any Person at any date means, without duplication:

(1) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto);

(4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(5) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person;

(6) all Capitalized Lease Obligations of such Person;

(7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(8) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided, however, that Indebtedness of the Issuer or its Subsidiaries that is guaranteed by the Issuer or the Issuer’s Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and its Subsidiaries on a consolidated basis;

(9) all Attributable Indebtedness;

(10) to the extent not otherwise included in this definition, Hedging Obligations of such Person; and

(11) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

      The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (7), the lesser of (a) the Fair Market Value of any asset subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (b) the amount of the Indebtedness secured. For purposes of clause (5), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

      “Independent Director” means a director of the Issuer who

(1) is independent with respect to the transaction at issue;

(2) does not have any material financial interest in the Issuer or any of its Affiliates (other than as a result of holding securities of Parent); and

(3) has not and whose Affiliates or affiliated firm has not, at any time during the twelve months prior to the taking of any action hereunder, directly or indirectly, received, or entered into any understanding or agreement to receive, any compensation, payment or other benefit, of any type or form, from the Issuer or any of its Affiliates, other than customary directors’ fees for serving on the Board of Directors of the Issuer or any Affiliate and reimbursement of out-of-pocket expenses for attendance at the Issuer’s or Affiliate’s board and board committee meetings.

      “Independent Financial Advisor” means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Issuer’s Board of Directors, qualified to perform the task for which it has been engaged and disinterested and independent with respect to the Issuer and its Affiliates.

      “interest” means, with respect to the Notes, interest and Additional Interest, if any, on the Notes.

      “Investments” of any Person means:

(1) all direct or indirect investments by such Person in any other Person in the form of loans, advances (other than commissions, travel and similar advances made to directors, officers and employees in the ordinary course of business) or capital contributions or other credit extensions constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person;

(2) all purchases (or other acquisitions for consideration) by such Person of Indebtedness, Equity Interests or other securities of any other Person;

(3) all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP; and

(4) the Designation of any Subsidiary as an Unrestricted Subsidiary.

      Except as otherwise expressly specified in this definition, the amount of any Investment (other than an Investment made in cash) shall be the Fair Market Value thereof on the date such Investment is made. The amount of Investment pursuant to clause (4) shall be the Designation Amount determined in accordance with the covenant described under “— Certain Covenants — Limitations on Designation of Unrestricted Subsidiaries.” If the Issuer or any Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary, the Issuer shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Subsidiary not sold or disposed of, which amount shall be determined by the Board of Directors. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Issuer or such Restricted Subsidiary in the third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in the third Person. Notwithstanding the foregoing, purchases or redemptions of Equity Interests of the Issuer shall be deemed not to be Investments.

      “Issue Date” means the date on which the Notes are originally issued.

      “Joint Venture” means a corporation, partnership or other entity engaged in one or more of the Permitted Businesses in which the Issuer or its Restricted Subsidiaries does not have control but owns, directly or indirectly, at least 10% of the Equity Interests.

      “Lien” means, with respect to any asset, any mortgage, deed of trust, lien (statutory or other), pledge, lease, easement, restriction, covenant, charge, security interest or other encumbrance of any kind or nature in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction (other than cautionary filings in respect of operating leases).

      “Moody’s” means Moody’s Investors Service, Inc. and its successors.

      “Net Available Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, net of

(1) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants and investment banks) of such Asset Sale;

(2) provisions for taxes payable as a result of such Asset Sale (after taking into account any available tax credits or deductions and any tax sharing arrangements);

(3) amounts required to be paid to any Person (other than the Issuer or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale or having a Lien thereon;

(4) payments of unassumed liabilities (not constituting Indebtedness) relating to the assets sold at the time of, or within 30 days after the date of, such Asset Sale; and

(5) appropriate amounts to be provided by the Issuer or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Issuer or any Restricted Subsidiary, as the case may be, after such Asset Sale, including pensions and other postemployment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers’ Certificate delivered to the Trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Available Proceeds.

      “New Credit Agreement” means the New Credit Agreement dated on or about August 7, 2003, by and among Harris Trust & Savings Bank, as agent, the banks party thereto, the Issuer and the Guarantors, together with any additional guarantees by the Guarantors and security agreements, as any of the foregoing may be subsequently amended, restated, refinanced, extended or replaced from time to time whether by the same or any other agent, lender or group of lenders, and shall include agreements in respect of Hedging Obligations designed to protect against fluctuations in interest rates and entered into with respect to loans thereunder.

      “Non-Recourse Debt” means Indebtedness of an Unrestricted Subsidiary:

(1) as to which neither the Issuer nor any Restricted Subsidiary (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the Issuer or any Restricted Subsidiary to declare a default on the other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the Equity Interests or assets of the Issuer or any Restricted Subsidiary.

      “Non-Recourse Purchase Money Indebtedness” means Indebtedness of the Issuer or any of its Subsidiaries (a) incurred to finance the purchase of any assets of the Issuer or any of its Subsidiaries within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, (c) to the extent the purchase cost of such assets is or should be included in “additions to property, plant and equipment” in accordance with GAAP, and (d) to the extent that such Indebtedness is non-recourse to the Issuer or any of its Subsidiaries or any of their respective assets other than the assets so purchased.

      “Obligation” means any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

      “Officer” means any of the following of the Issuer: the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary.

      “Officers’ Certificate” means a certificate signed by two Officers.

      “Parent” means EaglePicher Holdings, Inc., a Delaware corporation, and its successors and assigns.

      “Parent Preferred Stock” means the Series B 11 3/4% Cumulative Redeemable Exchangeable Preferred Stock of Parent.

      “Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu as to payment with the Notes or the Note Guarantees, as applicable.

      “Permitted Business” means the businesses engaged in by the Issuer and its Subsidiaries on the Issue Date as described in this prospectus and businesses that are reasonably related thereto or reasonable extensions thereof.

      “Permitted Investment” means:

(1) (a) Investments by the Issuer or any Restricted Subsidiary in any Restricted Subsidiary or (b) payments by the Issuer or any Restricted Subsidiary to any Person or Persons solely as consideration for the acquisition of Equity Interests or assets of any Person that is or will become immediately after such Investment a Restricted Subsidiary;

(2) Investments in the Issuer by any Restricted Subsidiary;

(3) loans and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries in respect of commissions, business expenses, travel and relocation and other similar expenses in the ordinary course of business;

(4) loan and advances to directors, employees and officers of the Issuer and the Restricted Subsidiaries to purchase Equity Interests of the Issuer not in excess of $2.0 million at any one time outstanding;

(5) Hedging Obligations incurred pursuant to clause (4) of the second paragraph under the covenant described under “— Certain Covenants — Limitations On Additional Indebtedness”;

(6) Cash Equivalents;

(7) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Issuer or any such Restricted Subsidiary deems reasonable under the circumstances;

(8) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

(9) Investments made by the Issuer or any Restricted Subsidiary as a result of consideration received in connection with an Asset Sale made in compliance with the covenant described under “— Certain Covenants — Limitations On Asset Sales”;

(10) lease, utility and other similar deposits in the ordinary course of business;

(11) Investments made by the Issuer or a Restricted Subsidiary for consideration consisting only of Qualified Equity Interests of Parent;

(12) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Issuer or any Restricted Subsidiary or in satisfaction of judgments;

(13) other Investments in an aggregate amount not to exceed $10.0 million at any one time outstanding (with each Investment being valued as of the date made and without regard to subsequent changes in value); and

(14) Investments deemed to occur as a result of a Qualified Receivables Transaction.

      The amount of Investments outstanding at any time pursuant to clause (13) above shall be deemed to be reduced (without duplication of amounts included in the calculation of Consolidated Net Income):

(a) upon the disposition or repayment of or return on any Investment made pursuant to clause (13) above, by an amount equal to the total of the return of capital and any gain or loss with respect to such Investment to the Issuer or any Restricted Subsidiary (to the extent not included in the computation of Consolidated Net Income), less the cost of the disposition of such Investment and net of taxes; and

(b) upon a Redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, by an amount equal to the Fair Market Value of the Issuer’s proportionate interest in such Subsidiary immediately following such Redesignation.

      “Permitted Liens” means the following types of Liens:

(1) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(2) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other assets relating to such letters of credit and products and proceeds thereof;

(3) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Issuer or any Restricted Subsidiary;

(4) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

(5) Liens securing all of the Notes and Liens securing any Note Guarantee;

(6) Liens existing on the Issue Date securing Indebtedness outstanding on the Issue Date;

(7) Liens in favor of the Issuer or a Guarantor;

(8) Liens securing Indebtedness under the New Credit Agreement;

(9) Liens securing Purchase Money Indebtedness;

(10) Liens securing Acquired Indebtedness permitted to be incurred under the Indenture; provided, however, that the Liens do not extend to assets not subject to such Lien at the time of acquisition (other than improvements thereon) and are no more favorable to the lienholders than those securing such Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Issuer or a Restricted Subsidiary;

(11) Liens on assets of a Person existing at the time such Person is acquired or merged with or into or consolidated with the Issuer or any such Restricted Subsidiary (and not created in anticipation or contemplation thereof);

(12) Liens to secure Refinancing Indebtedness of Indebtedness secured by Liens referred to in the foregoing clauses (8), (9) and (10); provided, however, that in each case such Liens do not extend to any additional assets (other than improvements thereon and replacements thereof);

(13) Liens to secure Attributable Indebtedness and/or that are incurred pursuant to the covenant described under “— Limitations On Sale and Leaseback Transactions”; provided, however, that any such Lien shall not extend to or cover any assets of the Issuer or any Restricted Subsidiary other than the assets which are the subject of the Sale and Leaseback Transaction in which the Attributable Indebtedness is incurred;

(14) Liens incurred in the ordinary course of business of the Issuer or any Restricted Subsidiary with respect to obligations (other than Indebtedness) that do not in the aggregate exceed $5.0 million at any one time outstanding; and

(15) Liens on assets of Foreign Subsidiaries.

      “Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

      “Plan of Liquidation” with respect to any Person, means a plan that provides for, contemplates or the effectuation of which is preceded or accompanied by (whether or not substantially contemporaneously, in phases or otherwise): (1) the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety; and (2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance or other disposition of all or substantially all of the remaining assets of such Person to holders of Equity Interests of such Person.

      “Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person whether now outstanding or issued after the Issue Date.

      “principal” means, with respect to the Notes, the principal of, and premium, if any, on the Notes.

      “Public Equity Offering” means an underwritten public offering of Qualified Equity Interests of Parent generating gross proceeds of at least $50.0 million in the aggregate since the Issue Date, pursuant to an effective registration statement filed under the Securities Act.

      “Purchase Money Indebtedness” means Indebtedness of the Issuer or any of its Subsidiaries (a) incurred to finance the purchase of any assets of the Issuer or any of its Subsidiaries within 90 days of such purchase, (b) to the extent the amount of Indebtedness thereunder does not exceed 100% of the purchase cost of such assets, and (c) to the extent the purchase cost of such assets is or should be included in “additions to property, plant and equipment” in accordance with GAAP.

      “Qualified Equity Interests” means Equity Interests of the Issuer other than Disqualified Equity Interests; provided, however, that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold or owed to a Subsidiary of the Issuer or financed, directly or indirectly, using funds (1) borrowed from the Issuer or any Subsidiary of the Issuer until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by the Issuer or any Subsidiary of the Issuer (including, without limitation, in respect of any employee stock ownership or benefit plan).

      “Qualified Equity Offering” means the issuance and sale of Qualified Equity Interests of Parent or the Issuer to Persons other than any Permitted Holder or any other Person who is not, prior to such issuance and sale, an Affiliate of Parent or the Issuer; provided, however, that in the case of an issuance and sale by Parent, cash proceeds therefrom equal to not less than 100% of the aggregate principal amount of any Notes to be redeemed are received by the Issuer as a capital contribution immediately prior to such redemption.

      “Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries sells, conveys or otherwise transfers to a Receivables Subsidiary or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

      “Receivables” means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money. “Receivables” shall include the indebtedness and payment obligations of any Person to the Issuer or any Subsidiary of the Issuer arising from a sale of merchandise or services by the Issuer or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of the Issuer’s or such Subsidiary’s interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an obligor describing any collateral securing such Receivable, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

      “Receivables Subsidiary” means a Subsidiary of the Issuer which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any Subsidiary of the Issuer (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates the Issuer or any Subsidiary of the Issuer in any way other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of the Issuer or any Subsidiary of the Issuer (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representa-

tions, warranties, covenants, limited repurchase obligations and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Issuer nor any Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Issuer nor any Subsidiary of the Issuer has any obligation to maintain or preserve such Subsidiary’s financial condition or cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors (which resolution shall be conclusive) of the Issuer giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

      “redeem” means to redeem, repurchase, purchase, defease, retire, discharge or otherwise acquire or retire for value; and “redemption” shall have a correlative meaning; provided, however, that this definition shall not apply for purposes of “— Optional Redemption.”

      “Redesignation” has the meaning given to such term in the covenant described under “— Certain Covenants — Limitations On Designation Of Unrestricted Subsidiaries.”

      “refinance” means to refinance, repay, prepay, replace, renew or refund.

      “Refinancing Indebtedness” means Indebtedness of the Issuer or a Restricted Subsidiary issued in exchange for, or the proceeds from the issuance and sale or disbursement of which are used substantially concurrently to redeem or refinance in whole or in part, or constituting an amendment of, any Indebtedness of the Issuer or any Restricted Subsidiary (the “Refinanced Indebtedness”) in a principal amount not in excess of the principal amount of the Refinanced Indebtedness so repaid or amended (or, if such Refinancing Indebtedness refinances Indebtedness under a revolving credit facility or other agreement providing a commitment for subsequent borrowings, with a maximum commitment not to exceed the maximum commitment under such revolving credit facility or other agreement); provided, however, that:

(1) the Refinancing Indebtedness is the obligation of the same Person as that of the Refinanced Indebtedness;

(2) if the Refinanced Indebtedness was subordinated to or pari passu with the Notes or the Note Guarantees, as the case may be, then such Refinancing Indebtedness, by its terms, is expressly pari passu with (in the case of Refinanced Indebtedness that was pari passu with) or subordinate in right of payment to (in the case of Refinanced Indebtedness that was subordinated to) the Notes or the Note Guarantees, as the case may be, at least to the same extent as the Refinanced Indebtedness;

(3) if the Refinanced Indebtedness was Disqualified Equity Interests, then such Refinancing Indebtedness consists solely of Disqualified Equity Interests;

(4) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Refinanced Indebtedness being repaid or amended or (b) after the maturity date of the Notes;

(5) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Refinanced Indebtedness being repaid that is scheduled to mature on or prior to the maturity date of the Notes; and

(6) the Refinancing Indebtedness is secured only to the extent, if at all, and by the assets, that the Refinanced Indebtedness being repaid or amended is secured.

      “Related Party Agreement” means any management or advisory agreements or other arrangements with any Affiliate of the Issuer or with any other direct or indirect holder of more than 10% of any class of the Issuer’s or Parent’s capital stock (except, in any such case, Parent, the Issuer or any Restricted Subsidiary), but excluding in any event arrangements with ABN AMRO Bank N.V. and its Affiliates of their respective successors.

      “Restricted Payment” means any of the following:

(1) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any Restricted Subsidiary or any payment made in respect of Equity Interests to the direct or indirect holders of Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding (a) dividends or distributions payable solely in Qualified Equity Interests and (b) in the case of Restricted Subsidiaries, dividends or distributions payable to the Issuer or to a Restricted Subsidiary and pro rata dividends or distributions payable to minority stockholders of any Restricted Subsidiary;

(2) the redemption of any Equity Interests of the Issuer or any Restricted Subsidiary, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding any such Equity Interests held by the Issuer or any Restricted Subsidiary;

(3) any Investment other than a Permitted Investment; or

(4) any redemption prior to the scheduled maturity or prior to any scheduled repayment of principal or sinking fund payment, as the case may be, in respect of Subordinated Indebtedness.

      “Restricted Payments Basket” has the meaning given to such term in the first paragraph of the covenant described under “— Certain covenants — limitations on restricted payments.”

      “Restricted Subsidiary” means any Subsidiary of the Issuer other than an Unrestricted Subsidiary.

      “Revolving Loan Facility” means the revolving loan facility provided under the New Credit Agreement.

      “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

      “Sale and Leaseback Transactions” means with respect to any Person an arrangement with any bank, insurance company or other lender or investor or to which such lender or investor is a party, providing for the leasing by such Person of any asset of such Person which has been or is being sold or transferred by such Person to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such asset.

      “SEC” means the U.S. Securities and Exchange Commission.

      “Secretary’s Certificate” means a certificate signed by the Secretary of the Issuer.

      “Securities Act” means the U.S. Securities Act of 1933, as amended.

      “Senior Secured Term Loan Facility” means the term loan facility providing for the senior secured term loan under the New Credit Agreement.

      “Significant Subsidiary” means (1) any Restricted Subsidiary that would be a “significant subsidiary” as defined in Regulation S-X promulgated pursuant to the Securities Act as such Regulation is in effect on the Issue Date; provided, however, that all references to “10 percent” in such definition shall be changed to “5 percent” and (2) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in clause (7) or (8) under “— Events of Default” has occurred and is continuing, would constitute a Significant Subsidiary under clause (1) of this definition.

      “Subordinated Indebtedness” means Indebtedness of the Issuer or any Restricted Subsidiary that is subordinated in right of payment to the Notes or the Note Guarantees, respectively.

      “Subsidiary” means, with respect to any Person:

(1) any corporation, limited liability company, association or other business entity of which more than 50% of the total voting power of the Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

      Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

      “Subsidiary Guarantor” means any Guarantor other than Parent.

      “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

      “Unrestricted Subsidiary” means (1) any Subsidiary that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Issuer in accordance with the covenant described under “— Certain covenants — Limitations on designation of unrestricted subsidiaries” and (2) any Subsidiary of an Unrestricted Subsidiary; provided, however, that on the date of the Indenture, Eagle-Picher Horizon Batteries, LLC, NTZ North America, Inc. and Eagle-Picher Funding Corp. shall initially constitute Unrestricted Subsidiaries.

      “U.S. Government Obligations” means direct non-callable obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

      “Voting Stock” with respect to any Person, means securities of any class of Equity Interests of such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock or other relevant equity interest has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

      “Weighted Average Life to Maturity” when applied to any Indebtedness at any date, means the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (2) the then outstanding principal amount of such Indebtedness.

      “Wholly-Owned Restricted Subsidiary” means a Restricted Subsidiary of which 100% of the Equity Interests (except for directors’ qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) are owned directly by the Issuer or through one or more Wholly-Owned Restricted Subsidiaries.

MATERIAL UNITED STATES FEDERAL TAX CONSIDERATIONS

      The following summary describes the material U.S. federal income tax consequences of the exchange of outstanding notes for the exchange notes pursuant to this exchange offer.

      This summary does not discuss all of the aspects of U.S. federal income taxation which may be relevant to investors in light of their particular circumstances. In addition, this summary does not discuss any U.S. State or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning the tax consequences of the exchange of the outstanding notes for the exchange notes or the ownership or disposition of the exchange notes. The statements set forth below are not binding on the Internal Revenue Service or on any court. Thus, we can provide no assurance that the statements set forth below will not be challenged by the Internal Revenue Service, or that they would be sustained by a court if they were so challenged.

      The discussion below deals only with the notes held as capital assets within the meaning of the Code, and does not address holders of the notes that may be subject to special rules. Holders that may be subject to special rules include:

•	some U.S. expatriates;

•	banks, thrifts or other financial institutions;

•	regulated investment companies or real estate investment trusts;

•	insurance companies;

•	tax-exempt entities;

•	S Corporations;

•	broker-dealers or dealers in securities or currencies;

•	traders in securities;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons that hold the notes as part of a straddle, hedge, conversion or other risk reduction or constructive sale transaction; and

•	persons subject to the alternative minimum tax provisions of the Code.

      If a partnership or other entity taxable as a partnership holds the notes, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Such partner should consult its tax advisor as to the tax consequences of the partnership owning and disposing of the notes.

      You should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of exchanging the outstanding notes for the exchange notes.

The Exchange

      The exchange of the outstanding notes for the exchange notes in the exchange offer will not be treated as an “exchange” for federal income tax purposes, because the exchange notes will not be considered to differ materially in kind or extent from the outstanding notes. Accordingly, the exchange of outstanding notes for exchange notes will not be a taxable event to holders for federal income tax purposes. Moreover, the exchange notes will have the same tax attributes as the outstanding notes and the same tax consequences to holders as the outstanding notes have to holders, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period. Therefore, references to “notes” apply equally to the exchange notes and the outstanding notes.

PLAN OF DISTRIBUTION

      Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will, for a period of 180 days after the effective date of the registration statement, make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

      For a period of 180 days after the effective date of the registration statement, we will promptly send additional copies of the prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such document in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

      Certain legal matters with respect to the validity of the notes offered will be passed upon for us by Squire, Sanders & Dempsey L.L.P., Phoenix, Arizona.

EXPERTS

      The consolidated financial statements of EaglePicher Holdings, Inc., as of November 30, 2001 and 2002 and for each of the three years in the period ended November 30, 2002, included in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the restatement of the 2001 and 2000 financial statements to reflect the appropriate adoption of EITF 00-10, “Accounting for Shipping and Handling Fees and Costs,” which resulted in an increase to Net Sales and a corresponding increase to Cost of Products Sold for transportation costs billed to customers), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors

EaglePicher Holdings, Inc.:

      We have audited the accompanying consolidated balance sheets of EaglePicher Holdings, Inc. and subsidiaries as of November 30, 2001 and 2002, and the related consolidated statements of income (loss), shareholders’ equity (deficit), and cash flows for each of the three years in the period ended November 30, 2002. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

      We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EaglePicher Holdings, Inc. as of November 30, 2001 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended November 30, 2002, in conformity with accounting principles generally accepted in the United States of America.

      As discussed in Note Q, the accompanying 2000 and 2001 financial statements have been restated to reflect the appropriate adoption of EITF 00-10, “Accounting for Shipping and Handling Fees and Costs,” which resulted in an increase to Net Sales and a corresponding increase to Cost of Products Sold for transportation costs billed to customers.

/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio

February 3, 2003, except for Note R, as to which the date is August 7, 2003.

EAGLEPICHER HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

November 30, 2001 and 2002

	2001	2002

	(In thousands of dollars,
	except per share and
	par value amounts)
ASSETS
Current Assets:
Cash and cash equivalents	$24,620	$31,522
Receivables, net of doubtful accounts of $1,000 in 2001 and $435 in 2002	94,997	19,979
Retained interest in Eagle-Picher Funding Corporation, net of allowance of $700 in 2002	—	29,400
Costs and estimated earnings in excess of billings	10,744	16,942
Inventories	55,904	49,204
Assets of discontinued operations	41,202	28,899
Prepaid expenses and other assets	14,661	15,363
Deferred income taxes	24,287	10,798

	266,415	202,107
Property, Plant and Equipment, net	206,144	173,658
Goodwill, net of accumulated amortization of $55,865 in 2001 and $71,257 in 2002	175,032	159,640
Prepaid Pension	54,676	54,796
Other Assets, net	26,667	22,840

	$728,934	$613,041

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$81,993	$83,178
Current portion of long-term debt	39,820	18,625
Compensation and employee benefits	18,035	19,889
Billings in excess of costs and estimated earnings	2,088	944
Accrued divestiture reserve	17,810	17,662
Liabilities of discontinued operations	7,984	4,305
Other accrued liabilities	35,909	36,380

	203,639	180,983
Long-term Debt, net of current portion	401,169	355,100
Postretirement Benefits Other Than Pensions	17,873	17,635
Deferred Income Taxes	6,940	—
Other Long-Term Liabilities	9,882	8,928

	639,503	562,646

11.75% Cumulative Redeemable Exchangeable Preferred Stock; 50,000,000 shares authorized; 14,191 shares issued and outstanding (Mandatorily Redeemable at $10,000 per share on March 1, 2008)	123,086	137,973

Commitments and Contingencies (Notes I, L and M)
Shareholders’ Equity (Deficit):
Common stock; $0.01 par value each; 1,000,000 shares authorized and issued	10	10
Additional paid-in capital	99,991	99,991
Accumulated deficit	(123,393)	(175,112)
Accumulated other comprehensive income (loss)	(5,730)	(4,376)
Treasury stock, at cost, 27,750 shares in 2001 and 66,500 shares in 2002	(4,533)	(8,091)

	(33,655)	(87,578)

	$728,934	$613,041

The accompanying notes are an integral part of these consolidated balance sheets.

EAGLEPICHER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

Years ended November 30, 2000, 2001 and 2002

	2000	2001	2002

	(In thousands of dollars,
	except per share amounts)
Net Sales	$724,676	$657,324	$668,143

Operating Costs and Expenses:
Cost of products sold (exclusive of depreciation)	570,796	532,165	521,821
Selling and administrative	57,654	49,343	60,348
Depreciation and amortization	39,974	41,601	46,510
Goodwill amortization	15,437	15,385	15,392
Restructuring	—	14,163	5,898
Loss (gain) from divestitures	(3,149)	2,105	6,497
Management compensation — special	1,560	3,125	3,383
Insurance related losses (gains)	(16,000)	—	3,100

	666,272	657,887	662,949

Operating Income (loss)	58,404	(563)	5,194
Interest expense	(38,739)	(35,406)	(36,812)
Other income, net	624	3,566	1,516

Income (Loss) from Continuing Operations Before Taxes	20,289	(32,403)	(30,102)
Income Taxes (Benefit)	9,325	(10,171)	1,938

Income (Loss) from Continuing Operations	10,964	(22,232)	(32,040)
Discontinued Operations:
Loss from operations of discontinued businesses, net of income tax provision (benefit) of $(2,325), $(745) and $663	(5,354)	(1,323)	(4,792)
Loss on disposal of discontinued business, including provision of $5,685 for operating losses during phase-out period, net of income tax benefit of $6,084	—	(30,416)	—

Net Income (Loss)	5,610	(53,971)	(36,832)
Preferred Stock Dividends Accreted	(11,848)	(13,282)	(14,887)

Loss Applicable to Common Shareholders	$(6,238)	$(67,253)	$(51,719)

Basic and Diluted Loss per Share Applicable to Common Shareholders:
Loss from Continuing Operations	$(0.89)	$(36.18)	$(48.63)
Loss from Discontinued Operations	(5.37)	(32.33)	(4.97)

Net Loss	$(6.26)	$(68.51)	$(53.60)

Weighted Average Number of Common Shares	997,125	981,583	964,979

The accompanying notes are an integral part of these consolidated financial statements.

EAGLEPICHER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

Years ended November 30, 2000, 2001 and 2002

						Accumulated
						Other		Total
		Class A	Class B	Additional		Comprehensive		Shareholders’	Comprehensive
	Common	Common	Common	Paid-In	Accumulated	Income	Treasury	Equity	Income
	Stock	Stock	Stock	Capital	Deficit	(Loss)	Stock	(Deficit)	(Loss)

	(In thousands of dollars)
Balance November 30, 1999	$—	$6	$4	$99,991	$(49,902)	$(788)	$—	$49,311
Net income	—	—	—	—	5,610	—	—	5,610	$5,610
Foreign currency translation, net of tax of $810	—	—	—	—	—	(1,505)	—	(1,505)	(1,505)
Purchase of treasury stock	—	—	—	—	—	—	(2,371)	(2,371)
Preferred stock dividend accretion	—	—	—	—	(11,848)	—	—	(11,848)

Balance November 30, 2000	—	6	4	99,991	(56,140)	(2,293)	(2,371)	39,197	$4,105

Net loss	—	—	—	—	(53,971)	—	—	(53,971)	$(53,971)
Foreign currency translation, net of tax of $134	—	—	—	—	—	(248)	—	(248)	(248)
Gains (losses) on hedging derivatives, net of tax of $1,718	—	—	—	—	—	(3,189)	—	(3,189)	(3,189)
Amendment to capital structure	10	(6)	(4)	—	—	—	—	—
Purchase of treasury stock	—	—	—	—	—	—	(2,162)	(2,162)
Preferred stock dividend accretion	—	—	—	—	(13,282)	—	—	(13,282)

Balance November 30, 2001	10	—	—	99,991	(123,393)	(5,730)	(4,533)	(33,655)	$(57,408)

Net loss	—	—	—	—	(36,832)	—	—	(36,832)	$(36,832)
Foreign currency translation, net of tax of $(624)	—	—	—	—	—	1,159	—	1,159	1,159
Gains (loss) on hedging derivatives, net of tax of $(105)	—	—	—	—	—	195	—	195	195
Purchase of treasury stock	—	—	—	—	—	—	(3,558)	(3,558)
Preferred stock dividend accretion	—	—	—	—	(14,887)	—	—	(14,887)

Balance November 30, 2002	$10	$—	$—	$99,991	$(175,112)	$(4,376)	$(8,091)	$(87,578)	$(35,478)

The accompanying notes are an integral part of these consolidated financial statements.

EAGLEPICHER HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years ended November 30, 2000, 2001 and 2002

	2000	2001	2002

	(In thousands of dollars)
Cash Flows From Operating Activities:
Net income (loss)	$5,610	$(53,971)	$(36,832)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	58,667	60,703	65,033
Provisions for discontinued operations	—	30,416	—
Loss (gain) from divestitures	(3,149)	2,105	6,497
Deferred income taxes	4,897	(9,344)	6,147
Changes in assets and liabilities, net of effects of acquisitions and divestitures:
Sale of receivables, net (See Note D)	—	—	46,475
Receivables	8,917	(3,169)	(857)
Inventories	(12,221)	4,674	(1,463)
Prepaid expenses	11	(2,407)	(728)
Other assets	(11,239)	2,108	1,914
Accounts payable	11,486	27,214	(276)
Accrued liabilities	(23,692)	3,694	(6,143)
Other, net	2,726	(1,916)	(6,198)

Net cash provided by operating activities	42,013	60,107	73,569

Cash Flows From Investing Activities:
Proceeds from sales of divisions	85,048	—	10,027
Proceeds from the sale of property and equipment, and other, net	—	—	639
Cash paid for acquisitions	(12,306)	—	—
Capital expenditures	(40,825)	(34,184)	(16,314)
Other, net	4,464	(247)	—

Net cash provided by investing activities	36,381	(34,431)	(5,648)

Cash Flows From Financing Activities:
Reduction of long-term debt	(24,557)	(18,946)	(32,527)
Net borrowings (repayments) under revolving credit agreements	(61,774)	6,229	(34,736)
Acquisition of treasury stock	(2,371)	(2,162)	(159)
Other, net	1,454	(872)	—

Net cash used in financing activities	(87,248)	(15,751)	(67,422)

Net Cash Provided by Discontinued Operations	7,755	7,476	5,244

Effect of Exchange Rates on Cash	(1,505)	(248)	1,159

Net Increase (Decrease) in Cash and Cash Equivalents	(2,604)	17,153	6,902
Cash and Cash Equivalents, beginning of year	10,071	7,467	24,620

Cash and Cash Equivalents, end of year	$7,467	$24,620	$31,522

Supplemental Cash Flow Information:
Interest paid	$43,589	$38,419	$34,585

Income taxes paid (refunded), net	$6,300	$(4,500)	$(4,036)

The accompanying notes are an integral part of these consolidated financial statements.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Years ended November 30, 2000, 2001 and 2002

A.     Organization and Operations

      We are a majority-owned subsidiary of Granaria Industries, B.V. (“Granaria Industries”). Granaria Industries formed us to acquire the operations of EaglePicher Incorporated (“EPI” and formerly Eagle-Picher Industries, Inc.). We have no other operations other than the operations of EPI.

      We are a diversified manufacturer of advanced technology and industrial products that are used in the automotive, defense, aerospace, environmental testing, medical implant devices, pharmaceutical services, nuclear energy and food and beverage industries, in addition to other industrial arenas. Our business consists of three operating segments: the Automotive Segment, the Technologies Segment and the Filtration and Minerals Segment.

      Our Automotive Segment is operated under two separate business units, the Hillsdale division and the Wolverine division. The Hillsdale division produces noise, vibration and harshness (“NVH”) dampers for engine crankshafts and drivelines, driveline yokes, flanges, transmission and engine pumps, automatic transmission filtration products, chassis corners and knuckle assemblies and other precision machined components. The Wolverine division produces rubber-coated materials and gaskets for automotive and non-automotive applications.

      Our Technologies Segment develops and commercializes advanced power systems for defense, aerospace and commercial applications; produces boron isotopes for nuclear radiation containment; supplies ultra-clean scientific containers for pharmaceutical and environmental testing; and provides contract pharmaceutical services.

      Our Filtration and Minerals Segment mines, processes and markets diatomaceous earth for use as a filtration aid, absorbent, performance additive and soil amendment.

      Our consolidated financial statements include the accounts of our wholly-owned and majority (50% or more) owned or controlled subsidiaries. All significant intercompany accounts and transactions have been eliminated. Investments in our unconsolidated affiliates or subsidiaries in which we own at least 20%, or over which we exercise significant influence, are accounted for using the equity method.

B.     Summary of Significant Accounting Policies

Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and assumptions that affect amounts reported in the consolidated financial statements. Actual results could differ from those estimates.

Cash Equivalents

      Marketable securities with original maturities of three months or less are considered to be cash equivalents.

Revenue Recognition

      We recognize revenue when persuasive evidence of an arrangement exists, delivery has occurred, the fee is fixed and determinable, and collectibility is reasonably assured. These conditions are met at the time we ship our products to our customers. Net Sales and Cost of Products Sold include transportation costs (see Note Q) that are billed to customers. For certain products sold under fixed-price contracts and subcontracts with various United States Government agencies and aerospace and defense contractors, we utilize the percentage-of-completion method of accounting. When we use the percentage-of-completion method, we measure our

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

percent complete based on total costs incurred to date as compared to our best estimate of total costs to be incurred.

      Contract costs include direct material, labor costs, and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. Selling and administrative expenses are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes to job performance, job conditions, and estimated profitability may result in revisions to contract revenue and costs and are recognized in the period in which the revisions are made. We provided for estimated losses on uncompleted contracts of $935,000 at November 30, 2001 and $468,000 at November 30, 2002.

      The asset, Costs and Estimated Earnings in Excess of Billings, represents revenues recognized in excess of amounts billed on individual contracts. The liability, Billings in Excess of Costs and Estimated Earnings, represents billings in excess of revenues recognized on individual contracts.

      The following provides information on contracts in progress at November 30 (in thousands of dollars):

	2001	2002

Costs incurred on uncompleted contracts	$90,222	$115,476
Estimated earnings	17,046	21,664

	107,268	137,140
Less: billings to date	(98,612)	(121,142)

	$8,656	$15,998

Costs and estimated earnings in excess of billings	$10,744	$16,942
Billings in excess of costs and estimated earnings	(2,088)	(944)

	$8,656	$15,998

Concentrations of Credit Risk

      Our concentrations of credit risk consist primarily of cash and cash equivalents, trade accounts receivable, retained interest in Eagle-Picher Funding Corporation, and sales concentrations with certain customers. As part of our ongoing control procedures, we monitor concentrations of credit risk associated with financial institutions with which we conduct business. Credit risk with financial institutions is considered minimal as we utilize only high quality financial institutions. We conduct periodic credit evaluations of our customers’ financial condition and generally do not require collateral. Our customer base includes all significant automotive manufacturers and their first tier suppliers in North America and Europe. Although we are directly affected by the well-being of the automotive industry, we do not believe significant credit risk existed at November 30, 2002. In addition, during 2002, we formed EPFC, an off balance-sheet qualifying special-purpose entity, to sell an interest in certain receivables. See Note D for a discussion of EPFC. We believe that EPFC assists in the management of our credit risk related to trade receivables as it permits us to sell an interest in our receivables on a non-recourse basis.

      Net sales to our largest customer were $98.2 million in 2000, $91.0 million in 2001, and $84.2 million in 2002. No other customer accounted for 10% or more of consolidated sales.

Fair Value of Financial Instruments

      Our financial instruments consist primarily of investments in cash and cash equivalents, receivables and certain other assets, as well as obligations under accounts payable, long-term debt and preferred stock. The carrying values of these financial instruments, with the exception of long-term debt and preferred stock,

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

approximate their fair value. See Note H for a discussion of the fair value of the long-term debt and Note I for a discussion of the fair value of preferred stock.

Derivative Financial Instruments

      On December 1, 2000, we adopted SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended by SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities — an Amendment of SFAS 133.” The adoption of these standards was not material to our financial position or results of operations. Under this guidance, all derivative instruments are recognized as assets or liabilities at their fair value on the balance sheet. On the date a derivative contract is entered into, we designate the derivative as either a) a hedge of the fair value of a recognized asset or liability (a fair value hedge), b) a hedge of a forecasted transaction or as a hedge of the variability of cash flows to be received or paid related to a recognized asset or liability (a cash flow hedge), or c) as a hedge of a net investment in a foreign operation (a net investment hedge). Changes in the fair value of derivatives are either recognized in the income statement or as a component of Accumulated Other Comprehensive Income (Loss) in the balance sheet, depending on whether the derivative is being used to hedge changes in fair value or cash flows. The ineffective portion of derivatives that are designated as hedges is recorded in the consolidated statements of income. From time to time, we enter into interest rate swaps and foreign currency forward exchange contracts to manage our interest costs and foreign currency exposures.

      We use interest rate swap contracts to adjust the proportion of our total debt that is subject to variable interest rates. Under our interest rate swap contracts, we agree to pay an amount equal to a specified fixed-rate of interest for a certain notional amount and receive in return an amount equal to a variable-rate. The notional amounts of the contract are not exchanged. No other cash payments are made unless the contract is terminated prior to maturity. Although no collateral is held or exchanged for these contracts, interest rate swap contracts are entered into with a major financial institution in order to minimize our counterparty credit risk. These interest rate swap contracts are designated as cash flow hedges against changes in the amount of future cash flows associated with our interest payments on variable-rate debt. Accordingly, they are reflected at fair value in our balance sheets and the related changes in fair value on these contracts, net of tax, are recorded as a component of Accumulated Other Comprehensive Income (Loss) in our balance sheets. To the extent that any of these contracts are not considered to be effective in offsetting the change in the value of the interest payments being hedged, any changes in fair value relating to the ineffective portion of these contracts are immediately recognized in our income statement. The net effect of this accounting on our operating results is that interest expense on a portion of variable-rate debt being hedged is generally recorded based on fixed interest rates. At November 30, 2001, we had interest rate swap contracts on $90.0 million notional amount of indebtedness. At November 30, 2002, we had interest rate swap contracts to pay fixed-rates of interest (average rate of 5.68%) on $90.0 million notional amount of indebtedness. The $90.0 million notional amount of outstanding contracts will mature during fiscal year 2004. As of November 30, 2001, we had $4.8 million in unrealized losses under our interest rate swap agreements, and as of November 30, 2002 we had $4.5 million in unrealized losses which represent the fair values of the interest rate swap agreements as of those dates. The fair value of interest rate swap contracts is based on quoted market prices and third-party provided calculations, which reflect the present values of the difference between estimated future variable-rate receipts and future fixed-rate payments. The unrealized losses, net of tax, are recorded in Accumulated Other Comprehensive Income (Loss) in our balance sheets.

      We use foreign currency forward exchange contracts to hedge the risk of cash flow fluctuations due to changes in exchange rates on sales denominated in foreign currencies. As part of our overall strategy to manage the level of exposure to the risk of foreign currency exchange rate fluctuations, we hedge a portion of our foreign currency exposures anticipated over the next twelve-months. To hedge this exposure, we used foreign currency forward exchange contracts that generally have maturities that approximate the timing of the forecasted transactions. Foreign currency forward exchange contracts are placed with a number of major

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial institutions in order to minimize our counterparty credit risk. We record these foreign currency forward exchange contracts at fair value in our balance sheets and the related unrealized gains or losses on these contracts, net of tax, are recorded as a component of Accumulated Other Comprehensive Income (Loss) in our balance sheets. These unrealized gains and losses are recognized in the income statement in the period in which the related transactions being hedged are recognized in the income statement. However, to the extent that any of these contracts are not considered to be effective in offsetting the change in the value of the cash flows being hedged, any changes in fair value relating to the ineffective portion of these contracts are immediately recognized in our income statement. As of November 30, 2001, we had outstanding foreign currency forward exchange contracts with an aggregate notional amount of $14.5 million. Net unrealized losses on these contracts, based on prevailing financial market information, as of November 30, 2001 were $149,000 and were included in Accumulated Other Comprehensive Income (Loss), net of tax, in our balance sheets. As of November 30, 2002, we had outstanding foreign currency forward exchange contracts with an aggregate notional amount of $13.5 million. Net unrealized losses on these contracts, based on prevailing financial market information, as of November 30, 2002, were $148,000 and were included in Accumulated Other Comprehensive Income (Loss), net of tax, in our balance sheets. During 2000, we recognized $314,000 in gains from foreign currency hedge transactions, which were offset by losses of $157,000. During 2001, we recognized $693,000 in gains from foreign currency hedge transactions, which were offset by losses of approximately $186,000. During 2002, we recognized $52,000 in gains from foreign currency hedge transactions, which were offset by losses of $1.2 million. The fair value of foreign currency contracts represents the amount required to enter into offsetting contracts with similar remaining maturities based on quoted market prices.

Income Taxes

      Current income taxes are provided for based upon income for financial statement purposes. Deferred tax assets and liabilities are established based on the difference between the financial statement and income tax bases of assets and liabilities. A valuation allowance represents a provision for uncertainty on the realization of the deferred tax asset.

Inventories

      Inventories are stated at the lower of cost or market using the first-in, first-out (FIFO) method. Until 2002, the current fiscal year, a substantial portion of domestic inventories were accounted for at cost determined on a last-in, first-out (LIFO) basis. In 2002, our domestic operations changed to the FIFO method. This change in accounting principle was made to provide a better matching of revenue and expenses and to be consistent with prevalent industry practice. This accounting change was not material to the financial statements on an annual or quarterly basis, and accordingly, no retroactive restatement of prior financial statements was made.

Property, Plant and Equipment

      We record our investment in property, plant and equipment at cost. We provide for depreciation on property, plant and equipment using the straight-line method over the estimated useful lives of the assets which are generally 20 to 30 years for buildings and 3 to 10 years for machinery and equipment. Improvements which extend the useful life of property are capitalized, while repair and maintenance costs are charged to operations as incurred. Property, plant and equipment acquired in the acquisition of a business, are stated at fair value, based on independent appraisal, as of the date of the acquisition.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Goodwill

      Goodwill represents the excess of purchase price paid over the fair value of assets acquired and liabilities assumed in business combinations. This amount has been amortized on a straight-line basis over 15 years. The recoverability of the asset is evaluated periodically as events or circumstances indicate a possible inability to recover its carrying value. Effective December 1, 2002, we adopted SFAS No. 142, “Goodwill and Other Intangible Assets” which addresses goodwill and other intangible assets that have indefinite useful lives and, as such, prescribes that these assets will not be amortized, but rather tested, at least annually, for impairment. This pronouncement also provides specific guidance on performing the annual impairment test for goodwill and intangibles with indefinite lives. Under this new accounting standard, we will no longer amortize our goodwill and will be required to complete an annual impairment test. We have had approximately $15.4 million of goodwill amortization per year that will no longer be recorded in fiscal 2003 and beyond. We have determined that we have six reporting units, as defined in SFAS No. 142, within our three reportable business segments. We have completed our initial impairment test required by this accounting standard and have determined we will not recognize an impairment charge related to the adoption of this accounting standard in 2003.

Pre-Production Costs Related to Long-Term Supply Arrangements

      We capitalize costs incurred during the pre-production phase of new product launches for goods that will be sold under long-term supply arrangements, primarily in our Automotive Segment. These costs consist primarily of product development and validation costs. The costs are amortized into Cost of Products Sold over the life of the related programs. At November 30, 2001, the unamortized balance of these costs was $3.0 million, and at November 30, 2002, the unamortized balance was $3.1 million. The unamortized balance is included in Other Assets in the accompanying balance sheets.

Tooling Costs Incurred and Held for Future Customer Reimbursement

      We capitalize costs incurred to design and develop molds, dies and other tools for customers that we contract to sell product to under long-term supply arrangements. We are typically reimbursed for these costs when volume production commences; however, we are also reimbursed for these costs over the period of volume production. For contracts where we are reimbursed over the period of volume production, we amortize the balance over the estimated life of the supply arrangement. At November 30, 2001, the unamortized balance of the costs held by us for which ownership will be transferred to the customer was $4.4 million, and at November 30, 2002, the unamortized balance was $5.7 million. The unamortized balance is included in Other Assets in the accompanying balance sheets.

Other Assets

      Other assets consist primarily of the pre-production costs related to long-term supply arrangements and tooling costs incurred and held for future customer reimbursement (as discussed above), and debt issuance costs. The debt issuance costs are being amortized over the term of the related debt. The debt issuance costs have an original cost of $26.1 million at November 30, 2001, and $25.4 million at November 30, 2002. The related accumulated amortization amounts are $12.6 million at November 30, 2001, and $14.3 million at November 30, 2002.

Accounting for Long-Lived Assets

      Impairment losses are recorded on long-lived assets used in operations when impairment indicators are present and the undiscounted cash flows estimated to be generated by those assets are less than the carrying value of such assets. If this occurs, an impairment charge is recorded for the amount by which the carrying value of the long-lived assets exceeds its fair value.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Environmental Remediation Costs

      We accrue for environmental expenses when the costs are probable and can be reasonably estimated. The estimated liabilities are not discounted or reduced for possible recoveries from insurance carriers.

Research and Development

      Research and development expenditures are expensed in Selling and Administrative expense as incurred. Research and development expense was $11.7 million in 2000, $10.4 million in 2001, and $9.8 million in 2002. Included in these amounts are costs reimbursed by customers for customer sponsored research activities of $7.5 million in 2000, $9.3 million in 2001, and $8.8 million in 2002.

Foreign Currency Translation

      Assets and liabilities of foreign subsidiaries are translated at current exchange rates, and income and expenses are translated using weighted average exchange rates. Adjustments resulting from translation of financial statements stated in local currencies are included in Accumulated Other Comprehensive Income (Loss). Gains and losses from foreign currency transactions are included in the statements of income (loss).

Reclassifications

      During 2002, we reclassified amounts in our 2001 and 2000 financial statements to conform to our 2002 presentation.

Basic and Diluted Income (Loss) Per Share

      The calculation of net income (loss) per share is based upon the average number of common shares outstanding. No potentially dilutive shares were outstanding during the three year period ended November 30, 2002.

Management Compensation — Special

      Management compensation — special expense consists of payments to former officers upon their separation from employment.

Insurance Related Loss (Gains)

      In 2000 we received $16.0 million from insurance companies as a result of the settlement of certain claims relating primarily to environmental remediation. In 2002 we recorded a provision of $3.1 million related to a dispute with an insurance carrier over the coverage on a fire which occurred at one of our facilities during 2001.

Recently Released or Adopted Accounting Standards

      In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations,” which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets and depreciated over their estimated useful life while the liability is accreted to its expected obligation amount upon retirement. We adopted SFAS No. 143 on December 1, 2002. The adoption did not have a material impact on our financial condition or results of operations.

      In September 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which superceded SFAS No. 121, “Accounting for the Impairment of Long-Lived

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Assets and for Long-Lived Assets to Be Disposed of.” The primary difference is that goodwill and certain intangibles with indefinite lives have been removed from the scope of SFAS No. 144, as they are covered by SFAS No. 142, as described above. It also broadens the presentation of discontinued operations to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can clearly be distinguished operationally and for financial accounting purposes from the rest of the entity. We adopted SFAS No. 144 on December 1, 2002. The adoption did not have a material impact on our financial condition or results of operations.

      In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or disposal Activities,” which is effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The adoption of this statement is not expected to have a material impact on our financial condition or results of operations.

      In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”) “Guarantor’s Accounting and Disclosure requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee. However, the provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations does not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and initial measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. We have not completed the process of evaluating the impact that will result from adopting this interpretation. We therefore are unable to disclose the impact, if any, of adopting this interpretation on our financial position and results of operations.

      In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”) “Consolidation of Variable Interest Entities.” Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns. FIN 46 applies to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest in after that date. A public entity with a variable interest in a variable interest entity created before February 1, 2003, shall apply the provisions of this interpretation (other than the transition disclosure provisions in paragraph 26) to that entity no later than the beginning of the first interim or annual reporting period beginning after June 15, 2003. The related disclosure requirements are effective immediately. The impact of this interpretation is not expected to have a material impact on our financial condition or results of operations.

      In November 2002, the EITF issued EITF 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF 00-21 prescribes a method to account for contracts that have multiple elements or deliverables. It provides guidance on how to allocate the value of a contract to its different deliverables, as well as guidance on when to recognize revenue allocated to each deliverable over its performance period. We are required to adopt EITF 00-21 for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. We are evaluating the impact EITF 00-21 will have on us, but do not expect it to have a material impact on our financial condition or results of operations.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

C.     Acquisitions, Divestitures and Discontinued Operations

Acquisitions

      During fiscal 2000, we acquired the assets of the depleted zinc business of Isonics Corporation and the stock of the Blue Star Battery Systems Corporation, a manufacturer of special purpose batteries. These acquisitions were made at an aggregate cost, including acquisition-related expenses, of $13.8 million, consisting of $12.3 million in cash and contingent cash payments of $500,000 annually for three years. These acquisitions were accounted for using the purchase method. The excess of the purchase prices over the assessed values of the net assets was $6.9 million. This amount was allocated to Goodwill in our balance sheets and was amortized over 15 years prior to the adoption of SFAS No. 142 on December 1, 2002. The impact of these transactions on our results of operations in 2000 was not material. See Note M for a discussion of the litigation and subsequent settlement related to this acquisition.

Divestitures

      We recognized amounts related to divestitures in our statements of income (loss) during the years ended November 30 as follows: (in thousands of dollars):

	2000	2001	2002

(Gain) loss on sale of divisions	$(17,077)	$(2,635)	$2,800
Losses recognized related to divisions sold in previous years	13,928	4,740	3,352
Losses recognized for medical and workers compensation	—	—	345

	$(3,149)	$2,105	$6,497

      We have indemnified the buyers for certain liabilities related to items such as environmental remediation and warranty issues on divisions sold in previous years. Liabilities for these exposures had been previously recorded by us; however, from time to time, as additional information becomes available, additional amounts may need to be recorded.

      During 2000, we sold a significant number of divisions for aggregate net proceeds of $85.0 million. The aggregate net gain resulting from these transactions during 2000 was $17.1 million. This net gain included a gain of $3.7 million resulting from a curtailment of our pension and postretirement plans. Also in 2000, we recorded $13.9 million in losses primarily related to environmental exposures for divisions sold prior to 2000.

      During 2001, additional amounts totaling $4.7 million were recorded for various environmental and litigation matters. Also in 2001, we received $2.6 million in cash which was previously held in an escrow account for environmental matters related to a previously sold division. These environmental matters were settled with the regulatory authorities and we have no further exposure. The amount was recorded as a gain on sale of divisions.

      During 2002, we sold certain assets and liabilities of our Precision Products business in our Technologies Segment to a group of former employees and divisional management personnel. We received approximately $3.1 million in proceeds and recorded a $2.8 million loss on the sale. During 2002, based on new information that became available, we also recorded additional amounts totaling $3.4 million for various environmental and litigation matters, and $345,000 for medical and worker’s compensation claims relating to previous divestitures.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      An analysis of the other liabilities related to divestitures is as follows (in thousands of dollars):

Balance at November 30, 1999.	$877
Additional amounts recorded for transaction expenses and other items	3,459
Additional amounts recorded	18,018
Amounts spent	(7,354)

Balance at November 30, 2000.	15,000
Additional amounts recorded	4,740
Amounts spent	(1,930)

Balance at November 30, 2001.	17,810
Additional amounts recorded	3,697
Amounts spent	(6,757)
Amounts transferred from discontinued operations	2,912

Balance at November 30, 2002.	$17,662

Discontinued Operations

      Effective December 14, 2001, we sold certain of the assets of our former Construction Equipment Division. This division represented our entire former Machinery Segment. The sale price was $6.1 million in cash, plus an estimated working capital adjustment of $1.0 million, and the assumption of approximately $6.7 million of current liabilities. We retained the land and buildings of the Construction Equipment Division’s main facility in Lubbock, Texas and lease the facility to the buyer for a five year term. The buyer has an option to buy the facility for $2.5 million, increasing $100,000 per year over the term. We also retained approximately $2.3 million of raw materials inventory, which the buyer was required to purchase within one year. The buyer failed to purchase 25%, or approximately $600,000, of the inventory. We intend to pursue collection actions. Finally, we retained approximately $900,000 of accounts receivable. The Assets of Discontinued Operations at November 30, 2002 include $643,000 of the remaining balance of the inventory as the liabilities associated with this transaction, totaling $2.9 million and representing primarily environmental liabilities have been transferred to the Accrued Divestitures reserve at November 30, 2002.

      The measurement date to account for the Machinery Segment as a discontinued operation was March 1, 2001. Accordingly, the results of the Machinery Segment’s operations have been reported separately as a discontinued operation in the accompanying financial statements. Net sales from discontinued operations were $82.6 million in 2000 and $65.1 million in 2001. During 2001, we recorded provisions totaling $30.4 million, net of an income tax benefit of $6.1 million. This provision included estimated losses and costs to be incurred in connection with the disposition of the Machinery Segment, including $5.7 million in expected losses during the phase out period from March 1, 2001 to December 14, 2001. An operating loss of $1.7 million, net of a $900,000 tax benefit, was incurred in the first quarter of 2001.

D.     Accounts Receivable Asset-Backed Securitization (Qualifying Special Purpose Entity)

      During 2002, we entered into an agreement with a major U.S. financial institution to sell an interest in certain receivables through an unconsolidated qualifying special purpose entity, Eagle-Picher Funding Corporation (“EPFC”). Initially $47.0 million of proceeds from this new facility were used primarily to payoff amounts outstanding under our existing Receivables Loan Agreement with our wholly-owned subsidiary, Eagle-Picher Acceptance Corporation. This agreement provides for the sale of certain receivables to EPFC, which in turn sells an interest in a revolving pool of receivables to the financial institution. EPFC has no recourse against us for failure of the debtors to pay when due. The agreement provides for the continuation of

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the program on a revolving basis until the earlier of a) the maturity of our senior credit facility, or b) assuming we are able to refinance our senior credit facility, the fourth quarter of 2004.

      We account for the securitization of these sold receivables in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities — a Replacement of FASB Statement No. 125.” Under this guidance, at the time the receivables are sold, the balances are removed from our financial statements. For purposes of calculating our debt compliance under our Credit Agreement (see Note H for a discussion of our debt), we include the debt outstanding on EPFC.

      In conjunction with the initial transaction, we sold $82.5 million of receivables to EPFC, and we incurred charges of $1.5 million which are included in Interest Expense in the accompanying statements of operations. We continue to service sold receivables and receive a monthly servicing fee from EPFC of approximately 1% per annum of the receivable pool’s average balance. As this servicing fee approximates our cost to service, no servicing asset or liability has been recorded at November 30, 2002. We retain an interest in a portion of the receivables transferred, representing an over collateralization on the securitization. Our involvement with both this over collaterization interest and the transferred receivables is generally limited to the servicing performed. The carrying value of our interest in the receivables is recorded at fair value, which is estimated as its net realizable value due to the short duration of the receivables transferred. The net realizable value considers the collection period and includes an estimated provision for credit losses and returns and allowances, which is based on our historical results and probable future losses.

      At November 30, 2002, our interest in EPFC was $29.4 million and the revolving pool of receivables that we service totaled $77.5 million. At November 30, 2002, the outstanding balance of the interest sold to the financial institution recorded on EPFC was $46.5 million. During the year ended November 30, 2002, we sold, outside of the initial sale, $568.2 million of accounts receivable to EPFC. During 2002, EPFC collected $546.8 million of cash that was reinvested in new securitizations. The effective interest rate as of November 30, 2002 in the securitization was approximately 2.55%.

E.     Restructuring

      During 2001, we recorded asset write-downs and other charges totaling $14.1 million in connection with a restructuring plan (the “Plan”) announced in November 2001. The Plan primarily relocates our corporate headquarters from Cincinnati, Ohio to Phoenix, Arizona and closes three plants in the Technologies Segment as a result of the elimination of certain product lines in the Power Group business. The costs related to the Plan, which were recognized as a separate component of operating expenses during 2001, included $5.4 million related to the facilities, $5.0 million related to severance of approximately 165 employees and $3.7 million in other costs to exit business activities.

      The facility costs of $5.4 million include a non-cash adjustment of $1.3 million to write down the carrying value of the three plants to their estimated fair value in holding them for sale, a non-cash charge of $2.2 million on the loss of abandoning the machinery and equipment and other assets at the plant locations and at corporate headquarters, and a $1.9 million charge for future lease commitments, net of estimated proceeds received from subleasing the various spaces. The asset impairment adjustments are recorded against Property Plant and Equipment in our balance sheets. The other shutdown costs to exit the business consist primarily of a $3.0 million non-cash charge related to inventory. The $7.4 million restructuring reserve balance as of November 30, 2001 is included in Other Accrued Liabilities.

      During 2002, we determined that a portion of the assets in our over-funded pension plan at November 30, 2001 could be made available to pay severance costs related to the Plan. Accordingly, we have amended our pension plan and have provided new or amended severance plans to allow for such payments. Accordingly, a portion of our restructuring liability has been paid from our prepaid pension asset.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      In May 2002, we announced we would exit the Gallium business in our Technologies Segment due to the downturn in the fiber-optic, telecommunication and semiconductor markets, the primary markets for our Gallium products. This action resulted in a $5.5 million charge to restructuring expense. This charge consists of an inventory impairment totaling $2.9 million, representing the loss to be incurred from the liquidation of current inventory. The charge also consists of an accrual totaling $2.4 million recorded in Other Accrued Liabilities representing primarily the loss to be incurred from the liquidation of inventory to be purchased under firm purchase commitments. In addition, a $200,000 asset impairment charge was recorded against Property, Plant and Equipment.

      The remaining balance of $3.3 million as of November 30, 2002, is included in Other Accrued Liabilities in our balance sheets. An analysis of the facilities, severance and other costs incurred related to restructuring reserves is as follows (in thousands of dollars):

	Facilities	Severance	Other Costs	Total

Original Reserves	$1,850	$5,044	$694	$7,588
Amounts spent	—	(202)	—	(202)

Balance at November 30, 2001	1,850	4,842	694	7,386
Amounts paid from prepaid pension assets	—	(3,080)	—	(3,080)
Additional amounts recorded for exiting the Gallium business	—	—	2,382	2,382
Additional provision for severance liability	—	416	—	416
Amounts spent	(221)	(1,864)	(1,736)	(3,821)

Balance at November 30, 2002	$1,629	$314	$1,340	$3,283

F.     Inventories

      Inventories consisted of the following at November 30 (in thousands of dollars):

	2001	2002

Raw materials and supplies	$20,211	$24,522
Work-in-process	22,535	10,680
Finished goods	14,115	14,002

	56,861	49,204
Adjustment to state inventory at LIFO value	(957)	—

	$55,904	$49,204

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

G.     Property, Plant and Equipment

      Property, plant and equipment consisted of the following at November 30 (in thousands of dollars):

	2001	2002

Land and land improvements	$14,314	$13,834
Buildings	64,398	61,702
Machinery and equipment	229,748	253,472
Construction in progress	24,427	10,733

	332,887	339,741
Less: accumulated depreciation	(126,743)	(166,083)

	$206,144	$173,658

H.     Long-Term Debt

      Long-term debt consisted of the following at November 30 (in thousands of dollars):

	2001	2002

Credit Agreement:
Revolving credit facility, due February 27, 2004	$142,000	$121,500
Term loan, due 2003	47,739	16,925
Accounts Receivable Loan Agreement, paid-off in January 2002	14,250	—
Senior Subordinated Notes, 9.375% interest, due 2008	220,000	220,000
Industrial Revenue Bonds, 1.8% to 2.2% interest, due 2005	17,000	15,300

	440,989	373,725
Less: current portion	(39,820)	(18,625)

Long-term debt, net of current portion	$401,169	$355,100

      Aggregate maturities of long-term debt are as follows at November 30, 2002 (in thousands of dollars):

2003	$18,625
2004	123,300
2005	11,800
2006	—
2007	—
Thereafter	220,000

$373,725

Credit Agreement

      We have a syndicated senior secured loan facility (“Credit Agreement”) providing an original term loan (“Term Loan”) of $75.0 million, as amended, and a $220.0 million revolving credit facility (“Facility”). The Facility and the Term Loan bear interest, at our option, at LIBOR rate plus 2.75%, or the bank’s prime rate plus 1.5%. Interest is generally payable quarterly on the Facility and Term Loan. We have entered into interest rate swap agreements to manage our variable interest rate exposure. See Note B for a discussion of our outstanding interest rate swap agreements. Our weighted average effective interest rate during 2002 was 7.36% and during 2001 was 8.85%. The amounts are not comparable because during 2002 we completed our accounts

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

receivable asset-backed securitization (see Note D) that significantly reduced our Credit Agreement borrowings in 2002 compared to 2001.

      At November 30, 2002, we had $42.2 million in outstanding letters of credit under the Facility, which together with borrowings of $121.5 million, made our available borrowing capacity of $56.3 million. However, due to various financial covenant limitations under the Credit Agreement, we could only incur an additional $39.3 million of indebtedness at November 30, 2002. The Credit Agreement also contains certain fees. There are fees for letters of credit equal to 2.75% per annum for all issued letters of credit, and there is a commitment fee on the Facility equal to 0.5% per annum of the unused portion of the Facility. If we meet or fail to meet certain financial benchmarks, the interest rate spreads on the borrowing, the commitment fees and the fees for letters of credit may be reduced or increased.

      The Credit Agreement is secured by our capital stock, the capital stock of our domestic United States subsidiaries, a certain portion of the capital stock of our foreign subsidiaries, and substantially all other property of our United States subsidiaries. Additionally, the Credit Agreement is guaranteed by us and certain of our subsidiaries (see “Subsidiary Guarantors and Non-Guarantors” below).

      The Credit Agreement contains covenants that restrict our ability to declare dividends or redeem capital stock, incur additional debt or liens, alter existing debt agreements, make loans or investments, form joint ventures, undergo a change in control or engage in mergers, acquisitions or asset sales. These covenants also limit the annual amount of capital expenditures and require us to meet certain minimum financial ratios. For purposes of determining outstanding debt under our Credit Agreement, we include the debt outstanding on EPFC, our off-balance sheet special purpose entity (see Note D, for a detailed discussion of EPFC). We are in compliance with all covenants at November 30, 2002.

      In addition to regularly scheduled payments on the Credit Agreement, we are required to make mandatory prepayments equal to 50.0% of annual excess cash flow as defined in the Credit Agreement. The net proceeds from the sale of assets (subject to certain conditions), the net proceeds of certain new debt issued, and 50.0% of the net proceeds of any equity securities issued are also subject to mandatory prepayments on the Credit Agreement. No excess cash flow payments were due for the years ended November 30, 2001 and 2002.

Accounts Receivable Loan Agreement

      Prior to the formation of EPFC, we had an accounts receivable loan agreement, whereby, we sold certain of our trade receivables to a wholly-owned, consolidated subsidiary, Eagle-Picher Acceptance Corporation. The receivables were then used as security for loans made under a separate revolving credit facility. This accounts receivable loan agreement was paid-off with the formation of EPFC. See Note D for a discussion of EPFC.

Senior Subordinated Notes

      Our Senior Subordinated Notes require semi-annual interest payments on September 1 and March 1. The Senior Subordinated Notes, which are unsecured, are redeemable at our option, in whole or in part, any time after February 28, 2003 at set redemption prices. We are required to offer to purchase the Senior Subordinated Notes at a set redemption price should there be a change in control. The Senior Subordinated Notes contain covenants which restrict or limit our ability to declare or pay dividends, incur additional debt or liens, issue stock, engage in affiliate transactions, undergo a change in control or sell assets. We are in compliance with these covenants at November 30, 2002. The Senior Subordinated Notes are guaranteed by us and certain of our subsidiaries (see “Subsidiary Guarantors and Non-Guarantors” below).

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Industrial Revenue Bonds

      Our industrial revenue bonds require monthly interest payments at variable interest rates based on the market for similar issues and are secured by letters of credit issued under the Facility described above.

Effective Interest Rates and Fair Value of Long-term Debt

      Our effective interest rate under our outstanding debt at November 30, 2001 was 8.07% and at November 30, 2002 was 8.53% (including the effect of the interest rate swaps). Our debt had an estimated fair value of $337.2 million at November 30, 2001, and $303.3 million at November 30, 2002. The estimated fair value of our debt, except for our Senior Subordinated Notes, was calculated based on using discounted cash flow analysis based on current rates offered for similar issues of other debt. For our Senior Subordinated Notes, we were provided the fair market value by the primary market maker of the Senior Subordinated Notes, who based the amount on the current market conditions at November 30, 2001 and 2002 as there is generally no significant trading activity in our Senior Subordinated Notes.

Subsidiary Guarantors and Non-Guarantors

      Both the Credit Agreement and the Senior Subordinated Notes were issued by our wholly-owned subsidiary, EPI, and are guaranteed on a full, unconditional, and joint and several basis by us and certain of our wholly-owned domestic subsidiaries (“Subsidiary Guarantors”). We have determined that full financial statements and other disclosures concerning EPI or the Subsidiary Guarantors would not be material to investors, and such financial statements are not presented. EPI and the Subsidiary Guarantors are subject to restrictions on the payment of dividends under the terms of both the Credit Agreement and the Senior Subordinated Notes. The following supplemental condensed combining financial statements present information regarding EPI, as the Issuer, the Subsidiary Guarantors and Non-Guarantor Subsidiaries.

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS

As of November 30, 2001

		Guarantors
				Non-Guarantors
		EaglePicher	Subsidiary	Foreign
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
ASSETS
Current Assets:
Cash and cash equivalents	$17,145	$1	$471	$6,936	$67	$24,620
Receivables, net	(18,238)	—	100,531	12,704	—	94,997
Costs and estimated earnings in excess of billings	—	—	10,744	—	—	10,744
Intercompany accounts receivable	46,674	—	3,559	65	(50,298)	—
Inventories	4,129	—	41,438	11,708	(1,371)	55,904
Assets of discontinued operations	3,610	—	27,556	16,342	(6,306)	41,202
Prepaid expenses	6,948	—	6,146	2,432	(865)	14,661
Deferred income taxes	24,287	—	—	—	—	24,287

	84,555	1	190,445	50,187	(58,773)	266,415
Property, Plant and Equipment, net	28,733	—	153,376	24,067	(32)	206,144
Investment in Subsidiaries	221,850	78,066	65,837	—	(365,753)	—
Goodwill, net	41,939	—	116,239	19,994	(3,140)	175,032
Prepaid Pension	54,676	—	—	—	—	54,676
Other Assets	33,227	(4,533)	(1,893)	10,712	(10,846)	26,667

	$464,980	$73,534	$524,004	$104,960	$(438,544)	$728,934

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$16,156	$—	$60,301	$5,536	$—	$81,993
Intercompany accounts payable	76	—	48	7,404	(7,528)	—
Long-term, debt — current portion	25,569	—	14,250	7,293	(7,292)	39,820
Liabilities of discontinued operations	—	—	2,385	5,599	—	7,984
Other accrued liabilities	42,059		28,871	2,911	1	73,842

	83,860	—	105,855	28,743	(14,819)	203,639
Long-term Debt, less current portion	401,169	—	42,452	—	(42,452)	401,169
Postretirement Benefits Other Than Pensions	17,873	—	—	—	—	17,873
Deferred Income Taxes	9,362	—	—	663	(3,085)	6,940
Other Long-term Liabilities	8,038	19	1,000	825	—	9,882

	520,302	19	149,307	30,231	(60,356)	639,503
Intercompany Accounts	(323,582)	—	302,336	35,782	(14,536)	—
Preferred Stock	—	123,086	—	—	—	123,086
Shareholders’ Equity (Deficit)	268,260	(49,571)	72,361	38,947	(363,652)	(33,655)

	$464,980	$73,534	$524,004	$104,960	$(438,544)	$728,934

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS

As of November 30, 2002

		Guarantors

		EaglePicher	Subsidiary	Non-Guarantors
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
ASSETS
Current Assets:
Cash and cash equivalents	$27,694	$1	$(4,895)	$7,902	$820	$31,522
Receivables and retained interest, net	2,535	—	29,978	16,866	—	49,379
Costs and estimated earnings in excess of billings	—	—	16,942	—	—	16,942
Intercompany accounts receivable	1,997	—	6,228	2,037	(10,262)	—
Inventories	3,957	—	34,480	12,683	(1,916)	49,204
Assets of discontinued operations	643	—	18,925	9,331	—	28,899
Prepaid expenses and other assets	7,840	—	4,681	4,456	(1,614)	15,363
Deferred income taxes	10,798	—	—	—	—	10,798

	55,464	1	106,339	53,275	(12,972)	202,107
Property, Plant and Equipment, net	24,016	—	125,575	24,067	—	173,658
Investment in Subsidiaries	239,864	58,509	18,286	—	(316,659)	—
Goodwill	37,339	—	112,286	13,154	(3,139)	159,640
Prepaid Pension	54,796	—	—	—	—	54,796
Other Assets, net	14,296	(8,091)	17,078	11,070	(11,513)	22,840

	$425,775	$50,419	$379,564	$101,566	$(344,283)	$613,041

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$15,398	$—	$52,708	$14,252	$820	$83,178
Intercompany accounts payable	3,171	—	5,887	1,184	(10,242)	—
Current portion of long-term debt	18,625	—	—	—	—	18,625
Liabilities of discontinued operations	—	—	888	3,417	—	4,305
Other accrued liabilities	46,313	—	24,683	3,879	—	74,875

	83,507	—	84,166	22,732	(9,422)	180,983
Long-term Debt, net of current portion	355,100	—	—	11,491	(11,491)	355,100
Postretirement Benefits Other Than Pensions	17,635	—	—	—	—	17,635
Other Long-term Liabilities	8,687	—	—	216	25	8,928

	464,929	—	84,166	34,439	(20,888)	562,646
Intercompany Accounts	(282,707)	24	267,578	25,925	(10,820)	—
Preferred Stock	—	137,973	—	—	—	137,973
Shareholders’ Equity (Deficit)	243,553	(87,578)	27,820	41,202	(312,575)	(87,578)

	$425,775	$50,419	$379,564	$101,566	$(344,283)	$613,041

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF INCOME (LOSS)

Year Ended November 30, 2000

		Guarantors
				Non-Guarantors
		EaglePicher	Subsidiary	Foreign
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
Net Sales:
Customers	$74,650	$—	$565,575	$84,451	$—	$724,676
Intercompany	16,470	—	12,856	9,997	(39,323)	—

	91,120	—	578,431	94,448	(39,323)	724,676

Operating Costs and Expenses:
Cost of products sold (exclusive of depreciation)	55,066	—	474,270	80,698	(39,238)	570,796
Selling and administrative	25,454	9	24,144	8,345	(298)	57,654
Intercompany charges	(13,592)	—	11,370	1,924	298	—
Depreciation and amortization of intangibles	4,492	—	31,838	3,644	—	39,974
Goodwill amortization	3,736	—	10,660	1,041	—	15,437
Other	663	—	(4,057)	(14,238)	43	(17,589)

	75,819	9	548,225	81,414	(39,195)	666,272

Operating Income (Loss)	15,301	(9)	30,206	13,034	(128)	58,404
Other Income (Expense):
Interest (expense) income	(38,739)	—	(3,415)	(460)	3,875	(38,739)
Other income (expense), net	1,247	—	7,790	(95)	(8,318)	624
Equity in earnings (losses) of consolidated subsidiaries	33,744	5,619	(22,729)	—	(16,634)	—

Income (Loss) from Continuing Operations Before Taxes	11,553	5,610	11,852	12,479	(21,205)	20,289
Income Taxes	2,082	—	6,103	1,140	—	9,325

Income (Loss) from Continuing Operations	9,471	5,610	5,749	11,339	(21,205)	10,964
Discontinued Operations	(3,724)	—	(102)	(1,528)	—	(5,354)

Net Income (Loss)	$5,747	$5,610	$5,647	$9,811	$(21,205)	$5,610

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF INCOME (LOSS)

Year Ended November 30, 2001

		Guarantors
				Non-Guarantors
		EaglePicher	Subsidiary	Foreign
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
Net Sales:
Customers	$47,892	$—	$539,462	$69,970	$—	$657,324
Intercompany	15,398	—	15,185	—	(30,583)	—

	63,290	—	554,647	69,970	(30,583)	657,324

Operating Costs and Expenses:
Cost of products sold (exclusive of depreciation)	35,492	—	470,091	57,165	(30,583)	532,165
Selling and administrative	21,627	5	21,163	6,548	—	49,343
Intercompany charges	(6,329)	—	6,537	(208)	—	—
Depreciation and amortization of intangibles	3,749	—	35,053	2,799	—	41,601
Goodwill amortization	3,736	—	10,660	989	—	15,385
Other	12,122	—	7,375	(93)	(11)	19,393

	70,397	5	550,879	67,200	(30,594)	657,887

Operating Income (Loss)	(7,107)	(5)	3,768	2,770	11	(563)
Other Income (Expense):
Interest (expense) income	(35,406)	—	(3,043)	(282)	3,325	(35,406)
Other income (expense), net	151	—	8,689	2,440	(7,714)	3,566
Equity in earnings (losses) of consolidated subsidiaries	9,952	(53,966)	(27,303)	—	71,317	—

Income (Loss) from Continuing Operations Before Taxes	(32,410)	(53,971)	(17,889)	4,928	66,939	(32,403)
Income Taxes (Benefit)	(12,689)	—	(116)	2,634	—	(10,171)

Income (Loss) from Continuing Operations	(19,721)	(53,971)	(17,773)	2,294	66,939	(22,232)
Discontinued Operations	(32,073)	—	107	227	—	(31,739)

Net Income (Loss)	$(51,794)	$(53,971)	$(17,666)	$2,521	$66,939	$(53,971)

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF INCOME (LOSS)

Year Ended November 30, 2002

		Guarantors
				Non-Guarantors
		EaglePicher	Subsidiary	Foreign
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
Net Sales:
Customers	$50,879	$—	$539,297	$77,967	$—	$668,143
Intercompany	16,411	—	13,628	4	(30,043)	—

	67,290	—	552,925	77,971	(30,043)	668,143

Operating Costs and Expenses:
Cost of products sold (exclusive of depreciation)	36,167	—	453,123	62,574	(30,043)	521,821
Selling and administrative	24,128	5	30,449	5,766	—	60,348
Intercompany charges	(6,322)	—	6,322	—	—	—
Depreciation and amortization of intangibles	5,434	—	38,660	2,416	—	46,510
Goodwill amortization	3,736	—	10,670	986	—	15,392
Other	9,595	—	9,283	—	—	18,878

	72,738	5	548,507	71,742	(30,043)	662,949

Operating Income (Loss)	(5,448)	(5)	4,418	6,229	—	5,194
Other Income (Expense):
Interest (expense) income	(36,812)	—	(1,418)	(470)	1,888	(36,812)
Other income (expense), net	235	—	2,549	541	(1,809)	1,516
Equity in earnings (losses) of consolidated subsidiaries	18,014	(19,557)	(47,551)	—	49,094	—

Income (Loss) from Continuing Operations Before Taxes	(24,011)	(19,562)	(42,002)	6,300	49,173	(30,102)
Income Taxes	146	—	12	1,780	—	1,938

Income (Loss) from Continuing Operations	(24,157)	(19,562)	(42,014)	4,520	49,173	(32,040)
Discontinued Operations	—	—	(2,527)	(2,265)	—	(4,792)

Net Income (Loss)	$(24,157)	$(19,562)	$(44,541)	$2,255	$49,173	$(36,832)

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOWS

For the Year Ended November 30, 2000

		Guarantors
				Non-Guarantors
		EaglePicher	Subsidiary	Foreign
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
Cash Flows from Operating Activities:
Net income (loss)	$5,747	$5,610	$5,647	$9,811	$(21,205)	$5,610
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Equity in (earnings) loss of consolidated subsidiaries	(33,744)	(5,619)	22,729	—	16,634	—
Depreciation and amortization	11,474	—	42,508	4,685	—	58,667
Loss (Gain) from divestitures	14,965	—	(3,870)	(14,244)	—	(3,149)
Deferred income taxes	4,897	—	—	—	—	4,897
Changes in assets and liabilities, net of effect of non-cash items	(26,940)	9	10,642	(18,516)	10,793	(24,012)

	(23,601)	—	77,656	(18,264)	6,222	42,013

Cash Flows from Investing Activities:
Proceeds from sales of divisions	47,002	—	10,430	27,616	—	85,048
Cash paid for acquisitions	—	—	(12,306)	—	—	(12,306)
Capital expenditures	(6,183)	—	(30,299)	(4,343)	—	(40,825)
Other, net	6,871	—	876	(2,871)	(412)	4,464

	47,690	—	(31,299)	20,402	(412)	36,381

Cash Flows from Financing Activities:
Reduction of long-term debt	(24,374)	—	—	(183)	—	(24,557)
Net borrowings (repayments) under revolving credit agreements	(30,340)	—	(21,000)	(10,434)	—	(61,774)
Acquisition of treasury stock	(2,371)		—	—	—	(2,371)
Other, net	1,454	—	—	—	—	1,454

	(55,631)	—	(21,000)	(10,617)	—	(87,248)

Net cash provided (used in) by discontinued operations	4,563	—	1,593	1,599	—	7,755

Effect of exchange rates on cash	—	—	—	(1,505)	—	(1,505)

Net increase (decrease) in cash and cash equivalents	(26,979)	—	26,950	(8,385)	5,810	(2,604)
Intercompany accounts	25,717	—	(27,387)	6,211	(4,541)	—
Cash and cash equivalents, beginning of period	4,064	1	870	5,088	48	10,071

Cash and cash equivalents, end of period	$2,802	$1	$433	$2,914	$1,317	$7,467

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOWS

For the Year Ended November 30, 2001

		Guarantors
				Non-Guarantors
		EaglePicher	Subsidiary	Foreign
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
Cash Flows from Operating Activities:
Net income (loss)	$(51,794)	$(53,971)	$(17,666)	$2,521	$66,939	$(53,971)
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Equity in (earnings) loss of consolidated subsidiaries	(9,952)	53,966	27,303	—	(71,317)	—
Depreciation and amortization	11,192	—	45,723	3,788	—	60,703
Provisions for discontinued operations	30,416	—	—	—	—	30,416
Loss from divestitures	2,105	—	—	—	—	2,105
Deferred income taxes	(9,344)	—	—	—	—	(9,344)
Changes in assets and liabilities, net of effect of non-cash items	12,850	5	(5,821)	(4,965)	28,129	30,198

	(14,527)	—	49,539	1,344	23,751	60,107

Cash Flows from Investing Activities:
Proceeds from sales of divisions	—	—	—	—	—	—
Capital expenditures	(7,208)	—	(14,942)	(12,034)	—	(34,184)
Other, net	26	—	3,753	(4,026)	—	(247)

	(7,182)	—	(11,189)	(16,060)	—	(34,431)

Cash Flows from Financing Activities:
Reduction of long-term debt	(20,795)	—	—	1,849	—	(18,946)
Net borrowings (repayments) under revolving credit agreements	36,340	—	(28,500)	(1,611)	—	6,229
Acquisition of treasury stock	(2,162)	—	—	—	—	(2,162)
Other, net	2,593	—		(3,465)	—	(872)

	15,976	—	(28,500)	(3,227)	—	(15,751)

Net cash provided by discontinued operations	4,322	—	1,724	1,430	—	7,476

Effect of exchange rates on cash	—	—	—	(248)	—	(248)

Net increase (decrease) in cash and cash equivalents	(1,411)	—	11,574	(16,761)	23,751	17,153
Intercompany accounts	15,754	—	(11,642)	20,889	(25,001)	—
Cash and cash equivalents, beginning of period	2,802	1	539	2,808	1,317	7,467

Cash and cash equivalents, end of period	$17,145	$1	$471	$6,936	$67	$24,620

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOWS

For the Year Ended November 30, 2002

		Guarantors
				Non-Guarantors
		EaglePicher	Subsidiary	Foreign
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
Cash Flows from Operating Activities:
Net income (loss)	$(24,157)	$(19,562)	$(44,541)	$2,255	$49,173	$(36,832)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Equity in (earnings) loss of consolidated subsidiaries	(18,014)	19,557	47,551	—	(49,094)	—
Depreciation and amortization	12,301	—	49,330	3,402	—	65,033
Loss from divestitures	3,325	—	3,172	—	—	6,497
Deferred income taxes	6,147	—	—	—	—	6,147
Changes in assets and liabilities, net of effect of non-cash items	33,873	5	52,164	(6,629)	(46,689)	32,724

	13,475	—	107,676	(972)	(46,610)	73,569

Cash Flows from Investing Activities:
Proceeds from sales of divisions	6,927	—	3,100	—	—	10,027
Capital expenditures	(980)	—	(13,483)	(1,851)	—	(16,314)
Other, net	639	—	—	—	—	639

	6,586	—	(10,383)	(1,851)	—	(5,648)

Cash Flows from Financing Activities:
Reduction of long-term debt	(32,515)	—	—	(12)	—	(32,527)
Net borrowings (repayments) under revolving credit agreements	21,966	—	(56,702)	—	—	(34,736)
Acquisition of treasury stock	(159)		—	—	—	(159)
Other, net	—	—	—	—	—	—

	(10,708)	—	(56,702)	(12)	—	(67,422)

Cash provided by (used in) discontinued operations	—	—	7,040	(1,796)	—	5,244

Effect of exchange rates on cash	—	—	—	1,159	—	1,159

Net increase (decrease) in cash and cash equivalents	9,353	—	47,631	(3,472)	(46,610)	6,902
Intercompany accounts	1,196	—	(52,997)	4,438	47,363	—
Cash and cash equivalents, beginning of period	17,145	1	471	6,936	67	24,620

Cash and cash equivalents, end of period	$27,694	$1	$(4,895)	$7,902	$820	$31,522

I.     11.75% Cumulative Redeemable Exchangeable Preferred Stock

      We have 14,191 shares of 11.75% Cumulative Redeemable Exchangeable Preferred Stock outstanding. The Preferred Stock had an initial liquidation preference at February 24, 1998 of $5,637.70 per share which accretes during the first five years after issuance at 11.75% per annum, compounded semiannually, ultimately reaching $10,000 per share on March 1, 2003. No dividends will accrue prior to March 1, 2003, but will be cumulative at 11.75% per annum thereafter. Beginning March 1, 2003, the holders of the Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, cash dividends at a rate per annum equal to 11.75%. Such dividends shall be payable in arrears in equal amounts semiannually. Future accretion and dividends on the Preferred Stock are as follows (in thousands of dollars):

Fiscal Year	Accretion	Dividends

2003	$3,937	$12,737
2004	—	16,674
2005	—	16,674
2006	—	16,674
2007	—	16,674
2008	—	4,167

	$3,937	$83,600

      The Preferred Stock is mandatorily redeemable by us on March 1, 2008 or earlier under certain circumstances, but may be redeemed at our option, in whole or in part, at any time after February 28, 2003, at set redemption prices. On February 28, 2003, we may also exchange all of the Preferred Stock for 11.75% Exchange Debentures, which would have terms similar to a debt instrument. This debt instrument would bear interest at 11.75% on the full redemption value in 2008 of approximately $141.9 million with interest payable semiannually and the principle due in 2008. We are required to offer to purchase the Preferred Stock should there be a change in control. Holders of the Preferred Stock have no voting rights except in certain circumstances. The terms of the Preferred Stock contain covenants similar to the covenants in the Senior Subordinated Notes. We are in compliance with these covenants as of November 30, 2002. The Preferred Stock had an estimated fair value of $21.3 million at November 30, 2001 and $28.4 million at November 30, 2002. These estimated fair market values were determined by the primary market maker of the Preferred Stock based on the then current market conditions at those dates as there is generally no significant trading activity in the Preferred Stock.

J.     Shareholders’ Equity (Deficit)

Common Stock

      On August 31, 2001, we adopted an amendment to our Amended and Restated Certificate of Incorporation to change our capital structure. Effective with this amendment, the total number of shares of common stock which we are authorized to issue is 1,000,000 shares, par value $0.01 per share. The holders of the Common Stock shares are entitled to one vote per share on all matters which may be submitted to the holders of the Common Stock. At the effective time of this amendment, each share of Class A Common Stock and each share of the Class B Common Stock outstanding immediately prior to the effective time was reclassified as one share of Common Stock.

Accumulated Other Comprehensive Income (Loss)

      At November 30, 2001 Accumulated Other Comprehensive Loss consisted of a net foreign currency translation loss of $2.5 million, which is net of taxes of $1.3 million, and a net loss on hedging derivatives of $3.2 million, which is net of taxes of $1.7 million. Accumulated Other Comprehensive Loss at November 30, 2002 consisted of a net foreign currency translation loss of $1.4 million, which is net of taxes of $754,000, and a net loss on hedging derivatives of $3.0 million, which is net of taxes of $1.6 million.

K.     Income Taxes

      The following is a summary of the sources of income (loss) from continuing operations before income taxes (benefit) for the years ended November 30 (in thousands of dollars):

	2000	2001	2002

United States	$11,173	$(39,552)	$(38,285)
Foreign	9,116	7,149	8,183

	$20,289	$(32,403)	$(30,102)

      The following is a summary of the components of income taxes (benefit) from continuing operations for the years ended November 30 (in thousands of dollars):

	2000	2001	2002

Current:
Federal	$1,449	$(5,174)	$(5,956)
Foreign	900	2,700	2,455
State and local	60	(700)	(45)

	2,409	(3,174)	(3,546)
Deferred	6,916	(6,997)	5,484

	$9,325	$(10,171)	$1,938

      The following is a summary of the primary differences between the income tax expense (benefit) from continuing operations and the income tax expense computed using the statutory Federal income tax rate for the years ended November 30 (in thousands of dollars):

	2000	2001	2002

Income tax expense (benefit) at Federal statutory rate	$7,101	$(11,341)	$(11,420)
Foreign taxes rate differential	(2,866)	49	66
State and local taxes, net of the Federal benefit	—	(100)	(29)
Non-deductible amortization relating to goodwill	5,400	700	992
Valuation allowance	—	—	13,813
Other	(310)	521	(1,484)

	$9,325	$(10,171)	$1,938

      Components of deferred tax balances as of November 30 are as follows (in thousands of dollars):

	2001	2002

Current deferred tax assets attributable to:
Accrued liabilities	$15,442	$15,619
Reserve for discontinued operations and restructuring	14,210	500
Other	1,135	929

Current deferred tax asset	30,787	17,048
Valuation allowance	(6,500)	(6,250)

Current deferred tax asset, net of valuation allowance	24,287	10,798

Non-current deferred tax assets (liabilities) attributable to:
Property, plant and equipment	(10,857)	(7,321)
Prepaid pension	(19,137)	(19,177)
Net operating loss carryforwards	5,901	32,363
Alternative minimum tax credit carryforwards	5,963	—
Amortization of intangibles	5,879	5,177
Other	5,311	3,021

Non-current deferred tax asset (liability)	(6,940)	14,063
Valuation Allowance	—	(14,063)

Non-current deferred tax asset (liability), net of valuation allowance	(6,940)	—

Net deferred tax asset	$17,347	$10,798

      As of November 30, 2002 we had net operating loss carryforwards of $88.0 million in the United States available to offset future taxable income that will begin to expire in 2021.

      SFAS No. 109 requires a valuation allowance to be recorded when it is more likely than not that some or all of the deferred tax assets will not be realized. As of November 30, 2001 and 2002, we recorded a valuation allowance to reduce our deferred tax assets to an amount that is more likely than not to be realized. In estimating levels of future taxable income, we have considered historical results of operations in recent years and the implementation of prudent and feasible tax planning strategies to generate future taxable income. If future taxable income is less than the amount that has been assumed in determining the deferred tax asset, then an increase in the valuation reserve will be required, with a corresponding charge against income. On the other hand, if future taxable income exceeds the level that has been assumed in calculating the deferred tax asset, the valuation reserve could be reduced, with a corresponding credit to income.

L.     Pension and Other Postretirement Benefit Plans, and Compensation Plans

Pension and Other Postretirement Benefit Plans

      Substantially all of our employees are covered by various pension or profit sharing retirement plans. Our funding policy for defined benefit plans is to fund amounts on an actuarial basis to provide for current and future benefits in accordance with the funding guidelines of ERISA.

      Plan benefits for salaried employees are based primarily on employees’ highest five consecutive years’ earnings during the last ten years of employment. Plan benefits for hourly employees are typically based on a dollar unit multiplied by the number of service years. In December 2002, our board of directors authorized us to change from a “final average pay plan,” as described above, to a cash-balance pension plan effective January 1, 2004. All benefits earned through December 31, 2003, will be unchanged. This will apply to all salaried and certain hourly employees.

      In addition to providing pension retirement benefits, we make health care and life insurance benefits available to certain retired employees on a limited basis. Generally, the medical plans pay a stated percentage of medical expenses reduced by deductibles and other coverages. Eligible employees may elect to be covered by these health and life insurance benefits if they reach early or normal retirement age while employed by us. In most cases, a retiree contribution for health care coverage is required. We fund these benefit costs primarily on a pay-as-you-go basis.

      Net periodic pension and postretirement benefit costs are based on valuations performed by our actuary as of the beginning of each fiscal year. The components of the costs are as follows (in thousands of dollars):

	Pension Benefits			Postretirement Benefits

	2000	2001	2002	2000	2001	2002

Service cost — benefits earned during the period	$5,006	$4,790	$3,933	$519	$546	$463
Interest cost on projected benefit obligations	15,662	15,314	15,652	1,191	1,271	1,187
Expected return on plan assets	(24,091)	(23,600)	(23,705)	—	—	—
Net amortization and deferral	107	210	327	—	—	—

Net periodic cost (income)	(3,316)	(3,286)	(3,793)	$1,710	$1,817	$1,650

Special termination benefits	—	—	3,674
Other retirement plans	1,228	1,131	1,082

Total cost of (income from) providing retirement benefits	$(2,088)	$(2,155)	$963

      During 2002, we recognized special termination benefits as a result of determining that a portion of assets in our over-funded pension plan at November 30, 2001 could be made available to pay severance costs. Accordingly, we have amended our pension plan and have provided new or amended severance plans to allow for such payments. Approximately $3.7 million has been or is expected to be paid out of the pension plan, and was recorded as special termination benefits in 2002. Of this amount, $2.7 million in 2001 and $400,000 in 2002 is included in Restructuring expense in our statements of income (loss). In 2000, we recognized curtailment gains of $3.2 million in our pension plan and $569,000 in our postretirement plan due to the reduction in active or eligible participants in the plans primarily from the divestiture of certain divisions.

      Our board of directors froze our Supplemental Executive Retirement Plan (the “SERP”), effective January 1, 2003. The Compensation Committee of the board of directors has approved replacement of the SERP with a “Pension Restoration Plan” which will allow certain employees whose compensation is greater than $200,000 to receive pension benefits, which are currently limited primarily by governmental regulations. In addition, certain key executives will be provided an additional 5% of compensation per year in lieu of the prior SERP benefits. These will be unfunded and unsecured obligations. We anticipate implementing the Pension Restoration Plan during 2003 effective January 1, 2003.

      The pension plans’ assets consist primarily of listed equity securities and publicly traded notes and bonds.

      The following tables set forth the plans’ changes in benefit obligation, plan assets and funded status on the measurement dates, November 30, 2001 and 2002, and amounts recognized in our consolidated balance sheets as of those dates (in thousands of dollars).

	Pension Benefits		Postretirement Benefits

	2001	2002	2001	2002

Changes in Benefit Obligations:
Benefit Obligation, beginning of year	$222,353	$219,816	$17,549	$16,509
Service cost	4,790	3,933	546	463
Interest cost	15,314	15,652	1,271	1,187
Amendments	644	2,305	—	—
Actuarial (gain)/loss	(10,166)	3,397	(1,424)	2,367
Divestitures and other	109	—	—	—
Plan participant’s contributions	—	—	699	776
Special termination benefits	—	3,674	—	—
Benefits paid	(13,228)	(16,763)	(2,132)	(2,664)

Benefit Obligation, end of year	219,816	232,014	16,509	18,638

Change in Plan Assets:
Fair Value of Plan Assets, beginning of year	267,410	264,104	—	—
Actual return (loss) on plan assets	9,922	(14,440)	—	—
Employer contributions	—	—	1,433	1,888
Plan participants’ contributions	—	—	699	776
Benefits paid	(13,228)	(16,763)	(2,132)	(2,664)

Fair Value of Plan Assets, end of year	264,104	232,901	—	—

Funded Status	44,288	887	(16,509)	(18,638)
Unrecognized Actuarial (Gain)/ Loss	8,052	49,205	(1,364)	1,003
Unrecognized Prior Service Cost	2,336	4,704	—	—

Net Prepaid Benefit Cost (Accrued Benefit Liability) Recognized	$54,676	$54,796	$(17,873)	$(17,635)

      Weighted average assumptions as of November 30 are:

	Pension		Postretirement
	Benefits		Benefits

	2001	2002	2001	2002

Discount rate	7.25%	6.95%	7.25%	6.95%
Expected rate of return on plan assets	9.25%	9.25%	N/A	N/A
Rate of compensation increase	3.00%	3.00%	N/A	N/A

      During 2002, we recognized $2.3 million in amendments to our projected benefit obligation related to changes in benefit obligations for our hourly employees. These employees’ benefits are periodically increased as a result of negotiations with our unions.

      The effect of a 25 basis point change in our discount rate would be to decrease or increase our annual pension cost by $800,000 and the annual post retirement welfare cost by $100,000. Additionally, a 25 basis point change in our expected return on plan assets would change our pension cost by approximately $600,000.

      Postretirement benefit costs were estimated assuming retiree health care costs would initially increase at a 12% annual rate. The rate was assumed to decrease 1% per year until it reaches 5% and then remain at that level thereafter. If this annual trend rate would increase by 1%, the accumulated postretirement obligation as of November 30, 2002 would increase by $1.9 million with a corresponding increase of $201,000 in the postretirement benefit expense in 2002. A 1% decrease in this annual trend rate would decrease the accumulated postretirement benefit obligation by $1.5 million and the postretirement benefit expense by $164,000 in 2002.

Compensation Plans

      We also offer 401(k) savings plans to our employees in the United States. Participants may contribute a portion of their earnings, of which 50% of their contribution, up to 6% of their earnings, is matched by us. Our matching cost for these plans was $2.1 million in 2000 and 2001 and $1.6 million in 2002. Our board of directors adopted a “401(k) Restoration Plan,” effective January 1, 2003, for all employees whose base compensation is greater than $200,000. This will allow all employees to maximize our matching policy without being limited by governmental regulations related to maximum employee contributions into a 401(k) plan. This will be an unfunded and unsecured obligation.

      We have a Share Appreciation Plan (“SAP Plan”) to reward certain executives and managers whose individual performance and effort will have a direct impact on achieving our profit and growth objectives. Shares of stock are not actually awarded, however participants are awarded units on which appreciation is calculated based upon a formula of the prior year’s earnings before interest, taxes, depreciation, and amortization (“EBITDA”) minus net debt and preferred stock. The units vested over five years and are payable any time during the sixth through tenth year following the date of award. We recognized income of $1.0 million related to this plan in the fourth quarter of 2001 because the calculated value of the units at November 30, 2001 was below the base price; the units had no value at the end of November 30, 2002 as well. Expense related to the SAP Plan in 2000 was $635,000. It is our intent to no longer grant units under the SAP Plan.

      In June 2002, we adopted a “Long-Term Bonus Program”, effective December 1, 2001. This plan provides for the grant of units to certain members of management. Individuals are rewarded based on the growth of a unit’s value over time. The unit value is determined based on a multiple (6.54x) of our annual EBITDA less net debt and preferred stock, as defined and as adjusted for certain items in the agreement. The initial grant of approximately 500,000 units was completed retroactive to December 1, 2001. The units vest ratably over three years and can be redeemed by the individuals after the vesting period and up to five years, which is when the units expire. No award payments can be made until the earlier of a) September 2004, or b) Dakruiter S.A., a company controlled by Granaria Holdings B.V., our controlling common shareholder, selling all shares of our preferred stock owned by it. Additionally, the potential annual payment of any vested units is limited to certain conditions to prevent any undue financial stress. During 2002, we expensed $1.2 million in Selling and Administrative expense in the statements of income (loss) for the cost associated with this plan.

M.     Commitments and Contingencies

Environmental Matters

      We are subject to extensive and evolving Federal, state and local environmental laws and regulations. Compliance with such laws and regulations can be costly. Governmental authorities may enforce these laws and regulations with a variety of enforcement measures, including monetary penalties and remediation requirements. We have policies and procedures in place to ensure that our operations are conducted in compliance with such laws and regulations and with a commitment to the protection of the environment.

      We are involved in various stages of investigation and remediation related to environmental remediation projects at a number of sites as a result of past and present operations, including currently-owned and formerly-owned plants. Also, we have received notice that we may have liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as a potentially responsible party at a number of sites (“Superfund Sites”).

      The ultimate cost of site remediation is difficult to predict given the uncertainties regarding the extent of the required remediation, the interpretation of applicable laws and regulations and alternative remediation methods. Based on our experience with environmental remediation matters, we have accrued reserves for our best estimate of remediation costs, and we do not believe that remediation activities will have a material adverse impact on our financial condition, results of operations or cash flows. In addition, in the course of our bankruptcy described below under Legal Matters, we obtained an agreement with the U.S. Environmental Protection Agency and the states of Arizona, Michigan and Oklahoma whereby we are limited in our responsibility for environmental sites not owned by us that allegedly arise from pre-bankruptcy activities. We retain all of our defenses, legal or factual, at such sites. However, if we are found liable at any of these sites we may be required to pay as if such claims had been resolved in our bankruptcy and therefore our liability is paid at approximately 37%.

      We had total expenditures for environmental compliance and remediation of $11.3 million in 2000, $9.1 million in 2001, and $10.0 million in 2002. We estimate that we will spend $12.8 million during 2003. As of November 30, 2002, we had $17.7 million accrued primarily for sold divisions or businesses related to legal and environmental remediation matters, and believe such reserves to be adequate under the current circumstances. In addition, we have $2.4 million recorded in other accrued liabilities related to environmental remediation liabilities for our on-going businesses.

Legal Matters

      As a result of sales prior to 1971 of asbestos-containing insulation materials, EPI became the target of numerous lawsuits seeking damages for illness resulting from exposure to asbestos. By the end of 1990, we had paid hundreds of millions of dollars to asbestos litigation plaintiffs and their lawyers. In January 1991, we filed for protection under Chapter 11 of the U.S. Bankruptcy Code as a direct consequence of cash shortfalls attributable to pending asbestos litigation liabilities. On November 29, 1996, we emerged from bankruptcy as a reorganized company. The bankruptcy court issued permanent injunction which precludes holders of present and future asbestos-related or lead-related personal injury claims from pursuing their claims against us. Consequently, we have no further liability in connection with such asbestos-related or lead-related personal injury claims. Instead, those claims will be channeled to the EPI Personal Injury Settlement Trust (the “PI Trust”) which is an independently administered qualified settlement trust established to resolve and satisfy those claims. Under the terms of our bankruptcy reorganization, all of the outstanding common stock of the former Eagle-Picher Industries, Inc. was cancelled and newly issued common stock of the reorganized entity was contributed to the PI Trust, together with certain notes and cash. On February 24, 1998, we acquired the reorganized entity from the PI Trust for $702.5 million. A final distribution of approximately $10.9 million was made by us to the PI Trust and all other eligible unsecured claimants in June 2001.

      On January 25, 1996, Richard Darrell Peoples, a former employee, filed a lawsuit in the United States District Court for the Western District of Missouri claiming that we violated the federal False Claims Act based on alleged irregularities in testing procedures in connection with certain U.S. Government contracts. Mr. Peoples filed this lawsuit under a procedure which gives a private individual the right to file a lawsuit for a violation of a Federal statute and be awarded up to 30% of any recovery. The government has the right to intervene and take control of such a lawsuit. Following an extensive investigation, the U.S. Government declined the opportunity to intervene or take control of this suit. The allegations in the lawsuit are similar to allegations made by Mr. Peoples, and investigated by our outside counsel, prior to the filing of the lawsuit. Our outside counsel’s investigation found no evidence to support any of Mr. Peoples’ allegations, except for some inconsequential expense account matters. The case is in a discovery phase. Recently the court disqualified Mr. Peoples’ lawyer from the case after he read some of our attorney-client privileged documents that Mr. Peoples took from our lawyers’ offices without authorization. We intend to contest this suit vigorously and do not believe that the resolution of this lawsuit will have a material adverse effect on our financial condition, results of operations or cash flows.

      On May 8, 1997, Caradon Doors and Windows, Inc. (“Caradon”) filed a suit against us in the United States District Court for the Northern District of Georgia alleging breach of contract, negligent misrepresentation, and contributory infringement and seeking contribution and indemnification in the amount of approximately $20.0 million. This suit arose out of patent infringement litigation between Caradon and Therma-Tru Corporation extending over the 1989-1996 time period, the result of which was for Caradon to be held liable for patent infringement. In June 1997, we filed a motion with the United States Bankruptcy Court for the Southern District of Ohio, Western Division, seeking an order that Caradon’s claims had been discharged by our bankruptcy and enjoining Caradon from pursuing its lawsuit. On December 24, 1997, the Bankruptcy Court held that Caradon’s claims had been discharged and enjoined Caradon from pursuing its lawsuit. Caradon appealed the Bankruptcy Court’s decision to the United States District Court for the Southern District of Ohio, and on February 3, 1999, the District Court reversed on the grounds that the Bankruptcy Court had not done the proper factual analysis and remanded the matter back to the Bankruptcy Court. The Bankruptcy Court held a hearing on this matter on September 24 and 25, 2001, and on May 9, 2002 again held that Caradon’s claims had been discharged and enjoined Caradon from pursuing the Caradon Suit. Caradon has again appealed this decision to the District Court. We intend to contest this suit vigorously and do not believe that the resolution of this suit will have a material adverse effect on our financial condition, results of operations or cash flows.

      As previously reported, last year our former President and Chief Executive Officer, Andries Ruijssenaars, filed a lawsuit against us, certain of our directors, and ABN AMRO Bank in the U.S. District Court for the Southern District of Ohio, Western Division. Mr. Ruijssenaars claimed that we were obligated to purchase his shares of our common stock for approximately $4.7 million rather than $2.8 million as we claimed. Mr. Ruijssenaars’ lawsuit also challenged a 2001 amendment to our Supplemental Executive Retirement Plan which changed the determination of benefits under the SERP, and claimed that we were obligated to purchase an annuity for his additional SERP benefit accrued after 2000 and reimburse him for the tax consequences. In the fourth quarter of 2002 we finalized a settlement of the lawsuit, agreeing to pay Mr. Ruijssenaars $3.8 million in December 2002 for his stock and recognize his SERP benefits under the pre-2001 amendment, but not to purchase an annuity or reimburse any taxes. We allocated $2.8 million of the $3.8 million settlement for the stock to our Treasury shares in the accompanying balance sheets and the remaining amount, representing the difference between the formula price and the settlement amount of the stock, was recorded as compensation expense. In addition, we recognized approximately $1.0 million in expense which represents the actuarially determined net present value of his SERP benefits. Granaria Holdings B.V., our controlling common shareholder, and ABN AMRO Bank, N.V., the agent under our senior credit facility and the indirect holder of approximately 37.5% of our common stock, each guaranteed 50% of Mr. Ruijssenaars unfunded SERP payments.

      On December 1, 1999, our Technologies Segment acquired the depleted zinc distribution business (the “DZ Business”) of Isonics Corporation (“Isonics”) for approximately $8.2 million, payable $6.7 million at closing and $1.5 million in three installments of $500,000 each payable on the first three anniversaries of the closing. In connection with the purchase of the DZ Business, we agreed to sell 200 kg of isotopically purified silicon-28 to Isonics. Due to various factors, we did not deliver any silicon-28 to Isonics. Isonics asserted a claim against us for $75.0 million in arbitration for the failure to deliver silicon-28. On July 24, 2002, we paid $2.5 million to Isonics to settle all claims among us and Isonics including the remaining installment payments totaling $1.5 million for the DZ business, and the parties signed mutual general releases.

      On October 30, 2001, GMAC Business Credit, LLC (GMAC) and Eagle Trim, Inc. filed a lawsuit in the United States District Court for the Eastern District of Michigan, Southern Division, against us arising out of the sale of our former automotive interior trim division to Eagle Trim. In connection with that sale, we guaranteed to GMAC, which funded the acquisition, that approximately $3.9 million of receivables relating to tooling purchased by us on behalf of customers would be paid by November 2001. Eagle Trim ceased operations during 2001. At that time, Eagle Trim and GMAC alleged that approximately $2.7 million of the tooling receivables had not been collected and did not exist at the time of the sale. On September 30, 2002, we settled this matter by agreeing to pay $5.4 million, which is included in Accrued Divestitures in our balance sheets, to GMAC, payable $1.7 million by December 5, 2002, $1.5 million payable in monthly installments from January 2003 through June 2003, and $2.2 million, payable in monthly installments from July 2003 through October 2005, plus interest at 4.5% per annum.

      In addition, we are involved in routine litigation, environmental proceedings and claims pending with respect to matters arising out of the normal course of our business. In our opinion, the ultimate liability resulting from all claims, individually or in the aggregate, will not materially affect our financial position, results of operations or cash flows.

Operating Leases

      Future minimum rental commitments over the next five years as of November 30, 2002, under noncancellable operating leases, which expire at various dates, are as follows: $5.5 million in 2003, $5.0 million in 2004, $3.3 million in 2005, $2.6 million in 2006, $2.4 million in 2007, and $2.8 million thereafter. Rent expense was $4.8 million in 2000, $5.7 million in 2001, and $6.4 million in 2002.

Guarantee

      We are the guarantor on the lease of a building that was owned by one of our former subsidiaries. We believe the likelihood of being liable for the lease is remote. The original term of the lease expires in 2005; however, there are two five-year renewal terms that we have also guaranteed. The rent for the two five-year renewals is based upon the Consumer Price Index, at the time of renewal, should the buyer of the former subsidiary not exercise its purchase option on the building. The amount of the guarantee is $4.0 million at November 30, 2002; however, this amount excludes any guarantee on the two five-year renewals as those amounts can not be determined as of November 30, 2002.

N.     Related Party Transactions

      We have an advisory and consulting agreement with Granaria Holdings B.V., our controlling common shareholder, pursuant to which we pay Granaria Holdings B.V. an annual management fee of $1.8 million. The agreement terminates on the earlier of February 24, 2008 or the end of the fiscal year in which Granaria Holdings, B.V. and its affiliates, in the aggregate, beneficially owns less than 10% of our outstanding common stock. Fees and expenses relating to these services amounted to $2.1 million in 2000 and 2001, and $2.2 million in 2002. At November 30, 2001, $600,000 was accrued in Other Accrued Liabilities in the accompanying balance sheet relating to these fees and expenses. At November 30, 2002, $556,000 was accrued in Other Accrued Liabilities in the accompanying balance sheet relating to these fees and expenses.

      During 2002, we paid $800,000 which is included in Other Assets in our balance sheets to a start-up high-technology manufacturing company for the exclusive right to manufacture the start-up companies’ battery technology. This asset will be amortized into Cost of Products Sold over the term of the supply arrangement. In addition, an entity affiliated with Granaria Holdings, B.V., our controlling common shareholder, invested $2.0 million for a 14.8% interest, and Thomas R. Pilholski, our Senior Vice President and Chief Financial Officer invested $200,000 for a 1.5% interest. In addition, John H. Weber, our President and Chief Executive Officer, invested $20,000, and David G. Krall, our Senior Vice President and General Counsel, invested $5,000. Both Mr. Weber and Mr. Krall received less than 1% interest for their investments. In addition, Noel Longuemare, a director of our wholly-owned subsidiary, Eagle Picher Technologies, LLC, holds a 5% interest in this start-up company.

O.     Business Segment Information

      Our business consists of three operating segments: the Automotive Segment, the Technologies Segment and the Filtration and Minerals Segment.

      Our Automotive Segment is operated under two separate business units, the Hillsdale division and the Wolverine division. The Hillsdale division produces NVH dampers for engine crankshafts and drivelines, driveline yokes, flanges, transmission and engine pumps, automatic transmission filtration products, chassis corners and knuckle assemblies and other precision machined components. The Wolverine division produces rubber-coated materials and gaskets for automotive and non-automotive applications.

      Our Technologies Segment develops and commercializes advanced power systems for defense, aerospace and commercial applications; produces boron isotopes for nuclear radiation containment; supplies ultra-clean scientific containers for pharmaceutical and environmental testing; and provides contract pharmaceutical services. An $8.7 million restructuring charge was recorded in the fourth quarter of 2001, and a $5.5 million restructuring charge was recorded in the second quarter of 2002. See Note E for a discussion of the restructuring charges.

      Our Filtration and Minerals Segment mines, processes and markets diatomaceous earth for use as a filtration aid, absorbent, performance additive and soil amendment.

      Sales between segments were not material.

      Our foreign operations are located primarily in Europe and in Mexico. Our subsidiary guarantor and non-guarantor disclosure included in Note H discloses our net sales and long-lived asset amounts by geographic region. In that note, the columns marked as Issuer, EaglePicher Holdings, Inc., and Subsidiary Guarantors represent all United States operations, and the column marked Non-Guarantor Foreign Subsidiaries represent our foreign operations. Net sales and long-lived assets included in Note H are based on where the sale originates, and where the long-lived assets reside. Included in the United States net sales amounts are export sales to non-affiliated customers of $75.3 million in 2000, $76.7 million in 2001, and $78.6 million in 2002. Intercompany transactions with foreign operations are made at established transfer prices.

      The following data represents financial information about our reportable business segments. During 2002, we elected to modify our internal methodology of allocating certain expenses from the corporate segment to the operating segments. In the following tables, the financial information for 2001 and 2000 has been restated to conform to the new 2002 presentation (in thousands of dollars).

	2000	2001	2002

Net Sales
Hillsdale	$356,130	$334,172	$342,678
Wolverine	82,300	74,100	79,367

Automotive	438,430	408,272	422,045

Power Group	90,600	100,788	104,620
Precision Products — divested July 17, 2002	13,400	10,214	3,435
Specialty Materials	50,267	43,132	42,714
Chemsyn	9,300	13,714	13,200

Technologies	163,567	167,848	163,969

Filtration and Minerals	80,579	82,004	82,129

Divested Divisions	42,800	—	—

Corporate/ Intersegment	(700)	(800)	—

	$724,676	$657,324	$668,143

Operating Income (Loss)
Automotive	$28,061	$7,487	$10,501
Technologies	11,274	(2,153)	(2,570)
Filtration and Minerals	4,837	4,730	8,078
Divested Divisions	976	(2,105)	(6,497)
Corporate/ Intersegment	13,256	(8,522)	(4,318)

	$58,404	$(563)	$5,194

	2000	2001	2002

Depreciation and Amortization
Automotive	$33,821	$37,851	$42,994
Technologies	13,247	13,435	13,127
Filtration and Minerals	5,712	5,482	5,276
Divested Divisions	2,418	—	—
Corporate/ Intersegment	213	218	505

	$55,411	$56,986	$61,902

Capital Expenditures
Automotive	$33,679	$27,167	$11,340
Technologies	3,279	3,973	1,806
Filtration and Minerals	2,100	2,600	1,969
Divested Divisions	1,400	—	—
Corporate/ Intersegment	367	444	1,199

	$40,825	$34,184	$16,314

Identifiable Assets
Automotive		$324,012	$278,936
Technologies		209,023	169,909
Filtration and Minerals		52,000	48,721
Divested Divisions		—	—
Corporate/ Intersegment/ Discontinued Operations		143,899	115,475

		$728,934	$613,041

P.     Quarterly Financial Information (Unaudited)

      The following table summarizes the unaudited consolidated quarterly financial results of operations for 2001 and 2002, which we believe include all necessary adjustments for a fair presentation of our interim results.

      During the fourth quarter of 2002, we restated the 2001 and 2000 financial statements to reflect the appropriate adoption of EITF 00-10, “Accounting for Shipping and Handling Fees and Costs,” as discussed in Note Q. As a result, Net Sales and Cost of Products Sold in prior years comparative financial statements have been restated and increased from the amounts previously reported. Net Sales and Cost of Products Sold were increased by $4.2 million in the first quarter of 2001, $3.6 million in the second quarter of 2001, $5.3 million in the third quarter of 2001, and $3.2 million in the fourth quarter of 2001; $3.9 million in the first quarter of 2002, $4.1 million in the second quarter of 2002, and $3.9 million in the third quarter of 2002. These restatements had no impact on operating income, net income, or cash flows. The following table is in thousands of dollars, except per share amounts.

	2001 Quarters

	Q1	Q2	Q3	Q4

Net sales	$155,614	$172,835	$162,437	$166,438
Cost of products sold	123,853	138,236	134,716	135,360
Operating income (loss)	7,526	4,015	(483)	(11,621)
Loss from continuing operations	(845)	(3,109)	(5,112)	(13,166)
Net loss	(17,430)	(6,262)	(10,603)	(19,676)
Diluted loss per share from continuing operations	(4.04)	(6.53)	(8.59)	(17.08)
Diluted net loss per share	(20.87)	(9.74)	(14.18)	(23.75)

	2002 Quarters

	Q1	Q2	Q3	Q4

Net sales	$154,603	$177,787	$167,352	$168,401
Cost of products sold	122,719	137,510	130,101	131,491
Operating income (loss)	4,132	(10,400)	7,168	4,294
Loss from continuing operations	(5,733)	(20,808)	(1,779)	(3,720)
Net loss	(6,207)	(21,968)	(3,571)	(5,086)
Diluted loss per share from continuing operations	(9.55)	(25.43)	(5.71)	(7.95)
Diluted net loss per share	(10.04)	(26.63)	(7.57)	(9.37)

      During the fourth quarter of 2001, our operating income (loss) was significantly impacted as a result of recording $14.1 million in restructuring charges related to our Technologies Segment’s operations and the relocation of our corporate headquarters to Phoenix, Arizona.

      During the second quarter of 2002 our operating income (loss) was significantly impacted as a result of recording $5.5 million in restructuring charges related to exiting our Gallium business within our Technologies Segment, approximately $5.9 million of losses related to divestitures for divisions sold in prior years, a $3.1 million charge in our Technologies Segment primarily related to inventories damaged in a fire, and $4.8 million of legal and settlement charges, included in Selling and Administrative expenses as described under Legal Matters in Note M.

      During the fourth quarter of 2002, our domestic operations changed from the LIFO to the FIFO method of inventory valuation. This change in accounting principle was made to provide a better matching of revenue and expenses and to be consistent with prevalent industry practice. This accounting change resulted in a credit to Cost of Products Sold of approximately $1.0 million in the fourth quarter of 2002.

Q.     Restatement for Transportation Costs Billed to Customers

      In the fourth quarter of fiscal 2002, we restated the 2000 and 2001 financial statements to reflect the appropriate adoption of EITF 00-10, “Accounting for Shipping and Handling Fees and Costs.” We should have adopted EITF 00-10 in the fourth quarter of 2001. EITF 00-10 states that all amounts billed to a customer in a sale transaction related to shipping and handling represent revenues earned for the goods provided and should be classified as revenue. Prior to the adoption of EITF 00-10, some of the costs billed to customers for shipping and handling (our transportation expenses) were included as an offset to our costs. This restatement had no impact on operating income, net income, or cash flows. The impacts to the financial statements for the years ended November 30, 2000 and 2001 are shown below (in thousands of dollars):

	2000	2001

Net Sales as originally reported	$709,176	$641,024
Increase in Net Sales	15,500	16,300

Restated Net Sales	$724,676	$657,324

Cost of Products Sold (exclusive of depreciation) as originally reported	$555,296	$515,865
Increase in Cost of Products Sold	15,500	16,300

Restated Cost of Products Sold (exclusive of depreciation)	$570,796	$532,165

R.     Subsequent Events

      During the second quarter of 2003, we reached an agreement in principle for the sale of certain assets at our Hillsdale U.K. Automotive operation (a component of our Automotive Segment) for cash of $1.1 million. The sale closed on June 11, 2003. In addition, we will be winding down the remaining operations of our Hillsdale U.K. Automotive operation during 2003. Accordingly, effective in the second quarter of 2003, upon receipt of authority from our Board of Directors, we discontinued the operations of our Hillsdale U.K. Automotive operation and restated all prior period financial statements.

      In the second quarter of 2003, we recorded a $5.7 million gain primarily related to the settlement of a claim with our insurance carrier over the coverage on a fire during 2002 at our Seneca, Missouri non-operating facility.

      During the second quarter of 2003, we sold to our controlling common shareholder, Granaria Holdings B.V., Bert Iedema, one of our directors and an executive officer of Granaria Holdings B.V., and two of our executive officers the 69,500 shares of common stock held in our Treasury for $13.00 per share, or $903,000. In connection with this stock issuance, we reclassified the balance in our Treasury, or $7.2 million, to Additional Paid in Capital in our accompanying balance sheets.

      In July 2003, we completed the sale of certain assets of our Germanium-based business in our Technologies Segment for cash of approximately $15.0 million. These assets relate to the production of Germanium-based products primarily used in the infrared optics and fiber optics applications and do not include any of our assets that are involved in the production of Germanium substrates and wafers. We agreed that if the buyer is required to divest the acquired business due to certain regulatory proceedings commenced within one year of the sale, then we would reimburse the buyer for 50% of the amount by which the sale price is less than $15.0 million up to a maximum reimbursement of $4.0 million, and we would receive 50% of any excess of the sale price over the $15.0 million up to a maximum of $4.0 million. We believe that the expected present value of being required to make a payment pursuant to these provisions is immaterial, and therefore, we have not recorded a liability. During the third quarter of 2003, we discontinued the operations of our Germanium-based business and restated all prior period financial statements.

      In August 2003, we completed a 95% tender offer on our existing Senior Subordinated Notes, and issued $250 million of new Senior Unsecured Notes. In addition, we retired our existing credit facility and issued a New Credit Facility with a $150 million term loan and a $125 million revolving line of credit. Finally, in connection with these refinancing, we amended our accounts receivable asset-backed securitization to extend the program until the earlier of (a) 90 days prior to the maturity of our New Credit Facility or (b) January 2008.

      During the third quarter of 2003, we recorded a $2.8 million gain related to the settlement of this claim as a result of a fire during 2001 at our Harrisonville, Missouri bulk pharmaceutical plant.

EAGLEPICHER HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

November 30, 2002 and August 31, 2003

	November 30,	August 31,
	2002	2003

	(Unaudited)
	(In thousands of dollars)
ASSETS
Current Assets:
Cash and cash equivalents	$31,522	$23,981
Receivables, net	19,979	26,036
Retained interest in EaglePicher Funding Corporation, net	29,400	66,487
Insurance claim receivable	—	5,198
Costs and estimated earnings in excess of billings	16,942	25,986
Inventories	49,204	54,154
Assets of discontinued operations	28,899	9,177
Prepaid expenses and other assets	15,363	9,666
Deferred income taxes	10,798	10,798

	202,107	231,483
Property, Plant and Equipment, net	173,658	154,416
Goodwill	159,640	159,640
Prepaid Pension	54,796	55,609
Other Assets, net	22,840	26,609

	$613,041	$627,757

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$83,178	$60,523
Current portion of long-term debt	18,625	3,200
Compensation and employee benefits	19,889	16,095
Billings in excess of costs and estimated earnings	944	1,864
Accrued divestiture reserve	17,662	10,535
Liabilities of discontinued operations	4,305	1,305
Other accrued liabilities	36,380	23,341

	180,983	116,863
Long-Term Debt, net of current portion	355,100	421,782
Postretirement Benefits Other Than Pensions	17,635	17,402
Other Long-Term Liabilities	8,928	10,652

	562,646	566,699

11.75% Cumulative Redeemable Exchangeable Preferred Stock	137,973	150,247

Commitments and Contingencies Shareholders’ Equity (Deficit):
Common stock	10	10
Additional paid-in capital	99,991	92,803
Accumulated deficit	(175,112)	(182,758)
Accumulated other comprehensive income (loss)	(4,376)	756
Treasury stock	(8,091)	—

	(87,578)	(89,189)

	$613,041	$627,757

The accompanying notes are an integral part of these consolidated balance sheets.

EAGLEPICHER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

Nine Months Ended August 31, 2002 and 2003

	Nine Months Ended
	August 31,

	2002	2003

	(Unaudited)
	(In thousands of dollars,
	except share and per
	share amounts)
Net Sales	$499,742	$504,930

Operating Costs and Expenses:
Cost of products sold (exclusive of depreciation)	390,330	387,605
Selling and administrative	50,424	45,836
Depreciation and amortization	34,321	34,798
Goodwill amortization	11,538	—
Restructuring	2,998	—
Insurance related losses (gains)	3,100	(8,510)
Loss from divestitures	6,131	—

	498,842	459,729

Operating Income	900	45,201
Interest expense	(28,596)	(25,941)
Other income (expense), net	1,331	(527)
Write-off of deferred financing costs	—	(6,327)

Income (Loss) from Continuing Operations Before Taxes	(26,365)	12,406
Income Taxes	(1,955)	(2,850)

Income (Loss) from Continuing Operations	(28,320)	9,556
Discontinued Operations:
Loss from operations of discontinued businesses, net of zero (benefit) provision for income taxes	(3,426)	(1,683)
Loss on disposal of discontinued business, net of $600 benefit for income taxes	—	(3,245)

Net Income (Loss)	(31,746)	4,628
Preferred stock dividends accreted or accrued	(10,949)	(12,274)

Loss Applicable to Common Shareholders	$(42,695)	$(7,646)

Basic and Diluted Net Loss per Share Applicable to Common Shareholders:
Loss from Continuing Operations	$(40.67)	$(2.83)
Loss from Discontinued Operations	(3.55)	(5.12)

Net Loss	$(44.22)	$(7.95)

Weighted Average Number of Common Shares	965,472	961,389

The accompanying notes are an integral part of these consolidated financial statements.

EAGLEPICHER HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Nine Months Ended August 31, 2002 and 2003

	2002	2003

	(Unaudited)
	(In thousands of dollars)
Cash Flows From Operating Activities:
Net income (loss)	$(31,746)	$4,628
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	47,858	37,084
Loss from divestitures	6,131	—
Provisions from discontinued operations	—	3,245
Deferred income taxes	811	—
Insurance related losses (gains)	3,100	(3,312)
Write-off of deferred financing costs	—	6,327
Changes in assets and liabilities, net of effect of divestitures:
Sale of receivables, net (See Note I)	40,975	—
Retained interest in EaglePicher Funding Corporation, net (See Note I)	—	(37,087)
Receivables, net	(4,233)	(6,057)
Insurance claim receivable	—	(5,198)
Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings, net	(5,012)	(8,124)
Inventories	(3,298)	(4,950)
Accounts payable	(10,738)	(22,655)
Accrued liabilities	553	(20,648)
Other, net	1,997	941

Net cash provided by (used in) operating activities	46,398	(55,806)

Cash Flows From Investing Activities:
Proceeds from the sale of property and equipment	639	1,068
Capital expenditures	(11,823)	(10,758)

Net cash used in investing activities	(11,184)	(9,690)

Cash Flows From Financing Activities:
Redemption of senior subordinated notes	—	(209,500)
Reduction of longer-term debt	(22,782)	(16,925)
Net repayments under revolving credit agreements	(40,750)	(121,500)
Proceeds from issuance of treasury stock	—	903
Payments for acquisition of treasury stock	(159)	—
Proceeds from the New Credit Agreement and issuance of Senior Unsecured Notes	—	398,000
Payment of deferred financing costs	—	(9,708)

Net cash provided by (used in) financing activities	(63,691)	41,270

Net Cash Provided by Discontinued Operations	14,371	13,961

Effect of Exchange Rates on Cash	2,061	2,724

Net Decrease in Cash and Cash Equivalents	(12,045)	(7,541)
Cash and Cash Equivalents, beginning of period	24,620	31,522

Cash and Cash Equivalents, end of period	$12,575	$23,981

Supplemental Disclosure of Non-Cash Investing and Financing Activities:
Equipment acquisitions financed by capital leases	$—	$1,169

Supplemental Cash Flow Information:
Interest paid	$23,209	$28,246

Income taxes refunded, net	$4,835	$3,859

The accompanying notes are an integral part of these consolidated financial statements.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

A.     Basis of Reporting for Interim Financial Statements

      The accompanying unaudited condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations, although we believe that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with our financial statements and notes thereto for the fiscal year ended November 30, 2002 presented elsewhere in this prospectus.

      The financial statements presented herein reflect all adjustments (consisting of normal and recurring adjustments), which, in our opinion are necessary to fairly state the results of operations for the three and nine month periods ended August 31, 2002 and 2003. Results of operations for interim periods are not necessarily indicative of results to be expected for an entire year.

      In the fourth quarter of fiscal 2002, we restated our financial statements to reflect the appropriate adoption of EITF 00-10, “Accounting for Shipping and Handling Fees and Costs,” which we should have adopted in 2001. EITF 00-10 states that all amounts billed to a customer in a sale transaction related to shipping and handling represent revenues earned for the goods provided and should be classified as revenue. Prior to the adoption of EITF 00-10, some of the costs billed to our customers for shipping and handling (our transportation expenses) were included as an offset to our costs. This restatement had no impact on operating income, net income, or cash flows. The impact to the financial statements for the three months ended August 31, 2002 was an increase in Net Sales and Cost of Products Sold by $3.9 million. The impact to the financial statements for the nine months ended August 31, 2002 was an increase in Net Sales and Cost of Products Sold by $11.9 million. In addition, certain amounts in 2002 have been reclassified to conform to the 2003 financial statement presentation.

      As discussed in Note H to these financial statements, the accompanying 2002 financial statements have been restated to reflect as discontinued operations our Hillsdale U.K. Automotive operation and certain operations of our Germanium-based business in our Technologies Segment.

B.     Inventories

      Inventories consisted of the following at November 30, 2002 and August 31, 2003 (in thousands of dollars):

	2002	2003

Raw materials and supplies	$24,522	$26,491
Work-in-process	10,680	14,613
Finished goods	14,002	13,050

	$49,204	$54,154

C.     Revenue Recognition

      For certain products sold under fixed-price contracts and subcontracts with various United States Government agencies and aerospace and defense contractors, we utilize the percentage-of-completion method of accounting. When we use the percentage-of-completion method, we measure our percent complete based on total costs incurred to date as compared to our best estimate of total costs to be incurred.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      The following provides information on contracts in progress at November 30, 2002 and August 31, 2003 (in thousands of dollars):

	2002	2003

Costs incurred on uncompleted contracts	$115,476	$159,035
Estimated earnings	21,664	38,437

	137,140	197,472
Less: billings to date	(121,142)	(173,350)

	$15,998	$24,122

Costs and estimated earnings in excess of billings	$16,942	$25,986
Billings in excess of costs and estimated earnings	(944)	(1,864)

	$15,998	$24,122

D.     Comprehensive Income (Loss)

      During the nine months ended August 31, 2002 and 2003 our comprehensive income (loss) was as follows (in thousands of dollars):

	Nine Months Ended
	August 31,

	2002	2003

Net income (loss)	$(31,746)	$4,628
Gain (loss) on interest rate swap agreements	(194)	2,624
Gain (loss) on foreign currency forward contracts	(421)	(216)
Change in currency translation adjustment	2,061	2,724

	$(30,300)	$9,760

E.     Goodwill

      On December 1, 2002, we adopted SFAS No. 142, “Goodwill and Other Intangible Assets.” The ratable amortization of goodwill and other intangible assets with indefinite lives was replaced with an annual test for impairment. Accordingly, we ceased amortization of goodwill on December 1, 2002. We have determined that we have six reporting units, as defined in SFAS No. 142, within our three reportable business segments. The following goodwill amounts by reporting unit were recorded as of November 30, 2002 and August 31, 2003 (in thousands of dollars):

Reporting Unit	Segment	Amount

Hillsdale Division	Automotive	$34,816
Wolverine Division	Automotive	47,268
Power Group	Technologies	44,486
Specialty Materials Group	Technologies	27,098
Pharmaceutical Services (formerly ChemSyn)	Technologies	2,929
Filtration and Minerals	Filtration and Minerals	3,043

		$159,640

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      We have completed our initial impairment test as of December 1, 2002, and determined that no impairment charge exists. Our fair values for each reporting unit were determined based on our estimate of future cash flows by reporting unit, which were derived from our annual forecasting process.

      The following pro forma disclosure presents our income (loss) applicable to common shareholders and our basic and diluted per share income (loss) applicable to common shareholders for the nine months ended August 31, 2002 and 2003 as if SFAS No. 142 had been adopted on December 1, 2001 (in thousands of dollars, except per share amounts):

	Nine Months Ended
	August 31,

	2002	2003

Reported Loss Applicable to Common Shareholders	$(42,695)	$(7,646)
Goodwill amortization	11,538	—

As Adjusted Loss Applicable to Common Shareholders	$(31,157)	$(7,646)

Reported Basic and Diluted Loss per share Applicable to Common Shareholders	$(44.22)	$(7.95)
Goodwill amortization per share	11.95	—

As Adjusted Basic and Diluted Loss per share Applicable to Common Shareholders	$(32.27)	$(7.95)

F.	Recently Released or Adopted Accounting Standards

      In June 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations,” which requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The associated asset retirement costs are capitalized as part of the carrying amount of the long-lived assets and depreciated over their estimated useful life while the liability is accreted to its expected obligation amount upon retirement. We adopted SFAS No. 143 on December 1, 2002. The adoption of this statement did not have a material impact on our financial condition or results of operations.

      In September 2001, the FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” which superceded SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed of.” The primary difference is that goodwill and certain intangibles with indefinite lives have been removed from the scope of SFAS No. 144, as they are covered by SFAS No. 142. It also broadens the presentation of discontinued operations to include a component of an entity rather than a segment of a business. A component of an entity comprises operations and cash flows that can clearly be distinguished operationally and for financial accounting purposes from the rest of the entity. We adopted SFAS No. 144 on December 1, 2002 and accounted for the sale of our Hillsdale U.K. Automotive operation and the sale of certain assets of our Germanium-based business in our Technologies Segment, as discussed in Note H, in accordance with this statement.

      In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which is effective for exit or disposal activities initiated after December 31, 2002. SFAS No. 146 addresses financial accounting and reporting for costs associated with exit or disposal activities and nullifies Emerging Issues Task Force (EITF) Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” The adoption of this statement did not have a material impact on our financial condition or results of operations.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      On April 30, 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. This statement is effective for contracts entered into or modified after June 20, 2003, for hedging relationships designated after June 30, 2003, and to certain preexisting contracts. We adopted SFAS No. 149 on a prospective basis at its effective date on July 1, 2003. The adoption of this statement did not have a material impact on our financial condition or results of operations.

      In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. This statement is effective for financial instruments entered into or modified after May 31, 2003, except for mandatorily redeemable financial instruments. Mandatorily redeemable financial instruments are subject to the provisions of this statement beginning on January 1, 2004. We have not completed our evaluation of the impact, if any, the adoption of this statement will have on our financial condition or results of operations.

      In November 2002, the FASB issued Interpretation No. 45 (“FIN 45”) “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others.” FIN 45 elaborates on the existing disclosure requirements for most guarantees, including loan guarantees. It also clarifies that at the time a company issues a guarantee, the company must recognize an initial liability for the fair value, or market value, of the obligations it assumes under that guarantee. However, the provisions related to recognizing a liability at inception of the guarantee for the fair value of the guarantor’s obligations does not apply to product warranties or to guarantees accounted for as derivatives. The initial recognition and measurement provisions apply on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for financial statements of interim or annual periods ending after December 15, 2002. FIN 45 does not affect the accounting for guarantees issued prior to the effective date, unless the guarantee is modified subsequent to December 31, 2002. We adopted the disclosure requirements on December 1, 2002, and the initial recognition and measurement provisions in our February 28, 2003 financial statements. The adoption of this interpretation did not have a material impact on our financial condition or results of operations.

      In January 2003, the FASB issued Interpretation No. 46 (“FIN 46”) “Consolidation of Variable Interest Entities.” Until this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns. FIN 46 applies to variable interest entities created after January 31, 2003, and to variable interest entities in which an enterprise obtains an interest in after that date. A public entity with a variable interest in a variable interest entity created before February 1, 2003, shall apply the provisions of this interpretation (other than the transition disclosure provisions in paragraph 26) to that entity no later than the beginning of the first interim or annual reporting period beginning after December 15, 2003. The related disclosure requirements were effective immediately. The impact of this interpretation is not expected to have a material impact on our financial condition or results of operations.

      In November 2002, the EITF issued EITF 00-21, “Revenue Arrangements with Multiple Deliverables.” EITF 00-21 prescribes a method to account for contracts that have multiple elements or deliverables. It provides guidance on how to allocate the value of a contract to its different deliverables, as well as guidance on when to recognize revenue allocated to each deliverable over its performance period. We are required to adopt EITF 00-21 for revenue arrangements entered into in fiscal periods beginning after June 15, 2003. We are evaluating the impact EITF 00-21 will have on us, but do not expect it to have a material impact on our financial condition or results of operations.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

G.	Restructuring

      During 2001, we recorded asset write-downs and other charges totaling $14.1 million in connection with a restructuring plan (the “Plan”) announced in November 2001. The Plan primarily relocated our corporate headquarters from Cincinnati, Ohio to Phoenix, Arizona and closed three plants in our Technologies Segment as a result of the elimination of certain product lines. During the second quarter of 2002, we determined that a portion of the assets in our over-funded pension plan could be made available to pay severance costs related to the Plan. We amended the pension plan and provided new or amended severance plans to allow for such payments. Approximately $2.5 million of severance was expected to be paid out of the pension plan. Accordingly, during the second quarter of 2002, we reduced our restructuring provision originally recorded in the fourth quarter of 2001 by $2.5 million.

      In the second quarter of 2002, we announced we would exit our Gallium based business in our Technologies Segment due to the downturn in the fiber-optic, telecommunication and semiconductor markets, the primary markets for our Gallium products. This action resulted in a $5.5 million charge to restructuring expense.

      The remaining balance of $1.0 million as of August 31, 2003, is included in Other Accrued Liabilities in our balance sheets. An analysis of the facilities, severance and other costs incurred related to restructuring reserves since November 30, 2002 is as follows (in thousands of dollars):

	Facilities	Severance	Other Costs	Total

Balance at November 30, 2002	$1,629	$314	$1,340	$3,283
Amounts spent	(786)	(280)	(1,215)	(2,281)

Balance at August 31, 2003	$843	$34	$125	$1,002

H.	Divestitures and Discontinued Operations

Divestitures

      We have indemnified buyers of our former divisions and subsidiaries for certain liabilities related to items such as environmental remediation and warranty issues on divisions sold in previous years. We had previously recorded liabilities for these exposures; however, from time to time, as additional information becomes available, additional amounts may need to be recorded.

      In the second quarter of 2002, we signed a letter of intent to sell certain assets and liabilities of the Precision Products business in our Technologies Segment to a group of employees and management personnel. We recorded a $2.8 million estimated loss on sale in Loss from Divestitures in the Statements of Income (Loss). In addition, during 2002, we recorded approximately $3.2 million in additional accruals for costs related to certain litigation issues and environmental remediation.

      An analysis of the liabilities related to divestitures is as follows (in thousands of dollars):

Balance at November 30, 2002	$17,662
Amount spent	(7,127)

Balance at August 31, 2003	$10,535

Discontinued Operations

      Effective December 14, 2001, we sold certain assets of our former Construction Equipment Division. This division represented our entire former Machinery Segment. The sale price was $6.1 million in cash, plus an estimated working capital adjustment of $1.0 million, and the assumption of approximately $6.7 million of

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

current liabilities. We retained the land and buildings of the Construction Equipment Division’s main facility in Lubbock, Texas and leased the facility to the buyer for a five-year term. The buyer has an option to buy the facility for $2.5 million, increasing $100,000 per year over the term of the lease. We also retained $900,000 of accounts receivable, and approximately $2.3 million of raw materials inventory, which the buyer was required to purchase within one year. At August 31, 2003, the buyer failed to purchase approximately $182,000 of the inventory, which is included in Assets of Discontinued Operations in the accompanying balance sheets. We are pursuing collection actions.

      During the second quarter of 2003, we reached an agreement in principle for the sale of certain assets at our Hillsdale U.K. Automotive operation (a component of our Automotive Segment) for cash of $1.1 million. The sale closed on June 11, 2003. In addition, we will be winding down the remaining operations of our Hillsdale U.K. Automotive operation during 2003. Accordingly, effective in the second quarter of 2003, upon receipt of authority from our Board of Directors, we discontinued the operations of our Hillsdale U.K. Automotive operation and restated all prior period financial statements. We have included in Loss from Operations of Discontinued Businesses in our Statements of Income (Loss) $1.4 million for the nine months ended August 31, 2002 and $431,000 for the nine months ended August 31, 2003. In addition, in the second quarter of 2003, we recognized a Loss on Disposal of Business of $3.0 million, which is net of a $600,000 tax benefit related to this sale, and during the third quarter of 2003, we recognized an increase of $751,000 to that Loss on Disposal due to various shutdown costs. We expect to incur an additional $500,000 of shutdown costs, such as one-time termination benefits, contract termination costs and facility closure costs during the fourth quarter of 2003, which have not accrued as of August 31, 2003.

      In July 2003, we completed the sale of certain assets of our Germanium-based business in our Technologies Segment for cash of approximately $15.0 million. These assets relate to the production of Germanium-based products primarily used in the infrared optics and fiber optics applications and do not include any of our assets that are involved in the production of Germanium substrates and wafers. We agreed that if the buyer is required to divest the acquired business due to certain regulatory proceedings commenced within one year of the sale, then we would reimburse the buyer for 50% of the amount by which the sale price is less than $15.0 million up to a maximum reimbursement of $4.0 million, and we would receive 50% of any excess of the sale price over the $15.0 million up to a maximum of $4.0 million. We believe that the expected present value of being required to make a payment pursuant to these provisions is immaterial, and therefore, we have not recorded a liability. During the third quarter of 2003, we discontinued the operations of our Germanium-based business and restated all prior period financial statements. We have included in Loss from Operations of Discontinued Businesses in our Statements of Income (Loss) $2.0 million for the nine months ended August 31, 2002 and $1.3 million for the nine months ended August 31, 2003. In addition, during the third quarter of 2003, we recorded in Loss on Disposal of Discontinued Businesses a gain of $484,000, which is net of zero tax provision (benefit).

      At August 31, 2003, the remaining balance in Assets of Discontinued Operations was primarily accounts receivable, inventory, and property, plant, and equipment related to our Hillsdale U.K. Automotive operation and an insurance receivable related to an entity that was supposed to provide a source of Germanium for the sale of certain assets within our Germanium-based business. The balance in Liabilities of Discontinued Operations was primarily accounts payable and accrued liabilities related to our Hillsdale U.K. Automotive operation.

I.	Accounts Receivable Asset-Backed Securitization (Qualifying Special Purpose Entity)

      During the first quarter of 2002, we entered into an agreement with a major United States financial institution to sell an interest in certain receivables through an unconsolidated qualifying special purpose entity, EaglePicher Funding Corporation (“EPFC”). Initially $47.0 million of proceeds from this new facility were used primarily to payoff amounts outstanding under our existing Receivables Loan Agreement with our wholly

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

owned subsidiary, EaglePicher Acceptance Corporation. This agreement provides for the sale of certain receivables to EPFC, which in turn sells an interest in a revolving pool of receivables to the financial institution. EPFC has no recourse against us for failure of the debtors to pay when due. In the third quarter of 2003, we amended this agreement to extend the receivables program until the earlier of (a) 90 days prior to the maturity of our New Credit Agreement (as defined in Note P) or (b) January 2008.

      We account for the securitization of these sold receivables in accordance with SFAS No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities — a Replacement of FASB Statement No. 125.” Under this guidance, at the time the receivables are sold, the balances are removed from our financial statements. For purposes of calculating our debt covenant compliance under our New Credit Agreement (as defined in Note P), we include the outstanding obligations of EPFC.

      In conjunction with the initial transaction during 2002, we sold $82.5 million of receivables to EPFC, and we incurred charges of $1.5 million, which were included in Interest Expense in the accompanying condensed consolidated statements of income (loss) for the nine-months ended August 31, 2002. We continue to service sold receivables and receive a monthly servicing fee from EPFC of approximately 1% per annum of the receivable pool’s average balance. As this servicing fee approximates our cost to service, no servicing asset or liability has been recorded at November 30, 2002 or August 31, 2003. We retain an interest in a portion of the receivables transferred, representing an over collateralization on the securitization. Our involvement with both this over collateralization interest and the transferred receivables is generally limited to the servicing performed. The carrying value of our interest in the receivables is recorded at fair value, which is estimated as its net realizable value due to the short duration of the receivables transferred. The net realizable value considers the collection period and includes an estimated provision for credit losses and returns and allowances, which is based on our historical results and probable future losses.

      At November 30, 2002, our interest in EPFC was $29.4 million and the revolving pool of receivables that we serviced totaled $77.5 million. At November 30, 2002, the outstanding balance of the interest sold to the financial institution recorded on EPFC’s financial statements was $46.5 million. During the three months ended August 31, 2002, we sold $147.5 million of accounts receivable to EPFC, and during the same period, EPFC collected $145.0 million of cash that was reinvested in new securitizations. During the nine months ended August 31, 2002, we sold, outside of the initial sale, $422.0 million of accounts receivable to EPFC, and during the same period, EPFC collected $403.0 million of cash that was reinvested in new securitizations.

      As of August 31, 2003, we reduced the amount due to the financial institution by EPFC. Accordingly, our interest in EPFC was $66.5 million and the revolving pool of receivables that we serviced totaled $67.9 million. At August 31, 2003, the outstanding balance of the interest sold to the financial institution recorded on EPFC’s financial statements was zero. During the three months ended August 31, 2003, we sold $132.4 million of accounts receivable to EPFC, and during the same period, EPFC collected $135.0 million of cash that was reinvested in new securitizations. During the nine months ended August 31, 2003, we sold $418.0 million of accounts receivable to EPFC, and during the same period, EPFC collected $405.9 million of cash that was reinvested in new securitizations. The effective interest rate for the nine month period ended August 31, 2003 in the securitization was approximately 2.58%.

J.	Insurance Related Losses (Gains)

      In the second quarter of 2002, we recorded a provision of $3.1 million primarily related to a dispute with an insurance carrier over the coverage on a fire during 2001 at our Harrisonville, Missouri bulk pharmaceutical plant. During the third quarter of 2003, we recorded a $2.8 million gain related to the settlement of this claim.

      In the second quarter of 2003, we recorded a $5.7 million gain primarily related to the settlement of a claim with our insurance carrier over the coverage on a fire during 2002 at our Seneca, Missouri non-operating facility.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

K.	Shareholders’ Equity (Deficit)

      During the second quarter of 2003, we sold to our controlling common shareholder, Granaria Holdings B.V., Bert Iedema, one of our directors and an executive officer of Granaria Holdings B.V., and two of our executive officers the 69,500 shares of common stock held in our Treasury for $13.00 per share, or $903,000. In connection with this stock issuance, we reclassified the balance in our Treasury, or $7.2 million, to Additional Paid in Capital in our accompanying balance sheets.

L.	Legal Matters

      On January 25, 1996, Richard Darrell Peoples, a former employee, filed a lawsuit in the United States District Court for the Western District of Missouri claiming that we violated the federal False Claims Act based on alleged irregularities in testing procedures in connection with certain United States Government contracts. Mr. Peoples filed this lawsuit under a procedure which gives a private individual the right to file a lawsuit for a violation of a Federal statute and be awarded up to 30% of any recovery. The government has the right to intervene and take control of such a lawsuit. Following an extensive investigation, the United States Government declined the opportunity to intervene or take control of this suit. The allegations in the lawsuit are similar to allegations made by Mr. Peoples, and investigated by our outside counsel, prior to the filing of the lawsuit. Our outside counsel’s investigation found no evidence to support any of Mr. Peoples’ allegations, except for some inconsequential expense account matters. The case is in a discovery phase. Recently the court disqualified Mr. Peoples’ lawyer from the case after he read some of our attorney-client privileged documents that Mr. Peoples took from our lawyers’ offices without authorization. We intend to contest this suit vigorously and do not believe that the resolution of this lawsuit will have a material adverse effect on our financial condition, results of operations or cash flows.

      On May 8, 1997, Caradon Doors and Windows, Inc. (“Caradon”) filed a suit against us in the United States District Court for the Northern District of Georgia alleging breach of contract, negligent misrepresentation, and contributory infringement and seeking contribution and indemnification in the amount of approximately $20.0 million. This suit arose out of patent infringement litigation between Caradon and Therma-Tru Corporation extending over the 1989-1996 time period, the result of which was for Caradon to be held liable for patent infringement. In June 1997, we filed a motion with the United States Bankruptcy Court for the Southern District of Ohio, Western Division, seeking an order that Caradon’s claims had been discharged by our bankruptcy and enjoining Caradon from pursuing its lawsuit. On December 24, 1997, the Bankruptcy Court held that Caradon’s claims had been discharged and enjoined Caradon from pursuing its lawsuit. Caradon appealed the Bankruptcy Court’s decision to the United States District Court for the Southern District of Ohio, and on February 3, 1999, the District Court reversed on the grounds that the Bankruptcy Court had not done the proper factual analysis and remanded the matter back to the Bankruptcy Court. The Bankruptcy Court held a hearing on this matter on September 24 and 25, 2001, and on May 9, 2002 again held that Caradon’s claims had been discharged and enjoined Caradon from pursuing the Caradon Suit. Caradon has again appealed this decision to the District Court. We intend to contest this suit vigorously and do not believe that the resolution of this suit will have a material adverse effect on our financial condition, results of operations or cash flows.

      In March 2002, a purported class action on behalf of approximately 3,000 homeowners was filed in state court in Colorado against us and a company with a facility adjacent to our facility in Colorado Springs, Colorado seeking property damages, testing and remediation costs and punitive damages arising out of chlorinated solvents and nitrates in the groundwater alleged to arise out of activities at our facility and the adjacent facility. The case has been removed to federal court and there has been no decision whether to certify a class. In September 2002, as amended in May 2003, a trust purportedly the assignee of approximately 200 property owners filed suit against us and the same co-defendant in Colorado state court, which was subsequently removed to Federal District Court in Colorado. This lawsuit seeks unspecified damages to

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

provide for remediation of the groundwater contamination as well as unspecified punitive damages. The owner of the adjacent facility, which is upgradient from our facility, is operating a remediation system aimed at chlorinated solvents in the groundwater originating from its facility under a compliance order on consent with the Colorado Department of Public Health and Environment (“CDPHE”). We are operating a remediation system for nitrates in the groundwater originating from our facility, also under a compliance order on consent with CDPHE. We do not believe that nitrates in groundwater materially affect any of the properties related to the plaintiffs in these lawsuits. Neither the United States Environmental Protection Agency nor the CDPHE has ever required us to undertake a cleanup for chlorinated solvents. We intend to contest these lawsuits vigorously and do not believe that these lawsuits will result in a material adverse effect on our financial position, results of operation or cash flows.

      In addition, we are involved in routine litigation, environmental proceedings and claims pending with respect to matters arising out of the normal course of our business. In our opinion, the ultimate liability resulting from all claims, individually or in the aggregate, will not materially affect our financial position, results of operations or cash flows.

M.     Business Segment Information

      The following data represents financial information about our reportable business segments for the nine months ended August 31, 2002 and 2003. During 2002, we elected to modify our internal methodology of allocating certain expenses from the corporate segment to the operating segments. In the following tables, the financial information for the nine months ended August 31, 2002 has been restated to conform to the new presentation (in thousands of dollars).

	Nine Months Ended
	August 31,

	2002	2003

Net Sales
Hillsdale Division	$257,072	$239,597
Wolverine Division	58,552	66,864

Automotive	315,624	306,461

Power Group	75,568	104,187
Precision Products-divested July 17, 2002	3,435	—
Specialty Materials Group	33,526	29,534
Pharmaceutical Services (formerly ChemSyn)	10,278	6,690

Technologies	122,807	140,411

Filtration and Minerals	61,311	58,058

	$499,742	$504,930

Operating Income (Loss)
Automotive	$9,166	$16,165
Technologies	(3,425)	28,855
Filtration and Minerals	6,706	3,439
Divested Divisions	(6,131)	—
Corporate/Intersegment	(5,416)	(3,258)

	$900	$45,201

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Nine Months Ended
	August 31,

	2002	2003

Depreciation and Amortization
Automotive	$31,512	$25,532
Technologies	9,914	6,885
Filtration and Minerals	4,075	3,802
Corporate	358	(1,421)

	$45,859	$34,798

N.     Related Party Transactions

      On February 24, 1998 we entered into an advisory and consulting agreement with Granaria Holdings B.V., our controlling common stockholder, pursuant to which we pay Granaria Holdings B.V. (or such of its affiliates as it may direct) an annual management fee of $1.75 million. The agreement terminates on the earlier of February 24, 2008 or the end of the fiscal year in which Granaria Holdings B.V. and its affiliates, in the aggregate, beneficially owns less than 10% of our outstanding common stock.

      During 2002, we paid $800,000, which is included in Other Assets, in our balance sheets to a start-up technology manufacturing company for the exclusive right to manufacture the start-up company’s battery technology. During the third quarter of 2003, we converted this exclusive right to manufacture into a 6.0% interest in such start-up company. In addition, an entity affiliated with Granaria Holdings, B.V., our controlling common shareholder, invested $1,975,000 (including $75,000 from Mr. Bert Iedema, one of our directors) for a 14.8125% interest, and Thomas R. Pilholski, our Senior Vice President and Chief Financial Officer invested $200,000 for a 1.5% interest. In addition, John H. Weber, our President and Chief Executive Officer, invested $20,000 and David G. Krall, our Senior Vice President and General Counsel, invested $5,000. Mr. Weber and Mr. Krall received less than 1% interest for their investments. In September 2003, we paid an additional $426,667 to this start-up technology manufacturing company for an incremental 2.7560% interest (our total interest in this entity is 8.7560%). Granaria Holdings B.V. through an affiliate invested an additional $1,053,333 for an incremental 6.8038% interest (including $36,744 from Mr. Iedema), and Mr. Pilholski invested an additional $106,667 for an incremental 0.6890% interest. Mr. Weber invested an additional $10,667 and Mr. Krall invested an additional $2,667. Mr. Weber and Mr. Krall continue to own less than 1%. We, the affiliates of Granaria Holdings B.V., and Messrs. Weber, Pilholski and Krall will also receive a priority distribution of 60% of the any cash distributed until they have received three times their total investment. In addition, Noel Longuemare, a director of our wholly-owned subsidiary, EaglePicher Technologies, LLC, holds a 4.2687% interest in this start-up company.

      Granaria Holdings, B.V., our controlling common shareholder, controls approximately 78% of our outstanding 11 3/4% Cumulative Redeemable Exchangeable Preferred Stock.

      On August 31, 2003, Bert Iedema, one of our directors and an executive officer of Granaria Holdings, B.V., our controlling common shareholder, purchased 5,000 shares of our common stock from one of our former officers.

      Certain of our directors and current and former officers have entered into a voting trust agreement with Granaria Holdings, B.V., our controlling common shareholder, pursuant to which Granaria Holdings B.V. is the voting trustee and holder of record of the shares of our common stock that are beneficially owned by these directors and officers. These directors and officers also have executed a shareholders agreement, which, among other things, contains transfer restrictions regarding the directors’ and officers’ ability to transfer their beneficial interests in our common stock.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

O.     11.75% Cumulative Redeemable Exchangeable Preferred Stock

      We have outstanding 14,191 shares of our 11.75% Cumulative Redeemable Exchangeable Preferred Stock. The Preferred Stock had an initial liquidation preference at February 24, 1998 of $5,637.70 per share which accreted during the first five years after issuance at 11.75% per annum, compounded semiannually, ultimately reaching $10,000 per share on March 1, 2003. Commencing March 1, 2003, dividends on our Preferred Stock became cash payable in arrears, semiannually, at 11.75% per annum of the liquidation preference if and when declared by the Board of Directors; the first semiannual dividend payment of $8.3 million was due September 1, 2003. The New Credit Agreement and the Senior Unsecured Notes contain financial covenants that currently prohibit us from paying dividends on the preferred stock. Our Board of Directors did not declare a cash dividend as of September 1, 2003. If we do not pay cash dividends on the preferred stock, then holders of the preferred stock may become entitled to elect a majority of our Board of Directors. Dakruiter S.A. and Harbourgate B.V., both companies controlled by Granaria Holdings B.V., our controlling common shareholder, hold approximately 78% of our preferred stock, and therefore Granaria Holdings B.V. would continue to be able to elect our entire Board of Directors. The election of a majority of the directors is the only remedy of holders of the preferred stock for a failure to pay cash dividends. Unpaid dividends are cumulative but do not bear interest.

P.     Long-Term Debt

      Long-term debt consisted of the following at November 30, 2002 and August 31, 2003 (in thousands of dollars):

	2002	2003

New Credit Agreement:
New revolving credit facility	$—	$—
New term loan	—	150,000
Former Credit Agreement:
Former revolving credit facility, paid off in August 2003	121,500	—
Former term loan, paid off in August 2003.	16,925	—
Senior Unsecured Notes, 9.75% interest, due 2013, net of $1.9 million discount	—	248,013
Senior Subordinated Notes, 9.375% interest, due 2008.	220,000	10,500
Industrial Revenue Bonds, 1.8% to 2.2% interest, due 2005.	15,300	15,300
Other	—	1,169

	373,725	424,982
Less: current portion	(18,625)	(3,200)

Long-term debt, net of current portion	$355,100	$421,782

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

      Aggregate maturities of long-term debt by each of our fiscal year ends are as follows at August 31, 2003 (in thousands of dollars):

2003	$2,175
2004	3,650
2005	13,650
2006	1,869
2007	1,500
Thereafter	402,138

$424,982

New Credit Agreement

      We have a syndicated senior secured loan facility (“New Credit Agreement”) providing an original term loan (“New Term Loan”) of $150.0 million and a $125.0 million revolving credit facility (“New Facility”). The New Facility and the New Term Loan bear interest, at our option, at a rate equal to (i) LIBOR plus 350 basis points or (ii) an Alternate Base Rate (which is equal to the highest of (a) the agent’s prime rate, (b) the Federal funds effective rate plus 50 basis points, or (c) the base CD rate plus 100 basis points) plus 250 basis points. Interest is generally payable quarterly on the New Facility and New Term Loan. We have entered into interest rate swap agreements to manage our variable interest rate exposure. The New Credit Agreement also contains certain fees. There are fees for letters of credit equal to 3.5% per annum for all issued letters of credit, and there is a commitment fee on the New Facility equal to 0.5% per annum of the unused portion of the New Facility. If we meet certain financial benchmarks, the interest rate spreads on the borrowing, the commitment fees and the fees for letters of credit may be reduced.

      The New Term Loan will mature upon the earlier of (i) August 7, 2009, (ii) 180 days prior to the maturity of our Senior Subordinated Notes if more than $5.0 million of aggregate principal amount of Senior Subordinated Notes are outstanding, or (iii) 180 days prior to the mandatory redemption of our 11.75% Cumulative Redeemable Exchangeable Preferred Stock (“Preferred Stock”) if more than $5.0 million of its aggregate liquidation preference remains outstanding. The New Facility will mature upon the earlier of (i) August 7, 2008, (ii) 180 days prior to the maturity of our Senior Subordinated Notes if more than $5.0 million of aggregate principal amount of Senior Subordinated Notes are outstanding, or (iii) 180 days prior to the mandatory redemption of our Preferred Stock if more than $5.0 million of its aggregate liquidation preference remains outstanding. Our Senior Subordinated Notes mature, and our Preferred Stock is scheduled for mandatory redemption on March 1, 2008.

      At August 31, 2003, we had $40.4 million in outstanding letters of credit under the New Facility, which together with borrowings of zero, made our available borrowing capacity of $84.6 million. However, due to various financial covenant limitations under the New Credit Agreement, we could only incur an additional $47.3 million of indebtedness at August 31, 2003.

      The New Credit Agreement is secured by our capital stock, the capital stock of substantially all of our domestic United States subsidiaries, a certain portion of the capital stock of our foreign subsidiaries, and substantially all other assets of our United States subsidiaries. Additionally, the New Credit Agreement is guaranteed by us and certain of our United States subsidiaries.

      The New Credit Agreement contains covenants that restrict our ability to declare dividends or redeem capital stock, incur additional debt or liens, alter existing debt agreements, make loans or investments, form or invest in joint ventures, undergo a change in control or engage in mergers, acquisitions or asset sales. These covenants also limit the annual amount of capital expenditures and require us to meet certain minimum

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial ratios. For purposes of determining outstanding debt under our New Credit Agreement, we include the outstanding obligations of EPFC, our off-balance sheet special purpose entity (see Note I, for a detailed discussion of EPFC). We are in compliance with all covenants at August 31, 2003.

      In addition to regularly scheduled payments on the New Credit Agreement, we are required to make mandatory prepayments equal to 50.0% of annual excess cash flow, as defined in the New Credit Agreement, beginning with our fiscal year ending November 30, 2004. The net proceeds from the sale of assets (subject to certain conditions), the net proceeds of certain new debt issuance, and 50.0% of the net proceeds of any equity securities issuance are also subject to mandatory prepayments on the New Credit Agreement.

Former Credit Agreement

      We had a syndicated senior secured loan facility (“Former Credit Agreement”) which provided for an original term loan (“Former Term Loan”) of $75.0 million, as amended, and a $220.0 million revolving credit facility (“Former Facility”). We paid off the Former Credit Agreement with the proceeds from our New Credit Agreement and Senior Unsecured Notes in August 2003. The Former Facility and the Former Term Loan bore interest, at our option, at LIBOR plus 275 basis points, or the bank’s prime rate plus 150 basis points. Interest was generally payable quarterly on the Former Facility and Former Term Loan. The Former Credit Agreement also contained certain fees.

Senior Unsecured Notes

      In August 2003, we issued $250.0 million 9.75% Senior Unsecured Notes, due 2013, at a price of 99.2% of par to yield 9.875%. Accordingly, the net proceeds before issuance costs were $248.0 million. The discount is being amortized over the life of the Senior Unsecured Notes. The Senior Unsecured Notes require semi-annual interest payments on September 1 and March 1, beginning on March 1, 2004. The Senior Unsecured Notes are redeemable at our option, in whole or in part, any time after September 1, 2008 at set redemption prices. We are required to offer to purchase the Senior Unsecured Notes at a set redemption price should there be a change in control. The Senior Unsecured Notes contain covenants which restrict or limit our ability to declare or pay dividends, incur additional debt or liens, issue stock, engage in affiliate transactions, undergo a change in control or sell assets. We are in compliance with these covenants at August 31, 2003. The Senior Unsecured Notes are guaranteed by us and certain of our subsidiaries (see “Subsidiary Guarantors and Non-Guarantors” below).

Senior Subordinated Notes

      Our Senior Subordinated Notes require semi-annual interest payments on September 1 and March 1. In connection with the issuance of the Senior Unsecured Notes in August 2003, as described above, we repurchased 95% of the outstanding senior subordinated notes at par and executed a supplemental indenture on our Senior Subordinated Notes which eliminated substantially all of the restrictive covenants in the Senior Subordinated Notes which remain outstanding. We continue to be required to make interest payments on the Senior Subordinated Notes and will be required to pay the remaining aggregate principal amount outstanding at maturity in 2008.

Industrial Revenue Bonds

      Our industrial revenue bonds require monthly interest payments at variable interest rates based on the market for similar issues and are secured by letters of credit issued under the New Facility described above.

EAGLEPICHER HOLDINGS, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Subsidiary Guarantors and Non-Guarantors

      Our Senior Unsecured Notes and Senior Subordinated Notes were issued by our wholly owned subsidiary, EaglePicher Incorporated (“EPI”), and are guaranteed on a full, unconditional, and joint and several basis by us and certain of our wholly-owned United States subsidiaries (“Subsidiary Guarantors”). We have determined that full financial statements and other disclosures concerning EPI or the Subsidiary Guarantors would not be material to investors, and such financial statements are not presented. EPI is subject to restrictions on the payment of dividends under the terms of both the New Credit Agreement and the Senior Unsecured Notes. The following supplemental condensed combining financial statements present information regarding EPI, as the Issuer, the Subsidiary Guarantors and Non-Guarantor Subsidiaries. We only accrue interest income and expense on intercompany loans once a year in our fourth fiscal quarter.

      As part of executing the supplemental indenture to the Senior Subordinated Notes, as described above, we removed all reporting obligations to those note holders. Accordingly, effective with the issuance of our August 31, 2003 financial statements, we have only included supplemental guarantor and non-guarantor financial statements for Subsidiary Guarantors of the Senior Unsecured Notes. Therefore, the enclosed supplemental condensed combining financial statements may not be comparable from one period to the next. There are only minor differences between the presentation of these two sets of guarantor and non-guarantor financial statements.

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS

As of November 30, 2002

		Guarantors

		EaglePicher	Subsidiary	Non-Guarantors
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
ASSETS
Current Assets:
Cash and cash equivalents	$27,694	$1	$(4,895)	$7,902	$820	$31,522
Receivables and retained interest, net	2,535	—	29,978	16,866	—	49,379
Costs and estimated earnings in excess of billings	—	—	16,942	—	—	16,942
Intercompany accounts receivable	1,997	—	6,228	2,037	(10,262)	—
Inventories	3,957	—	34,480	12,683	(1,916)	49,204
Assets of discontinued operations	643	—	18,925	9,331	—	28,899
Prepaid expenses and other assets	7,840	—	4,681	4,456	(1,614)	15,363
Deferred income taxes	10,798	—	—	—	—	10,798

	55,464	1	106,339	53,275	(12,972)	202,107
Property, Plant and Equipment, net	24,016	—	125,575	24,067	—	173,658
Investment in Subsidiaries	239,864	58,509	18,286	—	(316,659)	—
Goodwill	37,339	—	112,286	13,154	(3,139)	159,640
Prepaid Pension	54,796	—	—	—	—	54,796
Other Assets, net	14,296	(8,091)	17,078	11,070	(11,513)	22,840

	$425,775	$50,419	$379,564	$101,566	$(344,283)	$613,041

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$15,398	$—	$52,708	$14,252	$820	$83,178
Intercompany accounts payable	3,171	—	5,887	1,184	(10,242)	—
Current portion of long-term debt	18,625	—	—	—	—	18,625
Liabilities of discontinued operations	—	—	888	3,417	—	4,305
Other accrued liabilities	46,313	—	24,683	3,879	—	74,875

	83,507	—	84,166	22,732	(9,422)	180,983
Long-term Debt, net of current portion	355,100	—	—	11,491	(11,491)	355,100
Postretirement Benefits Other Than Pensions	17,635	—	—	—	—	17,635
Other Long-term Liabilities	8,687	—	—	216	25	8,928

	464,929	—	84,166	34,439	(20,888)	562,646
Intercompany Accounts	(282,707)	24	267,578	25,925	(10,820)	—
Preferred Stock	—	137,973	—	—	—	137,973
Shareholders’ Equity (Deficit)	243,553	(87,578)	27,820	41,202	(312,575)	(87,578)

	$425,775	$50,419	$379,564	$101,566	$(344,283)	$613,041

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING BALANCE SHEETS

As of August 31, 2003

		Guarantors

		EaglePicher	Subsidiary	Non-Guarantors
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
ASSETS
Current Assets:
Cash and cash equivalents	$10,836	$1	$487	$12,657	$—	$23,981
Receivables and retained interest, net	5,421	—	64,987	22,115	—	92,523
Insurance claim receivable	—	—	5,198	—	—	5,198
Costs and estimated earnings in excess of billings	—	—	20,206	5,780	—	25,986
Intercompany accounts receivable	1,859	—	7,141	634	(9,634)	—
Inventories	5,298	—	39,095	11,949	(2,188)	54,154
Assets of discontinued operations	182	—	4,080	4,915	—	9,177
Prepaid expenses and other assets	1,169	—	4,891	3,606	—	9,666
Deferred income taxes	10,798	—	—	—	—	10,798

	35,563	1	146,085	61,656	(11,822)	231,483
Property, Plant and Equipment, net	22,288	—	107,033	25,095	—	154,416
Investment in Subsidiaries	273,910	63,191	23,246	(134)	(360,213)	—
Goodwill	37,339	—	112,286	13,154	(3,139)	159,640
Prepaid Pension	55,609	—	—	—	—	55,609
Other Assets, net	11,219	2,620	22,097	34,376	(43,703)	26,609

	$435,928	$65,812	$410,747	$134,147	$(418,877)	$627,757

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$11,967	$—	$39,550	$9,006	$—	$60,523
Intercompany accounts payable	—	—	626	9,011	(9,637)	—
Current portion of long-term debt	3,200	—	—	—	—	3,200
Liabilities of discontinued operations	—	—	—	—	—	—
Other accrued liabilities	26,265	—	18,062	8,813	—	53,140

	41,432	—	58,238	26,830	(9,637)	116,863
Long-term Debt, net of current portion	434,522	—	785	12,938	(26,463)	421,782
Postretirement Benefits Other Than Pensions	17,402	—	—	—	—	17,402
Other Long-term Liabilities	9,220	—	—	1,432	—	10,652

	502,576	—	59,023	41,200	(36,100)	566,699
Intercompany Accounts	(318,653)	10,789	287,913	46,599	(26,648)	—
Preferred Stock	—	150,247	—	—	—	150,247
Shareholders’ Equity (Deficit)	252,005	(95,224)	63,811	46,348	(356,129)	(89,189)

	$435,928	$65,812	$410,747	$134,147	$(418,877)	$627,757

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF INCOME (LOSS)

Nine Months Ended August 31, 2002

		Guarantors

		EaglePicher	Subsidiary	Non-Guarantors
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
Net Sales:
Customers	$38,192	$—	$405,115	$56,435	$—	$499,742
Intercompany	12,524	—	10,465	4	(22,993)	—

	50,716	—	415,580	56,439	(22,993)	499,742

Operating Costs and Expenses:
Cost of products sold (exclusive of depreciation)	29,559	—	338,697	45,067	(22,993)	390,330
Selling and administrative	20,609	2	25,053	4,760	—	50,424
Intercompany charges	(8,924)	—	7,642	1,282	—	—
Depreciation and amortization	3,505	—	28,518	2,298	—	34,321
Goodwill amortization	2,802	—	7,995	741	—	11,538
Other	4,807	—	7,422	—	—	12,229

	52,358	2	415,327	54,148	(22,993)	498,842

Operating Income (Loss)	(1,642)	(2)	253	2,291	—	900
Other Income (Expense):
Interest (expense) income	(28,596)	—	—	—	—	(28,596)
Other income (expense), net	1,462	—	628	618	(1,377)	1,331
Equity in earnings (losses) of consolidated subsidiaries	(28,553)	(31,744)	1,604	—	58,693	—

Income (Loss) from Continuing Operations Before Taxes	(57,329)	(31,746)	2,485	2,909	57,316	(26,365)
Income Taxes	—	—	(12)	(1,943)	—	(1,955)

Income (Loss) from Continuing Operations	(57,329)	(31,746)	2,473	966	57,316	(28,320)
Discontinued Operations	—	—	(2,052)	(1,374)	—	(3,426)

Net Income (Loss)	$(57,329)	$(31,746)	$421	$(408)	$57,316	$(31,746)

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF INCOME (LOSS)

Nine Months Ended August 31, 2003

		Guarantors

		EaglePicher	Subsidiary	Non-Guarantors
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
Net Sales:
Customers	$40,606	$—	$379,494	$84,830	$—	$504,930
Intercompany	15,351	—	12,656	2,095	(30,102)	—

	55,957	—	392,150	86,925	(30,102)	504,930

Operating Costs and Expenses:
Cost of products sold (exclusive of depreciation)	34,788	—	312,236	70,683	(30,102)	387,605
Selling and administrative	17,989	4	22,828	5,015	—	45,836
Intercompany charges	(4,969)	—	4,796	173	—	—
Insurance related gains	724	—	(9,234)	—	—	(8,510)
Depreciation and amortization	2,094		28,748	3,956	—	34,798

	50,626	4	359,374	79,827	(30,102)	459,729

Operating Income (Loss)	5,331	(4)	32,776	7,098	—	45,201
Other Income (Expense):
Interest (expense) income	(25,891)	(50)	—	—	—	(25,941)
Other income (expense), net	(1,619)	—	1,064	28	—	(527)
Write-off of Deferred Financing Fees	(6,327)	—	—	—	—	(6,327)
Equity in earnings (losses) of consolidated subsidiaries	34,046	4,682	4,960	(134)	(43,554)	—

Income (Loss) from Continuing Operations Before Taxes	5,540	4,628	38,800	6,992	(43,554)	12,406
Income Taxes	(399)	—	(46)	(2,405)	—	(2,850)

Income (Loss) From Continuing Operations	5,141	4,628	38,754	4,587	(43,554)	9,556
Discontinued Operations	—	—	(768)	(4,160)	—	(4,928)

Net Income (Loss)	$5,141	$4,628	$37,986	$427	$(43,554)	$4,628

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOWS

Nine Months Ended August 31, 2002

		Guarantors

		EaglePicher	Subsidiary	Non-Guarantors
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
Cash Flows from Operating Activities:
Net income (loss)	$(57,329)	$(31,746)	$421	$(408)	$57,316	$(31,746)
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Equity in (earnings) loss of consolidated subsidiaries	28,553	31,744	(1,604)	—	(58,693)	—
Depreciation and amortization	8,660	—	36,075	3,123	—	47,858
Loss from divestitures	3,325	—	2,806	—	—	6,131
Deferred income taxes	811	—	—	—	—	811
Insurance related loss	—	—	3,100	—	—	3,100
Changes in assets and liabilities, net of effect of non-cash items	23,119	161	53,261	(8,463)	(47,834)	20,244

	7,139	159	94,059	(5,748)	(49,211)	46,398

Cash Flows from Investing Activities:
Capital expenditures	(894)	—	(9,988)	(941)	—	(11,823)
Other	639	—	—	—	—	639

	(255)	—	(9,988)	(941)	—	(11,184)

Cash Flows from Financing Activities:
Reduction of long-term debt	(22,770)	—	—	(12)	—	(22,782)
Net borrowings (repayments) under revolving credit agreements	(40,750)	—	—	—	—	(40,750)
Acquisition of treasury stock	—	(159)	—	—	—	(159)

	(63,520)	(159)	—	(12)	—	(63,691)

Net Cash (Used In) Provided by Discontinued Operations	6,100	—	8,188	83	—	14,371

Effect of exchange rates on cash	—	—	—	2,061	—	2,061

Net increase (decrease) in cash and cash equivalents	(50,536)	—	92,259	(4,557)	(49,211)	(12,045)
Intercompany accounts	41,289	—	(92,124)	1,691	49,144	—
Cash and cash equivalents, beginning of period	17,145	1	471	6,936	67	24,620

Cash and cash equivalents, end of period	$7,898	$1	$606	$4,070	$—	$12,575

EAGLEPICHER HOLDINGS, INC.

SUPPLEMENTAL CONDENSED COMBINING STATEMENTS OF CASH FLOWS

Nine Months Ended August 31, 2003

		Guarantors

		EaglePicher	Subsidiary	Non-Guarantors
	Issuer	Holdings, Inc.	Guarantors	Subsidiaries	Eliminations	Total

	(In thousands of dollars)
Cash Flows from Operating Activities:
Net income (loss)	$5,141	$4,628	$37,986	$427	$(43,554)	$4,628
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Equity in (earnings) loss of consolidated subsidiaries	(34,046)	(4,682)	(4,960)	134	43,554	—
Depreciation and amortization	4,380	—	28,748	3,956	—	37,084
Provision for discontinued operations	—	—	(484)	3,729	—	3,245
Insurance related gain	—	—	(3,312)	—	—	(3,312)
Write-off of Deferred Financing Costs	6,327	—	—	—	—	6,327
Changes in assets and liabilities, net of effect of non-cash items	(21,504)	(10,711)	(75,956)	(22,617)	27,010	(103,778)

	(39,702)	(10,765)	(17,978)	(14,371)	27,010	(55,806)

Cash Flows from Investing Activities:
Capital expenditures	(1,815)	—	(5,638)	(3,305)	—	(10,758)
Proceeds from sale of property and equipment	—	—	1,068	—	—	1,068

	(1,815)	—	(4,570)	(3,305)	—	(9,690)

Cash Flows from Financing Activities:
Reduction of long-term debt	(226,425)	—	—	—	—	(226,425)
Net borrowings (repayments) under revolving credit agreements	(121,500)	—	—	—	—	(121,500)
Proceeds from the New Credit Agreement and issuance of Senior Unsecured Notes	398,000	—	—	—	—	398,000
Payment of deferred financing costs	(9,708)	—	—	—	—	(9,708)
Proceeds from issuance of treasury stock	—	903	—	—	—	903

	40,367	903	—	—	—	41,270

Net cash used in discontinued operations	—	—	14,835	(874)	—	13,961

Effect of exchange rates on cash	—	—	—	2,724	—	2,724

Net increase (decrease) in cash and cash equivalents	(1,150)	(9,862)	(7,713)	(15,826)	27,010	(7,541)
Intercompany accounts	(15,708)	9,862	13,095	20,581	(27,830)	—
Cash and cash equivalents, beginning of period	27,694	1	(4,895)	7,902	820	31,522

Cash and cash equivalents, end of period	$10,836	$1	$487	$12,657	$—	$23,981

EaglePicher Incorporated

Offer to Exchange

$250,000,000 principal amount of its 9 3/4% Senior Notes due 2012, which have been registered under the Securities Act, for any and all of its outstanding 9 3/4% Senior Notes due 2012.

PROSPECTUS

       Until                    , all dealers that effect transactions in these securities whether or not participating in this exchange offer, may be required to deliver a prospectus. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such notes. For a period of 180 days after the expiration date of the exchange offer, this prospectus will be made available to any broker-dealer for use in connection with any such resale.

November      , 2003

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

      Pursuant to Article 5 of our Regulations and our parent’s bylaws, we and our parent will indemnify our respective its officers and directors to the fullest extent permitted by law against all expenses, liability, loss or costs (including attorneys fee) in connection with any action, lawsuit or other proceedings brought or threatened against such officer or director by reason of the fact that he or she is an officer or director. We have purchased directors and officers liability insurance in favor of our parent and its officers and directors, including any indemnity payment made by our parent to an officer or director, for a wrongful act of an officer or director.

Item 21.	Exhibits and Financial Data Schedules.

      (A) Exhibits

      The following is a list of all the exhibits filed as part of the Registration Statement.

EXHIBIT INDEX

Number			Description

2.1		—	Third Amended Consolidated Plan of Reorganization of EaglePicher Incorporated (f/k/a Eagle-Picher Industries, Inc.) dated August 28, 1996.(1)
2.2		—	Exhibits to Third Amended Consolidated Plan of Reorganization of EaglePicher Incorporated.(1)
3.1		—	Articles of Incorporation of EaglePicher Incorporated, as amended.(1)
3.2		—	Regulations of the EaglePicher Incorporated.(1)
3.3		—	Amended and Restated Certificate of Incorporation of EaglePicher Holdings, Inc. (f/k/a Eagle-Picher Holdings, Inc.).(1)
3.4		—	Bylaws of EaglePicher Holdings, Inc.(1)
3.5		—	Restated Articles of Incorporation of Daisy Parts, Inc.(2)
3.9		—	Certificate of Incorporation of Eagle-Picher Far East, Inc.(2)
3.10		—	Bylaws of Eagle-Picher Far East, Inc.(2)
3.13		—	Amended and Restated Articles of Incorporation of EaglePicher Filtration & Minerals, Inc. (f/k/a Eagle-Picher Minerals, Inc.).(2)
3.14		—	Bylaws of EaglePicher Filtration & Minerals, Inc.(2)
3.15		—	Certificate of Formation of EaglePicher Technologies, LLC (f/k/a Eagle-Picher Technologies, LLC).(2)
3	.16a	—	Amended and Restated Limited Liability Company Agreement of EaglePicher Technologies, LLC.(3)
3.17		—	Restated Articles of Incorporation of EaglePicher Automotive, Inc. (f/k/a Hillsdale Tool & Manufacturing Co.).*
3.21		—	Certificate of Amendment of Amended and Restated Certificate of Incorporation of EaglePicher Holdings, Inc., dated August 31, 2001.(13)
3.22		—	Amended and Restated Bylaws of Daisy Parts, Inc., dated as of November 16, 2001.(14)
3.23		—	Amended and Restated Bylaws of EaglePicher Automotive, Inc., dated as of November 16, 2001.(14)
3.24		—	Amendment to the Bylaws of EaglePicher Filtration & Minerals, Inc., dated as of November 16, 2001.(14)
3.25		—	Certificate of Amendment by Shareholders or Members of Articles of Incorporation of EaglePicher Incorporated, as amended, dated April 1, 2003.*

Number		Description

3.26	—	Certificate of Amendment of Certificate of Incorporation of EaglePicher Holdings, Inc., dated April 1, 2003.*
3.27	—	Certificate of Amendment to Articles of Incorporation of EaglePicher Filtration & Minerals, Inc., dated October 21, 2002.*
3.28	—	Certificate of Amendment to Articles of Incorporation of EaglePicher Filtration & Minerals, Inc., dated February 25, 2003.*
3.29	—	Certificate of Amendment to Articles of Incorporation of EaglePicher Filtration & Minerals, Inc., dated February 27, 2003.*
3.30	—	Certificate of Amendment to Articles of Incorporation of EaglePicher Filtration & Minerals, Inc., dated April 21, 2003.*
3.31	—	Certificate of Amendment of Certificate of Formation of EaglePicher Technologies, LLC, dated April 1, 2003.*
3.39	—	Articles of Incorporation for Carpenter Enterprises Limited (f/k/a Charterhouse Acquisition Corporation).*
3.40	—	Certificate of Amendment to the Articles of Incorporation of Carpenter Enterprises Limited, dated October 5, 1988.*
3.41	—	Amended and Restated Bylaws of Carpenter Enterprises Limited.*
3.42	—	Certificate of Amendment to the Articles of Incorporation of EaglePicher Automotive, Inc., dated August 1, 2003.*
3.43	—	Certificate of Formation of EaglePicher Pharmaceutical Services, LLC, as amended, dated March 4, 2003.*
3.44	—	Limited Liability Company Amended and Restated Operating Agreement of EaglePicher Pharmaceutical Services, LLC, dated March 4, 2003.*
4.1	—	Indenture, dated as of February 24, 1998, between EaglePicher Incorporated, EaglePicher Holdings, Inc., as a guarantor, subsidiary guarantors (Daisy Parts, Inc., Eagle-Picher Development Company, Inc., Eagle-Picher Far East, Inc., Eagle-Picher Fluid Systems, Inc., EaglePicher Filtration & Minerals, Inc., EaglePicher Technologies, LLC, EaglePicher Automotive, Inc., and EPMR Corporation), and The Bank of New York as trustee.(1)
4.2	—	Cross Reference Table showing the location in the Indenture, dated as of February 24, 1998, of the provisions of Sections 310 through 318(a), inclusive, of the Trust Indenture Act of 1939, contained as part of the Indenture filed as Exhibit 4.1.(1)
4.3	—	First Supplemental Indenture, dated as of February 24, 1998, between EaglePicher Incorporated and the Bank of New York as trustee, supplementing the Indenture, dated as of February 24, 1998.(1)
4.4	—	Form of Global Note for the Indenture, dated as of February 24, 1998 (attached as Exhibit A to the Indenture, dated as of February 24, 1998, filed as Exhibit 4.1).(1)
4.5	—	Certified Copy of the Certificate of Designations, Preferences and Rights of 11.75% Series A Cumulative Redeemable Exchangeable Preferred Stock and 11.75% Series B Cumulative Redeemable Exchangeable Preferred Stock of the EaglePicher Holdings, Inc., dated February 23, 1998.(1)
4.6	—	Form of Certificate and Global Share of 11.75% Series A Cumulative Redeemable Exchangeable Preferred Stock and 11.75% Series B Cumulative Redeemable Exchangeable Preferred Stock (attached as Exhibit A to the Certificate of Designations filed as Exhibit 4.5).
4.7	—	Form of Exchange Debentures Indenture relating to 11.75% Exchange Debentures due 2008 of EaglePicher Holdings, Inc.(1)
4.8	—	Cross Reference Table showing the location in the Exchange Debentures Indenture of the provisions of Sections 310 through 318(a), inclusive, of the Trust Indenture Act of 1939.(1)
4.9	—	Form of 11.75% Exchange Debenture due 2008 (attached as Exhibit A to the Exchange Debentures Indenture filed as Exhibit 4.7).(1)

Number		Description

4.10	—	Cross Reference Table showing the location in the Indenture, dated as of August 7, 2003, of the provisions of Sections 310 through 318(a), inclusive, of the Trust Indenture Act of 1939, contained as part of the Indenture filed as Exhibit 10.70.
4.11	—	Second Supplemental Indenture, dated as of December 14, 2001, between EaglePicher Incorporated and the Bank of New York as trustee, supplementing the Indenture, dated as of February 24, 1998 (originally filed as Exhibit 10.61).
4.12	—	Third Supplemental Indenture, dated as of July 22, 2003, between EaglePicher Incorporated and the Bank of New York as trustee, supplementing the Indenture, dated as of February 24, 1998.*
4.13	—	Form of Global Note for the Indenture, dated as of August 7, 2003 (attached as Exhibit A-1 to the Indenture, dated as of August 7, 2003,) (originally filed as Exhibit 10.70).*
4.14	—	Amendment to Certificate of Designations of the 11.75% Preferred Stock of EaglePicher Holdings, Inc., dated August 5, 2003.*
5.2	—	Opinion of Squire, Sanders & Dempsey L.L.P., dated as of November 28, 2003, as to the legality of the issue and sale of the securities to be issued in the exchange offer.
9.1	—	Voting Trust Agreement dated November 16, 1998 with owners of Class A (Voting) Common Stock of EaglePicher Holdings, Inc.(4)
10.1	—	Merger Agreement, dated as of December 23, 1997, among EaglePicher Incorporated, the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust, EaglePicher Holdings, Inc., and E-P Acquisition, Inc.(1)
10.2	—	Amendment No. 1 to the Merger Agreement, dated as of February 23, 1998, among EaglePicher Incorporated, the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust, EaglePicher Holdings, Inc., and E-P Acquisition, Inc.(1)
10.4	—	Notes Purchase Agreement, dated February 19, 1998, among E-P Acquisition, Inc., EaglePicher Incorporated, EaglePicher Holdings, Inc., SBC Warburg Dillon Read and ABN AMRO Incorporated.(1)
10.5	—	Assumption Agreement for the Notes Purchase Agreement, dated as of February 24, 1998, between EaglePicher Incorporated and subsidiary guarantors Daisy Parts, Inc., Eagle-Picher Development Company, Inc., Eagle-Picher Far East, Inc., Eagle-Picher Fluid Systems, Inc., EaglePicher Filtration & Minerals, Inc., EaglePicher Technologies, LLC, EaglePicher Automotive, Inc., and EPMR Corporation.(1)
10.6	—	Registration Rights Agreement, dated as of February 24, 1998, between E-P Acquisition, Inc., SBC Warburg Dillon Read and ABN AMRO Incorporated.(1)
10.7	—	Assumption Agreement for the Registration Rights Agreement, dated as of February 24, 1998, of EaglePicher Incorporated.(1)
10.19	—	Management Agreement dated as of February 24, 1998, between EaglePicher Incorporated and Granaria Holdings B.V.(2)
10.29	—	Preferred Stock Purchase Agreement, dated February 19, 1998, between EaglePicher Holdings, Inc., and the initial purchasers.(1)
10.30	—	Preferred Stock Registration Rights Agreement, dated as of February 24, 1998, between EaglePicher Holdings, Inc., and the initial purchasers.(1)
10.31	—	Transfer Agency Agreement, dated as of February 24, 1998, between EaglePicher Holdings, Inc., and The Bank of New York, as transfer agent.(2)
10.32	—	EaglePicher Holdings, Inc., Incentive Stock Plan for Outside Directors effective January 1, 1999.(4)
10.34	—	Second Amended and Restated Incentive Stock Plan of EaglePicher Incorporated effective November 15, 1998.(4)
10.35	—	Shareholders Agreement dated October 15, 1998, among Granaria Holdings B.V., Granaria Industries B.V., EaglePicher Holdings, Inc., and EaglePicher Incorporated.(4)
10.36	—	Voting Trust Agreement dated as of November 16, 1998, by and among certain shareholders of EaglePicher Holdings, Inc. and Granaria Holdings B.V.(5)

Number		Description

10.38	—	Shareholders Agreement dated April 12, 1999, among Granaria Holdings B.V., the EaglePicher Holdings, Inc., EaglePicher Incorporated, and certain shareholders of the Company.(5)
10.39	—	Voting Trust Agreement dated April 13, 1999, between certain shareholders of EaglePicher Holdings, Inc. and Granaria Holdings B.V. as voting trustee.(5)
10.51	—	Share Appreciation Plan of EaglePicher Incorporated, effective May 5, 1998.(5)
10.61	—	Second Supplemental Indenture dated December 14, 2001, among EaglePicher Incorporated, the guarantors (Daisy Parts, Inc., Eagle-Picher Development Company, Inc., Eagle-Picher Holdings, Inc., Eagle-Picher Far East, Inc., EaglePicher Filtration & Minerals, Inc., EaglePicher Technologies, LLC, EaglePicher Automotive, Inc., EPMR Corporation and Carpenter Enterprises Limited) and The Bank of New York, as trustee.(14)
10.62	—	Receivables Sale Agreement dated January 8, 2002 by and among Eagle-Picher Funding Corporation and each of the “Originators” defined therein which include EaglePicher Incorporated, Carpenter Enterprises Limited, Daisy Parts, Inc., EaglePicher Filtration & Minerals, Inc., EaglePicher Technologies, LLC, and EaglePicher Automotive, Inc.(14)
10.63	—	Receivables Purchase and Servicing Agreement dated January 8, 2002 by and among Eagle-Picher Funding Corporation, Redwood Receivables Corporation, EaglePicher Incorporated and General Electric Capital Corporation.(14)
10.64	—	Annex X to Receivables Sale Agreement at Exhibit 10.62 and to Receivables Purchase and Servicing Agreement at Exhibit 10.63 — “Definitions and Interpretations.”(14)
10.65	—	Asset Purchase Agreement, dated December 18, 2001, between EaglePicher Incorporated and Construction Equipment Direct, Inc.(15)
10.66	—	EaglePicher Incorporated 2002 Long-term Bonus Program.(16)
10.68	—	Purchase Agreement dated as of July 31, 2003 between EaglePicher Incorporated and UBS Securities LLC, ABN AMRO Incorporated, Banc One Capital Markets, Inc., Harris Nesbitt Corp. and PNC Capital Markets, Inc.(17)
10.69	—	Registration Rights Agreement dated as of August 7, 2003 between EaglePicher Incorporated, certain of its subsidiaries and UBS Securities LLC, ABN AMRO Incorporated, Banc One Capital Markets, Inc., Harris Nesbitt Corp. and PNC Capital Markets, Inc.(17)
10.70	—	Indenture dated as of August 7, 2003 between EaglePicher Incorporated, certain of its subsidiaries and Wells Fargo Bank, National Association, as trustee.(17)
10.71	—	Credit Agreement dated as of August 7, 2003 among EaglePicher Holdings, Inc., EaglePicher Incorporated, certain of its subsidiaries, Harris Trust and Savings Bank, as administrative agent, ABN AMRO Incorporated and UBS Securities LLC, as co-syndication agents, Bank One, NA and PNC Bank, National Association, as co-documentation agents, GE Capital Corporation, as collateral agent, and various lenders party thereto.(17)
10.72	—	Guarantee and Collateral Agreement dated as of August 7, 2003 among EaglePicher Holdings, Inc., EaglePicher Incorporated, certain of its subsidiaries and Harris Trust and Savings Bank, as administrative agent.(17)
10.73	—	Amendment No. 3 to Receivables Purchase and Servicing Agreement dated as of August 7, 2003 among EaglePicher Incorporated, certain of its subsidiaries, EaglePicher Funding Corporation and General Electric Capital Corporation.(17)
10.74	—	Amended and Restated Executive Employment Agreement dated as of April 9, 2003 between EaglePicher Incorporated and John H. Weber.(17)
12.1	—	Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.*
21.1	—	Subsidiaries of EaglePicher Incorporated.*
23.1	—	Consent of Deloitte & Touche LLP, dated November 3, 2003.*
23.2	—	Consent of Squire, Sanders & Dempsey L.L.P. (to be provided in Exhibit 5.2)
25.3	—	Statement of Eligibility of Trustee on Form T-1 of the Wells Fargo Bank, National Association.*
99.1	—	Form of Letter of Transmittal*
99.2	—	Form of Notice of Guaranteed Delivery*

Number		Description

99.3	—	Letter to Beneficial Holders Regarding the Offer to Exchange Any and All Outstanding 9 3/4% Senior Notes Due 2013*
99.4	—	Letter to Registered Holders and DTC Participants Regarding the Tender of any and all Outstanding 9 3/4% Senior Notes Due 2013.*

*	Previously filed as an exhibit to the Form S-4 filed on November 5, 2003.

(1)	Incorporated by reference to EaglePicher Incorporated’s S-4 Registration Statement (File No. 333-49957) filed on April 10, 1998.

(2)	Incorporated by reference to EaglePicher Incorporated’s Amendment No. 1 to Form S-4 Registration Statement (File No. 333-49957) filed on May 20, 1998.

(3)	Incorporated by reference to EaglePicher Incorporated’s Amendment No. 2 to Form S-4 Registration Statement (File No. 333-49957) filed on June 5, 1998.

(4)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-K filed on March 1, 1999.

(5)	Incorporated by reference to the EaglePicher Holdings, Inc.’s Form 10-Q filed on June 30, 1999.

(6)	Incorporated by reference to the EaglePicher Holdings, Inc.’s Form 8-K filed on April 21, 1999.

(7)	Incorporated by reference to the EaglePicher Holdings, Inc.’s Form 10-Q filed on April 12, 2000.

(8)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-Q filed on October 16, 2000.

(9)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-K filed on February 28, 2001.

(10)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-Q filed on April 10, 2001.

(11)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 8-K filed on July 9, 2001.

(12)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-Q filed on July 16, 2001.

(13)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-Q filed on October 12, 2001.

(14)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-K filed on February 15, 2002.

(15)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 8-K filed on January 3, 2002.

(16)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-Q filed on April 14, 2003.

(17)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-Q filed on October 14, 2003.

      (B) Financial Statement Schedules

      Schedules are omitted since the information required to be submitted has been included in the Supplemental Consolidated Financial Statements of our parent or the notes thereto, or the required information is not applicable.

Item 22. Undertakings.

      The Registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request; and

(5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act, EaglePicher Incorporated has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on November 26, 2003.

EAGLEPICHER INCORPORATED

By:	/s/ JOHN H. WEBER

John H. Weber
President, Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act, this Amendment has been signed by each of the following persons in the capacities indicated on November 26, 2003.

Signature	Title

/s/ JOHN H. WEBER John H. Weber	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ THOMAS R. PILHOLSKI Thomas R. Pilholski	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ DR. JOEL P. WYLER Dr. Joel P. Wyler	Director

/s/ DANIEL C. WYLER Daniel C. Wyler	Director

/s/ BERT IEDEMA Bert Iedema	Director

      Pursuant to the requirements of the Securities Act, EaglePicher Holdings, Inc. has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on November 26, 2003.

EAGLEPICHER HOLDINGS, INC.

By:	/s/ JOHN H. WEBER

John H. Weber
President, Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act, this Amendment has been signed by each of the following persons in the capacities indicated on November 26, 2003.

Signature	Title

/s/ JOHN H. WEBER John H. Weber	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ THOMAS R. PILHOLSKI Thomas R. Pilholski	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ DR. JOEL P. WYLER Dr. Joel P. Wyler	Director

/s/ DANIEL C. WYLER Daniel C. Wyler	Director

/s/ BERT IEDEMA Bert Iedema	Director

      Pursuant to the requirements of the Securities Act, Carpenter Enterprises Limited has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on November 26, 2003.

CARPENTER ENTERPRISES, LIMITED

By:	/s/ WILLIAM F. MACLEAN

William F. Maclean
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this Amendment has been signed by each of the following persons in the capacities indicated on November 26, 2003.

Signature	Title

/s/ WILLIAM F. MACLEAN William F. Maclean	President and Chief Executive Officer (Principal Executive Officer)

/s/ DAVID R. REGINELLI David R. Regnelli	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JOHN H. WEBER John H. Weber	Director

      Pursuant to the requirements of the Securities Act, Daisy Parts, Inc. has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on November 26, 2003.

DAISY PARTS, INC.

By:	/s/ WILLIAM F. MACLEAN

William F. Maclean
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this Amendment has been signed by each of the following persons in the capacities indicated on November 26, 2003.

Signature	Title

/s/ WILLIAM F. MACLEAN William F. Maclean	President and Chief Executive Officer (Principal Executive Officer)

/s/ DAVID R. REGINELLI David R. Regnelli	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JOHN H. WEBER John H. Weber	Director

      Pursuant to the requirements of the Securities Act, Eagle-Picher Far East, Inc. has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on November 26, 2003.

EAGLE-PICHER FAR EAST, INC.

By:	/s/ JOHN H. WEBER

John H. Weber
President, Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act, this Amendment has been signed by each of the following persons in the capacities indicated on November 26, 2003.

Signature	Title

/s/ JOHN H. WEBER John H. Weber	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ THOMAS R. PILHOLSKI Thomas R. Pilholski	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

      Pursuant to the requirements of the Securities Act, EaglePicher Filtration & Minerals, Inc. has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on November 26, 2003.

EAGLE-PICHER FILTRATION & MINERALS, INC.

By:	/s/ DAVID S. KESELICA

David S. Keselica
President

      Pursuant to the requirements of the Securities Act, this Amendment has been signed by each of the following persons in the capacities indicated on November 26, 2003.

Signature	Title

/s/ DAVID S. KESELICA David S. Keselica	President (Principal Executive Officer)

/s/ NANCY HUBER Nancy Huber	Vice President-Finance (Principal Financial and Accounting Officer)

/s/ JOHN H. WEBER John H. Weber	Director

      Pursuant to the requirements of the Securities Act, EaglePicher Technologies, LLC has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on November 26, 2003.

EAGLEPICHER TECHNOLOGIES, LLC

By:	/s/ CRAIG N. KITCHEN

Craig Kitchen
Chairman, Chief Executive Officer and Director

      Pursuant to the requirements of the Securities Act, this Amendment has been signed by each of the following persons in the capacities indicated on November 26, 2003.

Signature	Title

/s/ CRAIG N. KITCHEN Craig N. Kitchen	Chairman, Chief Executive Officer and Director (Principal Executive Officer)

/s/ BRADLEY J. WATERS Bradley J. Waters	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ DR. JOEL P. WYLER Dr. Joel P. Wyler	Director

/s/ JOHN H. WEBER John H. Weber	Director

/s/ GRANT T. HOLLETT, JR. Grant T. Hollett, Jr.	Director

      Pursuant to the requirements of the Securities Act, EaglePicher Automotive, Inc. has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on November 26, 2003.

EAGLEPICHER AUTOMOTIVE, INC.

By:	/s/ WILLIAM F. MACLEAN

William F. Maclean
President and Chief Executive Officer

      Pursuant to the requirements of the Securities Act, this Amendment has been signed by each of the following persons in the capacities indicated on November 26, 2003.

Signature	Title

/s/ WILLIAM F. MACLEAN William F. Maclean	President and Chief Executive Officer (Principal Executive Officer)

/s/ DAVID R. REGINELLI David R. Regnelli	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ JOHN H. WEBER John H. Weber	Director

      Pursuant to the requirements of the Securities Act, EaglePicher Pharmaceutical Services, LLC has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona on November 26, 2003.

EAGLEPICHER PHARMACEUTICAL SERVICES, LLC

By:	/s/ STEVEN E. WESTFALL

Steven E. Westfall
President and Director

      Pursuant to the requirements of the Securities Act, this Amendment has been signed by each of the following persons in the capacities indicated on November 26, 2003.

Signature	Title

/s/ STEVEN E. WESTFALL Steven E. Westfall	President and Director (Principal Executive Officer)

/s/ BRADLEY J. WATERS Bradley J. Waters	Chief Financial Officer (Principal Financial Officer and Accounting Officer)

/s/ LISA GRESSEL Lisa Gressel	Director

EXHIBIT INDEX

Number			Description

2.1		—	Third Amended Consolidated Plan of Reorganization of EaglePicher Incorporated (f/k/a Eagle-Picher Industries, Inc.) dated August 28, 1996.(1)
2.2		—	Exhibits to Third Amended Consolidated Plan of Reorganization of EaglePicher Incorporated.(1)
3.1		—	Articles of Incorporation of EaglePicher Incorporated, as amended.(1)
3.2		—	Regulations of the EaglePicher Incorporated.(1)
3.3		—	Amended and Restated Certificate of Incorporation of EaglePicher Holdings, Inc. (f/k/a Eagle-Picher Holdings, Inc.).(1)
3.4		—	Bylaws of EaglePicher Holdings, Inc.(1)
3.5		—	Restated Articles of Incorporation of Daisy Parts, Inc.(2)
3.9		—	Certificate of Incorporation of Eagle-Picher Far East, Inc.(2)
3.10		—	Bylaws of Eagle-Picher Far East, Inc.(2)
3.13		—	Amended and Restated Articles of Incorporation of EaglePicher Filtration & Minerals, Inc. (f/k/a Eagle-Picher Minerals, Inc.).(2)
3.14		—	Bylaws of EaglePicher Filtration & Minerals, Inc.(2)
3.15		—	Certificate of Formation of EaglePicher Technologies, LLC (f/k/a Eagle-Picher Technologies, LLC).(2)
3	.16a	—	Amended and Restated Limited Liability Company Agreement of EaglePicher Technologies, LLC.(3)
3.17		—	Restated Articles of Incorporation of EaglePicher Automotive, Inc. (f/k/a Hillsdale Tool & Manufacturing Co.).*
3.21		—	Certificate of Amendment of Amended and Restated Certificate of Incorporation of EaglePicher Holdings, Inc., dated August 31, 2001.(13)
3.22		—	Amended and Restated Bylaws of Daisy Parts, Inc., dated as of November 16, 2001.(14)
3.23		—	Amended and Restated Bylaws of EaglePicher Automotive, Inc., dated as of November 16, 2001.(14)
3.24		—	Amendment to the Bylaws of EaglePicher Filtration & Minerals, Inc., dated as of November 16, 2001.(14)
3.25		—	Certificate of Amendment by Shareholders or Members of Articles of Incorporation of EaglePicher Incorporated, as amended, dated April 1, 2003.*
3.26		—	Certificate of Amendment of Certificate of Incorporation of EaglePicher Holdings, Inc., dated April 1, 2003.*
3.27		—	Certificate of Amendment to Articles of Incorporation of EaglePicher Filtration & Minerals, Inc., dated October 21, 2002.*
3.28		—	Certificate of Amendment to Articles of Incorporation of EaglePicher Filtration & Minerals, Inc., dated February 25, 2003.*
3.29		—	Certificate of Amendment to Articles of Incorporation of EaglePicher Filtration & Minerals, Inc., dated February 27, 2003.*
3.30		—	Certificate of Amendment to Articles of Incorporation of EaglePicher Filtration & Minerals, Inc., dated April 21, 2003.*
3.31		—	Certificate of Amendment of Certificate of Formation of EaglePicher Technologies, LLC, dated April 1, 2003.*
3.39		—	Articles of Incorporation for Carpenter Enterprises Limited (f/k/a Charterhouse Acquisition Corporation).*
3.40		—	Certificate of Amendment to the Articles of Incorporation of Carpenter Enterprises Limited, dated October 5, 1988.*

Number		Description

3.41	—	Amended and Restated Bylaws of Carpenter Enterprises Limited.*
3.42	—	Certificate of Amendment to the Articles of Incorporation of EaglePicher Automotive, Inc., dated August 1, 2003.*
3.43	—	Certificate of Formation of EaglePicher Pharmaceutical Services, LLC, as amended, dated March 4, 2003.*
3.44	—	Limited Liability Company Amended and Restated Operating Agreement of EaglePicher Pharmaceutical Services, LLC, dated March 4, 2003.*
4.1	—	Indenture, dated as of February 24, 1998, between EaglePicher Incorporated, EaglePicher Holdings, Inc., as a guarantor, subsidiary guarantors (Daisy Parts, Inc., Eagle-Picher Development Company, Inc., Eagle-Picher Far East, Inc., Eagle-Picher Fluid Systems, Inc., EaglePicher Filtration & Minerals, Inc., EaglePicher Technologies, LLC, EaglePicher Automotive, Inc., and EPMR Corporation), and The Bank of New York as trustee.(1)
4.2	—	Cross Reference Table showing the location in the Indenture, dated as of February 24, 1998, of the provisions of Sections 310 through 318(a), inclusive, of the Trust Indenture Act of 1939, contained as part of the Indenture filed as Exhibit 4.1.(1)
4.3	—	First Supplemental Indenture, dated as of February 24, 1998, between EaglePicher Incorporated and the Bank of New York as trustee, supplementing the Indenture, dated as of February 24, 1998.(1)
4.4	—	Form of Global Note for the Indenture, dated as of February 24, 1998 (attached as Exhibit A to the Indenture, dated as of February 24, 1998, filed as Exhibit 4.1).(1)
4.5	—	Certified Copy of the Certificate of Designations, Preferences and Rights of 11.75% Series A Cumulative Redeemable Exchangeable Preferred Stock and 11.75% Series B Cumulative Redeemable Exchangeable Preferred Stock of the EaglePicher Holdings, Inc., dated February 23, 1998.(1)
4.6	—	Form of Certificate and Global Share of 11.75% Series A Cumulative Redeemable Exchangeable Preferred Stock and 11.75% Series B Cumulative Redeemable Exchangeable Preferred Stock (attached as Exhibit A to the Certificate of Designations filed as Exhibit 4.5).
4.7	—	Form of Exchange Debentures Indenture relating to 11.75% Exchange Debentures due 2008 of EaglePicher Holdings, Inc.(1)
4.8	—	Cross Reference Table showing the location in the Exchange Debentures Indenture of the provisions of Sections 310 through 318(a), inclusive, of the Trust Indenture Act of 1939.(1)
4.9	—	Form of 11.75% Exchange Debenture due 2008 (attached as Exhibit A to the Exchange Debentures Indenture filed as Exhibit 4.7).(1)
4.10	—	Cross Reference Table showing the location in the Indenture, dated as of August 7, 2003, of the provisions of Sections 310 through 318(a), inclusive, of the Trust Indenture Act of 1939, contained as part of the Indenture filed as Exhibit 10.70.
4.11	—	Second Supplemental Indenture, dated as of December 14, 2001, between EaglePicher Incorporated and the Bank of New York as trustee, supplementing the Indenture, dated as of February 24, 1998 (originally filed as Exhibit 10.61).
4.12	—	Third Supplemental Indenture, dated as of July 22, 2003, between EaglePicher Incorporated and the Bank of New York as trustee, supplementing the Indenture, dated as of February 24, 1998.*
4.13	—	Form of Global Note for the Indenture, dated as of August 7, 2003 (attached as Exhibit A-1 to the Indenture, dated as of August 7, 2003,) (originally filed as Exhibit 10.70).
4.14	—	Amendment to Certificate of Designations of the 11.75% Preferred Stock of EaglePicher Holdings, Inc., dated August 5, 2003.*
5.2	—	Opinion of Squire, Sanders & Dempsey L.L.P., dated as of November 28, 2003, as to the legality of the issue and sale of the securities to be issued in the exchange offer.
9.1	—	Voting Trust Agreement dated November 16, 1998 with owners of Class A (Voting) Common Stock of EaglePicher Holdings, Inc.(4)

Number		Description

10.1	—	Merger Agreement, dated as of December 23, 1997, among EaglePicher Incorporated, the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust, EaglePicher Holdings, Inc., and E-P Acquisition, Inc.(1)
10.2	—	Amendment No. 1 to the Merger Agreement, dated as of February 23, 1998, among EaglePicher Incorporated, the Eagle-Picher Industries, Inc. Personal Injury Settlement Trust, EaglePicher Holdings, Inc., and E-P Acquisition, Inc.(1)
10.4	—	Notes Purchase Agreement, dated February 19, 1998, among E-P Acquisition, Inc., EaglePicher Incorporated, EaglePicher Holdings, Inc., SBC Warburg Dillon Read and ABN AMRO Incorporated.(1)
10.5	—	Assumption Agreement for the Notes Purchase Agreement, dated as of February 24, 1998, between EaglePicher Incorporated and subsidiary guarantors Daisy Parts, Inc., Eagle-Picher Development Company, Inc., Eagle-Picher Far East, Inc., Eagle-Picher Fluid Systems, Inc., EaglePicher Filtration & Minerals, Inc., EaglePicher Technologies, LLC, EaglePicher Automotive, Inc., and EPMR Corporation.(1)
10.6	—	Registration Rights Agreement, dated as of February 24, 1998, between E-P Acquisition, Inc., SBC Warburg Dillon Read and ABN AMRO Incorporated.(1)
10.7	—	Assumption Agreement for the Registration Rights Agreement, dated as of February 24, 1998, of EaglePicher Incorporated.(1)
10.19	—	Management Agreement dated as of February 24, 1998, between EaglePicher Incorporated and Granaria Holdings B.V.(2)
10.29	—	Preferred Stock Purchase Agreement, dated February 19, 1998, between EaglePicher Holdings, Inc., and the initial purchasers.(1)
10.30	—	Preferred Stock Registration Rights Agreement, dated as of February 24, 1998, between EaglePicher Holdings, Inc., and the initial purchasers.(1)
10.31	—	Transfer Agency Agreement, dated as of February 24, 1998, between EaglePicher Holdings, Inc., and The Bank of New York, as transfer agent.(2)
10.32	—	EaglePicher Holdings, Inc., Incentive Stock Plan for Outside Directors effective January 1, 1999.(4)
10.34	—	Second Amended and Restated Incentive Stock Plan of EaglePicher Incorporated effective November 15, 1998.(4)
10.35	—	Shareholders Agreement dated October 15, 1998, among Granaria Holdings B.V., Granaria Industries B.V., EaglePicher Holdings, Inc., and EaglePicher Incorporated.(4)
10.36	—	Voting Trust Agreement dated as of November 16, 1998, by and among certain shareholders of EaglePicher Holdings, Inc. and Granaria Holdings B.V.(5)
10.38	—	Shareholders Agreement dated April 12, 1999, among Granaria Holdings B.V., the EaglePicher Holdings, Inc., EaglePicher Incorporated, and certain shareholders of the Company.(5)
10.39	—	Voting Trust Agreement dated April 13, 1999, between certain shareholders of EaglePicher Holdings, Inc. and Granaria Holdings B.V. as voting trustee.(5)
10.51	—	Share Appreciation Plan of EaglePicher Incorporated, effective May 5, 1998.(5)
10.61	—	Second Supplemental Indenture dated December 14, 2001, among EaglePicher Incorporated, the guarantors (Daisy Parts, Inc., Eagle-Picher Development Company, Inc., Eagle-Picher Holdings, Inc., Eagle-Picher Far East, Inc., EaglePicher Filtration & Minerals, Inc., EaglePicher Technologies, LLC, EaglePicher Automotive, Inc., EPMR Corporation and Carpenter Enterprises Limited) and The Bank of New York, as trustee.(14)
10.62	—	Receivables Sale Agreement dated January 8, 2002 by and among Eagle-Picher Funding Corporation and each of the “Originators” defined therein which include EaglePicher Incorporated, Carpenter Enterprises Limited, Daisy Parts, Inc., EaglePicher Filtration & Minerals, Inc., EaglePicher Technologies, LLC, and EaglePicher Automotive, Inc.(14)
10.63	—	Receivables Purchase and Servicing Agreement dated January 8, 2002 by and among Eagle-Picher Funding Corporation, Redwood Receivables Corporation, EaglePicher Incorporated and General Electric Capital Corporation.(14)

Number		Description

10.64	—	Annex X to Receivables Sale Agreement at Exhibit 10.62 and to Receivables Purchase and Servicing Agreement at Exhibit 10.63 — “Definitions and Interpretations.”(14)
10.65	—	Asset Purchase Agreement, dated December 18, 2001, between EaglePicher Incorporated and Construction Equipment Direct, Inc.(15)
10.66	—	EaglePicher Incorporated 2002 Long-term Bonus Program.(16)
10.68	—	Purchase Agreement dated as of July 31, 2003 between EaglePicher Incorporated and UBS Securities LLC, ABN AMRO Incorporated, Banc One Capital Markets, Inc., Harris Nesbitt Corp. and PNC Capital Markets, Inc.(17)
10.69	—	Registration Rights Agreement dated as of August 7, 2003 between EaglePicher Incorporated, certain of its subsidiaries and UBS Securities LLC, ABN AMRO Incorporated, Banc One Capital Markets, Inc., Harris Nesbitt Corp. and PNC Capital Markets, Inc.(17)
10.70	—	Indenture dated as of August 7, 2003 between EaglePicher Incorporated, certain of its subsidiaries and Wells Fargo Bank, National Association, as trustee.(17)
10.71	—	Credit Agreement dated as of August 7, 2003 among EaglePicher Holdings, Inc., EaglePicher Incorporated, certain of its subsidiaries, Harris Trust and Savings Bank, as administrative agent, ABN AMRO Incorporated and UBS Securities LLC, as co-syndication agents, Bank One, NA and PNC Bank, National Association, as co-documentation agents, GE Capital Corporation, as collateral agent, and various lenders party thereto.(17)
10.72	—	Guarantee and Collateral Agreement dated as of August 7, 2003 among EaglePicher Holdings, Inc., EaglePicher Incorporated, certain of its subsidiaries and Harris Trust and Savings Bank, as administrative agent.(17)
10.73	—	Amendment No. 3 to Receivables Purchase and Servicing Agreement dated as of August 7, 2003 among EaglePicher Incorporated, certain of its subsidiaries, EaglePicher Funding Corporation and General Electric Capital Corporation.(17)
10.74	—	Amended and Restated Executive Employment Agreement dated as of April 9, 2003 between EaglePicher Incorporated and John H. Weber.(17)
12.1	—	Ratios of Earnings to Fixed Charges and Preferred Stock Dividends.*
21.1	—	Subsidiaries of EaglePicher Incorporated.*
23.1	—	Consent of Deloitte & Touche LLP, dated November 3, 2003.*
23.2	—	Consent of Squire, Sanders & Dempsey L.L.P. (to be provided in Exhibit 5.2)
25.3	—	Statement of Eligibility of Trustee on Form T-1 of the Wells Fargo Bank, National Association.*
99.1	—	Form of Letter of Transmittal*
99.2	—	Form of Notice of Guaranteed Delivery*
99.3	—	Letter to Beneficial Holders Regarding the Offer to Exchange Any and All Outstanding 9 3/4% Senior Notes Due 2013*
99.4	—	Letter to Registered Holders and DTC Participants Regarding the Tender of any and all Outstanding 9 3/4% Senior Notes Due 2013.*

*	Previously filed as an exhibit to the Form S-4 filed on November 5, 2003.

(1)	Incorporated by reference to EaglePicher Incorporated’s S-4 Registration Statement (File No. 333-49957) filed on April 10, 1998.

(2)	Incorporated by reference to EaglePicher Incorporated’s Amendment No. 1 to Form S-4 Registration Statement (File No. 333-49957) filed on May 20, 1998.

(3)	Incorporated by reference to EaglePicher Incorporated’s Amendment No. 2 to Form S-4 Registration Statement (File No. 333-49957) filed on June 5, 1998.

(4)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-K filed on March 1, 1999.

(5)	Incorporated by reference to the EaglePicher Holdings, Inc.’s Form 10-Q filed on June 30, 1999.

(6)	Incorporated by reference to the EaglePicher Holdings, Inc.’s Form 8-K filed on April 21, 1999.

(7)	Incorporated by reference to the EaglePicher Holdings, Inc.’s Form 10-Q filed on April 12, 2000.

(8)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-Q filed on October 16, 2000.

(9)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-K filed on February 28, 2001.

(10)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-Q filed on April 10, 2001.

(11)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 8-K filed on July 9, 2001.

(12)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-Q filed on July 16, 2001.

(13)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-Q filed on October 12, 2001.

(14)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-K filed on February 15, 2002.

(15)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 8-K filed on January 3, 2002.

(16)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-Q filed on April 14, 2003.

(17)	Incorporated by reference to EaglePicher Holdings, Inc.’s Form 10-Q filed on October 14, 2003.